      As filed with the Securities and Exchange Commission on March 30, 1998

                                                      Registration No. 333-37161
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                            ----------------------


                                AMENDMENT NO. 3

                                      to
                                   Form S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            ----------------------


                        AMERICAN FAMILY HOLDINGS, INC.
                       4220 Von Karman Avenue, Suite 110
                        Newport Beach, California 92660
                    (Address of principal executive offices)

                          David G. Lasker, President
                        American Family Holdings, Inc.
                       4220 Von Karman Avenue, Suite 110
                        Newport Beach, California 92660
                    (Name and address of agent for service)


                                  Copy to:

                            David R. Decker, Esq.
                             Arter & Hadden LLP
                     700 South Flower Street, 30th Floor
                        Los Angeles, California 90017



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--------------------------------------------------------------------------------

                        AMERICAN FAMILY HOLDINGS, INC.
                             CROSS-REFERENCE SHEET

ITEM OF FORM S-4                                         PROSPECTUS CAPTION OR LOCATION
A. INFORMATION ABOUT THE TRANSACTION

1.  Forepart of Registration Statement and Outside
    Cover Page of Prospectus...........................  Cover of Registration Statement; Cross-Reference
                                                         Sheet; Outside Front Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Page of
    Prospectus.........................................  Prospectus Summary; Reports to Shareholders

3.  Risk Factors, Ratio of Earnings to Fixed Charges
    and Other Information..............................  Prospectus Summary; Risk Factors; Business and
                                                         Properties; Background and Reasons for the
                                                         Acquisition

4.  Terms of The Transaction...........................  Prospectus Summary; Background and Reasons for
                                                         the Acquisition; Comparison of Tenancy-in-
                                                         Common Interests and Shares; Comparisons of
                                                         Programs and Company; Description of Shares;
                                                         Shares Eligible for Future Sale; Federal Income Tax
                                                         Consequences; Appraisals and Fairness Opinion

5.  Pro Forma Financial Information...................   Prospectus Summary; Financial Statements

6.  Material Contracts with the Company being
    Acquired........................................     Background and Reasons for the Acquisition;
                                                         Interests of Certain Persons in the Acquisition

7.  Additional Information Required for Reoffering by
    Persons and Partied Deemed to be Underwriters.....   Not Applicable

8.  Interests of Named Experts and Counsel............   Not Applicable

9.  Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities....   Fiduciary Responsibility and Indemnification

B.  INFORMATION ABOUT THE REGISTRANT

10. Information with Respect to S-3 Registrants.......   Not Applicable

11. Incorporation of Certain Information by
    Reference.........................................   Not Applicable

12. Information with Respect to S-2 or S-3
    Registrants.......................................   Not Applicable

13. Incorporation of Certain Information by
    Reference.........................................   Not Applicable


                          AMERICAN FAMILY HOLDINGS, INC.
                              CROSS-REFERENCE SHEET
                                   (continued)

ITEM OF FORM S-4                                         PROSPECTUS CAPTION OR LOCATION
14. Information with Respect to Registrants
    other than S-3 or S-2 Registrants............        Prospectus Summary; Business and Properties;
                                                         Selected Financial Information; Management's
                                                         Discussion and Analysis of Financial Condition and
                                                         Results of Operations

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information with Respect to S-3 Companies....        Not Applicable

16. Information with Respect to S-2 or
    S-3 Companies................................        Not Applicable

17. Information with Respect to Companies other
    than S-3 or S-2 Companies....................        Prospectus Summary; Business and Properties;
                                                         Background and Reasons for the Acquisition;
                                                         Selected Financial Information; Management's
                                                         Discussion and Analysis of Financial Condition and
                                                         Results of Operations; Financial Statements

D.  VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents or
    Authorizations are being Solicited...........       Prospectus Summary; Voting Procedures; Interests
                                                        of Certain Persons in the Acquisition; Principal
                                                        Shareholders; Management Following the
                                                        Acquisition

19. Information if Proxies, Consents or
    Authorizations are Not to be Solicited or in
    an Exchange Offer............................       Not Applicable


CONSENT SOLICITATION STATEMENT/PROSPECTUS

     IF YOU ARE AN INVESTOR IN ANY OF THE FOLLOWING, YOUR VOTE IS VERY IMPORTANT

                    SACRAMENTO/DELTA GREENS "TRUDY PAT" PROGRAM
                           OCEANSIDE "TRUDY PAT" PROGRAM
                      YOSEMITE/AHWAHNEE I "TRUDY PAT" PROGRAM
                     YOSEMITE/AHWAHNEE II "TRUDY PAT" PROGRAM
                           MORI POINT "TRUDY PAT" PROGRAM

                           AMERICAN FAMILY HOLDINGS, INC.

-  PROPOSED ACQUISITION OF PROGRAM PROPERTIES


   American Family Holdings, Inc. (the "Company") is offering shares of its stock in exchange for the assets (including cash on hand), certain liabilities and business activities owned by investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National"). For this proposed acquisition, the company will issue $[20,012,475] in the form of [2,001,248]shares of common stock arbitrarily valued at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___." The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, and provide the investors with liquidity for their investments.


   In each of the programs, the investors will vote on whether to approve the acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION IN ORDER FOR IT TO TAKE PLACE.

   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

   This solicitation of votes started on _______, 1998 and expires at 5:00 p.m., pacific time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.


SPECIAL RISKS OF THE ACQUISITION:



- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.



(CONTINUED ON INSIDE COVER PAGE)


                           --------------------------

           THE TRANSACTION AND SECURITIES HAVE NOT BEEN APPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION
                 OR THE ATTORNEY GENERAL OF THE STATE OF NEW YORK
  NONE OF THESE HAS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

                The date of this Prospectus is _______________, 1998

- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $10 per share assigned to the Company's shares for purposes of the acquisition. Thus, the value of the shares you receive may be less than you might receive if the property of your program were sold.




- Principal stockholders of National and the executive officers of the Company will hold approximately [18.23]% of the Company's stock for which they paid $0.01 per share and will receive annual cash compensation aggregating $660,000 as officers and employees of the Company. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $650,000 annually. However, the Company will still owe National over $1,300,000 of accrued but unpaid fees and expenses.



-    No independent advisors represented you in structuring this transaction.



- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.



- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of its securities or certain of its properties, it will be no more successful than the programs have been individually in completing the development of some or all of the properties.



   You should study the "Risk Factors" beginning on page __.



OFFER OF ADDITIONAL STOCK TO INVESTORS



   The Company is also offering $10,000,000 of units at $10 each. Each unit consists of one share of common stock and one warrant to purchase two additional shares. The offer is being made exclusively to current investors in the programs. The offer is being made on a first-come, first-served basis by separate prospectus which accompanies this prospectus.

                                 TABLE OF CONTENTS

                                                                              Page
                                                                             ------
PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
     The Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
     Summary Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . .      2
     Exchange Value/Allocation of Shares . . . . . . . . . . . . . . . . .      6
     Current Status of the Programs. . . . . . . . . . . . . . . . . . . .      8
     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10
     Experience of Management. . . . . . . . . . . . . . . . . . . . . . .     10
     Organization Chart. . . . . . . . . . . . . . . . . . . . . . . . . .     11
     Alternatives to the Acquisition . . . . . . . . . . . . . . . . . . .     12
     Fairness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     13
     Fairness Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . .     15
     National's Recommendation . . . . . . . . . . . . . . . . . . . . . .     15
     Summary of Features of the Acquisition. . . . . . . . . . . . . . . .     15
     Benefits to National and Company Founders . . . . . . . . . . . . . .     17
     Summary of Business Plan. . . . . . . . . . . . . . . . . . . . . . .     18
     Comparison of the Programs and the Company. . . . . . . . . . . . . .     19
     Tax Consequences of Acquisition . . . . . . . . . . . . . . . . . . .     23
     Conflicts of Interest Related to the Acquisition. . . . . . . . . . .     23
     Conditions to Acquisition . . . . . . . . . . . . . . . . . . . . . .     24
     Consequences if Acquisition Not Approved. . . . . . . . . . . . . . .     25
     Delivery of Stock Certificates. . . . . . . . . . . . . . . . . . . .     25
     Supplements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25
     Consent Solicitation/Summary of Voting Procedures . . . . . . . . . .     25
     No Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . .     27
     No Right to Program Books and Records . . . . . . . . . . . . . . . .     27
     Concurrent Offering . . . . . . . . . . . . . . . . . . . . . . . . .     27
     Summary Financial Information . . . . . . . . . . . . . . . . . . . .     28

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
     Risks of the Acquisition. . . . . . . . . . . . . . . . . . . . . . .     30
        The nature of your investment will change. . . . . . . . . . . . .     30
        The exchange value of the programs may not be the
         amount you would net if the properties were sold
         in a cash sale transaction. . . . . . . . . . . . . . . . . . . .     30
        The shares may trade at prices substantially below the
         arbitrarily determined exchange value of $10 per share. . . . . .     31
        There may be conflicts of interest in National's structuring
         the acquisition . . . . . . . . . . . . . . . . . . . . . . . . .     31
        You do not have independent advisors representing you
         in structuring this transaction . . . . . . . . . . . . . . . . .     33

                                 TABLE OF CONTENTS
                                    (continued)

                                                                              Page
                                                                             ------

        The transaction may not be tax-free. . . . . . . . . . . . . . . .     33
        The company may incur significant additional debt. . . . . . . . .     34
        The Board of directors will have the ability to change
         investment, financing and  other policies of the company without
         shareholder consent . . . . . . . . . . . . . . . . . . . . . . .     34
        You will have no dissenters' rights in connection with
         the acquisition . . . . . . . . . . . . . . . . . . . . . . . . .     34
        The company has no operating history . . . . . . . . . . . . . . .     34
        Your voting rights will change . . . . . . . . . . . . . . . . . .     35
        Cash distribution policies will be changed . . . . . . . . . . . .     35
        The method of management compensation will be changed. . . . . . .     35
        Holders of a majority of tenancy-in-common interest
         bind a program. . . . . . . . . . . . . . . . . . . . . . . . . .     35
        National's judgment regarding the conflicting Yosemite/
         Ahwahnee appraisals may be incorrect. . . . . . . . . . . . . . .     35
     Real Estate Risks Associated with All Properties. . . . . . . . . . .     36
        There are significant delinquent property taxes. . . . . . . . . .     36
        Units or certain assets must be sold to raise working capital. . .     36
        Federal, state and local environmental and other laws
        may require expensive hazardous substance clean-up or
         removal as well as expensive public improvements. . . . . . . . .     36
        If there is an uninsured loss, the company could lose its
         investment, profits or cash flow from a property. . . . . . . . .     37
        The development of additional projects may occur . . . . . . . . .     37
        The California economy has fluctuated broadly in the past
         few years . . . . . . . . . . . . . . . . . . . . . . . . . . . .     37
        When the acquisition is completed, National and its
         principals will be owed $1,381,881 by the company . . . . . . . .     37
     Real Estate Risks of Specific Properties. . . . . . . . . . . . . . .     37
        Sacramento/Delta Greens. . . . . . . . . . . . . . . . . . . . . .     37
           Permits to develop the properties need to be obtained . . . . .     37
           Holding an inventory of residential lots at
            the Sacramento/Delta Greens property may cause
            the company to incur substantial carrying
            costs until the lots can be sold . . . . . . . . . . . . . . .     38
           Risks of residential development. . . . . . . . . . . . . . . .     38
           Additional specific risks . . . . . . . . . . . . . . . . . . .     38

                                 TABLE OF CONTENTS
                                    (continued)

                                                                              Page
                                                                             ------

     Oceanside Property. . . . . . . . . . . . . . . . . . . . . . . . . .     39
        Holding an inventory of residential lots at the Oceanside
         property may cause the company to incur substantial carrying
         costs until the lots can be sold. . . . . . . . . . . . . . . . .     39
        Risks of residential development . . . . . . . . . . . . . . . . .     39
        Additional specific risks. . . . . . . . . . . . . . . . . . . . .     39
     Yosemite/Ahwahnee Properties. . . . . . . . . . . . . . . . . . . . .     39
        Permits to develop the timeshare aspect of the resort
         have not yet been obtained. . . . . . . . . . . . . . . . . . . .     39
        Risks affecting operation of a golf course . . . . . . . . . . . .     40
        Resort development is unpredictable for a variety of reasons and
        could result in losses . . . . . . . . . . . . . . . . . . . . . .     40
        Risks relating to timeshare operations . . . . . . . . . . . . . .     40
        Risks relating to recreational vehicle park operations . . . . . .     41
        Additional specific risks. . . . . . . . . . . . . . . . . . . . .     41
     Mori Point Property . . . . . . . . . . . . . . . . . . . . . . . . .     41
        Permits to develop the property have not yet been
         obtained. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     41
        Resort development is unpredictable for a variety of reasons and
         could result in losses. . . . . . . . . . . . . . . . . . . . . .     41
        Additional specific risks  . . . . . . . . . . . . . . . . . . . .     42
     Anti-Takeover Provisions and Limitation of Director Liability . . . .     42
        The Board's ability to issue preferred shares which could
         affect your voting power and to issue additional shares
         to discourage or impede a merger or other transaction
         that may be in your best or financial interest. . . . . . . . . .     42
        The Board is divided into three classes serving staggered
         three year terms. . . . . . . . . . . . . . . . . . . . . . . . .     42
        There are restrictions on certain business combinations
         with interested parties . . . . . . . . . . . . . . . . . . . . .     43
        Changes to the company's certificate of incorporation
         which cover anti-takeover provisions require the
         approval of two-thirds of the company's voting stock. . . . . . .     43
        The Delaware law, as well as the charter documents, limit
         the liability of directors and officers to shareholders . . . . .     43

                                 TABLE OF CONTENTS
                                    (continued)

                                                                              Page
                                                                             ------

BACKGROUND AND REASONS FOR THE ACQUISITION . . . . . . . . . . . . . . . .     44
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     44
     Management of the Programs since Foreclosure. . . . . . . . . . . . .     48
     Efforts to Dispose of the Properties. . . . . . . . . . . . . . . . .     51
     Alternatives to Acquisition . . . . . . . . . . . . . . . . . . . . .     53
     Comparison of Alternatives. . . . . . . . . . . . . . . . . . . . . .     56
     Terms of the Acquisition. . . . . . . . . . . . . . . . . . . . . . .     58
     Calculation of Exchange Value . . . . . . . . . . . . . . . . . . . .     59
     Allocation of Shares among the Programs . . . . . . . . . . . . . . .     61
     Allocation of Shares among Investors. . . . . . . . . . . . . . . . .     64
     Company Shares Held by Affiliates or Employees of National. . . . . .     64
     Historical Compensation for Servicing and Property Management/
         Effect of Acquisition . . . . . . . . . . . . . . . . . . . . . .     65
     Historical Cash Distributions to Investors. . . . . . . . . . . . . .     66
     Features of the Acquisition Considered by National. . . . . . . . . .     66
     Conditions to the Acquisition . . . . . . . . . . . . . . . . . . . .     69
     Recommendation of National and Fairness Determination . . . . . . . .     69
     Fairness in View of Conflicts of Interest . . . . . . . . . . . . . .     72
     Consequences if the Acquisition is Not Approved . . . . . . . . . . .     72
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . .     73
     Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .     73
     Appraisals and Fairness Opinion . . . . . . . . . . . . . . . . . . .     74
     Experience of Independent Valuator. . . . . . . . . . . . . . . . . .     74

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     78

COMPARISON OF TENANCY-IN-COMMON INTERESTS AND SHARES . . . . . . . . . . .     78

COMPARISONS OF PROGRAMS AND COMPANY. . . . . . . . . . . . . . . . . . . .     84

VOTING PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     91
     Time of Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . .     91
     Record Date and Outstanding Votes . . . . . . . . . . . . . . . . . .     91
     Approval Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .     92
     Investor Ballot and Vote Required . . . . . . . . . . . . . . . . . .     92
     Investor Representations on Ballot. . . . . . . . . . . . . . . . . .     93
     Revocability of Consent . . . . . . . . . . . . . . . . . . . . . . .     93
     Solicitation of Votes; Solicitation Expenses. . . . . . . . . . . . .     94
     No Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . .     94
     No Right to Program Books and Records . . . . . . . . . . . . . . . .     94
     Issuance of Certificates for Acquisition Shares . . . . . . . . . . .     94

                                 TABLE OF CONTENTS
                                    (continued)

                                                                              Page
                                                                             ------

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION AND CONFLICTS OF INTEREST.     95
     Benefits to National. . . . . . . . . . . . . . . . . . . . . . . . .     95
     Company Shares Owned by National's Principals and Other
       Company Management. . . . . . . . . . . . . . . . . . . . . . . . .     96
     Other Benefits to Shareholders of National. . . . . . . . . . . . . .     96
     Lack of Independent Representation of Investors . . . . . . . . . . .     97
     Features Discouraging Potential Takeovers . . . . . . . . . . . . . .     98
     Allocation of Services and Expenses . . . . . . . . . . . . . . . . .     98
     Non-Arm's-Length Agreements . . . . . . . . . . . . . . . . . . . . .     98
     Competition with the Company from Other Programs Organized
         by National . . . . . . . . . . . . . . . . . . . . . . . . . . .     98

FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION . . . . . . . . . . . . . . .     99
     Fiduciary Responsibility of National. . . . . . . . . . . . . . . . .     99
     Indemnification of Officers and Directors of the Company. . . . . . .     99
     Officers and Directors Insurance. . . . . . . . . . . . . . . . . . .    100

FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . .    100

BUSINESS AND PROPERTIES. . . . . . . . . . . . . . . . . . . . . . . . . .    101
     The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    101
     Business of the Company . . . . . . . . . . . . . . . . . . . . . . .    101
     Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    102
     Consolidation of the Programs . . . . . . . . . . . . . . . . . . . .    104
     The Residential Development Industry. . . . . . . . . . . . . . . . .    104
     The Lodging and Recreation Industry . . . . . . . . . . . . . . . . .    105
     The Business Strategy . . . . . . . . . . . . . . . . . . . . . . . .    108
     The Consolidated Business Plan. . . . . . . . . . . . . . . . . . . .    109
     Priority of Projects and Estimated Timetable. . . . . . . . . . . . .    115
     Types of Borrowing Required . . . . . . . . . . . . . . . . . . . . .    117
     Impact of Interest Rates on the Company . . . . . . . . . . . . . . .    118
     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    118
     Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . .    119

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES. . . . . . . . . . . . . . . .    119
     Investment Policies . . . . . . . . . . . . . . . . . . . . . . . . .    119
     Financing Policies. . . . . . . . . . . . . . . . . . . . . . . . . .    120
     Miscellaneous Policies. . . . . . . . . . . . . . . . . . . . . . . .    121
     Working Capital Reserves. . . . . . . . . . . . . . . . . . . . . . .    121

                                 TABLE OF CONTENTS
                                    (continued)

                                                                              Page
                                                                             ------

CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    121

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    122

SELECTED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . .    122

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    125
     Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    125
     Results of Operations - The Oceanside Program . . . . . . . . . . . .    125
     Results of Operations - The Yosemite/Ahwahnee Programs. . . . . . . .    126
     Results of Operations - The Mori Point Program. . . . . . . . . . . .    126
     Results of Operations - The Sacramento/Delta Greens Program . . . . .    126
     Liquidity and Capital Resources . . . . . . . . . . . . . . . . . . .    127
     Historical Cash Flows . . . . . . . . . . . . . . . . . . . . . . . .    129
     New Accounting Pronouncements . . . . . . . . . . . . . . . . . . . .    130

MANAGEMENT FOLLOWING THE ACQUISITION . . . . . . . . . . . . . . . . . . .    130
     Executive Officers and Directors. . . . . . . . . . . . . . . . . . .    132
     Directors and Executive Officers Compensation and Incentives. . . . .    135
     Stock Incentive Plan. . . . . . . . . . . . . . . . . . . . . . . . .    136
     401(k) Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    138
     Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . .    138
     Limitation of Liability and Indemnification . . . . . . . . . . . . .    139
     PRIOR PROGRAMS. . . . . . . . . . . . . . . . . . . . . . . . . . . .    140

SECONDARY MARKET FOR TENANCY-IN-COMMON INTERESTS . . . . . . . . . . . . .    142

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . .    142
     Principal Shareholders. . . . . . . . . . . . . . . . . . . . . . . .    142
     Director and Officer Stock Ownership. . . . . . . . . . . . . . . . .    143

DESCRIPTION OF SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . .    143
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    143
     Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    144
     Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .    144
     Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    145
     Certain Shareholder Voting Requirements . . . . . . . . . . . . . . .    145
     Transfer Agent and Registrar. . . . . . . . . . . . . . . . . . . . .    145

                                 TABLE OF CONTENTS
                                    (continued)

                                                                              Page
                                                                             ------

THE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    145
     Offering of Acquisition Shares. . . . . . . . . . . . . . . . . . . .    145
     Concurrent Offering . . . . . . . . . . . . . . . . . . . . . . . . .    146

APPRAISALS AND FAIRNESS OPINION. . . . . . . . . . . . . . . . . . . . . .    147
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    147
     Experience of Independent Appraisers. . . . . . . . . . . . . . . . .    149
     May 1997 Appraisals . . . . . . . . . . . . . . . . . . . . . . . . .    149
     The Mentor Appraisal. . . . . . . . . . . . . . . . . . . . . . . . .    150
     Conflicting Yosemite/Ahwahnee Properties' Appraisals. . . . . . . . .    151
     On-Going Relationships. . . . . . . . . . . . . . . . . . . . . . . .    151
     Updates/Changes . . . . . . . . . . . . . . . . . . . . . . . . . . .    152

FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . . . . .    152
     Qualification of the Acquisition as a Qualifying Section 351
      Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    153
     Federal Income Tax Consequences of the Acquisition. . . . . . . . . .    155
     Federal Income Tax Consequences to Investors After the
      Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . .    157

REPORTS TO SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . .    158

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    158

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    158

FURTHER INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .    159

GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    159
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

APPENDICES

Appendix 1    Fairness Opinion . . . . . . . . . . . . . . . . . . . . . .    A-1

Appendix 2    Selected Additional Appraisal Information. . . . . . . . . .    A-2

Appendix 3    Prior Performance Schedules. . . . . . . . . . . . . . . . .    A-3

                                 TABLE OF CONTENTS
                                    (continued)


                                                                              Page
                                                                             ------

ACCOMPANYING THE PROSPECTUS

-    PROGRAM SUPPLEMENT
-    OFFICIAL INVESTOR BALLOT
-    Instructions to Investors on How to Complete the Official Investor Ballot

                              PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARIZES MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS ELSEWHERE IN THIS PROSPECTUS.

THE PROPOSAL

     From 1987 to 1993 National Investors Financial, Inc. ("National") arranged loans secured by first trust deeds on real estate and sold fractional, tenancy-in-common interests in such loans to investors. National coined the term "Trudy Pat" as a shorthand description for the TRUST DEED LOAN PARTICIPATION programs. Pursuant to servicing agreements with each investor, National has collected and distributed principal and interest payments, if any, on the "Trudy Pat" loans, acted to take title on behalf of the investors where loans have gone into default, and managed the properties after the defaults.


     American Family Holdings, Inc., a Delaware corporation (the "company" or "we"), was founded by the principals of National. It has offered to acquire the properties and cash reserves of the five "Trudy Pat" programs named on the cover page of this prospectus for an aggregate exchange value of $[20,012,475] in the form of [2,001,248] shares of its common stock arbitrarily valued at $10 per share. The exchange values assigned each program may not be the price at which that program's property could be sold to a willing buyer. However, it is reflective of National's estimate of the amount that would be available for distribution to that program's investors after taking into account other program assets, as well as all outstanding obligations of the program.



     The Sacramento/Delta Greens property is vacant land to be developed for residential lots. The Oceanside property is vacant land which has been developed into residential lots of which 137 have been sold and built on, and 111 remain to be build on and sold. The Yosemite/Ahwahnee properties include a golf course facility, some developed recreational vehicle spaces, some developed residential lots, and vacant land to be developed into additional recreational vehicle spaces and timeshare units. The Mori Point property is vacant land to be developed into a hotel conference center facility.



     By voting for the acquisition of your property in exchange for shares of the company, you will also be approving the transfer to the company of cash reserves, if any, in your program derived from sale of properties or assessments paid, as well as the use of the cash reserves by the company to further its overall business plan and not for distributions or for any particular property.

SUMMARY RISK FACTORS

     The following is a summary of the potential disadvantages, adverse consequences and risks of the acquisition. This summary is qualified in its entirety by the more detailed discussion in the section entitled "Risk Factors" contained in this prospectus beginning on page __.


     FUNDAMENTAL CHANGE IN THE NATURE OF INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares on the _____ or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power.


     DIFFERENCES BETWEEN EXCHANGE VALUES AND SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares will continue to be greater than the most recent appraised value of the property.



     UNCERTAINTY REGARDING TRADING PRICE FOR THE SHARES. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $10 per share or historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $10 due to a potentially large number of shares that investors may sell immediately after the acquisition.



     CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company, will hold approximately [18.23]% of the company's outstanding stock for which they paid $0.01 per share. Other founding shareholders will hold approximately [1.6]% of the company's outstanding stock for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National, and other executive officers of the company, will receive annual cash compensation aggregating $660,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, the company will still owe National over $1,300,000 of accrued but unpaid fees and expenses.



     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote, and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.



     Messrs. Lasker and Orth will be required to devote some of their time to other projects for which National acts as servicing agent and asset manager.


     LACK OF INDEPENDENT REPRESENTATION OF INVESTORS. No independent party was retained by National to negotiate on behalf of the investors. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.


     TAX UNCERTAINTIES. The acquisition may not be a tax-free transaction to investors. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the taxability of the acquisition to investors. If the acquisition is a taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $10 per share. If the acquisition is treated as taxable, National believes most investors would recognize a tax loss.


     POTENTIAL CHANGE IN THE AMOUNT OF LEVERAGE. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.

     BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept shares for your interests.

     COMPANY HAS NO OPERATING HISTORY. The company was formed within the past year to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.


     FUNDAMENTAL CHANGES IN THE BUSINESS PLAN. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of at least five properties. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.



     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.



     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.



     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. National is presently compensated for its services at the rate of one percent of the principal amount originally invested in each program. In addition, additional compensation has been accrued for property management services provided to the Oceanside and Yosemite/Ahwahnee properties by officers and employees of National in their capacities as officers of Oceanside Development, Inc. and Ahwahnee golf Course & Resort, Inc. In the future, compensation will be paid to officers of the company in the form of salaries, stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.


     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.


     NATIONAL USED ITS OWN JUDGMENT TO RESOLVE THE CONFLICTING YOSEMITE/ AHWAHNEE APPRAISALS. Faced with two conflicting appraisals for the Yosemite/Ahwahnee properties, to determine the appraised values for these properties for purposes of determining their exchange values, National's management used the most conservative information presented in the appraisals unless a change in circumstances or market conditions for a particular parcel suggested one appraisal was more pertinent than the other. If the values arrived at by National were too low for either program, the program's exchange value would be too low and would result in too few shares being allocated to that program in the acquisition. Conversely, if the values arrived at by National were too high, the program would receive too large an allocation of shares in the acquisition to the detriment of the investors in the other programs.



     THERE WILL BE SIGNIFICANT REAL ESTATE RISKS ASSOCIATED WITH THE COMPLETION OF THE COMPANY'S PROPOSED BUSINESS PLAN, AS WELL AS ANTI-TAKEOVER RISKS. These include (i) the need to raise additional cash funds to pay delinquent property taxes on each of the properties, as well as keeping those property taxes current in the future (without needed cash, one or more properties may still be lost at a tax sale at below market prices), (ii) to pay for the costs associated with obtaining permits and government approvals to develop the Mori Point and Sacramento/Delta Greens properties (without such permits and approvals, such properties might have to be sold at prices below May 1997 appraised values),
(iii) the cost of holding an inventory of residential lots at the Oceanside (presently $30,000 per month) or Sacramento/Delta Greens

(presently $10,000 per month) properties, and (iv) payment of over $1,300,000 accrued fees and expenses to National and its principals which are not being forgiven in the acquisition. Additionally, there are specific risks related to each of the programs' properties more specifically described in "Risk Factors -- Real Estate Risks" and risks of management entrenchment found in "Risk Factors -- Anti-Takeover Provisions and Limitation of Director Liability."




EXCHANGE VALUE/ALLOCATION OF SHARES

     The programs' properties have been appraised by the independent appraisers identified on page __. The exchange value for a program property is its appraised value (adjusted by increasing the appraised value by a program's cash reserves and other assets, and reducing it by program liabilities net of fees to be cancelled by National or its affiliates as a part of the acquisition) multiplied by the arbitrary price of $10 per share. The exchange value of a program is not the price a program might receive if it elected to sell its property now rather than participate in the acquisition proposed by the company. Net proceeds from such a sale price might be higher or lower than the exchange value amount the company is willing to pay. Due primarily to accrued liabilities of the programs' investors, the exchange value for a property is lower than the appraised value of a property used to determine the exchange value in all cases except the Oceanside property. See "Background and Reasons for the Acquisition -- Calculation of Exchange Value."



     National and the company believe that the programs, when unified and operated together, have financial advantages for each other which increase their potential, and which are not available to the programs individually due to the limitations of the current tenancy-in-common form of ownership of the programs' properties.



     The number of shares to be assigned to each program was determined by dividing the program's exchange value by the total exchange value of all the properties and multiplying that fraction by the total number of shares to be paid by the company.



     The following table shows investors (i) the aggregate amount of unpaid principal balance of loans owed to a program by the original borrower plus accrued but unpaid interest on such balance as of the date the title to the underlying property was obtained by National on behalf of the investors plus all amounts paid by investors pursuant to mandatory assessments plus voluntary investor advances, (ii) appraised real estate values, (iii) adjustments to appraised values to arrive at (iv) exchange values, and (v) the number and percentage of shares allocated to each program if the acquisition is consummated. The information is as of December 31, 1997.
[to be updated to the month end prior to the final prospectus date]



                                           Adjustments                                                    % of Total
                                               to Real                                                  Shares to be
                                  Amount   Real Estate         Estate                       No. of       Outstanding
                               Owed plus     Appraised      Appraised        Exchange       Shares         After the
Name of Program              Assessments      Value(1)        Value(2)          Value  Allocated(3)    Acquisition(4)
---------------             ------------  ------------   ------------      ----------  ------------   ---------------

Sacramento/Delta Greens     $  6,038,716   $ 2,000,000    $   (63,499)    $ 1,936,501      193,650             7.76%
Oceanside                     27,100,000     2,850,000      2,025,714       4,875,714      487,571            19.53
Yosemite/Ahwahnee I            8,996,473     3,912,454       (706,787)      3,205,666      320,567            12.84
Yosemite/Ahwahnee II          19,344,964     6,253,121     (1,115,570)      5,137,552      513,755            20.58
Mori Point                    12,420,000     5,500,000       (642,958)      4,857,042      485,704            19.45
     TOTAL                   $73,900,153   $20,515,575                    $20,012,475    2,001,248            80.16%

--------------------------

(1) Appraisals were conducted in May 1997. However, an appraisal of the Yosemite/ Ahwahnee Properties was also conducted in October 1996, the results of which conflicted with the May 1997 appraisal. Faced with conflicting appraisals, to determine the appraised values for the Yosemite/Ahwahnee properties for purposes of the above table, National's management used the most conservative information presented in the appraisals unless a change in circumstances or market conditions for a particular parcel suggested one appraisal was more pertinent than another.
(2) The following table quantifies the asset and liabilities adjustments to appraised values made in determining a Property's Exchange Value as of December 31, 1997.



                                                                                        Net Other
                                 Book Assets   Book Liabilities   To Be Forgiven       Assets and
    Name of Program              (12/31/97)*        (12/31/97)*          Amounts      Liabilities
    -----------------------     ------------   ----------------   --------------    -------------
    Sacramento/Delta Greens      $  108,627        $  (309,237)      $   137,111      $  (63,499)
    Oceanside                     2,593,408         (1,271,694)          704,000       2,025,714
    Yosemite/Ahwahnee I             602,891         (1,344,678)           35,000        (706,787)
    Yosemite/Ahwahnee II            963,576         (2,149,146)           70,000       1,115,570
    Mori Point                      239,911           (882,869)                0        (642,958)



* See balance sheets of each program in the accompanying financial statements for details of book assets and book liabilities. There is no mortgage debt on the properties of the Sacramento/Delta Greens and Mori Point programs, and, after the acquisition, there will be no mortgage debt on the other programs' properties.
(3)  Represents [9.68%], [24.36%], [16.02%], [25.67] and [24.27%],
     respectively, of the shares to be issued to investors in the acquisition.
(4) [85.83]% if all units offered to investors in the concurrent offering are sold to investors. The other shares will be held by management and other founders of the company.

     Shares will be distributed to you in accordance with your pro rata investment in a program (including assessments paid and interest accrued to you through the date you took beneficial ownership of the property) after adjusting the amounts to account for voluntary advances made by some investors. For example



       If your Adjusted                  You will receive approximately the
Outstanding Investment is $10,000 in     following number of company shares
       Sacramento/Delta Greens                        320
           Oceanside                                  162
       Yosemite/Ahwahnee I                            354
      Yosemite/Ahwahnee II                            265
          Mori Point                                  399



CURRENT STATUS OF THE PROGRAMS

     Each of the programs began as tenancy-in-common, secured loan arrangements. Each of the properties that secured the loans was independently appraised. Due to the borrowers' defaults on the loans, the investors in each of the programs are now the beneficial owners of the real estate that secured the loans. As the servicing agent for the loans, National became the manager of the programs' assets. Based on investors' stated preferences, National's objective has been to recover all, or a substantial portion, of the investors' principal if the properties were sold. The significant decline in real estate values in California in the early 1990s (especially for undeveloped land) has made attaining this objective unattainable at this time.



     The properties owe a significant amount of delinquent property taxes totalling over $[1,082,000] all together as of December 31, 1997. In addition, working capital is needed in order to position the properties for sale on terms that might be approved by a majority of investors. Only the Oceanside property has been self-sustaining through sales of lots and newly constructed homes. Other than that, only the golf course and recreational vehicle park portions of the Yosemite/Ahwahnee properties have any operating cash flow and that is not enough to cover operating expenses much less provide working capital needed to conceptually plan, comply with the governmental permitting requirements and eventually construct other improvements on the land. The programs' tenancy-in-common agreements contain provisions for voluntary and mandatory assessments. Investors in different programs responded in varying degrees in both types of assessments but, even with mandatory assessments, all did not live up to the agreement. At the least, investors have demonstrated a reluctance to provide adequate working capital through a mandatory assessment process. This reluctance on the part of investors to provide the necessary funding to position the assets of their programs for a satisfactory disposition is one of the primary reasons why National believes that none of the programs are capable of attaining a maximum return of invested dollars in their present stand-alone status.



     The Oceanside property may be able to be sold for cash approximating its May 1997 appraised value. After a capital infusion of approximately $175,000 to complete necessary engineering and the permitting process, the Sacramento/Delta Greens property may also be sold for a cash price approximating its May 1997 value. Nevertheless, neither property can be sold for prices sufficient to return all or a substantial portion of the investors' money at this time. National believes that those properties should either be built out and sold as single-family homes or sold in bulk when appropriate.



     Without an infusion of approximately $3,700,000 of capital, the Yosemite/Ahwahnee properties cannot reach a point where they are developed enough to eliminate losses from operations, be attractive to a joint venture partner or be sold for their aggregate May 1997 appraised value. National believes that failure to continue to fund an increase in the number of recreational vehicle spaces and to develop a timeshare facility and sales program at the Yosemite/Ahwahnee properties will result in a serious deterioration of their aggregate value.



     At present, Mori Point is vacant land with a proposal to be developed into a hotel/conference center. In order to continue the predevelopment effort, approximately $500,000 of capital is needed to proceed with the real estate permitting process and to establish a plan to protect the habitat of two endangered species that are located on the property. Presently, this property cannot be sold for an amount sufficient to return the investors' money.



     Attempts have been made to sell or develop on a joint venture basis all or portions of each of the properties. However, the offers have been rejected by investors (in the case of Sacramento/ Delta Greens in 1994 and Mori Point in 1996) or inadequate (in the case of Oceanside) or not forthcoming at all (in the case of the Yosemite/Ahwahnee programs). See "Background and Reasons for the Acquisition -- Efforts to Dispose of the Properties." National continues to offer the Oceanside property for sale directly to homebuilders in the area. The Sacramento/Delta Greens property has been presented to several local area homebuilders as recently as early 1997 without yielding any significant negotiations toward a sale. National continues to explore the possibility of selling this property, but, to date, no brokers have been hired because National has the resources to identify potential buyers for a project of this type. National has made no significant efforts to interest potential buyers or joint venture partners in the

Yosemite/Ahwahnee properties because it does not believe the properties are ready for sale until further development of the recreational vehicle spaces and planned timeshare program is complete. Joint venture partners willing to become associated with the unwieldy tenancy-in-common ownership structure which requires so many persons to approve any significant action have been difficult to locate. Currently, the Yosemite/Ahwahnee properties experience a steady negative cash flow which few, if any, buyers are willing to accept. No offers have been received. For a period of Year in 1992 to 1993, the Mori Point property was listed with Grubb & Ellis, a reputable commercial broker. No offers were received. The brokerage contract was not renewed, and no recent efforts have been made to sell it because the investors instructed National to continue to pursue obtaining the necessary governmental permits to develop a hotel/conference center on the property.



     The acquisition has been proposed because National and the company believe that the properties, when combined and used or sold for their mutual benefit instead of separately operated or sold, can be sold and/or developed in a way that will increase the overall value available to investors. This proposal provides an alternative way to achieve the investors' goal of achieving a return of all or substantially all of their original principal. While there can be no assurance that the company will achieve that goal for the investors through its stock price, continuing to attempt to achieve the investors' goals for each property separately does not appear to provide any likelihood of achieving that objective. If the acquisition occurs, the properties and assets belonging to the programs will all become assets of the company, and you will be shareholders of the company. The value of the company will be reflected in the market value of its shares. Thus, through the market value of the shares, you may receive a higher percentage of your outstanding investment than you might receive if the properties were operated or sold within their separate programs. However, it is not known what the market price for the shares will be and therefore it cannot be known whether the value of the shares allocated to each program will ever exceed the price that the properties might bring in a cash sale. See "Background and Reasons for the Acquisition -- Comparison of Alternatives" at page __.


THE COMPANY

     The company was formed on August 6, 1997 to conduct the acquisition. The founding shareholders of the company are Yale Partnership for Growth and Development, L.P. and J-Pat, L.P., family partnerships established by David Lasker and James Orth, respectively, as well as other employees, consultants of National, or the company. The company has no significant assets or liabilities and no operating history. The company's principal executive offices are located at

4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, telephone number 1-800-590-7772.

EXPERIENCE OF MANAGEMENT


     The key executive officers are David G. Lasker, James N. Orth, L.C. "Bob" Albertson and Mark C. Kawanami. Each of these officers does not have experience in operating or developing each type of property to be acquired by the company. However, collectively, they have the necessary experience to operate or develop, or supervise the operation or development of, each type of property. Messrs. Lasker and Orth have been principally responsible for management of the programs since title to the properties was obtained from the original borrowers on behalf of the investors. With regard to the proposed activities at the Yosemite/Ahwahnee properties, they have been actively involved in obtaining necessary permits and construction services, recreational vehicle membership sales and site management, golf course management and marketing, lot sales and timeshare studies. L.C. "Bob" Albertson, the Executive Vice President of the company, has been involved as an executive in all aspects of the home building industry for over 30 years. In that time, he has used traditional financing arrangements, as well as options and non-recourse seller financing, to acquire, and build residences on, real estate. Mark Kawanami, Vice President of the company, has been involved in the financial aspects of the residential real estate business for over ten years. None of the officers have extensive experience in the development, marketing and management of a recreational vehicle park or timeshare products. However, consultants will be hired to provide those skills and services as needed. See "Management Following the Acquisition" at page __.



     In the last ten years, National sponsored 12 programs (including the five discussed in this Prospectus) which offered tenancy-in-common interests in loans secured by real estate located in California. Nine of such programs were public programs having raised more than $100,000,000 from more than 6,000 investors and three were private programs. The total amount of money raised from the private offerings was approximately $900,000 from a total of 72 investors. Loans were made to developers of 11 California properties. One-half of one percent of the funds were used to make loans to developers of shopping centers, approximately 30% to developers of mixed use projects (commercial and residential) and approximately 70% to developers of residential properties. All of the properties involved previously undeveloped land. Of the amount loaned, approximately $13,000,000 was distributed back to investors (all from public programs and none from private programs). Of the 12 lending programs, ten eventually were defaulted upon by the borrowers and two paid the lender/investors in full as agreed. In National's opinion, the principal adverse business development which caused such defaults was the precipitous decline in the value of real estate throughout California brought about by the economic recession in recent years.


ORGANIZATION CHART

     After the acquisition, assuming none of the units is sold, 80.16% of the company's outstanding shares will be owned by the investors and 19.84% will be owned by the founders of the company. Management of the properties will be coordinated through a to-be-formed wholly-owned subsidiary to be named American Family Communities, Inc. Title to the properties will be held by, and day-to-day operations will be conducted through four separate wholly-owned subsidiaries of American Family Communities, Inc. The ownership and organization of the company after the acquisition will be as follows:


                              Yale
                          Partnership
                         for Growth and           J-Pat, L.P.        Consultants
  All Programs'           Development,          (controlled by        and other
   Investors                  L.P.               James Orth, a        Employees of
                         (controlled by           principal of        National or
                         David Lasker, a            National)           Company
                          principal of
                            National)
 ------------          -------------------     -----------------     --------------
      |                        |                       |                   |
      |                        |                       |                   |
      |                        |                       |                   |
      |80.16%                  |8.01%                  |8.01%              |3.82%
      |(85.83% if              |(5.72% if all          |(5.72% if all      |(2.73% if all
      |all units sold)         |units sold)            |units sold)        |units sold)
      |                        |                       |                   |
 ---------------------------------------------------------------------------------------
                               American Family Holdings, Inc.
 ---------------------------------------------------------------------------------------
                                           |
                                           |100%
                                           |
                                ------------------------
                                    American Family
                                   Communities, Inc.(1)
                                ------------------------
                                           |
                                           |100%
                                           |
                  ---------------------------------------------------
                  |                  |                 |            |
            -----------------------------------------------------------------
              Delta Greens      Yosemite Woods    Oceanside     Mori Point
             Homes, Inc.(2)    Family Resort,      Homes,     Destinations
                                   Inc.(2)         Inc.(2)        Inc.(2)
            -----------------------------------------------------------------

----------------------
(1) A subsidiary formed to coordinate the management and operation of the properties.
(2) Subsidiaries formed to hold title to the various properties and to conduct the day-to-day operations.

ALTERNATIVES TO THE ACQUISITION

     The alternatives to the acquisition that National considered were (a) continuing the operations of each of the programs under their respective separate business plans, (b) liquidation of each of the programs either directly or in the context of a bankruptcy, and (c) a bankruptcy reorganization of the programs. It concluded that none of these alternatives would be as beneficial to the investors as the acquisition. See "Background and Reasons for the Acquisition -- Alternatives to the Acquisition" and "Comparison of Alternatives" at pages __ and __.

FAIRNESS


     From a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:



     - the shares offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;



     - while the number of shares to be issued to reflect the exchange value of a program is arbitrary, the trading price of such shares initially is likely to be substantially below the $10 value arbitrarily assigned to such shares. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the [2,001,248] shares among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);



     - on completion of the acquisition the investors will hold over 80% of the outstanding stock of the company while principals, employees, and consultants of National will hold less than 20%. That 20% was purchased for $.01 per share. National and its principals have forgiven, or will forgive at the completion of the acquisition, over $3,000,000 of expenses and accrued fees of which a total of approximately $1,400,000 was earned under the servicing agreements for property management services and expenses after the loans defaulted. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;


     - the valuation of the real estate assets of each of the programs by the independent appraisers;


     - the probability that the transaction will either be tax-free to investors or most likely yield a tax loss. Either way, National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;



     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;



     - while the programs were originally formed to have a two to four year finite life and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;



     - the acquisition will cause fundamental changes in the individual business plans of the programs. Rather than being focused on a single property, the company will be focused on the management of at least five properties.
Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated.



     - investors will not be able to vote on changes to or dispositions of a particular property or borrowing secured by a particular property. Those decisions will be made by the Board of Directors or management. Further, as investors in a larger entity, relative voting power will be diluted;

     - future cash distributions will be based on the company's earnings and a decision of the Board of Directors to pay dividends rather than on the performance or sale of a particular property;



     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;



     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and



     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm which addresses only the allocation of the shares in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __.



     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the programs' properties were operated "as is," (ii) the programs' properties were sold in a quick sale in three months or less, or (iii) the programs' properties were sold at the appraised values used to determine the exchange values. Based on that review, and even acknowledging that, initially, the company's shares issued in the acquisition would likely trade substantially below their arbitrary $10 issuance value, National believes that there is a higher probability of realizing value from the programs' assets through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __. Based on this comparison, National concluded that the acquisition is financially fair.


FAIRNESS OPINION

     National hired Houlihan Valuation Advisers, an independent valuation firm, to review the fairness of the acquisition. That firm's opinion (the "Fairness Opinion") concludes that the allocation of the shares in the transaction (which includes allocation of shares to the programs and principals, employees and consultants of National and the company) is financially fair to you. See "Appraisals and Fairness Opinion -- Fairness Opinion" at page __.

NATIONAL'S RECOMMENDATION

     While the acquisition was not negotiated at arms-length and National and the principals of National will receive substantial benefits from the acquisition, NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION. See "Interests of Certain Persons in the Acquisition and Conflicts of Interest" at page __, "Background and Reasons for the Acquisition" at page __, and "Appraisals and Fairness Opinion" at page __.


SUMMARY OF FEATURES OF THE ACQUISITION



     POTENTIAL LIQUID TRADING MARKET FOR YOUR SHARES. After the acquisition, shares will be listed on the ______________. While there can be no assurance that a trading market will develop or be sustained, if a trading market develops, you will have the opportunity to liquidate all or some of those shares at your discretion. However, initially the shares are likely to trade at prices substantially below the arbitrary $10 value assigned to them.



     CONTROL OF THE TIMING OF LIQUIDATION OF YOUR INVESTMENT. You will be able to control when you with to sell your shares. However, if no trading market exists at the time, you may not be able to sell your shares. Under the current programs, you have been subject to a majority vote to sell or retain the property, regardless of whether or not the timing and decision were favorable to you individually.



     BENEFITS OF LISTED SHARES TO THE COMPANY. Listing of the shares on the ____ may provide benefits to the company which could enhance investor value. The company may have access to public capital markets that the individual programs do not have if the company is able to show potential for growth.



     DIVERSITY MAY REDUCE RISK. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee programs will be one project after the acquisition). However, the poor performance of a particular property could negatively affect the performance of the company even if the other properties are performing up to expectations. Historically, all of the properties have operated at a loss. In order for the company to be successful, it must obtain external financing or sell certain of its assets to raise cash for operations.



     PROPERTY MANAGEMENT. We have hired key real estate management professionals who are experienced in real estate development, operation and construction. While members of management have gained experience in the operation of golf courses and recreational vehicle parks through the operation of the Yosemite/Ahwahnee properties, they do not have extensive experience in timeshare or resort development, marketing or operations.



     MODEST INCREASE IN MANAGEMENT COMPENSATION. National considered that the total of salaries to be payable to the Company's officers and other employees exceeds the total payable to National and its affiliates for servicing and asset management services ($1,181,000 as opposed to $969,000, both of which include the payroll for the Ahwahnee Country Club). The increase was not viewed as significant since the original servicing fees were based on loan servicing which is less labor-intensive than property development and management.



     NO FURTHER LIABILITY FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the acquisition, meaning your exposure to mandatory assessments will cease. However, the company will be required to obtain additional money from outside sources or the sale of certain of its properties to be successful.



     LIABILITY IS LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the programs, you are not currently effectively insulated from personal liability based on the operation of those assets. As shareholders of a corporation, you will be.



     NO CONTROL OVER TIMING OF SALE OF A PARTICULAR PROPERTY. No particular group of investors will have the ability to control the timing of the sale of a particular property as they do under the current program structure. Instead, all Investors will be required to rely on the decisions of management regarding the sale of a property.



     PROCEEDS FROM SALE OF PROPERTIES. If a property is sold, the proceeds will be used by the company to further the business plan of the company. Presently, if a program property is sold in its entirety, the proceeds would go to applicable investors directly as a return of their investment. If it is refinanced, by majority vote the program investors presently have the power to direct the use of refinancing proceeds.



     ACQUISITION COULD TRIGGER TAXATION OF INVESTORS. Participation in the acquisition may be a taxable event for investors. However, National intends to treat the transaction as a tax-free transaction. To the extent that the acquisition is determined to be taxable, National believes most investors would be required to report tax losses. On the other hand, there generally would be no taxable event to investors as the programs are currently structured until the program property was sold. At such time, the amount returned to you would result in either a tax loss or gain depending upon how much of your original investment was returned to you.

     CASH DISTRIBUTIONS. Currently, if a property was sold, you would be entitled to a distribution of the proceeds of such sale net of costs of sale and accrued liabilities. After the acquisition, your distributions will be dependent upon the earnings of the company and a decision of the board of directors to make distributions in the form of dividends. You will not automatically receive distributions upon the sale of any particular property.



     See "Summary Risk Factors" in this Prospectus Summary and at page __ for additional potentially negative aspects of the acquisition.


BENEFITS TO NATIONAL AND COMPANY FOUNDERS


     MANAGEMENT AND COMPANY FOUNDERS WILL OWN APPROXIMATELY [18.23]% OF THE COMPANY (APPROXIMATELY 14% IF ALL UNITS ARE SOLD IN THE CONCURRENT OFFERING). These individuals paid $.01 per share for their company shares. In addition, over the past several years, National and its affiliates have forgiven, and as a result of the acquisition will forgive, an aggregate of over $3,000,000 of fees and expenses due from the programs.



     NATIONAL'S PRINCIPAL STOCKHOLDERS WILL OWN FOUNDERS' STOCK IN THE COMPANY AND WILL RECEIVE SALARIES AS OFFICERS OF THE COMPANY. David Lasker and James Orth will be President and Chief Executive officer, respectively, of the company and entities they control will each own [8.01]% of the company's outstanding shares ([5.72]% if all units are sold in the concurrent offering). These shares are included in the shares described above as being owned by management and company founders. Mr. Lasker and Mr. Orth also will receive annual salaries of $180,000 plus other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" at page __.


     AS A CONSEQUENCE OF THE ACQUISITION, THE INVESTORS WILL TERMINATE NATIONAL AS SERVICING AGENT FOR THE PROGRAMS. This will relieve National of its ongoing servicing obligations which National could unilaterally terminate if it elected to do so.


     THE COMPANY WILL OWE NATIONAL AND ITS PRINCIPALS AND EMPLOYEES $[1,381,881] OF ACCRUED BUT UNPAID FEES AND EXPENSES DUE FROM THE PROGRAMS AFTER THE ACQUISITION. If the company is successful, National will have the opportunity to receive the portion of its accrued but unpaid fees and expenses which it has not forgiven.


SUMMARY OF BUSINESS PLAN


     Our objective is to preserve as much of the investors' original principal as is possible and improve the value and performance of the properties currently held by the programs in the following ways:

     -    By developing selected properties for their highest and best use;

     -    By increasing the current cash flow from the operating assets;

     -    By maximizing the potential profit margins of for-sale products;


     - By raising funds for the company's operations through a strategic combination of sales of units to existing investors (see accompanying prospectus) and the sale of selected real estate assets acquired from the programs to outside buyers; and


     - By acquiring other projects or assets which are consistent with our objectives and business plan.


     RESIDENTIAL DEVELOPMENTS. We plan to continue to build homes for sale on the Oceanside Property and seek buyers for the remaining lots. By using the funds available from the sale of the units or from the sale of certain assets of the programs, we expect to complete the permitting process and start construction of single-family lots of the Sacramento/Delta Greens project. Alternatively, we may sell the project in bulk to raise operating funds. Cash flow from sales of single-family homes and lots would continue our growth and build value.



     RESORT DEVELOPMENTS. We will enhance the value of Yosemite/Ahwahnee by continuing to develop the project. While the project itself presently has little cash available for capital improvements, we believe the highest potential rewards lie in this segment of the company's asset base. By using the funds available from the sale of the units or from the sale of certain assets of other programs, we will aggressively seek timeshare approvals at Yosemite/Ahwahnee and will continue to sell memberships and build recreational vehicle sites. Using some of such funds, we will also continue to process the necessary approvals for the Mori Point asset which we believe has the potential to attract hotel and conference center industry-oriented joint venture partners or purchasers. In the future, we may also target additional resort or over-night-stay projects for potential acquisition or joint venture. See "Business and Properties -- Properties" at page __ and "-- Consolidation of the Programs" at page __ for further details regarding all of the properties.


     MANAGEMENT. The Board of Directors will oversee the management of the company. After the acquisition all directors will be elected by the shareholders. The Board will consist of six directors, including three directors who are independent of the company. For background on management of the company and their compensation, see "Management Following the Acquisition" at page __.

COMPARISON OF THE PROGRAMS AND THE COMPANY

     The summary information below highlights a number of significant differences between the programs and the company. See "Comparison of the Programs and the Company" at page __.

     FORM OF ORGANIZATION. The programs began as tenancy-in-common investments in "Trudy Pat" loans. The company is a corporation which offers to investors certain benefits such as limited liability and professional management which may not be present to the same degree in the present ownership structure.


     LENGTH OF INVESTMENT. When you invested in the "Trudy Pat" loan(s), you expected to receive repayment of your loan in two to four years. After the acquisition, the company will have no time limit to dispose of any assets, and you will not receive net asset sales proceeds. Instead, sales proceeds will be reinvested in the company. Your publicly-traded shares will replace the process of liquidating program assets as your way to receive a return of your capital and any profits.


     DIVERSIFICATION. Each of the programs has real estate assets in a single location. By contrast, the company will hold the real estate assets of all five programs and will be more diversified both geographically and by type of property. By owning shares, you will be invested in an on-going, diversified, real estate operating company.

     ADDITIONAL EQUITY. None of the programs are currently authorized to raise additional funds, except through mandatory assessments. The company will have more flexibility to raise capital to finance its business. We may issue additional stock to raise money or to make new real estate investments. These are traditional methods of acquiring capital, but this would dilute your interests. Such stock could have priority in dividends distributions and liquidation proceeds.

     BORROWING POLICIES. Borrowing is difficult under the present program structure. The company will be able to borrow to improve or expand its asset base. However, borrowing may also increase the company's risk from leveraged investments.


     COMPENSATION, FEES AND DISTRIBUTIONS. National will stop earning servicing fees under the program agreements in the aggregate amount of approximately $650,000 per year. As of December 31, 1997, the Programs have accrued fees and advances due to National and its principals and employees of $[2,327,992]. If the acquisition is approved, National and its principals will cancel $946,111 of these accrued fees and advances that it has made on behalf of program owners. National and its principals will continue to be owed $1,381,881 will be assumed and paid in the general course of the company's business. In addition, National also has represented that it was owed fees and made advances to the programs totalling $2,191,614 which it previously forgave prior to 1994. Since these fees and advances were incurred and forgiven prior to 1994, they have not been accrued on the historical balance sheets of the programs presented in this prospectus. National's principals will own interests in the company and will also receive salaries as officers of the company. National, itself, will receive shares in exchange for its interests held as a "Trudy Pat" investor in each of the programs in the same manner and at the same cost as all other "Trudy Pat" investors.



     MANAGEMENT CONTROL AND RESPONSIBILITIES. Currently, National serves as your servicing agent. Under its contract, it cannot be removed except by a majority vote by investors in a particular program, which is generally an extraordinary event. You will have greater control over the management of the company than you had over the programs. You will be able to vote for certain members of your Board of Directors every year. In the beginning, principals and affiliates of National will control a maximum of 19.84% of the voting shares (14.17% if all units are sold).


     MANAGEMENT LIABILITY AND INDEMNIFICATION. The directors and officers of the company will be entitled to potentially stronger indemnification from the company for their actions than is presently the case for National in the program agreements.

     VOTING RIGHTS. Presently, you only have voting rights in the particular program in which you are an investor. You can vote on matters involving collection, servicing and administration of your investment as well as termination of the servicing agreement. As a shareholder, you will have the right to vote for directors and other matters according to applicable law or the company's charter documents. When voting as a shareholder, your vote will affect all of the businesses and properties owned by the company, which will include the assets owned by all five programs. However, your relative voting power will be reduced.

     LIQUIDITY. The tenancy-in-common interests in the programs constitute illiquid investments which are very difficult to sell. The shares are expected to be listed on the _____ and be freely tradable.

     TAX TREATMENT. The company will be taxed as a corporation. Currently, the programs themselves are not taxpayers and file no program tax returns. Prior to taking title to the properties, when income was allocated to a program investor that was interest, National, as servicing agent, reported such income to the IRS and the investors on Form 1099-INT. As tenancy-in-common owners of the properties, the investors no longer receive Forms-1099 from National, but are responsible for their pro rata share of any income, gain, loss or deductions attributable to their program's properties. If the company makes distributions to shareholders, it will report the distributions on Form 1099-DIV whether or not they are taxable.

     OVERHEAD AND EXPENSES. Overhead and expenses of the programs are the responsibility of the investors to the extent the applicable program does not generate sufficient cash flow to cover them. They are billed individually to investors in the form of assessments. To date, only the Oceanside program has been completely self-funding. Investors will have no direct responsibility for company overhead and expenses. Initially, overhead and expenses of the company will be derived from proceeds of the sale of the units, if any, or the sale of one or more of the company's assets. Future overhead and expenses will be funded from cash flow from operations.

     DILUTION. Investors in each program have voting power based on their percentage of the funds contributed to the program. Since five programs will be consolidated into the company, each investor's voting power will be substantially reduced.

     BUSINESS PLANS. Each of the programs has a separate business plan as follows:


Sacramento/Delta Greens           Finish permitting process,
                                  provide for infrastructure and
                                  the first phase of home
                                  construction.  Approximately
                                  $3,000,000 of capital needed,
                                  including $150,000 to complete
                                  the engineering and permitting
                                  process.


Oceanside                         Continue to build and sell homes
                                  or sell existing lots in bulk,
                                  plus acquire additional lots.
                                  Approximately $700,000 of equity
                                  capital needed plus $3,500,000
                                  of construction funding.


Yosemite/Ahwahnee I & II          Continue to operate golf course,
                                  expand recreational vehicle
                                  park, construct timeshare units,
                                  and market these products and
                                  services.  Approximately
                                  $3,700,000 of capital needed.


Mori Point                        Proceed with hotel/conference
                                  center entitlement process which
                                  will require the preparation of
                                  a mitigation plan to protect the
                                  habitat of an endangered
                                  species.  Approximately $500,000
                                  capital needed.

     The business plan of the company is to consolidate the programs' plans, raise some or all of the capital necessary to accomplish those plans through the sale of units, if possible, as well as build homes on, or sell, the remaining Oceanside lots and perhaps the Sacramento/Delta Greens property. The total capital needed is approximately $11,400,000 which exceeds the maximum available working capital if all of the units offered in the concurrent offering are sold. The balance will have to be derived from debt financing, if available, sale of company assets, or joint venture partners. The company believes the Yosemite/Ahwahnee properties have the greatest profit potential. So, if working capital or debt financing were in short supply, the company will concentrate its efforts on the Yosemite/Ahwahnee properties.


     DISTRIBUTIONS AND DIVIDENDS. As interest and principal was paid by the borrowers, investors in the programs were entitled to distributions. As the underlying properties of the programs are sold after title was taken on default of the borrowers, investors in the programs will be entitled to distributions of sale proceeds from programs in which they invested. The company has no present plans to pay dividends to shareholders whether from earnings or for the sale of properties. Dividends will be paid only when declared by the board of directors.

TAX CONSEQUENCES OF ACQUISITION


     The income tax consequences of the acquisition will depend primarily on whether the acquisition qualifies for tax-free treatment under Section 351 of the Internal Revenue Code. Arter & Hadden LLP, tax counsel to the company, is of the opinion that the acquisition will qualify as tax-free if (i) the company is not an investment company (tax counsel is of the opinion that the company is not) and (ii) collectively, the investors in the programs control at least 80% of the outstanding shares of the company immediately after the acquisition. The determination of whether the 80% test is met depends on whether investors who subsequently dispose of shares acquired in the acquisition are treated as not being holders "immediately after the acquisition." Neither the company nor tax counsel is in a position to determine whether investors who will acquire more than 80% but who later sell some of those shares will or will not be deemed by the taxing authorities to have held those shares "immediately after the acquisition." Due to such uncertainty, tax counsel is unable to opine that the acquisition will not create a taxable transaction for investors.



     If the acquisition is tax-free, tax counsel is of the opinion that no gain or loss will be recognized by the company or, generally, by the investors as a result of the acquisition. If the acquisition does not qualify as a tax-free transaction, tax counsel is of the opinion that the company will recognize no gain or loss in the acquisition, but an investor will recognize gain or loss upon receipt of shares. That gain or loss will be equal to the difference between the tax basis of the investor's interest in the property transferred and the fair market value of the shares received plus his or her share of any nondeductible liabilities to which the properties are subject.



     After the effective date, tax counsel is of the opinion that, as a separate taxable entity, the company's taxable income will not flow through to the investors for purposes of determining the investors' tax liabilities. Distributions by the company to its shareholders will be taxable as a dividend if the company has earnings and profits. Otherwise, distributions will constitute non-taxable returns of capital to the extent of an investor's tax basis in the shares and will be taxable gain to the extent the distribution exceeds the tax basis.


CONFLICTS OF INTEREST RELATED TO THE ACQUISITION

     National and the company will be subject to conflicts of interest relating to the acquisition and the on-going operation of the properties. These include

     - National will be relieved from its duties and related costs as servicing agent and asset manager for the programs, thereby reducing its overhead and allowing it to concentrate on other programs that it manages;


     - the amount of $1,381,881] which will remain owing to National and its principals after the acquisition;



     - if the acquisition is completed, David Lasker and James Orth, principals of National, will receive some or all of the following benefits: stock ownership in the company (up to [8.01]% each), cash compensation in the form of salaries ($180,000 per year each) subject to annual increases and potential bonuses, potential incentive compensation, and the right to participate in company-wide employee benefit programs;


     - you did not have independent advisers representing you in structuring the acquisition;

     - neither the acquisition itself nor the employment agreements for the officers of the company were negotiated at arm's-length;

     - some persons will be employees of the company and National and will not be able to devote 100% of their time to the company;

     - certain provisions of the company's certificate of incorporation and bylaws, as well as Delaware law, could be used by management of the company to discourage or defeat efforts of third parties to take control of the company; and

     - the services of David Lasker and James Orth will be required by National in order for National to continue its servicing agent and asset management responsibilities to other programs not included in the acquisition.

     For a complete discussion of these conflicts, see "Interests of Certain Persons in the Acquisition and Conflicts of Interest" at page __ and "Management Following the Acquisition" at page __.

CONDITIONS TO ACQUISITION

     The principal non-waivable conditions to the acquisition are

     - approval of the acquisition by all of the programs through a majority vote of the investors in each,

     - receipt of a final Fairness Opinion from the independent valuator regarding the actual allocation of shares,


     -    approval of the shares for listing on the _______________, and


     -    the issuance of policies of title insurance to the company.

CONSEQUENCES IF ACQUISITION NOT APPROVED


     If the acquisition is not approved, National will ask investors to approve the sale of the assets of each program for the best price possible, pay the then outstanding obligations of the investors in the programs, and return any net proceeds of the sale to the program's investors. If no sale acceptable to investors in a particular program can be arranged, and if investors in that program do not provide sufficient additional funds in a timely manner to pay property taxes and cover National's current and accrued fees for servicing related and property management services, then, as permitted by the servicing agreements, National will consider resigning as servicing agent. As a last resort, National may determine that bankruptcy protection and liquidation may be in the best interest of investors of a particular program. Under California law, as servicer, National is the investors' agent and has certain fiduciary duties. The duties require National (i) to use reasonable care and diligence in managing the programs, (ii) not to compete with investors without full disclosure and consent, and (iii) not to obtain an adverse interest to the investors without full disclosure and consent. National does not believe that any of the foregoing actions would breach its fiduciary duties to investors. No sale can take place without the approval of holders of a majority of the interests in any particular program. If no acceptable sale is arranged and if the investors in a program fail to make sufficient payments to keep the program financially viable, National will have done all it can do to protect the interests of that program's investors.


DELIVERY OF STOCK CERTIFICATES

     The company will mail your shares to you shortly after the acquisition becomes effective.

SUPPLEMENTS

     Included with this prospectus is a supplement designed to focus solely on your program, and the impact of this proposed acquisition on investors in your program. Please review it prior to completing your ballot.

CONSENT SOLICITATION/SUMMARY OF VOTING PROCEDURES


     RECEIPT OF CONSENTS. We must receive your ballot by 11:59 p.m., Pacific Time, on ____________, 1998 (unless extended by the company) to be counted in the vote on the acquisition.



     VOTING. You are entitled to vote based on the amount you have invested in a program, on the record date, ___________, 1998. Only investors on the record date are entitled to vote. Voting will be on a program-by-program basis.


     VOTES/OUTSTANDING INVESTMENT. On the record date, the following amounts of outstanding investment, which correspond to votes, exist for each of the programs:


                                       Outstanding Investment;
     Name of Program                       Number of Votes
     ---------------                       ---------------
                                              [12/31/97]

     Sacramento/Delta Greens                 6,038,716
     Oceanside                              27,100,000
     Yosemite/Ahwahnee I                     8,996,473
     Yosemite/Ahwahnee II                   19,344,964
     Mori Point                             12,420,000



           VOTE REQUIRED. In order for the acquisition to be approved, investors holding a majority of the outstanding investment/votes in EACH of the programs must approve the acquisition. Based on amounts of "Trudy Pat" tenancy-in-common interests purchased in each program, National has the following votes in each of the programs: 3,118 Sacramento/Delta Greens; 2,082 Oceanside; 2,373 Yosemite/Ahwahnee I; 46,454 Yosemite/Ahwahnee II; and 5,279 in Mori Point. It will cast all of its votes in favor of the acquisition.

           You may vote YES or NO or ABSTAIN on the acquisition. If you do not submit a ballot or you send a ballot marked ABSTAIN, you will be counted as having voted AGAINST the acquisition.

           You may vote only using the ballot provided, and only during the solicitation period, which ends __________, 1998 or at a later date the company may announce. You must return the completed ballot to National before the solicitation period expires. If we receive your ballot signed but unmarked, it will be counted as a vote FOR the acquisition.

           You may withdraw or change your ballot before the solicitation period expires. You will need to complete and mail a substitute ballot, AND a letter stating that you are revoking your previous vote.

           INVESTOR'S REPRESENTATIONS. When you vote, you will be confirming to the company that (i) you have received and reviewed the prospectus and the applicable supplement, (ii) you understand that you will become a shareholder in the company if the acquisition is completed, (iii) you have the power and authority to vote as an investor, (iv) you understand that if you sign and send in the ballot but do not indicate a vote, the ballot will be deemed to have been voted IN FAVOR of the acquisition, and (v) if the acquisition is completed, to the best of your knowledge, the company will acquire title to your interest in the program's property free and clear of all liens and adverse claims other than property taxes. By voting in favor of the acquisition, you are also voting to terminate the tenancy-in-common agreement with other investors in your program and the servicing agreement with National. Termination of the servicing agreement relieves National of any future liabilities or responsibilities to the program, but all amounts owing to National under the servicing agreement after the acquisition will be assumed by the company.

NO DISSENTERS' RIGHTS

           If you vote "NO" on the acquisition, and the acquisition is approved, you will have no choice other than to take shares in the company. You will not be entitled to object to the transaction and receive a cash payment for your interest under the tenancy-in-common agreements governing the programs or applicable law. See "Voting Procedures -- No Dissenters' Rights" at page __.

NO RIGHT TO PROGRAM BOOKS AND RECORDS

           You have no rights under your program's tenancy-in-common agreement or your servicing agreement, or under federal or state law, to obtain a list of the names and addresses of the other investors in your program or to inspect other books and records of your program. If you wish to communicate with the other investors in your program, upon receipt of the material you wish mailed together with the amount of postage necessary to make such mailing, National will promptly mail such communications to your program's investors.


CONCURRENT OFFERING



           In addition to the Consent Solicitation, the company is simultaneously offering up to 1,000,000 units at $10 per unit to be issued exclusively to existing program investors. The offering is a "best efforts" offering with no minimum number of units which must be sold. There is no assurance that any proceeds will be received. No sales can be completed unless the acquisition is approved. Each unit consists of one share and a warrant.
For a period of two years, each warrant entitles the holder to purchase two shares of common stock at a per share purchase price equal to 80% of the closing price for the company's common stock on the ______ on the trading date before the warrant exercise date. NASD broker-dealers will receive an aggregate of $0.70 per unit commission from the company for any units sold with their help.



           If any funds are raised by the offering, they would be used to pay offering expenses, acquisition expenses, property taxes due, and for working capital, as detailed in the company's business plan. Any funds raised on exercise of warrants would be used for working capital.



           FOR ADDITIONAL INFORMATION ABOUT THE CONCURRENT OFFERING, SEE THE PROSPECTUS WHICH ACCOMPANIES THIS CONSENT SOLICITATION STATEMENT AS A SEPARATE DOCUMENT.


SUMMARY FINANCIAL INFORMATION


           We are providing the following summary financial information to aid you in your analysis of the financial aspects of the acquisition. This information was derived from our pro forma and historical financial statements (and related notes) found later in this prospectus and should be read in conjunction with that information. See "Financial Statements" beginning on page F-1. The historical financial statements for the full year were audited; those showing pro forma information were not audited. The unaudited financial information reflects all adjustments (consisting only of normal recurring accruals) which are considered necessary to present fairly the financial information for the periods. The results of any interim period are not necessarily indicative of results for a full year, and historical and pro forma results do not predict future results.


                                 Company Pro Forma                The Acquisition Historical
                            --------------------------   -------------------------------------------
                                   Year Ended                               Years Ended
                                December 31, 1997                           December 31
                                -----------------            -------------------------------------------
                                 The Acquisition             1997           1996            1995
                                 ---------------         ------------    -----------    ------------
Revenues                         $  5,193,012            $ 5,193,012     $ 6,213,299    $ 6,333,143
Cost of sales                       4,081,530              4,081,530       5,224,186      5,346,735
                                 ---------------         ------------    -----------    ------------
Gross profit                        1,111,482              1,111,482         989,113        986,408

Expenses:
  Selling, general and
    administrative                  5,005,566              3,781,566       3,436,719      2,033,496
  Land write-down                   1,299,651              1,299,651         845,000              -
  Management fees                           0                650,000         650,000        650,000
                                 ---------------         ------------    -----------    ------------
Total expenses                   $  6,305,217            $ 5,731,217     $ 4,931,719    $ 2,683,496

Net interest income                    28,274                 28,274          63,518        135,875
                                 ---------------         ------------    -----------    ------------
Net loss                           (5,165,461)           $(4,591,461)    $(3,942,606)   $(1,561,213)

Net loss per share                      (2.07)                   N/A             N/A            N/A

Average number of shares
  outstanding                    [  2,496,566]                   N/A             N/A            N/A

Balance Sheet Data:
  Cash and cash
    equivalents                       161,328                156,375         863,373            N/A
     Total real estate             20,959,403             19,559,403      19,953,557            N/A
     Total assets                  25,106,613             23,596,673      25,869,260            N/A
     Total debt                       340,563                340,563         424,767            N/A
     Total liabilities              5,012,699               5,958,81       4,415,241            N/A
     Stockholders'/
       owners' equity              20,093,914             17,637,863      21,454,019            N/A

Other Data:
  Cash provided by
    operating activities           (1,586,022)            (1,236,022)       (616,257)       652,473
  Cash used in
    investing activities             (163,264)              (163,264)       (186,211)      (436,545)
  Cash provided by
    financing activities              691,102                691,102         642,815        115,311



[NOTE THAT THE AVERAGE NUMBER OF SHARES OUTSTANDING WILL CHANGE AS WE RECALCULATE EXCHANGE VALUES UNTIL WE GO EFFECTIVE. THAT'S WHY THEY ARE BRACKETED.]

                                    RISK FACTORS

     THE ACQUISITION INVOLVES CERTAIN RISKS. YOU COULD LOSE ALL, OR A SIGNIFICANT AMOUNT OF THE REMAINING VALUE, OF YOUR INVESTMENT IF THE COMPANY IS NOT SUCCESSFUL, IF THE STOCK MARKET DECLINES OR IF REAL ESTATE VALUES IN CALIFORNIA DECLINE FURTHER. YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING THE SUPPLEMENT FOR YOUR PROGRAM. BEFORE COMPLETING THE ACCOMPANYING BALLOT, YOU SHOULD ALSO CAREFULLY CONSIDER THE FOLLOWING RISKS, WHICH APPLY TO ALL PROGRAMS AND THEIR INVESTORS.


     IN THE FOLLOWING RISK FACTORS, AND ELSEWHERE IN THIS PROSPECTUS, NATIONAL AND THE COMPANY OR THEIR REPRESENTATIVES HAVE MADE FORWARD-LOOKING STATEMENTS REGARDING VARIOUS BUSINESS PLANS, TYPES OF INVESTMENTS TO BE MADE AND HYPOTHETICAL RESULTS OF OPERATIONS OR SALES OF PROGRAM PROPERTIES. THE STATEMENTS ARE QUALIFIED BY THE "RISK FACTORS" DISCUSSED BELOW. THESE FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED. YOU SHOULD NOT RELY ON THE COMPANY'S STATEMENTS OR PLANS AS A PREDICTION OF ACTUAL RESULTS.

RISKS OF THE ACQUISITION


           THE NATURE OF YOUR INVESTMENT WILL CHANGE. If the acquisition is completed, your investment will no longer be a tenancy-in-common interest in a particular program's property. (Recent appraised values for the properties were: Sacramento/Delta Greens - $2,000,000; Oceanside - $2,850,000; Yosemite/Ahwahnee I - $3,912,454; Yosemite/Ahwahnee II - $6,253,125; and
Mori Point -$5,500,000 for a total of $20,515,575). Instead, you will hold shares in an on-going, publicly-traded real estate company whose assets may be changed by the company's management without your approval. At $10 per share, the arbitrary value assigned to the company's shares is $[20,012,475] even though the shares to be delivered to you in the acquisition will likely trade initially at prices substantially below $10 per share. You will be able to liquidate your investment only by selling your shares on the __________, and only if a trading market exists, or in private transactions. If the market value of the shares does not reflect the fair market value of the company's assets, you may not realize the full value of your investment. You will not receive liquidation proceeds as individual program properties are sold. As an investor in the larger company, rather than any individual program, you will have less relative voting power.




           THE EXCHANGE VALUE OF THE PROGRAMS MAY NOT BE THE AMOUNT YOU WOULD NET IF THE PROPERTIES WERE SOLD IN A CASH SALE TRANSACTION. Appraisals reflect conditions in the second quarter of 1997 (plus, for the Yosemite/Ahwahnee I and II properties only, October 1996), and do not reflect subsequent events. Exchange values reflect adjustments to appraised values described in "Background and

Reasons for the Acquisition -- Calculation of Exchange Value" at page __. Since the shares you receive may initially trade at prices substantially below the arbitrarily determined exchange value of $10 per share, as a result of this transaction, you could wind up with less money in the long-term than if your program's property is sold for cash. The exchange value of the shares the owners of Sacramento/Delta Greens, Yosemite/Ahwahnee I and II and Mori Point will receive will be less than the appraised values of the properties used to calculate exchange values. At any point in time, the value of those shares might not exceed the appraised values of the properties used to calculate exchange values at any particular time in the future. Because of its cash position, the owners of the Oceanside property will receive shares whose exchange values are greater than the most recent appraised value. However, there is no assurance that the future value of the shares will continue to be greater than the most recent appraised value of the property.



           THE SHARES MAY TRADE INITIALLY AT PRICES SUBSTANTIALLY BELOW THE ARBITRARILY DETERMINED EXCHANGE VALUE OF $10 PER SHARE. The shares have never been sold in a public securities market. There is no guaranty that a liquid trading market will develop, or be sustained, for the shares. If the shares trade, the initial trading price is likely to be substantially less than the arbitrary $10 issuance price or the book value of the company's assets. The market price of the shares would likely be less after the acquisition if investors decide to sell a large number of the shares shortly after the acquisition. Therefore, the shares may be worth less than $10 in the open market.



           THERE WERE CONFLICTS OF INTEREST IN NATIONAL'S STRUCTURING THE ACQUISITION. The programs are not partnerships and, thus, National does not have the fiduciary duties of a general partner in dealing with the programs. However, as servicing agent for each of the programs, National has the specific duties to investors set forth in the various servicing agreements. In addition, under California law, as an agent, National is under a fiduciary duty to investors (i) to use reasonable care, diligence and skill in its work, (ii) not to compete with the investors' interests without full disclosure to, and agreement from, the investors, and (iii) not to obtain an interest adverse to the investors without full disclosure to, and consent from, the investors.



     After the acquisition, the executive officers of the company, which include the principal shareholders of National, will hold approximately [18.23]% of the company's stock for which they paid $0.01 per share. Other company founders will hold approximately 1.6% of the outstanding shares of the company for which they also paid $0.01 per share. Therefore, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company to be held by the founders of the company. The executive officers of the company will receive annual cash compensation aggregating $660,000. National will be relieved of its servicing and property management obligations (and cease to earn associated fees of approximately $650,000 per year), but the company will still owe National and its affiliates over $1,300,000 of accrued but unpaid fees and expenses. In addition, the founders of the company may not always have the ability to make decisions for the company without thinking of the consequences to themselves.



     Completion of the acquisition will relieve National from its duties, including fiduciary duties, and related costs as servicing agent for each of the programs. These duties will be assumed by the company. This will permit National to focus on its duties to other projects for which it serves and performs the functions of servicing agent and asset manager. Since the volume of its responsibilities will decrease with the acquisition, National may be able to decrease some of the associated direct and variable costs. As a consequence, investors of a particular program that may be unhappy with the manner in which the company manages the property that was in their program will not be able to vote to change management without the agreement of investors from the other programs.


           Despite the potential conflicts of interest, none of National, the company or their controlling persons, believe that such conflicts had any material affect on their recommendation to investors on the acquisition.


           The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include, among others, a classified board of directors where only one-third of the directors are elected in any given year and directors serve three year terms; directors may only be removed for cause and only by the affirmative vote of holders of not less than two-thirds of the voting power of all outstanding shares; and amendments to the anti-takeover provisions of the charter documents may only be effected by the affirmative vote of holders of not less than two-thirds of the voting power of all outstanding shares. This means that, if a group of investors are unhappy with management's performance, it will take several years to change the board of directors or it will require them to obtain the support of a significant number of additional shareholders in order to be able to meet the two-thirds test to change the anti-takeover provisions of the charter documents.



     Messrs. Lasker and Orth, as well as certain other employees of National who will become employees of the company, will be required to provide on-going attention to the properties of five other projects for which National acts as servicing agent and asset manager. As a consequence, from time to time Messrs. Orth and Lasker will be required to devote attention to matters not related to the business of the company.



     For additional information concerning the potential conflicts between National, its principals and the investors and the procedures adopted to mitigate the impact of these conflicts on the acquisition, see "Interests of Certain Persons in the Acquisition and Conflicts of Interest" at page __, "Background and Reasons for the Acquisition - Recommendation of National and Fairness Determination" at page __, and "--Terms of the Acquisition" at page __.



           Despite the potential conflicts of interest, none of National, the company or their controlling persons, believe that such conflicts had any material affect on their recommendation to investors on the acquisition.



           YOU DO NOT HAVE INDEPENDENT ADVISORS REPRESENTING YOU IN STRUCTURING THIS TRANSACTION. The terms of the acquisition were not negotiated at arm's-length and, therefore, may be less favorable to you and more favorable to National and its principals. If the acquisition had been negotiated by independent parties at arm's length, the principals of National and the company might have been given fewer shares. Additionally, the allocation of shares might have been more favorable to one program than another. National did not retain an unaffiliated representative to act on your behalf because it, as your agent, has attempted to take action to protect your interests in the property. Neither National nor the programs had additional funds to hire a separate representative for you.


           THE TRANSACTION MAY NOT BE TAX-FREE. The Federal income tax consequences of the acquisition will depend primarily on whether the acquisition qualifies as a Section 351 transaction under the Internal Revenue Code of 1986, as amended. If the acquisition qualifies under Section 351, generally no gain or loss will be recognized by the investors upon the receipt of shares in exchange their interest in the properties. If the acquisition does not qualify under Section 351, investors generally will recognize gain or loss. See "Federal Income Tax Consequences" at page __. Among other requirements to qualify the acquisition under Section 351, investors must be treated as owning 80% or more of the outstanding shares of the company "immediately after the exchange." As discussed in "Federal Income Tax Consequences - Qualification of the Acquisition as a Section 351 Transaction - 1. General Rules," this determination depends on whether investors who subsequently dispose of shares are subject to the "step transaction doctrine" with respect to such dispositions and their initial acquisition of the shares.

           Neither the company nor counsel to the company is in a position to make a determination as to whether investors who will acquire more than 80% of the outstanding shares of the company will or will not be subject to the step transaction doctrine. Consequently, counsel to the company is unable to opine as to whether the acquisition qualifies under Section 351. However, because (i) investors will acquire 80% or more of the shares in the acquisition, and (ii) the company is not aware of any facts which lead it to believe that any subsequent disposition of shares by one or more investors may be subject to the step transaction doctrine, the company intends to take the position that the acquisition qualifies under Section 351. There can be no assurance, however, that the IRS will not take a contrary position.

           Investors should recognize that if a relatively small number of investors subsequently dispose of their shares in transactions subject to the step transaction doctrine, the acquisition will not qualify under Section 351.


           THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, the properties will not be subject to any liens other than possible mechanics' liens and liens imposed as a result of an aggregate of approximately $[1,082,000] in property taxes owed as of December 31, 1997. However, the Board of Directors could allow the company to borrow using the company's real estate assets as security. The more debt a company has, the more of its cash flow is necessary to be used to pay down such debt. If cash flow cannot cover debt repayment, the company could lose those assets to creditors. If potential lenders or providers of equity believe that the company has too much debt, further financing may become unavailable or prohibitively expensive. There is no limitation on the amount of debt the company may incur. See "Policies with Respect to Certain Activities - Financing Policies" at page __.


           THE BOARD OF DIRECTORS WILL HAVE THE ABILITY TO CHANGE INVESTMENT, FINANCING AND OTHER POLICIES OF THE COMPANY WITHOUT SHAREHOLDER CONSENT.
The Board will determine major acquisition, financing, debt and distribution policies of the company. The Board may amend or revise these policies as well as the business plan without shareholder approval. You will have no direct control over these changes. See "Business and Properties" at page __ and "Policies with Respect to Certain Activities" at page __.


     YOU WILL HAVE NO DISSENTERS' RIGHTS IN CONNECTION WITH THE ACQUISITION. If the acquisition is approved, investors in any of the programs who vote against the acquisition will not be entitled to dissenters' or appraisal rights under the tenancy-in-common agreement or the Delaware or California law. Thus, investors who do not approve of the acquisition have no choice other than to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs. See "Voting Procedures -- No Dissenter's Rights" at page __.

     THE COMPANY HAS NO OPERATING HISTORY. The company was formed within the past year to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.



           YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or dispositions of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.



           CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, there have been no distributions from any of the programs, other than the Oceanside program, in the past three years due to the original borrowers' defaults. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a particular property were to perform well, there is no assurance that there would be cash distributions to you.



     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. National is presently compensated for its services at the rate of one percent of the principal amount invested in each program. In the future, compensation will be paid to officers of the company in the form of salaries, stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.



     HOLDERS OF A MAJORITY OF TENANCY-IN-COMMON INTEREST BIND A PROGRAM. Approval of the acquisition by investors holding a majority of the outstanding interests in a program will bind all of that program's investors.



     NATIONAL'S JUDGMENT REGARDING THE CONFLICTING YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT. As discussed in "Background and Reasons for the Acquisition -- Exchange Values and Allocation of Shares to the Programs" at page __, National reviewed the May 1997 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,916,000 ($8,050,000 for the Yosemite/Ahwahnee I property and $12,866,000 for the Yosemite/Ahwahnee II property) and the October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000 (adjusted by National to be $1,134,375 for the Yosemite/Ahwahnee I property and $2,864,625 for the Yosemite/Ahwahnee II property). However, an appraisal of the Yosemite/Ahwahnee Properties was also conducted in October 1996, the results of
                                  35
which conflicted with the May 1997 appraisal. Based on such review, National concluded that the Yosemite/Ahwahnee I and II properties had values of $3,912,454 and $6,253,121, respectively. National believes its approach was reasonable and has received an opinion from Houlihan Valuation Advisors that the allocation of the shares among the programs is fair based on National's conclusions as to appraised value. However, if the values arrived at by National were too low for either program, the program's exchange value would be too low and would result in too few shares being allocated to that program in the acquisition. Conversely, if the values arrived at by National were too high for either program, that program would receive too large an allocation of shares in the acquisition to the detriment of the investors in the other programs.



REAL ESTATE RISKS ASSOCIATED WITH ALL PROPERTIES


           ALL OF THESE FACTORS CAN AFFECT OUR REVENUES, PROFITS AND DIVIDEND DISTRIBUTIONS, IF ANY, AND THE VALUE OF YOUR INVESTMENT.


           THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of December 31, 1997:
Sacramento/Delta Greens - approximately $45,000; Oceanside - approximately $55,000 Yosemite/Ahwahnee (combined) - approximately $684,000; and Mori Point -approximately $298,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $248,000. In the case of Sacramento/Delta Greens and Mori Point, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities. It plans to do the same with Yosemite/Ahwahnee shortly.



           UNITS OR CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $11,400,000 from sale of the units or from sale of certain assets of the programs become available, the company will not be able to proceed with its entire business plan. Additionally, if a minimum of approximately $250,000 is not raised to pay current property tax liabilities, then certain properties might be lost to tax sales before sales to third parties can be arranged. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Other than a construction loan source for the Oceanside project, neither the programs nor the company have received any commitment from other sources.



           FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.


           IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.

           THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. See "Business and Properties - Investments in Real Estate or Interests in Real Estate" at page __. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.


           THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. We presently conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.



           WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $1,381,881 BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues or proceeds from the sale of assets, but not from working capital generated by the proceeds of unit sales.



REAL ESTATE RISKS OF SPECIFIC PROPERTIES



           ALL OF THESE FACTORS CAN AFFECT OUR REVENUES, PROFITS AND DIVIDEND DISTRIBUTIONS, IF ANY, AND THE VALUE OF YOUR INVESTMENT.

           SACRAMENTO/DELTA GREENS



           PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require the filing of a final map and obtaining building permits from the city's real estate planning authorities. The existing tentative map approval does not entitle the property owner to build on the property. The tentative tract map for the Sacramento/Delta Greens property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat. The longer this process takes, the longer it will be until the company can make money from the property.



           HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $10,000 per month over the past three years.



           RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.



           Sacramento/Delta Greens is a proposed residential developments and represents over 8.4% of the assets of the company. Although there can be no assurances, net revenues from Sacramento/Delta Greens may equal or exceed $3,600,000 over the following 36 months.



           ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) finance engineering and endangered species studies (estimated by management to cost approximately $124,800), (ii) finance planning for final approvals (estimated by management to cost approximately $51,700), and (iii) finance utilities and roads and the construction of homes (estimated by management to cost approximately $3,000,000 on a phased basis). Another risk is whether the lots to be developed will appeal to project builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.



           ANY OF SUCH RISKS COULD MAKE THE PROPERTY, OR ANY PORTION OF IT, UNSALABLE OR SIGNIFICANTLY REDUCE ITS VALUE TO A PROSPECTIVE PURCHASER.



           OCEANSIDE PROPERTY



           HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged $10,000 per month over the past three years.



           RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.



           Oceanside is a proposed residential development and represent over 21.75% of the assets of the company. Although there can be no assurances, net revenues from Oceanside are expected to be in excess of $5,000,000 over the following 36 months.



           ADDITIONAL SPECIFIC RISKS. There is a risk that enough investment money may not be available to obtain a construction loan and begin construction of the next tract of homes (estimated by management to be approximately $700,000 of equity). There is also a risk that finished lots or completed homes will not be marketable at a profit or that home financing will not be available at affordable rates. There is also strong nearby competition.



           ANY OF SUCH RISKS COULD MAKE THE PROPERTY, OR ANY PORTION OF IT, UNSALEABLE OR SIGNIFICANTLY REDUCE ITS VALUE TO A PROSPECTUS PURCHASER.

           YOSEMITE/AHWAHNEE PROPERTIES



           PERMITS TO DEVELOP THE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 45 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Additional planned usage such as timeshare will require extensive county and state approvals through the Departments of Real Estate and Housing and Commercial Development.



           RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.


           The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 5% of the assets of the company.


           RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.


           The recreational vehicle park at Yosemite/Ahwahnee may generate as much as ten percent of the revenue of the company, yet this portion of the project represents less than five percent of the assets of the company.


           RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.

           In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.


           We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.

           The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.

           Timeshare development is planned for Yosemite/Ahwahnee. Since the project is not yet permitted for timeshare, there has been no allocation of assets. Should timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units, possibly in excess of 25%.


           RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.



           ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations of the golf course (estimated by management at approximately $150,000) annually, (ii) construct an additional planned 100 recreational vehicle sites (estimated by management to cost approximately $700,000), and
(iii) obtain approvals for and construction of the first group of timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.



           ANY OF SUCH RISKS COULD MAKE THE PROPERTY, OR ANY PORTION OF IT, UNSALEABLE OR SIGNIFICANTLY REDUCE ITS VALUE TO A PROSPECTUS PURCHASER.



           MORI POINT PROPERTY



           PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised or abandoned. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and applicable county or city real estate planning agencies is expensive and time consuming. Mori Point had a specific plan and tentative map to build a hotel/conference center which expired in 1991. These approvals must be reinstated prior to construction on the property. Such reinstatement will be complicated by the existence of two endangered species living on the property.



           RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. In the resort and hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.



           Mori Point represents over 20% of the assets of the company and, assuming it is operated as a hotel/conference center, its revenues may exceed 20% of the total revenues of the company upon completion of the project.



           ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the City is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.



           ANY OF SUCH RISKS COULD MAKE THE PROPERTY, OR ANY PORTION OF IT, UNSALEABLE OR SIGNIFICANTLY REDUCE ITS VALUE TO A PROSPECTUS PURCHASER.



ANTI-TAKEOVER PROVISIONS AND LIMITATION OF DIRECTOR LIABILITY



     Certain provisions of the charter documents may restrict changes in control of the company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the company or to change its management, even if that change would be beneficial to you. These provisions include:



           ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that
                                42
you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power. See "Description of Shares" at page __.



     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests. See "Comparisons of Programs and Company --
Anti-Takeover Provisions" at page __.



     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% o the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company. See "Comparison of Programs and Company -- Restrictions on Related Party Transactions and Business Combinations" at page __.



           SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company. See "Comparisons of the Programs and the Company -- Anti-Takeover Provisions" at page __.



           In addition to the anti-takeover provisions, the Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements and limit shareholders' claims against management. See "Fiduciary Responsibility and Indemnification --Limitation on Liability of Directors and Officers of the Company" at page __.

      CAPITALIZED TERMS USED THROUGHOUT THE REST OF THIS PROSPECTUS AND IN THE
       ACCOMPANYING SUPPLEMENT ARE DEFINED IN THE GLOSSARY LOCATED AT THE END
              OF THE PROSPECTUS, JUST BEFORE THE FINANCIAL STATEMENTS.


                     BACKGROUND AND REASONS FOR THE ACQUISITION


GENERAL

           National is a California corporation that was formed in 1986. National is a licensed real estate broker in the State of California. Pursuant to a series of permits issued by the California Department of Corporations, National offered fractionalized interests in loans secured by deeds of trusts to investors who satisfied the suitability standards set forth in the applicable offering materials and who could invest a minimum of $2,000. The fractionalized interests were commonly referred to as trust deed participation or "Trudy Pat" investments.

           From 1988 through 1993, National arranged a number of loans for various builders and land developers. In return, these borrowers offered promissory notes and the security of a first deed of trust on their real estate project(s) as collateral for a loan, normally at 50% or less loan-to-value ratio (the ratio of the cumulative amount of the notes divided by the value of the property as appraised by an independent qualified real estate appraiser) for unimproved property and up to 85% loan-to-value of the completed property (determined by independent appraisers) for property under construction. The notes generally were short-term (two years), often with extensions for one or two years at the option of the borrower and provided interest to investors which was significantly higher than yields of other types of investments available at the time. Pursuant to each servicing agreement executed by each Investor, National was to receive a servicing fee of one-twelfth of one percent of the initial amount of the note amount per month.


           Each Program has served as a separate investment vehicle for Investors. Underwriting of a loan was based on an appraisal by an independent real estate appraiser. In the case of each of the Programs, the borrowers have defaulted on their loans and National has obtained title to the real property securing the loans as the agent of and for the benefit of the Investors in each of the Programs. The interests which each of the Investors held in the real estate loans have been converted through the foreclosure process into tenant-in-common interests in the underlying real estate that formerly secured the loans. (For purposes of this discussion, the term "foreclosure" includes, but is not limited to, taking title to real estate constituting security for the applicable loans through exercise of a power of sale under a deed of trust or through accepting a deed from the applicable borrower.)



           SERVICING FEES. The following table sets forth for each of the programs the servicing fees National is entitled to receive pursuant to the servicing agreements:


                                Initial Loan        Annual           Monthly
    Program                       Amount           Fee (1%)      Fee (1/12 of 1%)
    -------                       ------           --------      ---------------
Sacramento/Delta Greens       $   5,000,000       $   50,000       $   4,167
Oceanside                        30,000,000          300,000          25,000
Yosemite/Ahwahnee I               6,500,000           65,000           5,417
Yosemite/Ahwahnee II             13,500,000          135,000          11,250
Mori Point                       10,000,000          100,000           8,333



    National continued to earn fees based on the original loan amounts even though the loans were defaulted upon because it continued to provide services to each of the Properties. The amounts earned by National after such defaults were based on the servicing agreements plus, in the cases of Oceanside and Yosemite/Ahwahnee Programs, additional amounts for property management services in amounts comparable to the amount that would be charged by an independent service provider. From the date of default through December 31, 1997, the aggregate amounts of such fees accrued and collected by National and its affiliates for each of the Programs as follows:
Sacramento/Delta Greens since March 1993, $237,500 earned, $8,257 collected; Oceanside since November 1993, $1,970,000 earned, $1,200,000 collected; Yosemite/Ahwahnee I since September 1995, $320,251 earned, $162,326 collected; Yosemite/Ahwahnee II since September 1995, $604,999 earned, $335,067 collected; and Mori Point since August 1992, $533,333 earned, $27,333 collected.


    ORIGINAL "TRUDY PAT" DISCLOSURE AND SALES EFFORTS. Each "Trudy Pat" offering was independent of another and extensive disclosure documents were provided to each Investor. The disclosure documents provided investors with specific details of the investment opportunity including: the nature of the investment as a tenancy-in-common interest, a description of the property used as security for the loan, type of property, value as appraised by an independent qualified appraiser at the time of the initial funding of the loan, terms of the loan, loan amount, loan-to-value ratio, interest rate, borrower resume and experience, borrower financial statements, other appraisal information, as well as a full disclosure of the risks involved with the investment.


    "Trudy Pat" interests were sold exclusively through participating NASD member broker-dealers. At the time of purchase through their broker, all Investors executed documents which included an acknowledgment of receipt of the offering circular, a servicing agreement and a tenancy-in-common agreement, as well as representations of their suitability as participants according to the standards set forth in the offering documents and an acknowledgment, confirmed by their broker, of their understanding of the pertinent facts relating to the liquidity and marketability of their interests. The servicing agreement provided for National to collect payments from the borrower on behalf of the Investors and distribute the proceeds of the collection net of National's servicing fees. The servicing agreements also authorized National to take various remedial actions on behalf of Investors in the event of a borrower default, subject to broad discretionary powers and authorities. Pursuant to these provisions, National has undertaken a property management function on behalf of Investors after the defaults for which it or certain of its affiliates have earned additional compensation. The tenancy-in-common agreement explained the relationship among the Investors and provided, among other things, that Investors would be bound by certain decisions made by holders of a majority of the interests.


    AMOUNTS FUNDED. In 1989, National completed the funding of a real estate loan for the Sacramento/Delta Greens Program in an aggregate amount of $5,000,000 by selling undivided tenant-in-common interests in such loan to 332 Investors. National completed the funding of similar real estate loans for the Yosemite/Ahwahnee I Program (1989) in an aggregate amount of $6,500,000 with 426 Investors; for the Mori Point Program (1990) in an aggregate amount of $10,000,000 with 486 Investors; for the Yosemite/Ahwahnee II Program (1992) in an aggregate amount of $13,500,000 with 837 Investors; and for the Oceanside Program (1993) in an aggregate amount of $30,000,000 with 1,755 Investors. All of such offerings were sold pursuant to permits issued by the California Department of Corporations and interests were sold only to persons who were residents of the State of California. All of such offerings were completed prior to the applicable loan defaults.


    ORIGINAL APPRAISAL INFORMATION. At the time the "Trudy Pat" loans were made, the Properties were appraised by independent appraisers obtained by the borrowers. The appraisals were based on the borrowers' business plans. In all cases, the "Trudy Pat" loans did not exceed 50% of the then current "as is" appraised value for undeveloped land or, in the case of the Oceanside Property which was a construction loan, 85% of "completed" appraised value which was (and is) within standard construction loan parameters. The following table sets forth the dated of the "Trudy Pat" loan appraisals, the appraised values, the amount of the "Trudy Pat" loan, and the name of the appraisers.




                              Date of           Appraised      "Trudy Pat"
     Program                 Appraisal           Value         Loan Amount      Name of Appraiser
     -------                 ---------           -----         -----------      -----------------
Sacramento/Delta Greens        9/8/88        $10,530,000 (1)   $ 5,000,000     Ray Mrotek, MAI
Oceanside                     8/26/91(2)      82,170,000 (2)    30,000,000     Boznanski & Company, MAI
Yosemite/Ahwahnee I           3/22/89         13,080,000 (1)     6,500,000     R.W. Arnold, MAI
Yosemite/Ahwahnee II          3/25/90         15,460,000 (1)     7,000,000     R.W. Arnold, MAI
Yosemite/Ahwahnee II          9/20/92(3)      18,045,000 (1)     6,500,000     R.W. Arnold MAI
Mori Point                     4/9/90         22,100,000 (1)    10,000,000     J. Allen Payne, MAI

-------------------

(1)    Undeveloped land.
(2)    Construction loans. Appraisal updated on November 22, 1991.
(3)    Appraisal updated at this time.


           The differences between the appraised values at the time the "Trudy Pat" loans were made in the late 1980s and early 1990s and the appraised values used to determine Exchange Values are due to on market conditions, local economy, competition, interest rates, costs of construction, comparable prices and other factors taken into account by appraisers. According to the Urban Land Institute, the Building Industry Association and the Federal Deposit Insurance Corporation, the significant recession in the California economy between 1990 and 1995 was the primary cause of reduction in real estate values throughout the State of California. That factor, along with the effects of some of the others, caused the decrease in appraised values between the time of the "Trudy Pat" loan appraisals and the appraisals used to determine Exchange Values.


    APPRAISED VALUE AT OWNERSHIP DATES. Defaults occurred in each of the above "Trudy Pat" loans and National took title to the Properties for the benefit of the applicable investors. The following table sets forth for each of the Programs the date title was obtained on behalf of Investors to the underlying real estate ("Ownership Date"), the amount of unpaid principal at the Ownership Date, the amount of unpaid interest at the Ownership Date, the appraised value of such real estate at the Ownership Date, and the appraised value of the Property used for purposes of calculating exchange values:



                                                         As of Ownership Date
                                           --------------------------------------------
                                               Unpaid        Unpaid                       Appraised Value
                                Ownership     Principal     Accrued        Appraised        for Exchange
Program                           Date         Balance      Interest        Value(1)     Value Calculations
-------                           ----         -------      --------        --------     -------------------
Sacramento/Delta Greens            3/93      $ 5,000,000   $  425,000     $  3,075,000    $  2,000,000
Oceanside                         11/93       30,000,000            0(2)     6,484,000       2,850,000
Yosemite/Ahwahnee I                9/95        6,087,159    1,867,470        9,325,000       3,912,454
Yosemite/Ahwahnee II               9/95       13,321,463    4,067,007       10,816,000       6,253,121
Mori Point                         8/92       10,000,000    1,570,834        4,100,000       5,500,000


-------------------
(1) Each Property was appraised in the Spring of 1997 to determine its value as of the Ownership Date.

(2)        No delinquent interest at Ownership Date.


           In the case of each of the Programs, current appraisals indicate that the value of the Properties is significantly lower than the unpaid principal and interest on the loans due principally to the deteriorating market conditions for real estate which occurred throughout California. Despite the limited additional funding available from Investors or otherwise, National has attempted to maximize the value of the real estate assets while seeking ways to convert them to distributable cash for Investors. See "-- Management of Programs Since Foreclosure."

                          -------------------------

    Since taking title to the Properties, based on Investors' stated preferences, National's objective has been to recover all, or a substantial portion, of the Investors' principal. In the present and recent past real estate market in California, none of National's efforts in this regard have been successful. See "-- Management of the Programs since Foreclosure" and "--Efforts to Dispose of the Properties." After reviewing various alternatives (see "-- Alternative to the Acquisition" and "-- Comparison of Alternatives"), National initiated and structured the Acquisition. The proposed Acquisition involves the purchase by the Company of the real estate assets of each of the Programs, the other assets of each of the Programs including cash reserves and the assumption of certain liabilities of each of the Programs. The Company proposes to use its Common Stock arbitrarily valued at $10 per share. See "--Calculation of Exchange Value" and "Allocation of Shares Among the Programs."


           Except as described in this Prospectus, no contacts have been received from any third parties regarding an acquisition of the assets of any of the Programs, or a combination or merger of any of the Programs.


MANAGEMENT OF THE PROGRAMS SINCE FORECLOSURE



    SACRAMENTO/DELTA GREENS PROGRAM. As the agent of and on behalf of the Sacramento/Delta Greens Program Investors, National took title to the Property of the Sacramento/Delta Greens (formerly "North Shores") Program in March 1993. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. The Property is located in Sacramento, California, and is held for the benefit of the Sacramento/Delta Greens Investors by National Investors Land Holding Trust IV. Subsequent to the foreclosure, on behalf of the Sacramento/Delta Greens Investors, National hired consultants and engineers to determine the economic, political and environmental issues surrounding the Property. It was determined that there was considerable resistance to developing the Property into any duplex housing and, so, it has been redesigned to include approximately 465 lots to be developed in multiple phases as a single-family detached, entry-level housing product and the revised tentative map has been accepted by the City of Sacramento. Attempts have been made to find joint venture partners to assist in the financial requirements for processing the final tract map, as well as to provide capital for infrastructure. In 1994, a proposed joint venture was considered and approved by Investors with a real estate developer located in Sacramento. The agreement provided for payment of $6,400 per lot for each of the 596 lots planned at that time that was built on and sold (or a total of $3,814,400) plus 50% of the profits derived from home sales. The transaction was never concluded because of the developer's failure to fulfill its obligations under the agreement. The agreement was terminated in 1995. No brokers were used in this transaction. However, because of market conditions through 1996, most builders in the area were attracted to real estate projects that already had finished lots. National has not sought financing from third party sources for the pre-construction costs, as such a loan, if available at all to a tenant-in-common group, would have exposed the Investors to loss of the Property unless a builder could be found to become financially involved in the Property's development. National believes that the Sacramento market for entry-level single-family residential housing has improved. National is in the process of obtaining engineering for the final subdivision map for the initial phase of the project and it is anticipated that, subject to the availability of financing, the Property will be developed and homes will be constructed in successive phases. See "-- Efforts to Dispose of the

Properties" and "-- Alternatives to Acquisition" for a discussion of alternatives considered for this Program by National.


    Since foreclosure, National has considered continuing operation of the Property (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) and sale of the Property for an amount sufficient to repay the Investors. In addition, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National views liquidation or bankruptcy as alternatives of last resort.


    OCEANSIDE PROGRAM. Funding for the Oceanside Program was completed in stages commencing in November 1991. The final stage of funding (amounting to approximately $6,374,000) was completed in April 1993. In November 1993, due to a default in the loan determined by the borrower's admission that funds intended to be used to pay subcontractors had been diverted to corporate overhead, National succeeded in obtaining the borrower's agreement to grant the ownership of the Oceanside Properties to Oceanside Development, Inc. ("ODI"), a corporation formed to hold title to, and manage, the Oceanside Property on behalf of the Oceanside Investors. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. An experienced and reputable homebuilder was hired and, through 1997, a total of 114 homes in the Encore tract have been built and sold for a total of approximately $18,000,000, net of building costs and selling expenses. The builder obtained traditional construction loans for 30 of these homes from a local bank. The rest were initially built from investor funds without the need for construction financing. An additional 23 lots were sold at the end of 1997 to that homebuilder for approximately $593,000 net of selling expenses plus a $50,000 unsecured note due in October 1998. Principal and interest in the aggregate amount of approximately $7,000,000 have also been returned to Investors.

    There are an additional 111 lots available on which homes can be built on the Symphony tract, but an estimated $700,000 of equity is needed to qualify for a traditional construction loan. National does not believe that equity is available from the Investors. National has attempted to sell, and will continue its efforts to sell, the Symphony tract to homebuilders in the area. If a satisfactory sale of the Symphony tract does not occur, National believes that the remaining lot inventory of the Program can be built-out within a two to three year time frame based on current absorption rates and prices. However, without significant increases in prices and sales velocity, Investors would not likely receive a full return of their investment from the completion of the construction and sales of homes on the remaining lots. Since the original projections by the borrower were based on the construction of a number of homes which exceeded the number of lots initially acquired with loan proceeds, the Program has anticipated that more lots would be acquired so that a sufficient number of homes could be constructed and sold to provide for an acceptable monetary return to Investors. See "-- Efforts to Dispose of the Properties" and "-- Alternatives to Acquisition" for a discussion of alternatives considered for this Program by National.

    Since foreclosure, National has considered continuing operation of the Property (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) and sale of the Property for an amount sufficient to repay the Investors. In addition, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National views liquidation or bankruptcy as alternatives of last resort.

    YOSEMITE/AHWAHNEE PROGRAMS. Title to the Yosemite/Ahwahnee Programs' Properties was obtained in September 1995. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. The properties are located in Madera County, California, approximately 46 miles northeast of Fresno and 15 miles south of Yosemite National Park. Title to the 660-acre portion of the project is held by National Investors Land Holding Trust VIII for the benefit of the Yosemite/Ahwahnee II Program Investors and title to the 990-acre parcel is held by National Investors Land Holding Trust IX as the agent of and for the benefit of the Yosemite/Ahwahnee I Program Investors.

    Upon completion of funding of the Yosemite/Ahwahnee II loan, the Yosemite/ Ahwahnee I Investors were secured by a first deed of trust on the 660-acre portion and by a second deed of trust on the 990-acre portion. The Yosemite/Ahwahnee II Investors were secured by a first deed of trust on the 990-acre portion and a second deed of trust on the 660-acre portion. After the borrower's default, National foreclosed on the second deeds of trust as the agent of and on behalf of the Investors in each Program. The first deeds of trust were left in place to protect the Investors against subsequent creditors. These will be "extinguished" as a part of the Acquisition.

    Since taking over the operation of these Properties, National has operated them as the agent of and on behalf of the Investors through a corporation known as Ahwahnee Golf Course and Resort, Inc. Approximately $3,000,000 has been funded by Investors' assessments in these Programs to provide working capital to maintain, improve and further develop the project, and to fund the negative cash flow from operations. National has attempted to obtain conventional financing for the project without success due to the fact that no title company would provide a lender's policy of title insurance for the loan because of the tenancy-in-common relationship among the Investors holding beneficial ownership of the Property. National has also explored the possibility of a sale of the entire project; however, no offers were forthcoming. National has continued its efforts to enhance the revenue production from the golf course, club house and restaurant facilities, to market and develop recreation vehicle sites, and to pursue additional entitlements required to develop the remainder of the project, potentially as a timeshare facility. The project is expected to experience negative cash flow until and unless additional recreational vehicle sites are constructed or until timeshare sales can commence. See "-- Efforts to Dispose of the Properties" and "--Alternatives to Acquisition" for a discussion of alternatives considered for this Program by National.

    Since foreclosure, National has considered continuing operation of the Properties (and, indeed, has operated, or planned for the operation of, the Properties prior to the proposed Acquisition) and sale of the Properties for an amount sufficient to repay the Investors. In addition, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Programs. National views liquidation or bankruptcy as alternatives of last resort.


    MORI POINT PROGRAM. The Mori Point Program Property was foreclosed on in August 1992 after National, on behalf of the Investors, received relief from the borrower's bankruptcy stay from the Bankruptcy Court. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. Title is held by National Investors Land Holding Trust as the agent of and for the benefit of the Investors. The Property was originally to be developed into a hotel/conference center in Pacifica, California, which is approximately 15 miles southwest of San Francisco on the coast. National has endeavored to negotiate alternative uses for the Property which would be supported by the community and be more economically feasible than a hotel/conference center. However, improvements in economic conditions in the Bay Area have recently revived the potential for and are encouraging to segments of the hotel industry. Reinstating the specific plan and tentative tract map that expired under the original borrower's ownership will require approximately $500,000 in order to conduct the necessary environmental studies and mitigation of habitat losses for two endangered species, as well as to complete the required land planning, engineering and preliminary architectural plans.
Such funds are not currently available and would have to come from additional capital submitted by the Program's Investor group or by an industry joint venture partner. Since funds are not available to further define the use to which the Property may be put, National has not attempted to obtain pre-construction financing. Assuming such financing would be available under the present tenant-in-common structure, there would be no potential source for repayment of such loan other than the Investors. An offer from a potential joint venture partner was received in early October 1996, but such offer was rejected by Investors holding a majority of the interests. See "-- Efforts to Dispose of the Properties" and "-- Alternatives to Acquisition" for a discussion of alternatives considered for this Program by National.


    Since foreclosure, National has considered continuing operation of the Property (and, indeed, has operated, or planned for the operation of, the Property prior to the proposed Acquisition) and sale of the Property for an amount sufficient to repay the Investors. In addition, National continues to consider, but has made no recommendations with respect to, prompt liquidation or bankruptcy reorganization of the Program. National views liquidation or bankruptcy as alternatives of last resort.

EFFORTS TO DISPOSE OF THE PROPERTIES

    SACRAMENTO/DELTA GREENS PROGRAM. Subsequent to foreclosure on the Property in 1993, the project manager presented the Property to several small and medium sized builders in the Sacramento area. No significant interest was shown by such builders at that time. However, in 1994, National negotiated for, and received, a purchase offer and joint venture proposal from a real estate company located in San Mateo, California, both of which were rejected by the Investors because of the net amount of approximately $3,000,000 was considered too low and the five year time period over which the consideration was to be paid was considered too long. No brokers were engaged. More recently, during the first half of 1997, National informally presented the Property to several large homebuilders with presence in the Sacramento area. While more interest was shown, again no significant steps were taken by any of such builders to enter negotiations to acquire the Property.


    OCEANSIDE PROGRAM. In the second quarter of 1997, on behalf of the Oceanside Program, National began the process of marketing the Symphony tract lots on an "as-is" basis. No brokers were used in the marketing effort as National has adequate knowledge of the builders in the area likely to be interested. Through National, those efforts resulted in a preliminary offer from a major homebuilder to buy the Symphony tract in bulk for approximately $41,000 per lot, subject to due diligence. A sale escrow was opened but the details of the offer were not submitted to the Oceanside Investors pending completion of the buyer's due diligence. A sale at that price would not have yielded an amount sufficient to return the Investors' capital. After conducting due diligence, the potential buyer asserted that the cost to finish the lots would be about $42,000 per lot instead of its original estimate of approximately $26,000 per lot for such costs and attempted to negotiate the price down to approximately $25,500 per lot, $15,000 less than the preliminary offer. Before selling expenses and closing costs, that price per lot would have yielded $2,830,500, approximately $20,200 less than the May 1997 appraised value. Based on advice from consultants, National believed the potential buyer's estimate of costs to finish the lots was too high. Thereafter, the sale escrow was cancelled. Subsequent to the Acquisition of the assets of the Oceanside Program, the Company may then attempt to complete a sale of the Symphony tract, if appropriate.


    YOSEMITE/AHWAHNEE I AND II PROGRAMS. The foreclosures took place in September 1995. At that time, the Programs' Properties also included 47 finished one-to-three-acre estate lots available for sale. Two of those lots were sold in mid-1996 for approximately $50,000 per lot to current owners of contiguous lots. For working capital purposes, in February 1998, National negotiated the sale of twelve of the estate lots to the independent project manager for the Yosemite/Ahwahnee Properties for $255,100 ($21,250 per lot) before closing costs. The Programs have the option to repurchase the lots prior to January 1, 2001 for an aggregate of $300,000 for which a monthly option payment of approximately $4,100 is required. The disparity in lot prices between the 1996 sales and the 1998 sales is based on the value of contiguous lots to existing homeowners to protect their homes and the fact that the 1998 sale was a bulk sale designed to provide working capital for the Programs. Although the estate lots were listed with local brokers, no further offers were forthcoming and the listings have been allowed to expire. After the foreclosure, National contacted several of the former borrowers' potential joint venture partners and possible purchasers of the Properties, but no offers were forthcoming. There have been no other recent sales efforts.


    MORI POINT PROGRAM. After foreclosing, in 1993 the Property was listed for sale with a national commercial brokerage firm to no avail. In January 1996, the Investors were offered a joint venture opportunity with an Orange County-based property developer that National negotiated on their behalf. Holders of a majority of the tenancy-in-common interests voted to turn down the proposal because they did not want to risk losing the Property which the developer had proposed be put up as collateral for a loan to further develop the Property. There have been no recent efforts to sell the Property because of the entitlement work that needs to be done before the Property's appraised value could be realized through an orderly sale process. National continues to seek possible joint venture development arrangements for the Property but no proposals have been received.

                            -----------------------

    Except as described above, there have been no offers during the last 18 months for the merger, consolidation, or combination of any of the programs or for an acquisition of any of the Programs' assets. Thus, after careful consideration, National has determined that none of the Properties belonging to the Investors of any of the Programs may be sold in the current real estate market in their respective present conditions for an amount sufficient to return the investment to any of the Programs' Investors. National is aware of no alternative which would yield such a return. While some Investors in one or more of the Programs may be willing to sell at a substantial loss, based on National's contacts with the Investors in each of a Programs, National believes that a majority of such Investors are not willing to sell at a substantial loss.

    National has determined that, if the assets of the Programs are consolidated, the funds that can be generated from the sale of units and one or more of the Properties can be used to finance the continued development and expansion of the Company. National believes the Company can be operated in such a way as to permit the possibility of a greater return to all of the Investors in the various Programs than they could receive on liquidation at the present time. Cash from the sale of some of the Company's assets may also be utilized to acquire other assets that are suitable for the Company's plans for growth and increased value.

ALTERNATIVES TO ACQUISITION

    Before deciding to recommend the Acquisition, National considered alternatives in an effort to achieve the most favorable cash flow distribution and the maximum Investor return. These alternatives were (i) continued operation of each of the Programs under their respective business plans under the existing tenancy-in-common structure, (ii) liquidation of each of the Programs in an orderly manner or in a bankruptcy liquidation, and
(iii) a reorganization of the Programs in a bankruptcy proceeding. In the context of analyzing a continuation of each Program, National considered the difficulties involved in selling the Properties described above in "-- Efforts to Dispose of the Properties," and the difficulties in obtaining outside financing described above in "-- Management of the Properties Since Foreclosure."


    Set forth below is the discussion of the alternatives to the Acquisition considered by National. In addition to the alternatives described below, in the course of managing the Properties, prior to determining that the Acquisition should be proposed to Investors, National reviewed and, where sufficiently specific, placed before applicable Program Investors for a vote, opportunities to sell certain of the Properties, opportunities for certain of the Programs to enter joint venture arrangements, and financing alternatives for the Properties. These are discussed earlier under the captions "-- Management of the Programs since foreclosure" and "-- Efforts to Dispose of the Properties." Neither National nor the Company is aware of any factors not discussed in this Prospectus that materially and adversely affect the value of the Shares to be received in the Acquisition for purposes of comparisons to the alternatives.


           CONTINUATION OF THE PROGRAMS. An alternative to the Acquisition would be to continue the Programs. The Programs would remain separate groups of tenancy-in-common investors, with their own assets and liabilities, governed by their existing servicing agreement and tenancy-in-common agreement. Although National would still be entitled to servicing fees on an on-going basis, as well as accrued fees and expenses, National could discern no advantages to Investors in achieving their objectives from the continued operation of the Programs under their respective existing business plans. National rejected this alternative because it was concluded that maintaining the Programs separately would likely have the following negative results when compared with the benefits that National perceived may be derived from the Acquisition: (i) a less efficient and cost effective exit strategy for Investors wishing to liquidate their investment at a future date; (ii) inability of individual Investors to control the timing of the tax impact of the liquidation of their particular investment;
(iii) illiquidity of individual investments on a current basis due to the lack of any established secondary market; (iv) difficulty in valuing the individual investments due to the virtual non-existence of a secondary market for the interests; (v) less flexibility and control in actively managing the real estate underlying each of the Programs; (vi) access to capital for the Programs would be limited primarily to Investor assessments; and (vii) without further infusions of funds from Investors, each of the Properties could be lost in tax sales for delinquent property taxes.

    The capital needed to finish lots and provide for the infrastructure is necessary for the Sacramento/Delta Greens Program. Continuing to build homes and potentially acquiring additional lots are requirements for the Oceanside Program. With respect to Yosemite/Ahwahnee, the business plan for those Programs assumes that there will be a large infusion of additional capital to support the expansion of the recreational vehicle park, construction of timeshare units and very aggressive marketing of these and other products. The Mori Point project needs funds to continue with the hotel/conference center entitlement process. Unfortunately, there are limited sources of outside capital to fund the financial demands of any of these business plans independently. Absent the Acquisition which may provide the Company with more traditional financing alternatives and which, through the sale of certain portions of some of the real estate assets, could generate internal capital, THE MOST LIKELY SOURCE OF CAPITAL TO COMPLETE THE BUSINESS PLANS OF THE RESPECTIVE PROGRAMS IS MANDATORY ASSESSMENTS AND VOLUNTARY ADVANCES FROM "TRUDY PAT" INVESTORS. ANY DELAY ON THE PART OF INVESTORS IN PROVIDING SUCH CAPITAL WOULD HAVE A SIGNIFICANT NEGATIVE EFFECT ON THE SUCCESS OF ANY OF SUCH BUSINESS PLANS, AND COULD RESULT IN THE LOSS OF SOME OF THE PROPERTIES IN TAX SALES FOR DELINQUENT PROPERTY TAXES.

    LIQUIDATION OF THE PROGRAMS. Another alternative available to National is to proceed with a liquidation of each of the Programs and distribute the net liquidation proceeds to the "Trudy Pat" Investors. National concluded that there would be several disadvantages to using this strategy. A complete liquidation of the Programs would deprive those Investors who do not desire to liquidate their investment from participating in the benefits of future performance and possible property value improvements. In the case of each of the Programs, a sale in bulk in the near future of the applicable Properties would yield a significant loss to each of the Investors.

    The following table sets forth the appraised values used to calculate Exchange Values, estimated liabilities and closing costs at ten percent of appraised values, net cash from a sale of appraised values, unpaid principal and unrepaid assessments and advances (out-of-pocket cash), and the cash loss that would result from a sale at appraised values.



                          Appraised Value         Estimated                          Unpaid Principal
                         Used to Calculate     Liabilities and          Net Cash     Plus Assessments     Cash Loss
Name of Program          Exchange Value(1)     Closing Costs(2)        from Sale          Paid(4)         from Sale
---------------          -----------------     ----------------        ---------          -------         ---------
Sacramento/Delta Greens         $2,000,000             $400,610        $1,599,390       $ 5,625,860     $ (4,026,470)
Oceanside                        2,850,000                  (3)         3,886,714        27,100,000      (23,213,286)
Yosemite/Ahwahnee I              3,912,454            1,133,032         2,779,422(4)      7,079,176       (4,299,754)(4)
Yosemite/Ahwahnee II             6,253,121            1,810,882         4,442,239(4)     15,188,140      (10,745,901)(4)
Mori Point                       5,500,000            1,192,958         4,307,042        10,607,595       (6,300,553)


--------------------------

(1) Appraisals were conducted in May 1997. However, an appraisal of the Yosemite/Ahwahnee Properties was also conducted in October 1996, the results of which conflicted with the May 1997 appraisal. However, an appraisal of the Yosemite/Ahwahnee Properties was also conducted in October 1996, the results of which conflicted with the May 1997 appraisal.
(2) Net of book other assets. Includes estimated brokerage commissions, estimated escrow, title policy, legal and other closing costs at 10% of sale price; plus amounts due to National, affiliates of National and other service providers for unpaid servicing and property management fees and/or expenses advanced.
(3) Net other assets of $2,593,403 minus liabilities and closing costs is a positive $1,036,714.
(4) If the Yosemite/Ahwahnee Properties could be sold for their May 1997 appraised values of $8,050,000 and $12,866,000, respectively (which National believes to be unlikely in the near future due to the time and costs required to develop the Properties), less liabilities, amounts due National and estimated closing costs of ten percent, the sale of the Yosemite/Ahwahnee I Property would yield net total cash of approximately $6,468,213 and a cash loss of approximately $610,963, and the sale of the Yosemite/Ahwahnee II Property would yield net total cash of approximately $10,323,830 and a cash loss of approximately $4,864,310.

(4) Reflects unpaid principal at Ownership Date plus assessments and advances paid through December 31, 1997.


    A sale at such discounts would be contrary to National's and the Investors' objectives to return all, or a significant portion, of the Investors' principal. While a liquidation might be accomplished in a bankruptcy proceeding, the complexities involved due to the "Trudy Pat" format of the Programs, as well as the administrative and other costs, made bankruptcy liquidation particularly unattractive. In addition, liquidation of the Programs' Properties does not have certain other benefits of the Acquisition, including (i) permitting Investors to hold their investment until the time when liquidation is appropriate for their individual investment and tax strategy, (ii) the opportunity to participate in acquisition and financing opportunities existing in the real estate market through equity ownership in the Company, (iii) the transaction costs and time associated with the Acquisition are expected to be significantly less than those which would be incurred in an orderly liquidation of the Programs' assets, and (iv) the complete liquidation of the Programs would assure the recognition of capital gains or losses by Investors depending on whether the selling price of the Properties is more or less than their tax basis. See "-- Expected Benefits of Acquisition -- Control of Timing of Liquidation" for the estimated total capital loss that would be recognized for each of the Programs if their respective Properties were sold in bulk for their appraised value.


    BANKRUPTCY REORGANIZATION. In addition to a liquidation in a bankruptcy proceeding, National also considered attempting to use the bankruptcy laws to reorganize the Programs to accomplish the consolidation goals of the Acquisition subject to approval of the Bankruptcy Court. This approach was not selected because (i) there was some question as to whether the Programs, individually or collectively, met the conditions precedent to a successful reorganization in a bankruptcy proceeding, and (ii) National determined that the administrative costs and further delays would not be as beneficial to the Investors as the Acquisition. Based on these determinations, National made no effort to further quantify the advantages and disadvantages of a reorganization proceeding under the Bankruptcy Laws.

COMPARISON OF ALTERNATIVES

    To assist the Investors in evaluating the Acquisition, National compared consideration to be received by Investors in each of the Programs in the Acquisition per $10,000 of Adjusted Outstanding Investment to (i) value to Investors if the Programs are operated "as is," (ii) sale of the Properties at appraised values used in determining the Exchange Values and distributing sale proceeds net of outstanding Program Investors' obligations, (iii) liquidation of the applicable Program's assets outside of bankruptcy and (iv) recognizing that, initially, the Shares would likely trade substantially below the arbitrarily determined $10 per share assigned to the Shares for purposes of the Acquisition, a range of market values for the Shares, assuming completion of the Acquisition, based on 75% and 50% of the Company's valuation of its Shares for purposes of the Acquisition. A bankruptcy liquidation or reorganization was not included in National's final comparison of alternatives because of National's belief that, due to the costs of bankruptcy administration, such a liquidation or reorganization would be more expensive if supervised by a Bankruptcy Court than if not. Since the value of the consideration for alternatives to the Acquisition is dependent upon varying market conditions, no assurance can be given that the range of estimated values indicated establishes the highest or lowest possible values. However, National believes that it analyzed the alternatives in good faith and that such analysis establishes a reasonable framework for comparison.


    The results of this comparative analysis are summarized in the table set forth below. No assurance can be given that estimated values would be realized through any of the designated alternatives. These estimated values are based on certain assumptions that relate, among other things, to (i) securities market conditions and factors affecting the value of securities of real estate companies, (ii) National's estimate of the value of the Properties if they continue to be operated "as is," (iii) National's estimates of the selling price of each of the Program's Properties, assuming a liquidation sale, that is, a sale in three months or less, and (iv) selling costs in such a liquidation. Actual results may vary from those set forth below based on numerous factors, including those listed above, as well as interest rate fluctuations, general conditions in securities or real estate markets, tax law changes, supply and demand for properties similar to those owned by the Programs, the manner in which the Properties might be sold and changes in availability of capital to finance acquisition of real property. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ESTIMATED IN THE FOLLOWING TABLE AS A RESULT OF A VARIETY OF FACTORS, INCLUDING THOSE DISCUSSED IN "RISK FACTORS."



                                                   Sale at
                                                  Appraised                                          Market Value of Shares Received
                                               Values(2) Net of                                      in Acquisition per $10,000 of
                                 Exchange         Program         Liquidation      Operated          Adjusted Outstanding Investment
                                 Value per        Debts per        Value per      "As Is" Value         Assuming Shares Trade at
                                $10,000 of       $10,000 of       $10,000 of      per $10,000 of    -------------------------------
                                 Adjusted         Adjusted         Adjusted        Adjusted           75% of             50% of
                               Outstanding       Outstanding      Outstanding     Outstanding         Exchange          Exchange
        Program                Investment(1)     Investment       Investment(3)   Investment(4)       Value(5)          Value (5)
        -------                -------------     ----------       -------------   -------------       --------          ---------
Sacramento/Delta Greens               $3,195         $2,639         $     1,154          $1,154       $  2,396          $  1,599
Oceanside                              1,624          1,294               1,294           1,294          1,218               812
Yosemite/Ahwahnee I                    3,542          3,071               1,126           1,126          2,657             1,791
Yosemite/Ahwahnee II                   2,646          2,288                 839             839          1,985             1,323
Mori Point                             3,988          3,536               1,504           1,504          2,991             1,994


--------------------------------

(1) Exchange Value is the Company's value assigned to each of the Programs. EXCEPT IN THE CASE OF THE OCEANSIDE PROPERTY, EXCHANGE VALUE IS LESS THAN THE APPRAISED VALUE USED TO DETERMINE EXCHANGE VALUE BECAUSE Exchange Value takes into account other Program assets, as well as obligations of the Program Investors, which would have to be paid out of sale proceeds. Such obligations were not taken into account in the appraisals. Exchange Value is represented by Company shares of common stock arbitrarily valued at $10 per share for purposes of the Acquisition.
(2) Except for the Oceanside Property, without additional capital infusion, National does not believe the Programs' Properties are currently salable at the appraised values used to determine Exchange Values. The amount set forth in this column reflects the amount an Investor would receive per $10,000 of their Adjusted Outstanding Investment if the Property were sold at this appraised value after deducting from sale proceeds, closing costs and commissions of ten percent, accrued but unpaid property taxes and other Program net liabilities at December 31, 1997.
(3) For this purpose, except for the Oceanside Property, National assumed that the Properties could be sold within three months at a value equal to 50% of the appraised value used to compute Exchange Values, then deducting all the same costs and net liabilities. Notwithstanding the generally improving real estate market in California, except for the Oceanside Property, due to the amount of capital needed to bring the Programs' Properties to their highest and best use, National believed it would take that sort of discount to attract a buyer in three months. Based on recent experience, National believed it could sell the Oceanside Property at its May 1997 appraised value in three months.
(4) Since the Investors in each of the Programs appear to National to be unwilling to provide sufficient capital to complete the proposed development of the Programs' Properties, the Properties cannot be developed according to the original business plans. Thus, the Operated "As Is" value assumes that Investors in each Program would put up only sufficient additional funds to avoid losing the Property for property tax delinquencies. Since none of the Properties has positive cash flow, National believes that the Operated "As Is" value for a Property does not exceed its liquidation value. Thus, for purposes of the comparison, National assumed that the Operated "As Is" value and liquidation value were the same for all Properties.

(5) There are no real estate companies which are publicly-traded with an asset base similar to that which the Company will have if the Acquisition is completed. Thus, there is no comparable market information from which to extrapolate a possible market value for the Company's stock at any period after the completion of the Acquisition. Therefore, solely for purposes of the comparison, National arbitrarily assumed that, for a period of six months after the Acquisition, the Company's stock would trade at 75% to Exchange Value (or $7.50 per Share) and at 50% of Exchange Value (or $5.00 per Share).

TERMS OF THE ACQUISITION


    STRUCTURE OF THE ACQUISITION. If the Acquisition is approved, it will take the form of a purchase of the Properties and assets of each of the Programs by the Company from the Investors using the Shares of the Company as consideration for the purchase. As a part of the Acquisition, remaining "Trudy Pat" encumbrances on any of the Properties will be released by Investors so that the Company, through subsidiaries, will own the Properties free and clear of all mortgage liens.

    Each purchase is proposed to be effected pursuant to a purchase agreement with each Program (acting through National as the agent) and the Company. Pursuant to the purchase agreements, the Properties will be purchased "as is" with no warranties, other than title, surviving the closing of the sale. The Company will receive a deed to each of the Properties and new policies of title insurance will be included with each transfer.

    The transactions described below will have occurred or will take place simultaneously with, or shortly after, the closing of the Acquisition.

    - The Company was formed as a Delaware corporation with family partnerships of the principals of National (David Lasker and James Orth), along with certain affiliates, consultants and employees of National and the Company, as the founders. American Family Communities, Inc. will be formed as a wholly-owned subsidiary of the Company to oversee all of the Programs' Properties. Also, Delta Greens Homes, Inc., Oceanside Homes, Inc., Yosemite Woods Family Resort, Inc., and Mori Point Destinations, Inc. will be formed as second-tier subsidiary corporations of the Company to hold the Properties of each of the Programs with the two Yosemite/Ahwahnee Programs being combined into one subsidiary. Upon completion of the Acquisition, the founders will hold 19.84% of the Company's outstanding Shares assuming that no units are purchased pursuant to this Prospectus. See "Appraisals and Fairness Opinion" for a discussion of the fairness of the transaction.

    - The Shares of the Company issued pursuant to the Acquisition, as well as those sold as part of the units pursuant to this Prospectus, will
have been approved for listing, upon notice of issuance, by the             .

    - Certificates for the Shares will be mailed to Investors after the Acquisition is completed.

    - Shares and warrants underlying the units purchased pursuant to this Prospectus will be mailed to the Investors who purchase them and the funds in the Escrow representing the purchase price of such units will be released to the Company after the Acquisition is completed.

    As a result of the Acquisition, the Investors will cease to own interests in the Properties of the respective Programs in which they have invested. After the Acquisition, through subsidiaries, the Company will own all of the Properties, as well as the business and operations, owned by the Programs prior to the Acquisition.

    National may decide not to pursue the Acquisition at any time before it becomes effective, whether before or after approval by the Investors.

    EFFECTIVE TIME. If approved, the Acquisition is expected to be completed (with title to the real estate being transferred to the applicable
subsidiary) on           , 1998 (approximately five business days after the
planned date for tabulation of the votes of Investors in each Program (the "Effective Time").

CALCULATION OF EXCHANGE VALUE


    GENERAL. Shares in the Company will be allocated among the Programs pro rata in accordance with Exchange Values. The Exchange Value of a Program is its appraised value plus the book value of other assets at [December 31, 1997] minus liabilities at [December 31, 1997] and plus the amount of accrued fees and expenses to be forgiven by National as part of the

Acquisition in the form of Company Shares arbitrarily valued at $10 per Share. For purposes of the Sacramento/Delta Greens, Oceanside and Mori Point Programs, the appraised value is at May 1997. For purposes of the Yosemite/Ahwahnee I and II Programs, appraised values were derived by National through a reconciliation of the May 1997 appraisal and the October 1996 appraisal. See "Appraisals and Fairness Opinion -- Conflicting Yosemite/Ahwahnee Properties' Appraisals."


    National also considered allocating the Shares among the Programs in accordance with only May 1997 appraised values, and pursuant to an adjustment to May 1997 appraised values system designed to reflect the greater liquidity of the Oceanside Property, the need for, and availability of, working capital to accomplish the business plans of the Programs, and the expected resistance of Investors in the various Programs to assessments to provide working capital that could not be borrowed. Allocating the Acquisition Shares based exclusively on May 1997 appraised values was deemed inappropriate because (i) the Yosemite/Ahwahnee Properties had an October 1996 appraisal with a significantly lower valuation, causing National, the Company's auditors and the Independent Valuator to conclude that the May 1997 appraisal was too high and (ii) considering only the appraised values of the real estate did not take into account other assets, liabilities and fees due to National for the Programs. The adjusted May 1997 appraised value system was discarded as being too subjective and too difficult to explain to Investors. Further, it did not produce results materially different from the method selected.


    Exchange Values were determined as of [December 31, 1997].
[Ultimately, as of a date within 30 days of the Prospectus date.] The Exchange Values of the Programs do not necessarily reflect the aggregate price at which Company Shares received in the Acquisition may be sold, nor are they based solely on the Appraised Value of the real estate assets of each Program. See "Risk Factors." The number of Shares to be issued to each Program upon consummation of the Acquisition will equal the Exchange Value of the Program divided by $10, an arbitrary amount chosen for the sole purpose of allocating Shares and which is not intended to imply that such Shares will trade at a price of $10 per Share.


    The adjusted appraised value was selected for purposes of allocating the Company's Shares offered for the Properties because National and the Company believe that it most accurately reflects the relative values of the Programs to each other. The following table summarizes the calculation of the Exchange Value of each of the Programs:


                           Appraised Value of       Net Other Assets and
   Name of Program           Real Estate(1)     +       Liabilities(2)      =        Exchange Value(3)
   ---------------           -----------                -----------                  --------------
Sacramento/Delta Greens      $ 2,000,000                $   (63,499)                 $  1,936,501
Oceanside                      2,850,000                  2,025,714                     4,875,714
Yosemite/Ahwahnee I            3,912,454                   (706,787)                    3,205,666
Yosemite/Ahwahnee II           6,253,121                 (1,115,570)                    5,137,552
Mori Point                     5,500,000                   (642,958)                    4,857,042

------------------
(1) Reflects independent appraisals as of May 1997. However, an appraisal of the Yosemite/ Ahwahnee Properties was also conducted in October 1996, the results of which conflicted with the May 1997 appraisal. Faced with conflicting appraisals, to determine the appraised values for the Yosemite/Ahwahnee properties for purposes of the above table, National's management used the most conservative information presented in the appraisals unless a change in circumstances or market conditions for a particular parcel suggested one appraisal was more pertinent than another.
(2) The following table quantifies the asset and liabilities adjustments to appraised values made in determining a Property's Exchange Value as of December 31, 1997.



                           Book Assets       Book Liabilities       To Be Forgiven       Net Other Assets
    Name of Program        (12/31/97)*          (12/31/97)*     +       Amounts      -    and Liabilities
    ---------------        -----------          ----------              -------           ---------------
Sacramento/Delta Greens    $   108,627         $   (309,237)         $  137,111            $     (63,499)
Oceanside                    2,593,408           (1,271,694)            704,000                2,025,714
Yosemite/Ahwahnee I            602,891           (1,344,678)             35,000                 (706,787)
Yosemite/Ahwahnee II           963,576           (2,149,146)             70,000               (1,115,570)
Mori Point                     239,911             (882,869)                  0                 (642,958)



    * See balance sheets of each Program in the accompanying financial statements for details of book assets and book liabilities. There is no mortgage debt on the Properties of the Sacramento/Delta Greens and Mori Point Programs, and, after the Acquisition, there will be no mortgage debt on the other Programs' Properties.

(3) As set forth in the table under "-- Alternatives to Acquisition -- Liquidation of the Programs" the potential cash returns to Investors if the Properties could be sold for the appraised values used to calculate the Exchange Value are as follows: Sacramento/Delta Greens, $1,599,390; Oceanside, $3,886,714; Yosemite/Ahwahnee I, $2,788,422; Yosemite/Ahwahnee II, $4,442,239; and Mori Point, $4,307,042. In the unlikely event that the Yosemite/Ahwahnee Properties could be sold at May 1997 appraised values, the potential cash returns to Investors would be $6,428,213 for Yosemite/Ahwahnee I and $10,323,830 for Yosemite/Ahwahnee II. In all cases, a cash loss would result.
(4)        Rounding may result in sums not adding.


           As of the date of this Prospectus, neither National nor the Company knows of any material change in the prospects or financial performance of any of the Programs which will materially affect the value of the Shares to be received by Investors in the Acquisition, the values assigned to the Programs for purposes of comparison to the alternatives, or the fairness of the Acquisition to the Investors.

           No fractional Shares will be issued by the Company in connection with the Acquisition. Each Investor who would otherwise be entitled to a fractional Share will receive one Share for each fractional Share of 0.5 or greater. No Shares will be issued for fractional Shares of less than 0.5.

ALLOCATION OF SHARES AMONG THE PROGRAMS

           The total number of Shares issued in the Acquisition will be equal to the aggregate Exchange Value of the Programs divided by the arbitrary price of $10. The number of Shares allocable to each Program will be determined by multiplying the number of Shares allocable among all of the Programs by a fraction, the numerator of which is the Exchange Value of the Program and the denominator of which is the total Exchange Value of all of the Programs.

           As of            , 1998, the following table shows Investors (i) the
Amount Owed Plus Assessments which is the aggregate amount of the unpaid balance of the loan owed to a Program by the original borrower plus accrued but unpaid interest on such balance as of the Ownership Date of a Property plus all amounts paid by Investors pursuant to mandatory assessments plus voluntary advances,
(ii) appraised real estate values, (iii) Exchange Values and (iv) the number and percentage of Shares allocated to each Program are:


                                                                                                            % of Total
                                                          Adjustments to                                   Shares to be
                              Amount        Real Estate     Real Estate                                     Outstanding
                            Owed plus        Appraised       Appraised       Exchange   No. of Shares       After the
   Name of Program        Assessments(1)      Value(2)        Value(3)        Value      Allocated(4)     Acquisition(5)(6)
   ---------------        --------------    -----------    --------------   ----------   -------------    -----------
Sacramento/Delta Greens    $ 6,038,716      $ 2,000,000     $    (63,499)  $ 1,936,501     193,650               7.76%
Oceanside                   27,100,000        2,850,000        2,025,714     4,875,714     487,571              19.53
Yosemite/Ahwahnee I          8,996,473        3,912,454         (706,787)    3,205,666     320,567              12.84
Yosemite/Ahwahnee II        19,344,964        6,253,121       (1,115,570)    5,137,552     513,755              20.58
Mori Point                  12,420,000        5,500,000         (642,958)    4,857,042     485,704              19.45
                          --------------    -----------                     ----------   ----------            --------
           TOTAL           $73,900,153      $20,515,575                    $20,012,475   2,001,248              80.16%
                          --------------    -----------                     ----------   ----------            --------
                          --------------    -----------                     ----------   ----------            --------



------------------
(1) The tenancy-in-common agreements for each of the Programs provide that the servicing agent for the loan (National) may make mandatory assessments on the Investors to cover the operational costs of the Program. Investors may also make voluntary advances under the tenancy-in-common agreements to make up for mandatory assessments which have not been paid by other Investors. As of [December 31, 1997], the following mandatory assessments and voluntary advances have been paid to the Programs and are included in Amount Owed Plus Assessments.



                                            Mandatory          Voluntary
Name of Program                             Assessments         Advances
---------------                             -----------        ---------
Sacramento/Delta Greens                       538,970           86,890
Oceanside                                         -0-              -0-
Yosemite/Ahwahnee I                           926,560          120,188
Yosemite/Ahwahnee II                        1,853,941          155,230
Mori Point                                    549,380           58,215



(2) Appraisals were conducted in May 1997. However, an appraisal of the Yosemite/Ahwahnee Properties was also conducted in October 1996, the results of which conflicted with the May 1997 appraisal. Faced with conflicting appraisals, to determine the appraised values for the Yosemite/Ahwahnee properties for purposes of the above table, National's management used the most conservative information presented in the appraisals unless a change in circumstances or market conditions for a particular parcel suggested one appraisal was more pertinent than another. See "Appraisals and Fairness Opinion -- Conflicting Yosemite/Ahwahnee Properties' Appraisals."
(3) The adjustments were made by the Company to add back to the real estate appraised values the book value of other program assets at [December 31, 1997] to reduce that number by program liabilities at [December 31, 1997], and to add back liabilities to National to be forgiven by National as part of the Acquisition. See " --
           Calculation of Exchange Value" at page    for details as to the
           adjustments.
(4)        Represents [9.68%], [24.36%], [16.02%], [25.67%] and [24.27%],
           respectively, of the shares to be issued in the Acquisition.
(5) 85.83% if all units are sold to investors. The other shares will be held by management and other founders of the company.
(6) The founders of the Company include members of Company management, as well as certain employees of National and consultants to the Company and the Programs. The Company was formed, and shares were purchased by the founders, prior to making the Acquisition proposed. The total number of shares to be retained by the founders was determined by reviewing the fees cancelled and to be cancelled, as well as the additional value being brought to the Investors through the Acquisition. A total of [495,318] shares of Company common stock has been issued prior to the date of this Prospectus at $0.01
           per share.  See "Dilution" at page    of the Prospectus.  If the
           Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:





                                To Be            Previously               Total
Name of Program               Cancelled           Cancelled             Cancelled
                              ---------           ---------             ---------
Sacramento/Delta Greens(a)    $137,111             $500,000              $637,111
Oceanside(a)                   704,000                  -0-               704,000
Yosemite/Ahwahnee I(a)          35,000               72,158               107,158
Yosemite/Ahwahnee II(a)         70,000            1,157,867             1,227,867
Mori Point(a)                      -0-              461,589               461,589
                              --------            ---------             ---------
           TOTAL            $  946,111         $  2,191,614          $  3,137,725
                              --------            ---------             ---------
                              --------            ---------             ---------



------------------
(a) The shares to be retained by the founders were not allocated to the founders based on cancelled fees. However, if they had been so allocated from the Programs based on cancelled fees,
           (i) 20.30% of the total shares to be owned by the founders after Acquisition ([100,550] shares) which will be held by the founders of the Company would have been deemed allocated from the Sacramento/Delta Greens Program.
           (ii) 22.44% of the total shares to be owned by the founders after the Acquisition ([111,149] shares) which will be held by the founders of the Company would have been deemed allocated from the Oceanside Program.

           (iii) 3.42% of the total shares to be owned by the founders after the Acquisition ([16,940] shares) which will be held by the founders of the Company would have been deemed allocated from the Yosemite/Ahwahnee I Program.
           (iv) 39.13% of the total shares to be owned by the founders after the Acquisition ([193,818] shares) which will be held by the founders of the Company would have been deemed allocated from the Yosemite/Ahwahnee II Program.
           (v) 14.71% of the total shares to be owned by the founders after the Acquisition ([72,861] shares) which will be held by the founders of the Company would have been deemed allocated from the Mori Point Program.


ALLOCATION OF SHARES AMONG INVESTORS

           The method utilized to allocate shares to the Investors will involve two steps. The Shares will first be allocated among the Programs based upon the Exchange Value of each of the Programs relative to the aggregate Exchange Value of all of the Programs. National believes that the Exchange Values of the Programs constitute a reasonable basis for allocating the Shares among all of the Programs.

           Next, the Shares allocable to a particular Program will be allocated among the Investors pro rata in relation to each Investor's Adjusted Outstanding Investment in a particular Program. An Investor's Adjusted Outstanding Investment is calculated by adding the unpaid principal balance of the Investor's original loan, the accrued but unpaid interest on the unpaid principal balance to the Ownership Date, mandatory assessments paid, voluntary advances made, plus interest at 10% per annum through the Record Date on voluntary advances made, and deducting therefrom interest at 10% per annum through the Record Date on mandatory assessments NOT paid. The basis for such adjustments is found in Section 2.3 of each of the Programs' tenancy-in-common agreements.

           Once each Investor's Adjusted Outstanding Investment has been calculated, that amount is divided by the aggregate Adjusted Outstanding Investment for all Investors, and the resulting fraction is multiplied by the number of Shares allocated the Program to determine the number of shares allocated to each Investor.

           All Shares allocated to Investors will be exactly equal to each other, that is, they will all be part of a single class of common stock. As of the date of this Prospectus, neither National nor the Company knows of any material change in the prospects or financial performance of any of the Programs which will materially affect the value of the Shares to be received by Investors in the Acquisition, the values assigned to the Programs for purposes of comparison to the alternatives, or the fairness of the Acquisition to the Investors.

COMPANY SHARES HELD BY AFFILIATES OR EMPLOYEES OF NATIONAL


           None of the Acquisition Shares or units described in this Prospectus are allocable to National or any of its shareholders except to the extent of any of National's investments in the Programs. None of the Company's founders hold interests in any of the Programs'

Properties. At December 31, 1997, National's investments were $3,118 in the Sacramento/Delta Greens Program; $2,082 in the Oceanside Program; $2,373 in the Yosemite/Ahwahnee I Program; $46,454 in the Yosemite/Ahwahnee II Program; and $5,279 in the Mori Point Program. In the Acquisition, National will receive an aggregate of 1,817 Shares, reflecting 97 Shares, 41 Shares, 95 Shares, 1,383 Shares and 200 Shares, respectively, for its investments in the Sacramento/Delta Greens Program, Oceanside Program, Yosemite/Ahwahnee I Program, Yosemite/Ahwahnee II Program and Mori Point Program. As described in "Terms of the Acquisition" above, the principal founders of the Company were the family partnerships of David Lasker and James Orth, the principals of National. Upon completion of the Acquisition, they will retain, in the aggregate, [400,014] Shares, or [16.02]% of the outstanding Shares of the Company assuming none of the units are sold or [11.42]% of the outstanding Shares of the Company if all of the units are sold. National and the management of the Company believe that this is a fair allocation of the outstanding Shares of the Company after the Acquisition because it fairly reflects the management efforts that have been brought to bear to accomplish the Acquisition. The fairness of the allocation of shares to the founders of the Company is included in the Fairness Opinion described later in this Prospectus.



HISTORICAL COMPENSATION FOR SERVICING AND PROPERTY MANAGEMENT/EFFECT OF ACQUISITION



           The following table sets forth the servicing fees and property management fees accrued by National, its officers, employees or affiliates, as well as actually paid to National, during the years ended December 31, 1997, 1996, 1995 and 1994. In the case of the Oceanside Program, compensation to National or any of its affiliates would have been from accrued servicing fees, as well as annual salaries payable to the officers and employees of Oceanside Development, Inc. ("ODI") and its general and administrative overhead costs. In the case of the Yosemite/Ahwahnee I and II Programs, compensation to National or any of its affiliates would have been from accrued servicing fees, as well as accrued salaries payable to the officers and employees of Ahwahnee Golf Course and Resort, Inc. ("AGCRI") and its general and administrative overhead costs.



                                          Actually                  Actually                Actually              Actually
                             Incurred     Paid for      Incurred   Paid for     Incurred    Paid for   Incurred   Paid for
                             for Year       Year        for Year     Year       for Year      Year     for Year    Year
                              Ended         Ended         Ended      Ended       Ended        Ended     Ended      Ended
   Name of Program           12/31/94     12/31/94      12/31/95    12/31/95    12/31/96    12/31/96   12/31/97   12/31/97
   ---------------           --------     --------      --------    --------    --------    --------   --------   --------
Sacramento/Delta Greens     $ 50,000       $   -0-    $  50,000   $      -0-  $   50,000  $      -0-  $  50,000   $  8,267
Oceanside                    492,000       300,000      492,000      300,000     492,000     300,000    444,000    300,000
Yosemite/Ahwahnee I           65,000        10,000       84,051          -0-     150,800     101,626    148,439     60,700
Yosemite/Ahwahnee II         135,000           -0-      174,569          -0-     313,200     211,069    128,157    123,998
Mori Point                   100,000           -0-      100,000          -0-     100,000         -0-    100,000     27,333
                          ----------    ----------    ---------   ----------  ----------  ---------   ---------   --------
     Totals               $  842,000    $  310,000    $ 906,620   $  300,000  $1,106,000  $  612,695  $ 990,596   $520,298
                          ----------    ----------    ---------   ----------  ----------  ---------   ---------   --------
                          ----------    ----------    ---------   ----------  ----------  ---------   ---------   --------



           If the Acquisition had been completed during the above periods, National would not have been entitled to receive any further servicing fees and officers and employees of ODI and AGCRI would not have been entitled to their accrued compensation. The only compensation National or any of its affiliates would have been entitled to receive would have been from salaries payable to officers and employees of the Company. No cash would have been available to pay bonuses or dividends.



           Based on original "Trudy Pat" loan amounts, the following table sets forth the compensation, including employees of the Ahwahnee golf course, that would have been allocable to the Programs had the Acquisition been completed during the four years ended December 31, 1994, 1995, 1996 and 1997.



                             Original
                               Loan
   Name of Program            Amount            1994             1995           1996           1997
   ---------------        ------------     ------------     ------------   ------------    ------------
Sacramento/Delta Greens    $ 5,000,000      $   115,739      $   115,738    $   115,283     $   115,283
Oceanside                   30,000,000          284,739          284,739        284,739         284,739
Yosemite/Ahwahnee I          6,500,000          187,189          187,189        187,189         187,189
Yosemite/Ahwahnee II        13,500,000          312,375          312,375        312,375         312,375
Mori Point                  10,000,000          283,676          283,676        283,676         283,676
                          ------------     ------------     ------------   ------------    ------------
           Total           $65,000,000      $ 1,181,000      $ 1,181,000    $ 1,181,000     $ 1,181,000
                          ------------     ------------     ------------   ------------    ------------
                          ------------     ------------     ------------   ------------    ------------



HISTORICAL CASH DISTRIBUTIONS TO INVESTORS



           The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and during the Year ended December 31, 1997:




                              Prior to
Name of Program                 1992         1992         1993       1994      1995       1996       1997          Total
---------------               ---------      ----         ----       ----      ----       ----       ----          -----
Sacramento/Delta Greens
     Principal               $        0    $        0  $        0  $      0  $      0   $      0    $      0    $        0
     Interest                $1,654,013    $  343,750  $        0  $      0  $      0   $      0    $      0    $1,997,763

Oceanside
     Principal               $        0    $        0  $        0  $375,000  $900,000   $900,000    $675,000    $2,850,000
     Interest                $        0    $1,080,804  $3,145,869  $393,750  $      0   $      0    $      0    $4,620,423

Yosemite/Ahwahnee I
     Principal               $   45,000    $  135,000  $  103,085  $      0  $      0   $      0    $      0    $  283,085
     Interest                $1,903,306    $  920,794  $  335,557  $  4,756  $      0   $      0    $      0    $3,164,413

Yosemite/Ahwahnee II
     Principal               $   20,000    $   60,000  $   68,264  $      0  $      0   $      0    $      0    $  148,264
     Interest                $  592,498    $1,153,352  $  688,303  $ 10,273  $      0   $      0    $      0    $2,444,426

Mori Point
     Principal               $        0    $        0  $        0  $      0  $      0   $      0    $      0    $        0
     Interest                $1,354,708    $        0  $        0  $      0  $      0   $      0    $      0    $1,354,708


FEATURES OF THE ACQUISITION CONSIDERED BY NATIONAL


           National believes that the Acquisition is the best way to obtain a maximum recovery by Investors in each of the Programs. In reaching this conclusion, National considered the following positive and negative factors:


           LIQUIDITY THROUGH LISTING OF SHARES. The Company has applied for listing of the Shares on the ______________. Listing the Shares is a condition to the Acquisition. Thus, the Acquisition offers potential liquidity to the Investors for all or some of their Shares if a trading market develops. There is no guaranty that a liquid trading market will develop for the shares or that it will be sustained. Although the Acquisition is not the only means by which Investors could achieve liquidity in their investments in the Programs, National believes that the Acquisition is preferable to the alternatives (described below in "-- Alternatives to Acquisition") even though an indefinite period of time may be required before the value of the Shares is stabilized and there is an adequate demand from buyers for the Shares. National believes that a sale of the Properties in the current market would result in unnecessary losses to Investors. Investors should be aware, however, that initially the shares are likely to trade at prices substantially below the arbitrary $10 per share assigned to them for purposes of the Acquisition.


           CONTROL OF TIMING OF LIQUIDATION. By creating freely tradable equity securities in the Company, the Acquisition permits Investors to liquidate all or a portion of their Shares when such liquidation best serves such Investors. In addition, by controlling the timing of the liquidation of their investments, Investors will have better control of the timing of the tax impact of the liquidation. Furthermore, the Programs will not be forced to sell their Properties currently and recognize the losses that would be generated by such sales. If the Programs could be liquidated by selling off the Properties at the appraised values used to calculate Exchange Values, such sales would result in substantial cash losses to the Investors in each of the Programs. See table at "-- Alternatives to Acquisition; Liquidation of the Programs." However, no particular group of Investors will have the ability to control the timing of the sale of a particular property as they do under the current program structure. Instead, all Investors will be required to rely on the decisions of management regarding the sale of a Property. Management's decisions will affect cash available for distribution.


           BENEFITS TO THE COMPANY OF LISTED SHARES. In addition to the flexibility Investors will have to liquidate their interests at a time that best suits their respective individual needs, National believes that having the Shares of the Company listed for trading on the _______________ will provide benefits to the Company itself which could enhance Investor value. The Company may have access to outside capital in the form of debt or equity through the capital markets that the individual Programs would not have. For example, it is possible that the Company may be able to take advantage of its size in order to access the capital markets for additional debt or equity investors to provide expansion or completion of development and construction funding for the various projects. The growth of the Company will be a capital-intensive process. The Company, however, will need to be successful or show potential for success in order to induce, if available, capital sources to enter into transactions with it. Even in such cases, the cost of such capital may be high.


           DIVERSITY OF INVESTMENT. The Acquisition will allow Investors to participate in an investment portfolio of four properties rather than one property. These Properties are in diverse geographic locations in California and have different development orientation. The diversity of the Company's portfolio spreads the risk of an investment in the Company over a broader group of assets and reduces the dependence of the investment upon the performance of any particular asset. However, the poor performance of a particular Property may, nevertheless, negatively affect the performance of the Company even if all the other Properties are performing well. Historically, all of the properties have operated at a loss. In order for the company to be successful, it must obtain external financing or sell certain of its assets to raise cash for operations.


           EXPERIENCE OF MANAGEMENT. The Company has employed key management professionals that have expertise in real estate development, operation and construction. While members of management have gained experience in the operation of golf courses and recreational vehicle parks through the operation of the Yosemite/Ahwahnee properties, they do not have extensive experience in timeshare or resort development, marketing or operations. See "Management Following the Acquisition."


           MODEST INCREASE IN MANAGEMENT COMPENSATION. National considered that the total of salaries to be payable to the Company's officers and other employees exceeds the total payable to National and its affiliates for servicing and property management services ($1,181,000 as opposed to $969,000 both of which include the payroll for the Ahwahnee Country Club). The increase was not viewed as significant since the original servicing fees were based on loan servicing which is less labor-intensive than property development and management


           ELIMINATION OF MANDATORY ASSESSMENTS. Completion of the Acquisition will result in the cancellation of the servicing agreement and the tenancy-in-common agreement for each of the Programs and National will no longer be a Servicing Agent for the Investors. There will be no further assessments of Investors of any kind pursuant to those agreements. However the Company will be required to obtain additional financing from other sources in order for its business plan to be successful.


           LIMITATION OF INVESTOR LIABILITY. As beneficial owners of the assets and businesses of the Programs, Investors currently are not effectively insulated from personal liability based on the operation of those assets. Thus, if an accident occurred, the damages of which were not wholly covered by insurance, the individual Investors could be liable for the balance of the damages. As shareholders of a corporation, there will be no such risk of liability.


           NO CONTROL OVER TIMING OF SALE OF A PARTICULAR PROPERTY. No particular group of Investors will have the ability to control the timing of the sale of a particular property as they do under the current program structure. Instead, all Investors will be required to rely on the decisions of management regarding the sale of a Property. Management's decisions will affect cash available for distribution.


           PROCEEDS FROM SALE OF PROPERTIES. If a Property is sold or refinanced, the proceeds will be used by the Company to further the business plan of the Company. Presently, if a Program Property is sold in its entirety, the proceeds would go to applicable Investors directly as a return of their investment.


           ACQUISITION COULD TRIGGER TAXATION OF INVESTORS. Participation in the Acquisition may be a taxable event for Investors. However, National intends to treat the transaction as a tax-free transaction. To the extent that the Acquisition is determined to be taxable, National believes most Investors would be required to report tax losses. On the other hand, there generally would be no taxable event to Investors as the Programs are currently structured until the Program Property was sold. At such time, the amount returned to Investors would result in either a tax loss or gain depending upon how much of the original investment was returned.


           CASH DISTRIBUTIONS. Currently, if a Property was sold, an Investor would be entitled to a distribution of the proceeds of such sale net of costs of sale and accrued liabilities. After the Acquisition, an Investor's distributions will be dependent upon the earnings of the Company and a decision of the board of directors to make distributions in the form of dividends. An Investor will not automatically receive distributions upon the sale of any particular Property.


CONDITIONS TO THE ACQUISITION


           The principal conditions to the Acquisition are: (i) approval of the Acquisition by holders of a majority of the tenancy-in-common interests in each of the Programs; (ii) commitment of a reputable title company to issue to the Company an extended coverage policy of title insurance on each of the parcels of real property owned by each of the Programs; (iii) receipt of the Fairness Opinion from the Independent Valuator regarding the allocation of the Shares among the Programs; and (iv) approval of the Shares for listing on the _______________. No federal or state regulatory requirements must be complied with or approval obtained in connection with the Acquisition. These conditions may not be waived. National may decide not to pursue the Acquisition at any time before it becomes effective, whether before or after approval by the Investors.


RECOMMENDATION OF NATIONAL AND FAIRNESS DETERMINATION


           While the Acquisition was not negotiated at arm's-length and National and its principals will receive substantial benefits from it, National believes the Acquisition to be fair to, and in the best interests of, each of the Programs and the Investors therein. National recommends that the Investors approve the Acquisition.

           There can be no assurance that the market value of the Shares will ultimately be higher than the expected proceeds from liquidation. It is likely that the Shares will trade substantially below the arbitrary value of $10 per share assigned to them in the foreseeable future. Also, if many Investors were to sell the Shares immediately after the Acquisition was completed, the price of the Shares could drop even more significantly. In proposing the Acquisition, National examined the alternatives discussed in "-- Alternatives to Acquisition." Maintaining the current structure of each of the Programs, as well as a prompt liquidation of each of the Programs, were outweighed by the Company's (i) potential to provide improved liquidity to the Investors through ownership of the Company's Shares; (ii) potential for growth; and (iii) the possibility of increasing the value of the Company to permit the Investors who elect not to sell their Shares promptly a chance to obtain a better return than a liquidation of their Property would yield today.


           Based on its analysis of the Acquisition, National believes that (i) the terms of the Acquisition when considered as a whole are fair to the Investors; (ii) the Shares offered to the Investors constitute fair consideration for the Properties and other assets held in tenancy-in-common by the Investors; and (iii) after comparing the potential benefits and detriments of the Acquisition with those of the earlier described alternatives, the Acquisition is more attractive to the Investors than such alternatives. These beliefs are based upon National's analysis of the terms of the Acquisition, an assessment of its potential economic impact upon the Investors, a consideration of the amount of the equity of the Company which will be held by consultants and employees of National, the Company and the Programs, a comparison of the potential benefits and detriments of the Acquisition and alternatives to the Acquisition, a review of the financial condition and performance of the Programs and the terms of the servicing agreements and the tenancy-in-common agreements for each of the Programs.


           More specifically, National's determination of financial fairness was based on a consideration of the following positive and negative factors:


           - the Shares offer an opportunity for individual Investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the Shares will have any liquidity, or that any liquid market that develops will be sustained;


           - while the number of Shares to be issued to reflect the Exchange Value of a Program is arbitrary, the trading price of such Shares initially is likely to be substantially below the $10 value arbitrarily assigned to such Shares. In our opinion, the Exchange Values offered to Investors for their assets allow for an equitable allocation of the [2,001,248] Shares among the Programs. The disparity between Exchange Values and appraised values results from adding Program cash reserves to appraised values, deducting Program accrued property taxes and other fees net of fees to be forgiven by National;


           - on completion of the Acquisition the Investors will hold over 80% of the outstanding stock of the Company while principals, employees, and consultants of National will hold less than 20%. That 20% was purchased for $.01 per share. National and its principals have forgiven, or will forgive at the completion of the Acquisition, over

$3,000,000 of expenses and accrued fees of which a total of $1,400,000 was earned under the servicing agreements paid to it or for services and expenses rendered in managing the properties after the loans defaulted. National believes that the amount paid for the services is no greater than the amount that a third party would charge;


           - the valuation of the real estate assets of each of the Programs by the independent appraisers;


           - the probability that the transaction will either be tax-free to Investors or most likely yield a tax loss. Either way, National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;


           - while conflicts of interest exist in the structuring of the Acquisition, the issuance of Shares to the founders of the Company and the determination of management compensation and while you did not have independent representation in the structuring of the Acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;


           - while the Programs were originally formed to have a two to four year finite life and the Investors expected to receive a return of their investment from the original borrower, the Company is an infinite life entity which will not return the Program Investors' original investment based on sale or refinancing of the properties underlying the original Programs. However, after the borrowers defaulted on the "Trudy Pat" loan, the Investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. That significantly changed the finite life aspect of their original investments. Therefore, the infinite life aspect of the Company is not viewed by National to be a material change from the Investors' CURRENT situation;


           - the Acquisition will cause fundamental changes in the individual business plans of the Programs. Rather than being focused on a single Property, the Company will be focused on the management of at least five Properties. Thus, the poor performance of a particular Property may affect the Company's operations as a whole regardless of the performance of the other Properties. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;


           - Investors' voting rights will change. Investors will not be able to vote on changes to or dispositions of a particular Property or borrowing secured by a particular Property. Those decisions will be made by the Board of Directors or management. In addition, due to the number of Investors in the Company, a particular Investor's relative voting power will decline;


           - Cash distribution policies will be changed. There have been no distributions from any of the Programs, other than the Oceanside Program, in the past three years due to the original borrower's defaults. Future cash distributions will be based on the Company's earnings and the decision of the board of Directors to pay dividends. Even if a particular Property were to perform well, there is no assurance that there will be cash distributions;


           - Holders of the majority of tenancy-in-common interests in a particular Program can bind the Program, and Investors that vote against the Acquisition will not be able to object to the Acquisition if a majority of the Investors in all of the Programs approve the Acquisition; and


           - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm which addresses only the allocation of the Shares in the Acquisition and not the amount of the consideration paid to Program Investors in the Acquisition as a whole. See "Background and Reasons for the Acquisition" at page __.


           National also believes that the Acquisition is procedurally fair for the following reasons. First, the Acquisition is required to be approved by Investors holding a majority of each Program's outstanding tenancy-in-common interests in compliance with the provisions of the tenancy-in-common agreement of each of the Programs, and is subject to certain non-waivable conditions set forth under "Conditions to the Acquisition" above. Second, National believes that the Exchange Values of the Programs have been determined according to a process that is fair, because the process involved appraisals of all of the Programs' Properties by independent appraisers. See "-- Calculation of Exchange Value" and "Appraisals and Fairness Opinion." Other than as described in this Prospectus, for purposes of determining fairness to Investors, neither National nor the Company is aware of any factor or uncertainty that may materially affect the value of the Shares to be received by Investors in the acquisition.


           All of the above factors were used as support for National's belief that the Acquisition is fair, substantively and procedurally. No special emphasis was assigned to any of the factors.


           National believes that there are no material differences in the fairness analysis for any particular Program in comparison with any other.


FAIRNESS IN VIEW OF CONFLICTS OF INTEREST


           Although National reasonably believes the terms of the Acquisition are fair to the Investors, the principals of National have conflicts of interest with respect to the Acquisition. These conflicts include, among others, (i) the determination not to retain independent parties to act on behalf of the Investors or the Programs (see "Risk Factors -- Risks of the Acquisition"), (ii) the principal shareholders of National may realize substantial economic benefits upon completion of the Acquisition (see "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentive"), and (iii) National's relief from on-going obligations under the servicing agreements with respect to each of the Programs (such relief is not susceptible to meaningful quantification except to the extent that National may be able to reduce its overhead allocated to the asset management for the Programs). It should be noted that, prior to 1994, National forgave $2,191,614 of fees for the performance of servicing agent and other project management-related activities under the applicable servicing agreements, and will forgive an additional $946,111 of similar fees upon the successful completion of the Acquisition. It should be further noted that, at $10 per Share, the amount of fees cancelled by National and its principals would be equal to over 300,000 Shares.
Additionally, National will not be entitled to any further servicing fee with respect to the Properties which amounts, in the aggregate, to $650,000 annually. To help mitigate the potential conflicts, National obtained the independent appraisals and the Fairness Opinion. For a further discussion of the conflicts of interest and potential benefits of the Acquisition to National and its principal shareholders, see "Interests of Certain Persons in the Acquisition and Conflicts of Interest -- Substantial Benefits to Affiliates of National."


CONSEQUENCES IF THE ACQUISITION IS NOT APPROVED


           If the Acquisition is not consummated for any reason, National will be unable to continue to manage the Programs without receiving contracted-for fees and expenses. Thus, National will seek Investors' approval to sell each of the Programs' Properties for the highest amount then available and distribute the proceeds, net of selling expenses and fees due to National, to the Investors in the respective Programs. If the Acquisition is not approved, National will likely resign as servicing agent for each of the Programs unless a sale can be consummated in less than three months. As a last resort, National may determine that bankruptcy protection and liquidation may be in the best interests of one or more of the Programs. No other transaction is currently being actively considered as an alternative to the Acquisition. The Programs will, however, pay the expenses of the Acquisition even if it is not approved.


ACCOUNTING TREATMENT


           The transaction will be accounted for as a purchase by the accounting acquiror the Yosemite/Ahwahnee Programs, of all of the investment programs and the Company. As such, the assets and liabilities of the investment programs being acquired, as well as those of the Company, will be recorded at their fair values, while the assets and liabilities of the Yosemite/Ahwahnee Programs will remain at their historical costs. The Yosemite/Ahwahnee Programs have been treated as the accounting acquiror due to their underlying shareholder group holding a greater interest in the Company, subsequent to the Acquisition, than any other shareholder group involved in the Acquisition


COSTS AND EXPENSES


           Costs and expenses incurred in connection with the Acquisition will be allocated to the Programs on a pro rata basis in accordance with their relative Exchange Values, whether or not the Acquisition is consummated. If the Acquisition fails, such liabilities will remain owing for ultimate repayment at the sale of the applicable Property. The following is a statement of ESTIMATED costs and expenses that have been or are likely to be incurred by the Programs and the Company in connection with the Acquisition.

           [COST ALLOCATION PENDING FINAL EXCHANGE VALUE CALCULATION. TOTAL COSTS ARE ESTIMATED TO APPROXIMATELY $1,024,000.]




                    Sacramento                     Yosemite/      Yosemite/
                   /Delta Greens   Oceanside      Ahwahnee I     Ahwahnee II     Mori Point     Total
                   -------------  -----------    -----------     -----------    -----------    --------
Accounting           $             $              $               $              $              $
Audit
Appraisal
Legal
Fairness opinion
Exchange fees
SEC filing fees
Printing
Mailing/copying
Investment
  banking/
  consulting
Meeting and travel
Solicitation fees
Miscellaneous
                   -------------  -----------    -----------     -----------    -----------    --------
        Total        $             $              $               $              $              $
                   -------------  -----------    -----------     -----------    -----------    --------
                   -------------  -----------    -----------     -----------    -----------    --------


APPRAISALS AND FAIRNESS OPINION


           APPRAISALS. National engaged separate independent real estate appraisal firms named at page __ to provide independent appraisals of the value of the real estate in each Program. The appraisers were selected for their knowledge of the real estate conditions in the four areas in which the Programs' Properties are located. See "Appraisals and Fairness Opinion" for information about the appraisers and the appraisals. Although National received independent appraisals, it used its own judgment as to various portions of conflicting appraisals received on the Yosemite/ Ahwahnee I and II Properties in order to determine the appraised value for those Properties. The disparity between Exchange Values and appraised values results from adding Program cash reserves to appraised values and deducting Program accrued property taxes and other accrued obligations net of fees to be forgiven by National.


           National also engaged Houlihan Valuation Advisers, a well-known and reputable independent valuation company (the "Independent Valuator"), to determine the fairness of the allocation of shares in connection with the Acquisition. The Independent Valuator did not pass upon the procedures used by National and the Company to determine the fairness of the Acquisition. The Independent Valuator has rendered a Fairness Opinion (attached as Appendix 1 to this Prospectus) to the effect that the transaction, including the allocation of Shares among the Programs, as well as the number of Shares to be held by management and founders of the Company, is fair to Investors from a financial point of view. See "Appraisals and Fairness Opinion -- Fairness Opinion."

           FAIRNESS OPINION


           GENERAL. The Independent Valuator was engaged by National to analyze certain aspects of the Acquisition and has delivered its written determination, based on the review, analysis, scope and limitations described therein, as to the fairness of the allocation of Shares pursuant to the Acquisition, from a financial point of view, to the Investors in each of the Programs (the "Fairness Opinion"). The full text of the Fairness Opinion is set forth in Appendix A and should be read in its entirety. A development of a fairness opinion is a complex analytical process. It is not easily susceptible to partial analysis or summary description.


           Neither National nor the Company imposed any conditions or limitations on the scope of the Independent Valuator's investigation or methods and procedures to be used in rendering the Fairness Opinion. The Company has agreed to indemnify the Independent Valuator against certain liabilities arising out of the Independent Valuator's engagement.


           EXPERIENCE OF INDEPENDENT VALUATOR. The Independent Valuator is regularly engaged in the valuation of businesses and their securities in connection with a variety of business combination transactions and for estate, tax, corporate and other purposes. The founding principals of the Independent Valuator have been regularly engaged in business valuations for more than 20 years. National selected the Independent Valuator because of its experience and reputation in connection with the valuation of business combination transactions. Neither National nor the Company has any prior relationship with the Independent Valuator and neither has present plans to retain the Independent Valuator in the future.


           MATERIALS REVIEWED. In preparing the Fairness Opinion, the Independent Valuator reviewed and analyzed the following: (i) this Consent Solicitation Statement/Prospectus; (ii) real estate appraisals with respect to each of the Properties prepared by independent real estate appraisers; (iii) feasibility studies with respect to the Yosemite/Ahwahnee Properties and the Sacramento/Delta Green Property; (iv) audited financial statements for each of the Sacramento/Delta Greens Property, the Mori Point Property, the Oceanside Property, and the Yosemite/Ahwahnee I and II Properties, as well as unaudited pro forma consolidated financial statements for the Company for the years ended December 31, 1996 and 1997; (v) certain documents related to the "Trudy Pat" loans on the Properties; and (vi) other documents and schedules pertinent to their analysis. In addition, the Independent Valuator met with members of management of the Company and National regarding matters pertinent to its analysis, conducted site visits to each of the Properties, met with the general manager of the Yosemite/Ahwahnee I and II Properties, and conducted such other studies, analyses and inquiries as it deemed appropriate.


           The Independent Valuator did not independently verify the accuracy or completeness of the information supplied to it with respect to the Company or the Properties and does not assume any responsibility with respect to that information.

           ANALYSIS AND CONCLUSIONS. On behalf of the Investors in each of the Programs, National requested that the Independent Valuator opine as to the fairness, from a financial point of view, of the allocation of Shares pursuant to the Acquisition, inclusive of Shares to be held or controlled by principals of National, employees of National and the Company, as well as consultants to certain of the Properties and National.


           The Independent Valuator's analysis began with a determination of the enterprise value of each of the Programs on a stand alone basis. The enterprise value of most entities whose primary business purpose is owning real estate is determined based on the adjusted book value (or net asset value) approach. Therefore, the Independent Valuator deemed this to be a reasonable methodology for determining the enterprise value of each of the Oceanside, Mori Point, Yosemite/Ahwahnee I and II, and Sacramento/Delta Greens Programs on a stand alone basis. In the adjusted book value approach, the estimated current market value of individual assets and liabilities are substituted for their carrying value on the Programs' financial statements (or book value). The enterprise value is the resulting value of the equity after subtracting liabilities from the market value of assets.


           To determine the current net asset value of each of the Programs, the Independent Valuator relied on the Appraisals to represent the market value of the respective properties, except in the case of the Yosemite/Ahwahnee I and II properties, wherein the Independent Valuator relied upon management's reconciliation of the two existing appraisals. In either case, the Independent Valuator assumed, without independent analysis or verification, that the property values thus derived were representative of the current fair market values of the respective properties. In determining net asset value, the Independent Valuator used the book value as of December 31, 1997 for most of the non-real estate assets. This was considered reasonable because the majority of these assets consist of cash, restricted cash, accounts receivable, notes receivable or amounts due from affiliates, which are relatively liquid and worth approximately their book value. With respect to property and equipment (excluding real estate), no appraisals were provided to the Independent Valuator. Management believes the book value of property and equipment to be reasonably indicative of its market value. Deferred membership selling expense (an asset) and deferred revenues (a liability) which appear on the balance sheet of the Yosemite/Ahwahnee Programs as of December 31, 1997 were eliminated because these assets have no market value. Liabilities (except for deferred revenues) were subtracted out at book value. In the net asset value calculation, liabilities were not reduced by the estimated amounts to be forgiven by National. Using the aforementioned methodology, the resulting net asset values as of December 31, 1997 were as follows (rounded to the nearest $000): $3,700,000 for Oceanside (or 19.2% of the combined net asset value); $3,171,000 for Yosemite/Ahwahnee I (or 16.5% of the combined net asset value); $5,710,00 for Yosemite/Ahwahnee II (or 29.7% of the combined net asset value); $4,847,000 for Mori Point (or 25.2% percent of the combined net asset value); and $1,799,000 for Sacramento/Delta Greens (or 9.4% of the combined net asset value).

           However, in addition to their respective net asset values for the Programs on a stand alone basis, the Independent Valuator also considered the potential synergies among the Programs based on the business plan of the Company after the Acquisition and how this should effect the overall allocation. In this regard, the Independent Valuator reviewed the two feasibility studies for the Yosemite/Ahwahnee I and II properties, as well as the Sacramento/Delta Greens feasibility study. The Yosemite/Ahwahnee studies indicate that the development of the property as a mixed use resort, with primary emphasis on the sale of time share units, is feasible and could be expected to generate significant positive cash flow over the next several years. However, additional investment in infrastructure will be required before the project will become cash flow positive. The feasibility study for the Sacramento/Delta Greens property indicates that residential development on the property is feasible based on expected home prices and absorption rates in spite of the fact that the property is located near a high crime area which will impact selling prices. While no feasibility study was prepared for the Mori Point property, the real estate appraisal prepared for the property was performed on the basis of expected returns from a hotel conference center development, which was the concluded highest and best use. However, substantial additional funding will be required to bring that project to fruition.


           Unlike the other programs whose properties require substantial additional capital in order to realize their development potential, the Oceanside program has been generating positive cash flow. Its property is also the most liquid. Therefore, the Independent Valuator believes that the fact that Oceanside will receive approximately a 480 basis point percent premium to what its allocation would be purely on the basis of its relative stand alone net asset value is justified because of the value that its liquidity contributes to the overall business plan the Company is expected to undertake after the acquisition. This premium is further supported by the fact that there is a possibility that the Oceanside Property could be sold for more than its appraised value. On the other hand, the fact that the Yosemite/Ahwahnee I and II Programs will collectively receive approximately 390 basis points less than what they would receive purely on the basis of stand along net asset value is justified because these Programs are currently operating at a loss and require the largest amount of funding.


           With respect to the 495,318 Founders Shares (as that term is defined in the Fairness Opinion), the Independent Valuator was primarily concerned with the 400,014 shares to be issued to the family limited partnerships under the control of David Lasker and James Orth. For analytical purposes, the Independent Valuator considered these shares as consideration for three separate items. The first represents consideration for the approximately $946,000 forgiveness of indebtedness, which equates to 94,611 shares based upon an assumed price of $10 per share. The second component relates to the consideration for Messrs. Lasker and Orth in connection with their responsibilities as officers of the Company. The Independent Valuator assumed this number of shares would be approximately 50,000 shares, which represents the approximate amount of shares to be issued to Mr. Albertson on the basis of arm's length negotiations. The remaining 205,403 shares, or 8.23% of the total shares to be issued in connection with the Acquisition, represents consideration for the role of Messrs. Lasker and Orth in structuring and completing the Acquisition, which is reasonable given the fact that the transaction they have structured should, among other things, enhance the Investors' liquidity more than enough to offset the dilution resulting from the issuance of the shares. Even though there is no guarantee that an active market will develop for the Company's shares, when compared with likely discounts for lack of marketability in excess of 30 percent for their current ownership interests (based on historical studies), the Investors' liquidity should be expected to be increased significantly.


           ASSUMPTIONS. The Independent Valuator assumed that the financial statements provided to it correctly reflect the financial results and condition of the Company (on a pro forma basis) and the Properties for the time periods covered in accordance with generally accepted accounting principles consistently applied. The Independent Valuator further assumed that there has been no material change in the financial results and condition of the Company (on a pro forma basis) or the Properties since the date of the most recent financial statements made available to it.


           LIMITATIONS AND QUALIFICATIONS. The Independent Valuator was not asked to and therefore did not solicit third party indications of interest in acquiring all or any of the Properties. Furthermore, the Independent Valuator did not negotiate the Acquisition or advise National or the Company with respect to alternatives to the Acquisition, or select the method of determining the allocation of the Shares or establish the allocations.


           Further, the Independent Valuator expressed no opinion as to (a) the fairness of the Acquisition (other than the fairness of the allocations) as described above or the amounts or allocations of Acquisition Expenses; (b) the prices at which the Shares may trade following the Acquisition or the trading value of the Shares as compared with the current market value of the Programs' Properties if liquidated in current real estate markets; and (c) alternatives to the Acquisition.


           In connection with preparing the Fairness Opinion, the Independent Valuator was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Appendix 1. The Independent Valuator did not deliver any additional written summary of its analysis.


           COMPENSATION. The Independent Valuator has been paid a fee of $35,000 for preparing the Fairness Opinion. In addition, the Independent Valuator will be reimbursed for all reasonable out-of-pocket expenses, including legal fees up to a maximum of $750, and indemnified against certain liabilities, including certain liabilities under the federal securities laws. The fee was negotiated between National and the Independent Valuator. Payment of the fee is not dependent upon completion of the Acquisition. The Independent Valuator has rendered no services to either National or the Company, or their Affiliates, in the past.

                                  DIVIDEND POLICY


           The Company has no plans to pay dividends in the foreseeable future. Funds otherwise available for dividends will be utilized to potentially increase Share value through acquisition and development. The effect of this policy will be that, as Company real estate assets are sold, unlike in the Programs, no cash distributions will be made to Investors.


                COMPARISON OF TENANCY-IN-COMMON INTERESTS AND SHARES


           The following summary compares a number of differences between the ownership of tenancy-in-common interests in the Programs and Shares of the Company and the effect relating thereto.





Differing Factor     Tenancy-in-Common Interests                            Shares
----------------     ---------------------------                            ------

GENERAL BUSINESS     Each of the Programs commenced as opportunities        The business of all five of the Programs will be
                     to participate in a loan secured by to-be-improved     consolidated into the Company.  The Company has
                     real property.  The Programs are not                   broader investment objectives which will include
                     seeking to make additional loans or purchase new       the sale or completion of the projects
                     properties.                                            originally undertaken by the developers which
                                                                            borrowed from Investors of the Programs, as well
                                                                            as possibly expanding into other real estate
                                                                            ventures.  The current plans of the Company may
                                                                            be recast at the discretion of the Board of
                                                                            Directors without the consent of the
                                                                            Shareholders.

DURATION             The Programs were originally structured to have        The Company will have perpetual life.  It
                     the loans repaid over two to four years.               intends to operate indefinitely and it has no
                                                                            plans to liquidate assets to make returns of
                                                                            capital to Investors.

                                  79

DISTRIBUTIONS AND    The Programs were initially designed to yield          The initial policy of the Company will be to
DIVIDENDS            regular interest payments to the Investors and to      preserve its cash resources for growth and
                     have the principal of the various loans repaid in      internal development and, thus, the Company does
                     accordance with their respective terms, usually        not plan to make dividend distributions in the
                     two to four years.                                     foreseeable future.  The Board of Directors has
                                                                            the discretion to determine whether or not and
                                                                            when to declare and pay dividends and the amount
                                                                            thereof.

TAXATION             The Programs are not tax payers and file no tax        The Company will be taxed as a corporation and
                     returns.  Prior to the Ownership Date, interest        file corporate income tax returns.
                     income distributed to Investors was reported to        Distributions to shareholders will be reported
                     the IRS and applicable state taxing authorities        to the IRS and applicable state taxing
                     on Form 1099-INT.  As tenancy-in-common owners of      authorities on Form 1099-DIV whether or not such
                     the Properties, the Investors no longer receive        distributions are taxable.
                     Form-1099 from National, but are responsible for
                     their pro rata share of any income, gain, loss or
                     deductions attributable to their Program's
                     Properties.


OVERHEAD AND         Overhead and expenses of the Programs are the          Investors will have no direct responsibility for
EXPENSES             responsibility of the Investors to the extent the      company overhead and expenses.  Initially,
                     applicable Program does not generate sufficient        overhead and expenses of the Company will be
                     cash flow to cover them.  They are billed              derived from proceeds of the sale of the units,
                     individually to investors in the form of               if any, and the sale of one or more of the
                     assessments.  To date, only the Oceanside program      Company's assets.  Future overhead and expenses
                     has been self-funding.                                 will be funded from cash flow from operations.

                                  80

MANAGEMENT           The business and affairs of each of the Programs       The business and affairs of the Company are
                     are managed by National pursuant to the                managed by the officers of the Company under the
                     applicable servicing agreement.  National may be       direction of the Board of Directors.  The Board
                     terminated as the servicing agent by the vote of       of Directors will ultimately be divided into
                     holders of a majority of the interests of a            three classes serving staggered three year
                     particular Program.                                    terms.  One-third of the Board of Directors will
                                                                            be elected annually by holders of the Shares to
                                                                            serve for three year terms.  Directors can be
                                                                            removed from office by the affirmative vote of
                                                                            the holders of at least a majority of the
                                                                            then-outstanding Shares.


FIDUCIARY DUTIES     None of the Programs are partnerships and, thus,       Officers and Directors of the Company are
                     National does not have the common law fiduciary        subject to the Delaware common law which imposes
                     duties that it would have if it were the general       fiduciary duties of care, loyalty, good faith
                     partner of a partnership.  However, as an agent,       and fair dealing on the officers and directors
                     National has fiduciary-like duties to Investors        of the Company.
                     to use reasonable care, skill and diligence in
                     its work, not to compete with Investors'
                     interests without consent, and not to take
                     adverse interests to Investors without consent.

                                 81

VOTING RIGHTS        Under the tenancy-in-common agreements of each of      Under the Charter Documents of the Company, the
                     the Programs, the Investors have voting rights         Shareholders have voting rights with respect to
                     with respect to collection, servicing and              (i) election of Directors; (ii) the sale or
                     administration of the Outstanding Investment of        disposition of all or substantially all of the
                     the Programs, as well as termination of the            assets of the Company at any one time; (iii) the
                     applicable servicing agreement.  Each holder of a      merger or consolidation of the Company; (iv) the
                     tenancy-in-common interest is entitled to vote on      dissolution of the Company; and (v) certain
                     each matter presented to the Investors of a            anti-takeover provisions.
                     particular Program. Approval of any matter             Each Share entitles its holder to cast one vote
                     submitted to the Investors in a particular             on each matter presented to holders of Shares.
                     Program requires approval of holders of a majority     Approval of any matter submitted to holders of
                     of the tenancy-in-common interests of that Program.    Shares generally requires the affirmative vote
                                                                            of holders of a majority of the outstanding shares,
                                                                            however, amendments to the anti-takeover
                                                                            provisions of the Certificate of Incorporation
                                                                            of the Company require a two-thirds vote.

SPECIAL MEETINGS     None                                                   A special meeting of Shareholders may by called
                                                                            by the Board of Directors of the Company, the
                                                                            Chairman of the Board or the President only.

REDEMPTION           The tenancy-in-common interests are not                The Shares are not redeemable.  The Shares can
                     redeemable.  Investors in a particular Program         be sold on the ________________ if an active
                     may only receive a return of their investment          trading market exists.
                     upon the repayment of the applicable note or
                     other liquidation of all or part of the assets of
                     the Program.

VOTING DILUTION      Investors in each Program have voting power based      Since five programs will be consolidated into
                     on their percentage of the funds contributed to        the Company, each investor's voting power will
                     the Program.                                           be substantially reduced.


LIQUIDATION RIGHTS       In the event of the liquidation of a            Upon liquidation of the Company,
                         particular Program, the assets of the           the Shareholders will be entitled to
                         Program remaining after                         share ratably in any assets
                         satisfaction of all debts                       remaining after the satisfaction of
                         and liabilities of the Program, the             obligations to creditors and any
                         satisfaction of expenses of                     liquidation preferences on any
                         liquidation of the assets of the                Preferred Stock that may be then
                         Program and the establishment of a              outstanding.
                         reasonable reserve in connection
                         therewith are distributed to the
                         Investors pro rata in accordance
                         with their respective percentage
                         interests in the applicable Program.

RIGHT TO COMPEL          Holders of a majority of the                    The vote of Shareholders owning
DISSOLUTION              tenancy-in-common interests in a                at least a majority of the
                         particular Program may vote to                  outstanding shares in the Company
                         compel the sale of the Program's                is sufficient to cause the
                         assets with the result that the                 dissolution of the Company.
                         Program will be dissolved.



LIMITED LIABILITY        As tenancy-in-common owners of                  Shareholders are not generally
                         the assets of the Programs, the                 liable for obligations of the
                         Investors are NOT effectively                   Company.
                         insulated from personal liability
                         based on operation of those assets.

LIQUIDITY AND            There is no organized secondary                 The Shares will be freely
MARKETABILITY            market for the tenancy-in-common                transferable and it is a condition to
                         interests held by Investors. Thus,              the consummation of the
                         trading in the tenancy-in-common                Acquisition that the Shares be
                         interests is sporadic and occurs                approved for listing on the
                         solely through private transactions.            ________________.




RESTRICTIONS ON          There are certain restrictions on               None.
TRANSFER                 transfer of the tenancy-in-common
                         interests.



CONTINUITY OF            None of the Programs are designed               The Charter Documents provide
EXISTENCE                to have perpetual existence.                    for perpetual existence.

                                                    83

FINANCIAL REPORTS        None of the Programs are subject to            The Company will be subject to
                         the reporting requirements of the              the reporting requirements of the
                         Exchange Act.  However, National,              Exchange Act and will file annual
                         without obligation to do so, has               and quarterly reports.  The
                         endeavored to provide the Investors            Company currently intends to
                         in each of the Programs with                   provide annual and quarterly
                         regular reports about such                     reports to its Shareholders.
                         Programs' respective activities.

PAYMENTS TO              National is entitled to fees and               While National and its Affiliates
NATIONAL AND ITS         reimbursement of expenses for                  will hold Shares of the Company,
AFFILIATES               services it renders to each of the             the only form of compensation
                         Programs pursuant to the servicing             paid to some of such persons will
                         agreements.                                    be pursuant to their employment
                                                                        agreements or otherwise.  ONLY
                                                                        $1,381,881 OF THE PAST DUE FEES AND
                                                                        EXPENSES DUE TO NATIONAL AND ITS
                                                                        PRINCIPALS WILL REMAIN AS LIABILITIES
                                                                        OF THE COMPANY.

CERTAIN LEGAL RIGHTS     Holders of a majority of the                   Delaware law affords shareholders
                         Outstanding Investment in a                    rights to bring derivative actions
                         Program must vote to terminate the             when the officers or Directors of
                         servicing agreement between                    the Company have failed to
                         National and the Program Investors.            institute an action to recover
                                                                        damages and class actions to
                                                                        recover damages.  Shareholders
                                                                        may also have rights to bring
                                                                        actions in federal court to enforce
                                                                        federal rights.


INSPECTION OF BOOKS      Holders of tenancy-in-common                   Under Delaware law, each
AND RECORDS              interests in a Program have no                 Shareholder has the right, subject
                         contractual right to inspect books             to certain reasonable standards, to
                         and records maintained by National             obtain from the Company from
                         with regard to a Program.                      time to time upon reasonable
                         However, as the servicing agent for            written demand for any purpose
                         the Investors, National permits                reasonably related to the
                         them to review such books and                  Shareholder's interest as a
                         records on reasonable notice.                  Shareholder of the Company,
                                                                        certain information regarding the
                                                                        status of the business, affairs and
                                                                        financial condition of the
                                                                        Company.  Pursuant to Rule 14a-7
                                                                        under the Exchange Act, the
                                                                        Shareholders will have the right to
                                                                        obtain a list of Shareholders from
                                                                        the Company whenever the
                                                                        Company solicits proxies or
                                                                        consents.


                        COMPARISONS OF PROGRAMS AND COMPANY


         The information below highlights a number of the significant differences between the Programs and the Company relating to, among other things, forms of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure and investor rights. These comparisons are intended to assist Investors in understanding how their investments will be changed if, as a result of the Acquisition, their tenancy-in-common interests in the assets, liabilities and businesses of their respective Programs are exchanged for Shares of the Company.

                                       FORM OF ORGANIZATION


                 Program                                                   Company
                 -------                                                   -------
None of the Programs are organized business               The Company is a Delaware corporation
entities such as corporations, partnerships or            formed for the purpose of acquiring the
business trusts.  Each commenced as an                    Programs' Properties, as well as investing in
opportunity to participate in a loan secured by           and managing other real estate opportunities.
to-be-improved real property through a                    The Company will be taxed as a corporation.
tenancy-in-common investment mechanism.
Each Program remains as a tenancy-in-
common among its Investors.  Investors are
individually responsible for the tax
consequences of a Program and the reporting
thereof.


                                         LENGTH OF INVESTMENT


                 Program                                                   Company
                 -------                                                   -------

An investment in any of the Programs                      Unlike the Programs, the Company intends to
originally was presented to Investors as an               continue its operations for an indefinite time
opportunity to take a tenancy-in-common                   period and the Company has no specific plans
participation in a loan secured by real property.         for the disposition of assets acquired through
As such, the investments were finite in length            the Acquisition or subsequent acquisitions.
with the expectation that Investors' investments          The Company is allowed to retain net sale or
were to be returned, with interest, within a two          refinancing proceeds for new investments,
to four year period.                                      capital expenditures, working capital reserves
                                                          or other appropriate purposes.

                                         NATURE OF INVESTMENT


                 Program                                                   Company
                 -------                                                   -------

Since the respective Ownership Date of each of            The Shares constitute equity interests in the
the Programs, the Investors in such Programs              Company.  Each Shareholder will be entitled to
have been the beneficial owners (as tenants-in-           its pro rata share of distributions made with
common) of the assets and the businesses of               respect to the Shares.  The distributions
the respective Programs.  Actual title to the             payable to Shareholders are not fixed in
Properties is held by various entities acting as          amount and are only paid when declared by the
agents for the Investors in the several                   Board of Directors.  The Company has no
Programs.                                                 present plans to pay distributions.


                                     PROPERTIES AND DIVERSIFICATION


                 Program                                                   Company
                 -------                                                   -------

The investment portfolio of each of the                   The Company is authorized to own and acquire
Programs is limited to the assets acquired as of          the Programs' Properties, make other
the applicable Ownership Date, as well as such            investments and issue additional equity and
additional assets as may have been acquired               debt securities to acquire additional assets.
with mandatory Investor assessments or
voluntary Investor advances since the
Ownership Date.  None of the Programs have
the authority to raise additional funds from
third parties to expand its investment
portfolios.


                                     ADDITIONAL EQUITY AND DILUTION



                 Program                                                   Company
                 -------                                                   -------

None of the Programs are authorized to raise              The Board of Directors may, in its discretion,
additional funds other than through the                   issue additional equity securities.  The
assessment/advance process prescribed by the              Company may sell additional equity from time
applicable tenancy-in-common agreement.                   to time to increase its available capital.  The
Therefore, except to the extent that existing             issuance of additional equity securities may
Investors in a particular Program pay                     result in a dilution of the interests of the
mandatory assessments or make voluntary                   Shareholders.
advances, no dilution of an Investor's interest
in the Program can occur.


                                          BORROWING POLICIES



                 Program                                                   Company
                 -------                                                   -------

Except to the extent authorized by vote of                The Company is permitted to borrow, on a
Investors owning a majority of the tenancy-in-            secured or unsecured basis, funds to advance
common interests in the loan to the original              its business without limits.  No shareholder
borrower, none of the Programs is authorized              vote is required.
to borrow funds necessary, appropriate or
advisable to conduct its business and affairs.
Without such a majority vote, the only
additional funds which the Programs may raise
comes from mandatory assessments from, or
voluntary advances by, existing Investors.


           RESTRICTIONS ON RELATED PARTY TRANSACTIONS AND BUSINESS COMBINATIONS


                 Program                                                   Company
                 -------                                                   -------

None of the applicable servicing agreements or            Under Delaware law, transactions between the
tenancy-in-common agreements for the                      Company and one or more of its directors or
Programs restrict any of the Programs from                officers, or between the Company or any
entering into business transactions with                  affiliate of a director or officer, are not void or
National or its affiliates.                               voidable if the transaction is approved in good
                                                          faith by a majority of the disinterested directors
                                                          or Shareholders based on full disclosure; or the
                                                          transaction is fair as to the Company as of the
                                                          time it is authorized, approved or ratified by
                                                          the Board of Directors, an appropriate
                                                          committee or the Shareholders.  In addition,
                                                          the Company's Certificate of Incorporation, as
                                                          well as Delaware law, prohibit certain business
                                                          combinations with owners of more than 15%
                                                          of the outstanding voting stock of the
                                                          Company ("interested stockholders"), or an
                                                          affiliate of such person, within the three year
                                                          period immediately prior to the date on which
                                                          such stockholder became an interested
                                                          stockholder.


                               MANAGEMENT CONTROL AND RESPONSIBILITY


                 Program                                                   Company
                 -------                                                   -------

National acts as servicing agent for each of the          The Board of Directors has exclusive control
Programs pursuant to servicing agreements                 over the Company's business and affairs
entered into with each of the Investors in each           subject only to the restrictions in the Charter
Program.  Pursuant to the servicing                       Documents.  Shareholders have the right to
agreements, National is essentially invested              elect members of the Board of Directors.  The
with management authority to conduct the                  Directors are accountable to the Company as
business of each of the Programs.  The                    fiduciaries and are required to exercise good
servicing agreements are terminable on 30                 faith and integrity in conducting the
days' written notice, provided that the Investors         Company's affairs.  See "Fiduciary
do not have the power to terminate the                    Responsibility."  The Shareholders have
servicing agreements unless and until all                 greater control over the management of the
amounts owed to National thereunder have                  Company than the Investors have over the
been paid in full.  National does not need to             Programs because members of the Company's
seek re-election but instead serves unless                Board of Directors are elected by the
removed by the Investors, which is generally              Shareholders.
an extraordinary event. Pursuant to the
tenancy-in-common agreements for each of the
Programs, matters concerning the collection,
servicing and administration of the
Outstanding Investment for each of the
Programs is governed by the will of Investors
holding more than 50% of the Outstanding
Investment.  As servicing agent, National is
accountable as a fiduciary to each of the
Programs and is required to exercise good faith
and integrity in its dealings in conducting the
affairs of each of the Programs.  See "Fiduciary
Responsibility."


                                   MANAGEMENT LIABILITY AND INDEMNIFICATION


                 Program                                                   Company
                 -------                                                   -------

Pursuant to the servicing agreements, National            The Company's Directors are not personally
is indemnified and held harmless by the                   liable for ordinary liabilities of the Company.
Investors from and against any and all                    The Charter Documents provide that a
liabilities for acts or omissions performed in            Director's liability for breach of fiduciary duty
the course of its activities as servicing agent,          is limited to the full extent allowable under
except as to such liabilities caused or                   Delaware law.  The Charter Documents and
contributed to, in whole or in part, by any gross         Delaware law provide indemnification rights to
negligence or willful misconduct on the part of           Directors and officers who act in good faith,
National or its Agents.                                   and in a manner reasonably believed to be in or
                                                          not opposed to the best interests of the
                                                          Company and, with respect to criminal actions
                                                          or proceedings, who act without reasonable
                                                          cause to believe their conduct was unlawful.  In
                                                          addition, the Charter Documents indemnify
                                                          Directors and officers against amounts paid for
                                                          settlement, authorize the Company to advance
                                                          expenses incurred in defense upon receipt of an
                                                          appropriate undertaking to repay such amounts
                                                          if appropriate, and authorize the Company to
                                                          carry insurance for the benefit of the officers
                                                          and Directors.  See "Fiduciary Responsibility."


                                        ANTI-TAKEOVER PROVISIONS


                 Program                                                   Company
                 -------                                                   -------

Changes in management of any of the                       The Charter Documents contain a number of
Programs can be effected only by removal of               provisions that may have the effect of delaying
National as the servicing agent by holders of a           or discouraging a hostile takeover of the
majority of the Outstanding Investment in such            Company.  These provisions include, among
Programs.  This would be an extraordinary                 others, (i) the power of the Board of Directors
event.                                                    to issue additional equity securities in the
                                                          Company; (ii) the classified Board of Directors
                                                          wherein only one-third of the Directors are re-
                                                          elected to the Board in any given year and
                                                          Directors serve three year terms; (iii) any
                                                          action required or permitted to be taken by
                                                          Shareholders of the Company must be effected
                                                          at a duly called annual meeting or a special
                                                          meeting unless such action requiring or
                                                          permitting stockholder approval is approved by
                                                          a majority of the Board of Directors; (iv)
                                                          special meetings of Shareholders may only be
                                                          called by a majority of the Board, a Chairman
                                                          of the Board or the President; (v) Directors
                                                          may only be removed for cause and only by the
                                                          affirmative vote of holders of not less than
                                                          two-thirds of the voting power of all
                                                          outstanding Shares; and (vi) amendments to the
                                                          anti-takeover provisions of the Certificate of
                                                          Incorporation may only be effected by the
                                                          affirmative vote of holders of not less than
                                                          two-thirds of the voting power of all
                                                          outstanding Shares.  See "Description of
                                                          Shares."


                                     VOTING RIGHTS


                 Program                                                   Company
                 -------                                                   -------

Holders of a majority of the Outstanding                  The Company's Board of Directors consists of
Investment in each Program may control                    three classes. Shareholders are entitled to elect
decisions respecting the collection, servicing            one class of the Company's Board of Directors
and administration of such Outstanding                    at each annual meeting of the Company.  In
Investment. Otherwise, investors in the                   addition, Shareholders have the power to
Programs have no voting rights.                           amend the Charter Documents by the votes
                                                          required therein, to dissolve the Company and
                                                          to approve business combinations between the
                                                          Company and other entities.


                            LIMITED LIABILITY OF INVESTORS


                 Program                                                   Company
                 -------                                                   -------

As tenants-in-common in the respective                    Under Delaware law, Shareholders will not be
programs, the Investors are not effectively               liable for Company debts or obligations.  Upon
insulated from personal liability.  Pursuant to           issuance, the Shares will be fully paid and non-
the tenancy-in-common agreements, Investors               assessable.
are susceptible to mandatory assessments.



                                 VOTING PROCEDURES


           THE VOTE OF EACH INVESTOR IS IMPORTANT. EACH INVESTOR IS URGED TO MARK, DATE AND SIGN THE INVESTOR BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE.

TIME OF VOTING


           The vote of the Investors with respect to the Acquisition will be tabulated on _____________, 1998, unless such date is extended by the Company in its sole discretion. The vote will be tabulated by National and verified by BDO Seidman, LLP, which is not affiliated with the Company, the Programs or National. See "Investor Ballot and Vote Required."


RECORD DATE AND OUTSTANDING VOTES


           The Acquisition is being submitted for approval to those Investors holding interests in the Programs as of the Record Date. The Record Date is [_________________] for all Programs. At the Record Date, the following number of votes were held of record by the number of Investors indicated below.




                                                [AT 12/31/97]         Number of Votes
                             Number of         Number of Votes      Required for Approval
Program                      Investors         Held of Record          of Acquisition
-------                      ---------         --------------          --------------
Sacramento/Delta Greens          332              6,038,716               3,015,359

Oceanside                      1,755             27,100,000              13,550,001

Yosemite/Ahwahnee I              426              8,996,473               4,498,237

Yosemite/Ahwahnee II             837             19,344,964               9,672,483

Mori Point                       486             12,420,000               6,210,001



           Each Investor is entitled to one vote for each dollar (or fraction thereof exceeding $0.50) of Outstanding Investment it has in the applicable Program. Based on amounts of "Trudy Pat" tenancy-in-common interests purchased in each program, National has the following votes in each of the programs: 3,118 Sacramento/Delta Greens; 2,082 Oceanside; 2,373 Yosemite/ Ahwahnee I; 46,454 Yosemite/Ahwahnee II; and 5,279 in Mori Point. It will cast all of its votes in favor of the acquisition.

APPROVAL DATE

           The Prospectus and form of Investor Ballot constitutes National's notice of the proposed Acquisition. Each Investor has until 11:59 p.m., Pacific Time, on ________________ [60 DAYS FROM THE DATE OF FIRST MAILING THE PROSPECTUS OR PROPOSED ACQUISITION DATE], unless extended by the Company in its sole discretion (the "Approval Date"), to inform the Company whether such Investor wishes to approve or disapprove of his Program's participation in the Acquisition. The Company and National ask that each Investor vote by completing and returning the form of Investor Ballot accompanying this Prospectus in the manner described below.

INVESTOR BALLOT AND VOTE REQUIRED

           Investors who wish to vote "YES" for the Acquisition should complete, sign and return the Investor Ballot relating to their interests which accompanies this Prospectus. Each Investor's attention is directed to the Investor Ballot and Instructions accompanying this Prospectus. Investor Ballots must be delivered in person or by mail or by other delivery service to National at the following address on, or prior to, the Approval Date:
National Investors Financial, Inc., Attention: Vivian Kennedy, 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660.

           Approval of the Acquisition by a Program requires the vote of Investors holding a majority of the outstanding votes as of the Record Date. National will tabulate the votes and such tabulation will be verified by BDO Seidman, LLP. Abstentions will be tabulated with respect to the Acquisition and related matters. Broker (or other custodian) non-votes, if any, are not counted for purposes of determining whether the Acquisition and related proposals have been approved. Abstentions and broker (or other custodian) non-votes will have the effect of a vote against the Acquisition. See table in "-- Record Date and Outstanding Votes" for the number of votes which must be cast in favor of the Acquisition for it to be approved by each respective Program.

           Investors who sign and return the Investor Ballot without indicating a vote will be deemed to have voted "YES" in favor of the Acquisition.

           Investors who wish to vote against the Acquisition should also complete a Investor Ballot. The failure to return a Investor Ballot will have the effect of a vote against the Acquisition.

           If the Acquisition is approved by all Programs, Investors in all Programs will receive Acquisition Shares whether they voted in favor or against, or abstained from voting on the Acquisition.

           All questions as to the form of all documents and the validity (including time of receipt) of all approvals will be determined by National and such determinations will be final and binding. National reserves the absolute right to waive any of the defects or irregularities in any approval of the Acquisition or preparation of the form of Investor Ballot. National's interpretation of the terms and conditions of the Acquisition will be final and binding. National shall be under no duty to give notification of any defects or irregularities in any approval of the Acquisition or preparation of the form of Investor Ballot and shall not incur any liability for failure to give such notification.

INVESTOR REPRESENTATIONS ON BALLOT

           When voting, an Investor will be confirming to the company that
(i) it has received and reviewed the Prospectus and the applicable Supplement, (ii) it understands that it will become a shareholder in the Company if the acquisition is completed, (iii) it has the power and authority to vote as an Investor, (iv) it understands that if it signs the Ballot but does not indicate a vote, the Ballot will be deemed to have been voted IN FAVOR of the Acquisition, and (v) if the Acquisition is completed, to the best of the Investor's knowledge, the Company will acquire title to its interest in the Programs' Property free and clear of all liens and adverse claims other than property taxes. By voting in favor of the Acquisition, an Investor is concurrently voting to terminate the tenancy-in-common agreement with other Investors in its Program and the servicing agreement with National. Termination of the servicing agreement relieves National of any future liabilities or responsibilities to the Program, but all amounts owing to National under the servicing agreement which have not been cancelled by National will be assumed by the Company.

REVOCABILITY OF CONSENT

           Investors may withdraw or revoke their consent at any time prior to the Approval Date. To be effective, a written, telegrahic, fax or telex notice of revocation or withdrawal of the Investor Ballot must be received by no later than the Approval Date, addressed as follows: National Investors Financial, Inc., Attention: Vivian Kennedy, 4220 Von Karman Avenue, Suite

110, Newport Beach, California 92660, telecopy number 714-752-9753. A notice of revocation or withdrawal must specify the Investor's name and the name of the Program to which such revocation or withdrawal relates.

SOLICITATION OF VOTES; SOLICITATION EXPENSES

           Votes of Investors may be solicited by the management of National or by third parties. Costs of solicitation will be allocated among the Programs, pro rata in accordance with Exchange Values. No party will receive any compensation contingent upon solicitation of a favorable vote or success of the Acquisition.

NO DISSENTERS' RIGHTS

           If the Acquisition is approved, Investors in any of the Programs who dissent or abstain from consenting to the Acquisition will not be entitled to dissenters' or appraisal rights under the tenancy-in-common agreements or the Delaware or California law. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such rights will be provided by National, the Programs, or the Company.

NO RIGHT TO PROGRAM BOOKS AND RECORDS

           Investors have no rights under a Program's tenancy-in-common agreement or servicing agreement, or under federal or state law, to obtain a list of the names and addresses of the other Investors in a Program. If an Investor wishes to communicate with the other Investors in a Program, upon receipt of the material an Investor wishes mailed together with the amount of postage necessary to make such mailing, National will promptly mail such communications to a Program's Investors.

ISSUANCE OF CERTIFICATES FOR ACQUISITION SHARES

           Promptly after the Effective Time, there will be issued and mailed to former Investors of record at the Effective Time a certificate representing the number of Shares to which such Investor is entitled.

   If any certificate representing Shares is to be issued in a name other than that in which an Investor is registered on National's books for each Program as of the Effective Time, it will be a condition of such issuance that the person requesting such change pay to the Company's transfer agent any transfer fee or taxes required by reason of the issuance of a certificate representing shares in any name other than that of the registered Investor, or the person requesting such change establishes to the satisfaction of the Company that any transfer tax has been paid or is not applicable.

           After the Effective Time, there will be no further registration of transfers of tenancy-in-common interests that were issued and outstanding immediately before such time and that were exchanged for Shares.

                  INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION
                             AND CONFLICTS OF INTEREST

           A number of potential conflicts of interest are inherent in the relationship between National (and its shareholders) and the "Trudy Pat" Investors. In recognition of these conflicts, and the resulting need to independently determine that the allocation of Shares is fair to the Investors, National and the Company engaged Houlihan Valuation Advisers, the Independent Valuator, to render the Fairness Opinion and the independent appraisers named on page __ to independently determine the value of the Properties. The conflicts of interest are summarized below.

BENEFITS TO NATIONAL

           The benefits of the Acquisition for National primarily reside in the relief from its duties, including fiduciary duties, and related costs as servicing agent for the Programs that are acquired by the Company. Asset management for the Programs will no longer be necessary. This benefit is not susceptible to meaningful quantification but it will reduce National's overhead for managing the programs that have not paid National's servicing fees. Although some of the Programs (Oceanside and Yosemite Ahwahnee I and II) paid National its contractual fees for such activities, some of the Programs (Sacramento/Delta Greens and Mori Point) accrued these fees and other amounts due National. Without having current payments for such fees, National frequently operated under financial constraints and unprofitably. Additionally, without obligation to do so, National also advanced its own funds to the Sacramento/Delta Greens, Mori Point and Yosemite/ Ahwahnee Programs, for the benefit of those Investors. Aside from servicing-related activities, specific operational functions performed by National's principals and employees that will no longer be required to be performed by them relate to construction disbursements, budget analysis, vendor and subcontractor payments, accounting and bookkeeping, site inspections and work verifications, insurance negotiations, bonding, property and use tax coordination and payment, council and planning meeting attendance, political involvement, consultant selection and management, securities, real estate and specialty legal resource management, investor and broker administration and tenancy-in-common-oriented communication and management. If the Acquisition is approved, these duties will be undertaken by the Company's management.
See "Management Following the Acquisition --Directors and Executive Officers Compensation and Incentives" for information about compensation to be received by the identified persons for management services.

           Upon completion of the Acquisition, National can focus on its duties on other projects for which it serves and performs the functions of servicing agent and asset manager. Since the volume of its responsibilities will decrease with the Acquisition, National may be able to decrease some of the associated direct and variable costs.

COMPANY SHARES OWNED BY NATIONAL'S PRINCIPALS AND OTHER COMPANY MANAGEMENT

           Family partnerships controlled by David G. Lasker and James N.
Orth (the shareholders of National) presently own, in the aggregate, [400,014] shares of the Company's Common Stock. That represents over 75% of the Company's outstanding stock. On the basis of a $10 per share value, such shares would be deemed to have a value of $[4,000,014]. They paid, out-of-pocket, $0.01 per share for the stock. National and its principals have forgiven, or agreed to forgive if the Acquisition is completed, over $3,000,000 of fees and expenses owned by the Programs. See the table set forth in Note (a) to Note 6 to the table set forth in "Background and Reasons for the Acquisition -- Allocation of Shares Among the Programs." After the Acquisition, these family partnerships will each control 8.01% of the Company's outstanding stock (5.72% if all the units are sold).


           In addition, in the formation period of the Company, L.C. Albertson, Jr., Executive Vice President of the Company, and Mark K. Kawanami, Vice President of the Company, have purchased 54,118 and 1,000 shares, respectively, at $0.01 per share. Mr. Albertson will control [2.17]% ([1.55]% if all the units are sold) of the Company's outstanding stock after the Acquisition, and Mr. Kawanami will control less than one percent.

OTHER BENEFITS TO SHAREHOLDERS OF NATIONAL

           In addition to the Shares of the Company to be beneficially owned by Mr. Lasker and Mr. Orth, they will receive the following additional economic benefits if the Acquisition is completed:



                                           Mr. Lasker                   Mr. Orth
                                           ----------                  ----------
     Annual salary                         $  180,000                  $  180,000
     Bonus                                 2% of pre-tax               2% of pre-tax
                                           profits, if any             profits, if any
     Additional Discretionary Bonus(1)     up to 50% of                up to 50% of
                                           salary                      salary
     Stock Options(2)                          30,000                      30,000
     Participation in Company
          employee benefit plans                  yes                         yes
     5-year employment contract(3)                yes                         yes

------------------

(1)        If certain budgeted performance attained.
(2) 10,000 to be issued at the completion of the Acquisition exercisable at $10 per share; 10,000 to be issued on the first anniversary of the Acquisition; and 10,000 to be issued on the second anniversary of the Acquisition. The last two groups are exercisable at market value on date of grant.
(3)        See "Management Following the Acquisition -- Employment Agreements."

LACK OF INDEPENDENT REPRESENTATION OF INVESTORS

           The independent appraisers have independently determined the value of the Properties. National and the Company have used their respective judgment to reconcile the disparity between the October 1996 and May 1997 appraisals of the Yosemite/Ahwahnee Properties in arriving at the Exchange Values for the Yosemite/Ahwahnee I and II Programs. See "Background and Reasons for the Acquisition -- Calculation of Exchange Value" and "Appraisals and Fairness Opinion -- Conflicting Yosemite/Ahwahnee Properties' Appraisals." Houlihan Valuation Advisors, the Independent Valuator, has provided the Fairness Opinion. Neither the Company nor National has retained any outside representatives to act solely on behalf of the Investors in determining the terms and conditions of the Acquisition. National did not engage an independent representative because it believes it can fairly represent the interests of the Investors. Further, Investors have the opportunity to vote on the Acquisition. No group of Investors was empowered to negotiate the terms and conditions of the Acquisition or to determine what procedures should be in place to safeguard the rights and interests of the Investors. In addition, due to cost factors, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the Investors. National and its principals have been the parties responsible for structuring all the terms and conditions of the Acquisition. Legal counsel was engaged by National to assist with the preparation and documentation of the Acquisition, including this Prospectus, and did not serve, or purport to serve, as legal counsel for the Programs or the Investors. If another representative or representatives had been retained for the Investors, the allocation of the Shares may have been more favorable to certain Programs and less favorable to others, and fewer Shares may have been allocated to principals and other Affiliates of National. In addition, had separate representation for each of the Programs been arranged by National, the terms of the Acquisition may have been different. There is no way to quantify what such differences might have been.


           While independent representatives were not engaged to represent the interests of the Programs in structuring the Acquisition, National believes the procedures used to protect the financial interests of the Investors are fair. For example, National received verification from Houlihan Valuation Advisors of its view that permitting the Company's founders to hold [19.84]% of the outstanding Shares of the Company upon completion of the Acquisition is fair under the circumstances. In addition, the Shares will be allocated among the Programs in accordance with their respective Exchange Values, and within the Programs among the Investors pro rata in accordance with their Adjusted Outstanding Investment in each of the Programs. Recognizing the inherent conflict of interest of having National establish these numbers independently (without active involvement from persons not having a financial interest in the Acquisition), they engaged independent appraisers to value the real estate assets owned by each of the Programs and the Independent Valuator to render an opinion on the overall fairness of the allocation of Shares in the transaction, including the number of Shares in the Company allocated to the programs, as well as to affiliates, employees, and the principal shareholders of National and the Company. See "Appraisal and Fairness Opinion."


FEATURES DISCOURAGING POTENTIAL TAKEOVERS

           Certain features of the Charter Documents, as well as the Delaware law, could be used by management of the Company to delay, discourage or defeat efforts of third parties to take control of the Company, or acquire a significant number of the Shares. See "Comparisons of Programs and the Company -- Anti-Takeover Provisions."

ALLOCATION OF SERVICES AND EXPENSES

           In addition to Messrs. Lasker and Orth, other employees of National who will become employees of the Company currently provide investor relations, accounting and office administration services related to the operation of other programs which will not be included in the Acquisition. These Programs were also formed by National. If the Acquisition is consummated, these employees of National who will become employees of the Company will continue to provide services related to non-participating programs. As a result, possible conflicts of interest may arise regarding allocation of services of these employees between the Company, National and the non-participating programs. At this time, the allocation of services between the Company and National's other programs is not susceptible to meaningful quantification.

NON-ARM'S-LENGTH AGREEMENTS

           All agreements and arrangements, including those relating to compensation, between the Company and employees of the Company who are also employees of National will not be the result of arm's-length negotiations.

COMPETITION WITH THE COMPANY FROM OTHER PROGRAMS ORGANIZED BY NATIONAL

           National will retain the servicing agent and asset management responsibilities for the following five other projects: two undeveloped projects that are zoned for single-family residential use (totalling over 30 acres); an undeveloped 6-acre project that is zoned for commercial use, located in Victorville, California; an undeveloped 660-acre project with a vesting, tentative map for 1,330 single-family mixed units with a golf course and amenities that is located in Contra Costa County, California; and an undeveloped 800-acre project with an application for a vesting tentative tract map for 539 single-family detached, large lot, equestrian-oriented residential lots located in Palmdale, California. Some or all of these projects may be available for future acquisition by the Company or its subsidiaries. However, National will continue to apply time and resources to the management of these projects. In order to do this, they will require the on-going attention of Messrs. Orth and Lasker, as well as some of the personnel expertise that may also be employed by the Company or its subsidiaries. It is anticipated that there will be minimal conflicts; however, National is committed to continue to provide the same quality of service for these projects as it currently does on behalf of and for the benefit of the Programs.

                    FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION

FIDUCIARY RESPONSIBILITY OF NATIONAL

           The Programs are not partnerships and, thus, National does not have the fiduciary duties of a general partner in dealing with the Programs. However, as servicing agent for each of the Programs, National has the specific duties to Investors set forth in the various servicing agreements. In addition, under California law, as an agent, National is under a fiduciary duty to Investors (i) to use reasonable care, diligence and skill in its work, (ii) not to compete with the Investors' interests without full disclosure to, and agreement from, the Investors, and (iii) not to obtain an interest adverse to the Investors without full disclosure to, and consent from, the Investors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY

           The directors and officers of the Company, in exercising the powers and responsibilities of managing the Company, owe the Company and its shareholders a duty of care and a duty of loyalty. However, under the so-called "business judgment rule," which could apply to the officers and directors of the Company, the officers and directors of the Company may not be liable for errors in judgment or other acts or omissions made in good faith which are done in a manner they believe to be in the best interests of the Company and are performed with the care that an ordinarily prudent person in a like position would use under similar circumstances. In the event any legal action were brought against officers or directors of the Company, they might be able to assert defenses based on the business judgment rule.

           According to the Charter Documents, officers and directors and other agents of the Company are entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorneys' fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person. See "Management After the Acquisition -- Limitation of Liability and Indemnification."

           The indemnification provided by the Charter Documents is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of the indemnification provisions contained in the Charter Documents will not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.




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

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to any provisions described in this Consent
Solicitation/Prospectus, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OFFICERS AND DIRECTORS INSURANCE

           The Company intends to obtain insurance for the benefit of the Company's officers, directors and other agents relating to the liability of such persons. Such insurance would insure the officers, directors and agents of the Company from any claim arising out of an alleged wrongful act by such persons while acting as officers, directors or agents of the Company, and the Company to the extent that it has indemnified the officers, directors and agents for such loss.

                             FORWARD-LOOKING STATEMENTS


           THE COMPANY (OR ITS REPRESENTATIVES) FROM TIME TO TIME MAY MAKE OR MAY HAVE MADE CERTAIN FORWARD-LOOKING STATEMENTS, WHETHER ORALLY OR IN WRITING, INCLUDING WITHOUT LIMITATION, STATEMENTS IN THIS PROSPECTUS OR OTHERWISE RELATING TO THE BUSINESS PLAN OF THE COMPANY, ADVANTAGES THAT ARE EXPECTED TO BE REALIZED BY THE ACQUISITION, ESTIMATES OF REAL ESTATE VALUES, ESTIMATES OF POTENTIAL FINANCIAL RESULTS FROM OPERATIONS OR FROM SALES OF REAL ESTATE, PRO FORMA FINANCIAL RESULTS AND OTHER MATTERS. SUCH STATEMENTS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, AND ARE ACCOMPANIED BY, THE FACTORS DISCLOSED UNDER THE HEADING "RISK FACTORS." SUCH FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE RESULTS CONTAINED IN SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION TO THE "RISK FACTORS," INTERNAL AND EXTERNAL FACTORS SUCH AS, BUT NOT LIMITED TO, THE FOLLOWING MAY ADVERSELY AFFECT SUCH FORWARD-LOOKING STATEMENTS: (I) EXPECTED GREATER AVAILABILITY OF FINANCING TO THE COMPANY MAY NOT MATERIALIZE; (II) COMPETITIVE PRESSURES MAY INCREASE SIGNIFICANTLY; (III) THERE MAY BE UNEXPECTED COSTS OR OTHER DIFFICULTIES RELATING TO THE CONSOLIDATION OF THE BUSINESS PLAN; (IV) CHANGES IN THE INTEREST RATE ENVIRONMENT MAKE FINANCING MORE DIFFICULT OR IMPOSSIBLE;
(V) GENERAL ECONOMIC CONDITIONS DETERIORATE RESULTING IN, AMONG OTHER THINGS, A DETERIORATION OF REAL ESTATE VALUES; (VI) LEGISLATIVE OR REGULATORY CHANGES ADVERSELY AFFECTING THE COMPANY'S BUSINESS; AND (VII) CHANGES IN THE SECURITIES MARKETS. ACCORDINGLY, FORWARD-LOOKING STATEMENTS SHOULD NOT BE RELIED UPON AS A PREDICTION OF ACTUAL RESULTS.




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                              BUSINESS AND PROPERTIES

THE COMPANY

           The Company was formed as a Delaware corporation named American Family Holdings, Inc. on August 6, 1997 to conduct the Acquisition. It currently files no reports with the Commission under the Exchange Act. It will operate as a holding company, with actual day-to-day management of the operations of the Properties being handled by a to-be-formed wholly-owned subsidiary named American Family Communities, Inc. ("AFC"). Upon completion of the Acquisition, the Properties will be held and operated through four separate subsidiaries of AFC, namely Delta Greens Homes, Inc. (Sacramento/Delta Greens Property), Yosemite Woods Family Resort, Inc. (Yosemite/Ahwahnee Properties), Oceanside Homes, Inc. (Oceanside Property) and Mori Point Destinations, Inc. (Mori Point Property).

BUSINESS OF THE COMPANY

           Upon completion of the Acquisition, the Company will be a diversified real estate company involved in the residential development industry, as well as the lodging and recreational industries. Its overall initial objective will be to consolidate the various business plans of the Programs into a unified Company business plan with the ultimate goal of creating sufficient value in the Company's Shares to allow for Investors in the Programs to have the ability to recover a significantly larger portion of their Outstanding Investments in such Programs than if the Acquisition did not occur.

           As a part of its plan, in the future the Company may seek to acquire certain assets and properties that are synergistic or add value to the Company in accordance with its overall business plan. Some of such properties could be properties owned by tenants-in-common lenders in other programs sponsored by National. It may also seek to acquire and develop additional properties that take advantage of its expertise or its competitive position in order to enhance its financial performance. Such additional acquisitions may include, but are not limited to: (a) resort-oriented properties, such as hotels; (b) extended-stay-oriented properties, such as recreational vehicle or timeshare facilities; (c) leisure-oriented properties, such as golf courses and recreation facilities; and (d) residential development properties. The Company may also purchase or form adjunct businesses to supplement and enhance these types of properties, such as customer financing, loan servicing, mortgage brokerage, real estate brokerage, property management, merchandising, marketing and telecommunications. In making such acquisitions, to the extent possible, the Company will attempt to use shares of its common stock for some or all of the purchase price. This would result in a dilution of the voting power of then-existing investors in the Company.


           Some of the risks which the Company may face if it makes the acquisitions described above include, but are not limited to: (a) the professional service fees and financing costs which the Company would incur to complete such acquisitions; (b) significant competition from other resort-oriented, extended-stay oriented, leisure-oriented,


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and residential properties; (c) lack of management experience in operating such businesses to the extent that experienced personnel cannot be acquired at the time of the acquisition; (d) dilution of Investors' voting rights to the extent that the Company's common stock is used for such acquisitions; and
(e) costs of on-going compliance with applicable government regulation of consumer finance, real estate brokerage or telecommunications activities.
Any of such risks, together with additional risks which may be identified in the future, could prevent the Company from accomplishing potential future acquisitions.

PROPERTIES

           The Company will purchase the Properties in their "as is" condition from the Investors in the Programs, except that any remaining Investors' liens will be removed. They are presently managed by National for the Investors pursuant to servicing agreements which entitle National to receive an annual servicing fee equal to one percent of the original principal amount of the applicable "Trudy Pat" loan. Upon completion of the Acquisition, the Company, through its subsidiaries, will own four Properties which are described below.

           SACRAMENTO/DELTA GREENS PROPERTY. The Sacramento/Delta Greens Property consists of a 121-acre site in South Sacramento, California, located approximately one-half mile east of Interstate 5. Title is held by National Investors Land Holding Trust IV as the agent of and for the benefit of the Program's Investors. Except for property tax liens, the Property is unencumbered by liens and is subject to no leases, sales contracts or options. It has a revised and approved tentative tract map from the City of Sacramento for over 500 lots for the construction of single-family homes.
The area in which the Property is located is populated primarily by lower to lower-middle income workers with combined family incomes of $25,000 to $35,000. The nearby Meadowview has a reputation as a high crime area, but an active community effort is underway to upgrade the community identity.

           OCEANSIDE PROPERTY. The Oceanside Property consists of one remaining tract of 111 residential lots known as the "Symphony" tract. Title is held by ODI as the agent of and for the benefit of Oceanside Investors. The Property is located in the east-central portion of the city of Oceanside, California, some five miles east of the downtown area. There are several homebuilding companies building competitive single-family residences in the immediate area surrounding the property.

     In addition to a property tax lien, the Property is presently encumbered by a first lien in the amount of $27,100,000 which is held by National for the benefit of the Oceanside Program's Investors. That lien will be extinguished in the Acquisition so that the Company will own the Property free of encumbrances other than property taxes. The Symphony tract of the Property is for sale.


           YOSEMITE/AHWAHNEE PROPERTIES. The Yosemite/Ahwahnee Properties consist of approximately 1,650 acres divided into two parcels, one containing 660 acres and one containing 990 acres. The 660 acre parcel was intended to be developed with 218 residential estate lots, 1-3 acres in size. Of the 58 completed lots in this portion of the property, 23 have been sold. The


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balance of the project consists of approximately 990 acres which has been partially developed into an 18-hole golf course, a clubhouse and other amenities. In addition, this portion contains a recreational vehicle membership park developed for an eventual 600 spaces. It currently contains 54 "full hookup" sites with an additional 110 sites with full hookups under construction. "Full hookups" are spaces that have water, sewer, electrical and even cable service to the site. The Properties are located in Madera County, California, approximately 46 miles northeast of Fresno and 15 miles south of Yosemite National Park. Over the past few years, the Park has averaged an annual visitor rate of 4.1 million people with the average group size being approximately 3.3 people.

           Title to the 660 acre parcel is held by National Investors Land Holding Trust VIII for the benefit of the Investors in Yosemite/Ahwahnee II Program. Title to the 990 acre parcel is held by National Investors Land Holding Trust IX for the benefit of Investors in the Yosemite/ Ahwahnee I Program. The 660 acre parcel is presently encumbered by a property tax lien and a first trust deed held for the benefit of the Investors in the Yosemite/Ahwahnee I Program. The 990 acre parcel is presently encumbered by a property tax lien and a first trust deed held for the benefit of the Investors in the Yosemite/ Ahwahnee II Program. The aggregate principal balance due on the both parcels remains at approximately $20,000,000. The trust deeds will be extinguished as part of the Acquisition so that there will be no liens on the Properties except for taxes.

           MORI POINT PROPERTY. The Mori Point Property consists of approximately 105 acres oceanfront land located in Pacifica, California. Pacifica is a coastal suburban community of approximately 40,000 residents located about 15 miles from downtown San Francisco and 7.5 miles west of the San Francisco International Airport. The site is bounded on the north by Sharp Park Golf Course, which is a publicly-owned golf course operated by the City of San Francisco; on the south by a 120-acre parcel known as the "Quarry" which is approved for mixed-use development as part of Pacifica's Redevelopment District; and on the east by the Pacific Coast Highway. There is in excess of a quarter of a mile of oceanfront on the west. Except for a property tax lien, the Property is unencumbered by liens and is subject to no leases or sales contracts or options. Portions of this Property include habitat for two endangered species. Development will not be permitted unless it can be demonstrated that impact on the garter snake habitat can be ultimately mitigated. The cost to develop and implement a mitigation plan is expected to be expensive and potentially time-consuming. The Company believes that the impact can be mitigated and that approvals from the Department of Fish and Game can be obtained; however, if a satisfactory, economical, mitigation plan cannot be developed, no development could take place on the Property. National believes this would radically reduce its value. Title to the Mori Point property is held by National Investors Land Holding Trust for the benefit of Investors in the Mori Point Program.




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CONSOLIDATION OF THE PROGRAMS

           Prior to the Acquisition, the Programs operated according to their respective separate business plans. There have been many impediments to achieving the objectives of Investors under those business plans. Upon completion of the Acquisition, each of the Properties will be held in subsidiaries of the Company with AFC coordinating the management according to a unified business plan which is designed to maximize the value of the Company's Shares. The economies of scale which will result from the consolidation will allow AFC to introduce resources such as additional management and development opportunities that would not have been economically feasible for the individual Programs to obtain for themselves. Further, the consolidation will also reduce the dependence of Investors in a particular Program on the geographic or economic constraints which their respective operations were subject to prior to the Acquisition. For example, Sacramento/Delta Greens Investors are entirely dependent upon the economic opportunities available from building entry-level homes in South Sacramento submarket. That dependency will be substantially reduced by the Acquisition. As another example, the Oceanside Investors are restricted to accepting the economic opportunities available from building homes in Oceanside, California, and acquiring additional lots. The Acquisition will allow for Oceanside Investors to have geographical diversification in residential development because of the Sacramento/Delta Greens Property, as well as being diversified into the lodging and recreation industries as made available with the Yosemite/Ahwahnee and the Mori Point Properties. This diversification will reduce the Oceanside Investors dependence on homebuilding exclusively in the Oceanside market. Conversely, the Yosemite/Ahwahnee and Mori Point Investors' opportunities will be expanded and diversified as well to take advantage of those represented by the Sacramento/Delta Greens and the Oceanside Properties.

           Upon completion of the Acquisition, the Company's resources can be managed such that the operation of each of its subsidiaries contributes meaningfully to the achievement of its consolidated business objectives. Initially, the Company will be involved in two primary industries: (1) the residential development industry, and (2) the lodging and recreation industry.

THE RESIDENTIAL DEVELOPMENT INDUSTRY

           The Company anticipates that the demand for unimproved land will increase in the near future and that unimproved properties with entitlements, ready for physical improvements, will be in demand. In order to build homes, land entitlements (necessary governmental approvals) must be obtained and maintained in effect. Entitlements include development agreements, vesting tentative maps and recorded maps. These give a developer the right to obtain building permits to begin construction upon compliance with conditions that are usually within the developer's control.

           In order to acquire land for residential development while conserving cash, the Company may utilize options to buy land (generally requiring a payment that is a small fraction of the purchase price to hold the property pending financing). Such payment usually is applied to the purchase price. It will fund additional acquisitions whenever possible with non-recourse seller financing which does not require a full payment of the purchase price immediately. The risk of



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securing the availability of property through the use of options is that the
Company will be unable to exercise the option and lose the option payment. The risk of seller non-recourse financing is the potential loss of the property, loss of the downpayment and loss of funds spent on development if there is a default on the loan by the Company.

           The Company views land as a component of a home's cost structure, rather than for its speculative value. Due to the cyclical nature of the industry, the critical role of risk-management in land development, and the low margins that are typical in today's homebuilding market, the Company will seek to place more emphasis on the acquisition and development of residential land to entitle and sell to merchant homebuilders as opposed to a primary emphasis on the actual construction of homes. The Company intends to focus its residential development operations primarily in the infill and emerging market segments. Properties acquired by the Company through the Acquisition will be in various stages of the approval process and development.

THE LODGING AND RECREATION INDUSTRY

           This industry includes many distinct product categories, including commercial lodging-oriented products such as hotels and conference centers, recreation-oriented products such as golf courses, equestrian facilities, sports complexes, marinas, theme parks, destination resorts, recreational vehicle resorts, and vacation-oriented products such as timeshare resorts, to name a few. Initially, the Company will focus on the future development of an executive conference center and timeshare resort, and the operation of a golf course and recreational vehicle and timeshare resorts.

           THE EXECUTIVE CONFERENCE CENTER INDUSTRY

           An Executive Conference Center is distinguished from general, resort, institutional and academic conference centers by virtue of its positioning within the target market to attract corporate executive meetings. According to the International Association of Conference Centers ("IACC"), a conference center is defined as "a facility whose primary purpose is to accommodate small to medium-sized meetings." A fully dedicated conference center differs from a hotel or resort that has meeting space in that the primary purpose of a conference center is to satisfy and accommodate groups by offering a self-contained, full-service meeting environment. It is dedicated to accommodating small-to-medium sized groups, and meetings usually comprise at least 60% of a facility's overall business. Due to this dedication to meetings, conference centers tailor their facilities and services primarily to the needs of the meeting planner by providing all necessary arrangements for the complete schedule of activities from arrival to departure. The pricing structure for a conference is often a single, uniform per person rate - a package that includes lodging, meals, coffee breaks, meeting services, and equipment fees, called a Complete Meeting Package, or the Full American Plan. Meeting rooms are designed and used only for meetings and do not double as banquet rooms or exhibition space. Meal functions are held in a central dining area. The IACC defines five types of conference centers, one of which, the Executive or Dedicated Conference center, the Company feels suits the Mori Point site the best.




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

           At an Executive (Dedicated) Conference Center, groups are typically composed of corporations, associations, and other organizations that emphasize quality of accommodations and services over price. This type of facility was developed primarily to satisfy upper-level management meetings and education/training seminars. Facilities usually include sophisticated equipment and are staffed with professional conference coordinators. Because of its proximity to San Francisco and the Silicon Valley, the Company believes that the Mori Point Conference Center could be positioned within this category of facilities.

           According to a recent report issued by the IACC and PKF Consulting entitled "Conference Center Industry, A Statistical and Financial Profile - North American 1996," since the recession in 1991 to year-end 1995, U.S. conference centers have achieved a 27.2% increase in occupancy. This compares to an 8.3% increase in occupancy for the overall lodging industry during the same period. Except for resort conference centers, all types of conference facilities have enjoyed double digit increases in occupancy since 1991.


           According to the same sources, total revenue, measured on a per occupied room basis, has grown approximately 20% for resort and executive conference centers since 1991. For comparative purposes, cumulative inflation during the same period was 11.9% and the total revenue for U.S. hotels grew only 10.4%.


           The primary competitive lodging market for the proposed conference center at Mori Point is comprised of four hotels with a total of 508 rooms. The selection of the competitive supply was based on location, facilities and amenities, room rate structure, and market orientation. These hotels are all full-service hotels and conference centers which cater to group and leisure demand emanating primarily from the Bay Area, but with a secondary component of national business attracted to their coastal locations. The secondary competitive lodging market is comprised of three group-oriented airport properties with 1,865 guest rooms, rendering the total potential current competition to 2,373 rooms.

           THE RECREATIONAL VEHICLE RESORT INDUSTRY.

           Recent statistics indicate that recreational vehicle travel is on the rise and, like timeshare, is being pushed by the baby boomer demands. There are now an estimated 25 million recreational vehicle enthusiasts in the United States. Recreational vehicle owners travel an average of 5,900 miles a year and spend 23 days on the road. The average recreational vehicle owner is 48 years old, owns his own home, has a household income just under $40,000 and is overwhelmingly pleased with the purchase. Recreational vehicle sales have increased by 44% between 1992 and 1995 and are projected to continue to increase as the "boomers" enter their prime buying years of between 45 and 54. They value the recreational vehicle as a less expensive way for the entire family to travel together. Recreational vehicle camping topped hiking, wilderness camping, biking, horseback riding, canoeing, boating and many other forms of recreation for satisfaction among participants in outdoor activities. Nine of ten recreational vehicle owners agree that recreational vehicles are a great way to travel because they offer the convenience of home away from home; a majority said that recreational vehicle parks are like a second neighborhood; and there is a real camaraderie among users. Also, weekend trips have

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increased 85% since 1984 and recreational vehicles are well suited for such weekend travel. All of the above information is derived from publications of the California Travel Parks Association.


           THE TIMESHARE INDUSTRY


           THE MARKET. According to an American Resort Development Association ("ARDA") study, the leisure industry is primarily made up of two components for overnight accommodations: commercial lodging establishments and timeshare or "vacation ownership" resorts. For many vacationers, particularly those with families, a lengthy stay at a quality commercial lodging establishment can be very expensive, and the space provided to the guest relative to the cost (without renting multiple rooms) is not economical for vacationers. First introduced in Europe in the mid-1960s, ownership of vacation intervals has been one of the fastest growing segments of the hospitality industry over the past two decades.


           The Company believes that the following factors have contributed to the increased acceptance of the timeshare concept among the general public and the substantial growth of the timeshare industry over the past 15 years:

           - Increased consumer confidence resulting from consumer protection regulation of the timeshare industry;

           - The entrance of brand name national lodging companies to the industry;

           - Increased flexibility of timeshare ownership due to the growth of exchange organizations;

           - Improvement in the quality of both the facilities themselves and the management of available timeshare resorts;

           - Increased consumer awareness of the value and benefits of timeshare ownership; and

           - Improved availability of financing for purchasers of timeshare units.

           The timeshare industry traditionally has been highly fragmented and dominated by local and regional resort developers and operators. The Company believes that one of the most significant factors contributing to the current success of the timeshare industry is the entry into the market of some of the world's major lodging, hospitality and entertainment companies, such as Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental, as well as Promus and Westin. However, none of such brand name lodging companies are presently potential competitors of the Company.

           THE CONSUMER. The Company believes that the prime market for vacation intervals is customers in the 40-55 year age range who are reaching the peak of their earning power and are rapidly gaining more leisure time.

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           According to ARDA, the three primary reasons cited by consumers for purchasing a vacation interval are (i) the ability to exchange the vacation interval for accommodations at other resorts through exchange networks (cited by 82% of vacation interval purchasers), (ii) the money savings over traditional resort vacations (cited by 61% of purchasers) and (iii) the quality and appeal of the resort at which they purchased a vacation interval (cited by 54% of purchasers). The ARDA study also indicated that vacation interval buyers have a high rate of repeat purchases. In addition, customer satisfaction increases with length of ownership, age, income, multiple location ownership and accessibility to vacation interval exchange networks. The Company plans to create a timeshare facility at the Yosemite/Ahwahnee Property to take advantage of expected growth in the timeshare industry as the baby-boom generation enters the 40-55 year age bracket, the age group which purchased the most vacation intervals in 1994.


           TIMESHARE EXCHANGE COMPANIES. Exchange privileges simply represent the opportunity for timeshare owners to place their timeshare interval in a pool and exchange it for a comparable timeshare elsewhere. The ability to do this is the single most important motivation for timeshare purchases, and appears especially important to educated consumers, who look forward to opportunities to learn through travel.


           According to ARDA, two exchange companies dominate the industry. These are Resort Condominiums International, which started in 1974 and controls about two-thirds of the market, and Interval International, which began in 1976 and controls most of the remaining one-third. Both systems operate similarly. They compete to sign up new resorts; once a resort is affiliated with one or the other company, anyone who purchases a timeshare at the resort is automatically signed up with the exchange. Timeshare owners must renew their membership with the exchange company every year for about $75. Exact figures are not available, but it is estimated that about 75% of timeshare owners are affiliated with an exchange company.


           A timeshare owner wishing to make an exchange places his time in the exchange system and requests a location and time to exchange into. Exchange requests generally cost less than $100. Time placed in the exchange system does not have to be used in order for the person who places it to receive the exchange they request, and it is not a one-for-one trade.

THE BUSINESS STRATEGY


           The Company's objective is to become one of North America's leading developers and operators of timeshare and recreational vehicle resort properties, utilizing its residential assets and the units offered in the concurrent offering to create the necessary cash flow and capital to do so. The Company does not currently own or operate any timeshare or recreational vehicle resort properties. After the Acquisition, the Company will own the Yosemite/Ahwahnee Programs and their assets. On behalf of Investors in those Programs, National currently operates a 54 site recreational vehicle park and is expanding the park with the addition of another 100 sites. Additionally, National is investigating the feasibility of future timeshare facilities on the site as well.


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           The Company expects that it will have a competitive advantage by virtue of the location advantages of the Yosemite/Ahwahnee and Mori Point Properties. By striving to meet this objective, the Company expects that it will be capable of enhancing the value and financial performance of the businesses and assets currently held by the Investors in separate Programs through the consolidation which the Acquisition will provide.

           In order to meet its objectives, the Company intends to (i) develop the Properties for their highest and best use, thereby maximizing the value of the Company's asset base; (ii) increase the current cash flow from the Company's consolidated operations, thereby enhancing the value of the Company's businesses; (iii) maximize the profit margins of tangible and intangible for-sale products by lowering costs and promoting efficiencies through economies of scale; (iv) raise funds through a strategic combination of the sale of units to Investors and the sale of selected real estate assets acquired from the Programs to outside parties in order to finance the Company's operations and expansion; and (v) generate revenues through lateral expansion by acquiring complimentary projects and assets which are consistent with the Company's objectives and business plans (external growth).

           EXTERNAL GROWTH STRATEGY. When appropriate, and assuming market acceptance for the Company's Shares, it is intended that growth through acquisitions will be initially achieved through (i) the issuance of Shares of the Company to the seller of the asset(s) to be acquired or (ii) the utilization of options to purchase real estate assets. Preserving cash may be preferable even though such transactions may result in the dilution of the current Shareholders.

THE CONSOLIDATED BUSINESS PLAN


           It is anticipated that the Company will have approximately $161,000 of liquidity if none of the units are sold in the separate offering being conducted currently with this Consent Solicitation, and approximately $8,900,000 if all units are sold. The Company will seek additional liquidity from the sale of one or more of the Company's assets or a combination thereof. If one or more Properties have to be sold by the Company at a substantial discount from the original "Trudy Pat" loan amount to raise cash for Company operations, which would enhance overall shareholder value, the Company believes such a sale would make sense and will attempt it. Although National attempted to develop the Properties after foreclosure, except for the Oceanside Program, the other Programs generally were faced with obstacles which National was not able to overcome. The principal obstacle was the inability to obtain project financing secured by the Properties from third party lenders due to the unwillingness of California title insurance companies to provide lenders' policies of title insurance when title was beneficially held by such a large number of tenants-in-common. In addition, potential joint venture partners found dealing with the tenancy-in-common ownership structure of the Programs to be unattractive. The inability to obtain third party financing and the unwillingness of Program Investors to provide sufficient additional equity capital meant that National, on behalf of the Programs, could not proceed to obtain necessary permits and approvals from applicable real estate regulatory authorities without which continued development could not proceed.


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


Furthermore, particularly in the case of the Yosemite/Ahwahnee Properties, lack of adequate financing prevented a more aggressive marketing of the golf course and recreational vehicle portions of the Properties, as well as a slowdown in the sale of the estate lots. The Company and National believe that these disadvantages will disappear when the Properties are owned by a single corporation.


           If the Company attains liquidity from the sale of units or certain of the Properties, and if management is correct in its belief that third party financing would become available to the Company through the Acquisition (which eliminates the tenancy-in-common form of ownership), it will then conduct the following activities in such a manner so as to maximize positive cash flow in the most expeditious way. If such liquidity is not attained, the Company's business plan will likely be no more successful than the individual Programs have been since their respective Ownership Dates.


           THE SACRAMENTO/DELTA GREENS PROPERTY. It is the intent of the Company to develop the Property in phases. Depending on the availability of working capital from the sale of units and/or assets, the Company will seek to obtain final map approval from the City of Sacramento for 50 lots by the second quarter of 1998. The necessary infrastructure (main road and utilities) can then be built along with finished lots, model homes and the first phase of productions homes. The Company believes that the first home sales can occur within six months of obtaining the final map. It will cost nearly $3,000,000 for the infrastructure and first phase of home construction. Subject to receipt of government approvals and construction occurring on a timely basis, the project is expected to generate cash flow by the fourth quarter of 1998, and to become profitable by the second quarter of 1999. Depending on the amount, the Company may provide these funds internally should no outside financing sources be available. Once the first phase of homes has been built and are selling, the Company will begin processing the final map for the next parcel of 50 lots and will begin an aggressive program to sell this and other parcels to merchant builders so as to accelerate the cash flow and profitability to the Company and its Shareholders. If the Company is unable to obtain such approvals, the construction of homes will not be possible and sale of the Property in bulk at a price below that which would be obtainable if the Property were developed into homes would be necessary to move the Property off the Company's books.


           The material risks associated with the development of the Sacramento/Delta Greens Property are (i) as of [DECEMBER 31, 1997], approximately $[45,000] of property taxes are owed for the current year and for the fourth payment of a 5-year payment plan and must be kept current in order to avoid loss of the Property for delinquent taxes; (ii) funds must be available to cover the delinquent property taxes, as well as costs of obtaining final map approval from the City of Sacramento and construction of necessary roads and utilities, finished lots, model homes and the first phase of production homes;
(iii) a substantial sales and marketing effort will be necessary to sell homes constructed on the Property if a bulk sale of the lots is not made; (iv) the Property is located in a lower income residential area that has had a reputation as a high crime area; and (v) increasing government fees and assessments for streets, schools, parks and other


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infrastructure requirements could increase the cost of lots to the Company thereby increasing the sales price of the lots which will delay market absorption.

           Real estate values in the area of the Property have improved in 1997. However, the Property is located in the South Sacramento area which is primarily populated with lower income residents. The general population of the Sacramento area has been growing in recent years, indicating that housing demand should continue to improve. However, there can be no assurance that the Company will be able to develop the Property in a manner that is ultimately profitable.

           There are currently 230 active subdivisions in the Sacramento market. Eleven of those are within ten miles of the Property and are designed to provide single-family housing at a cost comparable to that proposed for the Property.


           THE OCEANSIDE PROPERTY. The Company has completed the construction and recent sale of the Encore tract. The Company will also continue to pursue the buildout of the Symphony tract and aggressively seek a potential buyer as soon as possible after the Acquisition is completed. If the Company conducts the buildout, it is estimated that approximately $700,000 of equity financing will be required plus approximately $3,500,000 of construction financing. The Company believes that the latter should be available from traditional construction lenders.


           Assuming that a potential buyer for the entire Symphony tract cannot be located promptly, the risks associated with pursuing the buildout of the Symphony Tract are (i) rising governmental fees and assessments may increase the cost of construction; (ii) construction financing would be required to complete the buildout and unpredictable financing costs could increase the cost of construction; (iii) the Property could be lost in a tax sale if units are not sold in the accompanying offering or certain assets are not sold by the Company in order to meet its working capital (including any delinquent property taxes) needs; (iv) competition in the area; and (v) approximately $55,000 of current property taxes must be provided for.


           The Property is located in the eastern portion of Oceanside, California. It is primarily a bedroom community for employment centers in Southern Orange County and San Diego County, California. According to the California State Employment Development Department, the unemployment rate in both of those counties has declined. The number of housing units under construction in the Oceanside area has been improving since 1995.


           Competition for lots and new homes in the area of the Property is strong. The principal competition is from large homebuilders (such as Centex, Kaufman & Broad Homes, Lennar Homes, and Greystone Homes) which are able to initiate expensive and broad-based marketing campaigns. There are three directly competing tracts and approximately 14 total projects offering homes of comparable quality and price within a ten mile radius of the Property.


           THE YOSEMITE/AHWAHNEE PROPERTIES. Yosemite National Park is located within a six hour drive of over 30 million people. The Company plans to aggressively focus on the following areas of operations and development for these properties: (1) recreational vehicle facility, (2) timeshare development, and (3) the golf course facility.


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           Recreational vehicle development presents additional cash flow and profit opportunities. In addition to the existing 54 recreational vehicle sites, the Company intends to complete the construction of 100 more. Revenue from membership sales and dues is expected to continue to increase in 1998 based on investing an additional amount of about $700,000 in the construction of the new recreational vehicle sites. Additional revenues can be generated from the financing of the installment purchases of memberships, since most memberships are purchased on an installment basis over a two to seven year time frame.


           There are virtually no competitive recreational vehicle resorts in the immediate area of the Property. The recreational vehicle park is a member of Coast to Coast Resorts, AOR and Western Horizons. These affiliations are important marketing tools. They allow members reciprocal use of many other recreational vehicle camp resorts located regionally and across the country. Bass Lake Resort, the nearest competitor, consists of 175 sites and is located about 12 miles from the Property's site. It has about 1,900 members and has been operational since 1984. On the other hand, the Yosemite/Ahwahnee recreational vehicle park has been fully operational since August 1996 with 54 sites and has over 280 members to date. The Company intends to aggressively expand this membership base. The Bass Lake recreational vehicle resort is of significantly lesser quality than the Yosemite/Ahwahnee recreational vehicle park. It is older with deferred maintenance, has no golf course and lacks space for any additional amenities or expansion.


           The timeshare industry continues its significant growth pace, particularly for developments that are well located near natural amenities, like the Yosemite/Ahwahnee Property. A prominent timeshare industry consultant has evaluated the project and has recommended a 170-unit timeshare development on the Property. The Company will begin the processing of permits and licenses with the appropriate agencies as soon as possible. Final approval is expected to take about a year before construction can begin. An initial investment of approximately $3,000,000 will be required to begin timeshare construction and an aggressive marketing program. If the Company is unable to obtain necessary permits to develop the timeshare aspect of the Property, it will not be able to go forward with such development and a potentially significant future source of revenue will be lost.


           In terms of timeshare competition, the Property has none. As of October 1996, there were 15 timeshare projects in California with active marketing and sales programs. They include six from the Desert-Palm Springs and Big Bear Mountain ski areas, four from the Lake Tahoe area and the remaining five in other scattered locations. There is one relatively small project of 13 units near Bass Lake, run by Worldmark, a timeshare operator located in Seattle. That project is of no competitive consequence because of its size and lack of comparable amenities. There is no present or planned direct competition in the immediate vicinity from any of the major companies involved in the timeshare industry such as Marriott, Hyatt, Four Seasons, Disney or Hilton.

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           Since 1995, a significant amount of capital has been used for improvements to the golf course. The golf course is considered to be a primary amenity to attract future timeshare sales. Annual revenues have increased over 200% since 1995 and rounds played have more than doubled. Additional revenues are a natural bi-product from the golf course for the ancillary products like food, liquor and clothing.

           There are also no comparable golf courses in the area. A nine-hole course exists approximately five miles from the Property. It offers a recreational facility primarily for local players but has no resort-type amenities or room for expansion. In addition, there is another nine-hole course just inside Yosemite Park near the Wawona Hotel. It is designed and used primarily for tourist day stop and family-type entertainment. For persons seeking a golf-related vacation or the challenges of a regulation course, neither nine-hole course would be viewed as competitive.


           The principal risks involved in the Yosemite/Ahwahnee Properties are
(i) as of December 31, 1997, approximately $654,000 of property taxes are delinquent and must be brought current or a statutory five-year payment plan must be arranged with the County of Madera to avoid loss of the Properties for delinquent property taxes; (ii) the need for substantial working capital to operate and develop the recreational vehicle facility, the proposed timeshare development, and the golf course facility; (iii) assuming that working capital is available to accomplish the business plan, high marketing costs could adversely affect profitability; (iv) due to the remote location and the resort nature of the project, financing costs for development will be less readily available and likely more expensive than financing costs for traditional residential development projects in more heavily populated areas; and (v) permits to develop the proposed timeshare aspects of the Property must be obtained or that aspect of the Company's business plan will have no chance for success.


           The Company believes that the economic outlook for the golf course operation is favorable. Given its proximity to Yosemite National Park and the fact that the nearest comparable golf facility is approximately 15 miles away, the Company expects that, with proper marketing, the use of the golf course will increase. With regard to the recreational vehicle facility and the proposed timeshare project, given its location in the much travelled, highly desirable area near Yosemite Park, the Company believes that with proper marketing it will be able to attract users of resort property to either the recreational vehicle facility or the proposed timeshare units. Presently, California has a strong economy with relatively low unemployment. The income demographics for the products being offered at the Yosemite/Ahwahnee Properties range from $35,000 to over $50,000 annually, and, according to the California Travel Parks Association, there are 5,100,000 households in California with incomes over $35,000 and 3,100,000 households in California with incomes exceeding $50,000.

           THE MORI POINT PROPERTY. The Company will continue with the proposed development plan for a hotel/conference center on the Property. Because of its proximity to San Francisco and the Silicon Valley, the Company considers that the Mori Point Property could be positioned competitively within the executive conference center category of facilities. Furthermore, it

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presents itself as an outstanding timeshare location.  Detailed plans for the development of the Property do not exist at this time. Therefore, an accurate cost to develop the facility, as well as a timetable, is not possible. A study of the endangered species' habitat and any potential mitigation measures is being conducted as are other environmentally-related issues like traffic impacts. It is anticipated that over $500,000 will be needed by the Company to complete the permitting process and deal with any other environmental concerns. Within 12-18 months from completion of the Acquisition, the Company will determine whether it can obtain governmental approvals to complete the development of the Property. During that period, it will consider whether it will be necessary to sell the Property or enter into a joint venture agreement. If the Company were to move forward to construct the hotel/conference center, it is estimated that approximately $40,000,000 of external funding would be required. If the Company is unable to obtain such permits, the development of a hotel/conference center in the Property (and the location of potential joint venture partners for such development) will not be possible. That will result in the need to sell the Property at a price below the Property's value if it could be developed into a hotel/conference center in order to remove the Property from the Company's books.


           The material risks associated with the development of the Mori Point Property are (i) potential loss of the Property for delinquent property taxes which, as of December 31,1997, amount to $298,000, of which $142,000 are due in April 1998, unless funds can be generated to keep current on the payment plan for delinquent property taxes worked out with the local taxing authority; (ii) the Tentative Tract Map and Specific Plan for the Property have expired and new entitlements must be processed which is costly and time-consuming; (iii) two endangered species are located on the Property requiring the preparation of an acceptable plan to mitigate disruption of their habitats and there is no assurance that acceptable mitigation plans can be proposed; (iv) if an acceptable mitigation plan cannot be developed, the Property will have little value to the Company and it will be difficult to sell at any cost; and (v) if the necessary permits to develop the Property can be obtained, there is no assurance that the Company will be able to successfully develop the Property into a hotel/conference center or find a partner to assist in such project.


           The Property is oceanfront property in the town of Pacifica, California, located approximately ten miles from downtown San Francisco and five miles from San Francisco International Airport. The San Francisco Bay Area has enjoyed an economic boom for the last few years and it is on the cutting edge of the emerging knowledge-based economy in the United States. The Bay Area is a favorite destination for both tourists and conventioneers. It is desired for its scenery, restaurants, mild climate, and varied types of entertainment.

           The following table, based on information contained in the May 1997 appraisal of the Mori Point Property by PKF Consulting, provides a summary of the current primary and second competition of the proposed executive conference center for Mori Point.

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

Property                                    Number of Rooms         Amenities
--------                                    ---------------         ---------
Primary Competition
   Seascape Resort - Aptos                        164               A, B, C, D
   Chaminade Conference Center-Santa Cruz         152                  A, C
   Lighthouse Inn - Pacifica                       95                 A, B, C
   Half Moon Bay Lodge                             81
Secondary Competition
   Hyatt Regency                                  791               A, B, C, D
   Marriott                                       684               A, B, C, D
   Westin                                         330               A, B, C, D

TOTAL                                           2,297
                                                -----
                                                -----

---------------------
A - Restaurant
B - Meeting Rooms
C - Swimming Pool
D - Exercise Room

           Estimated year-end 1996 occupancy level for the primary competition for a Mori Point hotel/conference center was 67.8%; the secondary competitive market's performance was at a higher occupancy level of 83.3% for the same period.

PRIORITY OF PROJECTS AND ESTIMATED TIMETABLE


           If adequate working capital is available from the sale of units, the Company will bring delinquent property taxes current and begin work on all of the Properties promptly after the Acquisition is completed. If adequate working capital is not raised from a sale of units, the Company plans to sell one or more of the Sacramento/Delta Greens, Oceanside or Mori Point Properties to raise such working capital. Sale prices for Sacramento/Delta Greens and Mori Point may be below the appraised values used to determine the Exchange Values because of the need to obtain governmental and approvals prior to their development.
The Company believes the Oceanside Property is salable because National continues to discuss sale of the Property with interested potential buyers. The Company believes both Sacramento/Delta Greens and Mori Point can be sold at prices that would not be approved by the respective Programs' Investors.
Efforts to find such sales were never conducted by National because of the Investors' desire to receive as nearly a full return of principal as possible. While such prices might not have been attractive to the Programs' Investors, they could provide needed cash capital to move the Company forward.


           Approximately $11,400,000 would be required for the Company to obtain the necessary permits and complete the development activities for all of the Properties, except for construction financing required to actually build a hotel/conference center on the Mori Point Property and construction financing for the remaining tract of the Oceanside Property. The Company is concurrently attempting to raise $10,000,000 from the sale of

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

units in the Company to existing Investors. Any funds from such offering would be focused on the development of the Yosemite/Ahwahnee Properties as the Company considers the Yosemite/Ahwahnee Properties to have the most potential for a long-term profits. Thus, in an environment with limited working capital, any costs for the development or construction of any of the other Properties would assume lesser priority in order to maximize the potential of the Yosemite/Ahwahnee Properties.


           If enough funds are raised from the sale of the units to fulfill the Yosemite/Ahwahnee Properties' initial requirements (approximately $3,700,000), the balance of the offering proceeds would be applied to the Sacramento/Delta Greens, Mori Point and Oceanside Properties, in that order.


           The Company plans on financing as many of the costs of the Properties as possible from third party lenders or by entering into joint venture development agreements with third parties. There are currently no committed sources of external financing or prospective joint venture partners. However, as stated above, the Company believes that third party lenders will be more willing to provide financing where it can obtain title insurance which was not generally available in the tenancy-in-common ownership structure. To the extent that external sources of financing or joint venture partners are not available on reasonable terms, the Company plans to sell one or more of the Sacramento/Delta Greens, Oceanside or Mori Point Properties to raise operating capital.


           The Company proposes to finance development of each of the Properties in the following order of priority and manner:


           YOSEMITE/AHWAHNEE PROPERTIES. Amount needed: $3,700,000. Funds would come first from the unit offering proceeds. Balance, if any, from third party financing, if available, or from sale of one or more of the Oceanside, Sacramento/Delta Greens or Mori Point Properties.


           SACRAMENTO/DELTA GREENS. Amount needed: initially, $175,000 to complete the permitting and approval process. If the Company conducts the construction of the homes, approximately $3,000,000 of capital will be needed for the permitting, approvals, infrastructure and to build the initial phase of homes. Funds for the permitting process would come first from unit offering proceeds, a joint venture partner, or from sale of the Oceanside Property, with construction funding to come from a traditional third party construction lender.


           MORI POINT. Amount needed: initially: $500,000 to complete the permitting and approval process. If the Company conducts the construction of the hotel/conference center, approximately $3,000,000 of equity plus approximately $40,000,000 of construction financing. Funds to complete the permitting process would come from unit offering proceeds, a joint venture partner in return for a profit participation, or sale of Oceanside or the Sacramento/Delta Greens Properties. Funds for the equity portion would also come

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

from those sources. Construction funds would come from traditional construction lenders, perhaps with the assistance of a joint venture partner.


           OCEANSIDE. Amount needed: initially, approximately $700,000 to provide equity for the construction of the infrastructure and the first phase of homes, with approximately $3,500,000 construction financing coming from traditional construction lenders. Such lenders were available when the Encore tract was being built. The $700,000 would come from unit offering proceeds, joint venture partners, or, as a last resort, sale of the Sacramento/Delta Greens or Mori Point Properties


           Cash flow from operations cannot be counted upon to provide funding for the continued development of the Programs Properties. Cash flow from sales of Properties, such as a potential of approximately $3,000,000 from the sale of the remaining Oceanside lots, would constitute a source for such financing. Except for operating costs and property tax payments, the Company does not anticipate any other capital or cash commitments. Pending property taxes will be brought current, including applicable interest, from the proceeds of the unit offering. Pursuant to statute, the Company will either enter into (in the case of the Yosemite/Ahwahnee Properties) or succeed to (in the case of the other Properties) payment plans which permit back property taxes to be paid over a five year period. To the extent that cash capital is not available to make timely payments under such plans, the Company believes that the Properties can be sold at amounts in excess of property taxes that are due.


           The Company's plans for the development of the Yosemite/Ahwahnee Properties currently targets mid-1998 for the completion of 100 additional recreational vehicle sites and the readiness of the initial timeshare units for sale. Thereafter, additional recreational vehicle sites and timeshare units will be built from cash flow. If funds are available either from external sources or the unit offering, the Company estimates that the Sacramento/Delta Greens Property will involve approximately three years to complete the permitting process, construction and sell out to homebuyers or other builders in the area. The Mori Point permitting process will require up to two years. Assuming necessary permits to develop a hotel/conference center are obtained, a sale of the Property or its development with a joint venture partner will be solicited. The construction and sale of the remaining 111 lots and homes on the Oceanside Property will take approximately two years if a bulk sale to another developer is not sooner arranged. THERE IS NO ASSURANCE THAT THE ABOVE ESTIMATED TIMETABLES FOR ANY OF THE PROPERTIES CAN BE MET.


TYPES OF BORROWING REQUIRED


           The Company has not sought any financing, and will not commence the search for financing unless and until the Acquisition is successfully completed. At that time, the Company anticipates that it will seek infrastructure financing and construction financing. Infrastructure financing is designed to provide borrowed funds to construct roads, install utilities and other things necessary for a Property to function in the manner anticipated. For example, a residential development requires the installation of roads, sidewalks, sewer lines, water lines, and power lines for it to be able to function as a community. The principal risks involved in

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

infrastructure financing involve the cost (usually higher for infrastructure loans than construction or permanent financing loans) and the risk that there will be no replacement financing in the form of construction or permanent loans available when the loan is due resulting in a default.


           Construction loans involve the financing necessary to actually build a proposed project once the infrastructure is in place. As with infrastructure financing, it is secured by the real estate meaning the failure to generate sales or operating cash flow sufficient to pay the loans will result in a default and a potential loss of the land which has been provided as collateral. While less risky than infrastructure loans, construction loans usually bear a higher interest rate than permanent loans do. See "-- Impact of Interest Rates on the Company."

IMPACT OF INTEREST RATES ON THE COMPANY

           The Company intends to use traditional construction loan financing for the buildout of the lots and homes on its Sacramento/Delta Greens and Oceanside Properties, as well as for the construction of the timeshare units beyond the initial models. If interest rates rise during the construction of and prior to the sell out of the completed homes, then the prices of the homes would have to be increased or the Company would have to absorb the increased cost and associated decrease in profits. If prices are increased, some buyers may be priced out of the market in, which case the Properties would have less potential buyers and could suffer from a decline in volume of homes sold. In addition, the sale of homes is dependent on adequate and competitive buyer financing. Higher interest rates for potential homebuyers will result in a decrease and velocity of homes sold. The Company may also consider some infrastructure financing, for roads and utilities, for the Sacramento/Delta Greens Property. If that occurs, then higher interest rates will negatively affect the profitability of the Property. A falling interest rate environment will have the opposite effect on these two Properties.

           The Company intends to use its working capital to perform the planning, engineering and other approval work for the Mori Point Property. It also intends to use working capital and internally generated funds to finalize the construction of an additional 100 recreational vehicle sites, as well as the initial costs for the timeshare approvals and initial model construction for the Yosemite/Ahwahnee Properties. In these cases, a rising or falling interest rate environment will have little or no direct affect on those Properties. If the Company decides later to use a construction loan to build the initial timeshare models, then a change in interest rates will have the same affect as stated above relative to the construction of the Sacramento/Delta Greens and Oceanside Properties.

INSURANCE

           Management of the Company believes that each of the Properties is adequately insured for title, property and casualty matters.

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

EMPLOYEES

     It is anticipated that the Company's initial employees will consist of approximately 15 individuals located at the home office in Newport Beach, California, who will handle the responsibilities of management, accounting and administration of the subsidiaries through AFC. There will initially be approximately 35 additional full- and part-time employees at the Yosemite/Ahwahnee Property who will handle the operation and maintenance of the project and carry forward with the development and entitlement activities. Marketing and consulting services for the recreational vehicle membership sales and resort operations are contracted through Western Horizons, a Colorado-based recreational vehicle park management and marketing company. None of the employees will be subject to collective bargaining agreements.

LEGAL PROCEEDINGS

     Neither the Company nor the Properties is the subject of any material, legal proceeding.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of certain investment, financing, conflicts of interest and other policies of the Company. These policies have been determined by the Company's Board of Directors and generally may be amended or revised from time to time by the Board of Directors without a vote of the shareholders.

INVESTMENT POLICIES

     INVESTMENTS IN REAL ESTATE. Initially, the Company will invest in the Properties it receives in the Acquisition. This is a portfolio of properties in various stages of development. As the business plans for the various Properties described herein are either completed or matured, the Company will seek to acquire and develop or manage, as appropriate, properties which are compatible with its existing properties. Some of such properties could be properties owned by tenant-in-common lenders in other programs sponsored by National. Such properties may include resort properties (in the development phase or completed), residential properties (in the development phase), or such other types of properties as the Board of Directors may from time to time in its sole discretion deem to be appropriate investments for the Company. The Company expects that most of its initial investments will be located in the State of California, although there is no requirement that such be the case. In making such acquisitions, to the extent possible, the Company will attempt to use shares of its common stock for some or all of the purchase price. This would result in a dilution of the voting power of then-existing investors in the Company.

     The Company has no policy with regard to whether it will acquire assets primarily for possible capital gain or primarily for income. It will acquire the Properties in the Acquisition and properties in the future in the manner deemed by the Board of Directors to be in the best

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

interests of the Company and its shareholders in making profits. The Company has no specific policy as to the percentage of assets which will be concentrated in any specific property; however, the Board of Directors will use its best efforts to diversify the Company's investment portfolio as much as possible.

     INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company will emphasize equity real estate investments, it may, in its discretion, invest in mortgages and other interests related to real estate. The Company does not presently intend to invest in mortgages, but may do so. The mortgages which the Company may purchase may be first mortgages or junior mortgages and may or may not be insured by a governmental agency.

     SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES. The Company may also invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. However, the Company has no present plans to make any such investment in securities. In any event, the Company does not intend that its investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, and the Company would divest itself of such securities before any such registration would be required.

     JOINT VENTURES. The Company may enter into joint ventures or partnerships or other participations with real estate developers, builders, owners and others for the purpose of obtaining or retaining equity interests in a particular property.

     OFFERING SECURITIES IN EXCHANGE FOR PROPERTY. The Company may offer its securities in exchange for a property in which it wishes to invest.

     REPURCHASING ITS OWN SHARES. The Company may purchase or repurchase Shares from any person for such consideration as the Board of Directors may determine in its reasonable discretion, whether more or less than the original issuance price of such Share or the then trading price of such Share.

     ISSUANCE OF ADDITIONAL SECURITIES. The Board of Directors may, in its discretion, issue additional equity securities from time to time to increase its available capital. Such issuance will result in a dilution of the interests of the then-existing Shareholders.

FINANCING POLICIES

     ISSUANCE OF SENIOR SECURITIES. The Company may, at any time, issue securities senior to the Shares, upon such terms and conditions as may be determined by the Board of Directors.

     BORROWING POLICY. The Company may, at any time, borrow, on a secured or unsecured basis, funds to finance its business and, in connection therewith, execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations which may be convertible into shares or other equity interests or be issued together with warrants to acquire shares or other equity interests. The Charter Documents impose no limit upon the

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

Company's debt. The Board has not established any maximum debt limit for the Company, although it intends to act prudently in borrowing funds for Company operations.

     LENDING POLICIES. The Company may, at any time, make mortgage loans secured by properties of the type in which the Company may invest, subject to restrictions on related party transactions contained in the Delaware General Corporation Law.

MISCELLANEOUS POLICIES

     REPORTS TO SHAREHOLDERS. The Company will be subject to the reporting requirements of the Exchange Act and will file annual and quarterly reports. The Company currently intends to provide annual and quarterly reports to its Shareholders.

     COMPANY CONTROL. The Board of Directors has exclusive control over the Company's business and affairs subject only to restrictions in the Charter Documents and the Delaware General Corporation Law. Shareholders have the right to elect members of the Board of Directors. The Directors are accountable to the Company as fiduciaries and are required to exercise good faith and integrity in conducting the Company's affairs.

WORKING CAPITAL RESERVES

     The Company will attempt to maintain working capital reserves (and when not sufficient, access to borrowing) in amounts that the Board of Directors determines to be adequate to meet the normal contingencies in connection with the operation of the Company's business and investments.

                                CAPITALIZATION


     The following table sets forth the capitalization of the Company as of [DECEMBER 31], 1997 after giving effect to the completion of the Acquisition.




                                                 [DECEMBER 31], 1997
                                                 -------------------
                                                      Pro Forma
                                                     Acquisition
                                                     -----------
DEBT:
     Capital lease obligations . . . . . . . .   $       340,563
                                                 ----------------
          Total debt . . . . . . . . . . . . .           340,563

STOCKHOLDERS' EQUITY:
     Common Stock(1) . . . . . . . . . . . . .             2,497
     Additional paid-in capital(1) . . . . . .        40,223,137
     Accumulated deficit(2). . . . . . . . . .       (20,131,720)
                                                 ----------------
          Total stockholders' equity . . . . .        20,093,914
                                                 ----------------
     Total capitalization. . . . . . . . . . .   $    20,434,477
                                                 ----------------
                                                 ----------------

---------------------

(1) Gives pro forma effect to the Acquisitions and the conversion of investor interests into common stock ownership in the Company.


                                   DILUTION


     Assuming completion of the Acquisition, the following table sets forth on a pro forma basis as of December 31, 1997, with respect to the founders, consultants and existing Program Investors, a comparison of the number and percentage of Shares purchased and cash or other consideration paid and the average price per share.




                                                   Acquisition
                            -----------------------------------------------------------
                                                                               Average
                                                                              Price per
                               Shares Purchased       Total Consideration       Share
                               ----------------       -------------------       -----
                             Number       Percent    Number         Percent
                             ------       -------    ------         -------
Founders and Consultants       495,318      20%       $951,064(1)      5%     $    1.92
Program Investors            2,001,248      80      17,637,863        95           8.81
                            ----------     ---      ----------       ---      ---------
     Total                   2,496,566     100%    $18,588,927       100%     $    7.45
                            ----------     ---      ----------       ---      ---------
                            ----------     ---      ----------       ---      ---------



---------------------
(1) Amount consists of $4,953 of cash and $946,111 of fees that have been incurred since 1994 that will be forgiven by National and its principals upon the successful completion of the Acquisition.

                        SELECTED FINANCIAL INFORMATION

     The following selected financial information should be read in conjunction with the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as and for the periods indicated, nor does it purport to represent the future financial position and results of operations for future periods.


                         Company Pro Forma            The Acquisition Historical
                         -----------------            --------------------------
                            Year Ended                         Years Ended
                         December 31, 1997                 December 31, 1997
                         -----------------                 -----------------
                         The Acquisition          1997               1996               1995
                         ---------------    --------------     --------------     ---------------
Revenues                 $    5,193,012     $    5,193,012     $    6,213,299     $    6,333,143
Cost of sales                 4,081,530          4,081,530          5,224,186          5,346,735
                         ---------------    --------------     --------------     ---------------
Gross profit                  1,111,482          1,111,482            989,113            986,408

Expenses:
  Selling, general and
    administrative            5,005,566          3,781,566          3,436,719          2,033,496
  Land write-down             1,299,651          1,299,651            845,000                  -
  Management fees                     0            650,000            650,000            650,000
                         ---------------    --------------     --------------     ---------------
Total expenses           $    6,305,217     $    5,731,217     $    4,931,719     $    2,683,496

Net interest income              28,274             28,274             63,518            135,875
                         ---------------    --------------     --------------     ---------------
Net loss                     (5,165,461)    $   (4,591,461)    $   (3,942,606)    $   (1,561,213)

Net loss per share                (2.07)               N/A                N/A                N/A

Average number of
  shares outstanding     [    2,496,566]               N/A                N/A                N/A

Balance Sheet Data:
  Cash and cash
    equivalents                 161,328            156,375            863,373                N/A

  Total real estate          20,959,403         19,559,403         19,953,557                N/A
  Total assets               25,106,613         23,596,673         25,869,260                N/A
  Total debt                    340,563            340,563            424,767                N/A
  Total liabilities           5,012,699          5,958,810          4,415,241                N/A
  Stockholders'/
    owners' equity           20,093,914         17,637,863         21,454,019                N/A

Other Data:
  Cash provided by
    operating activities     (1,586,022)        (1,236,022)          (616,257)           652,473

  Cash used in investing
    activities                 (163,264)          (163,264)          (186,211)          (436,545)

  Cash provided by
    financing activities        691,102            691,102            642,815            115,311




                             The Acquisition Historical                                      The Acquisition Historical
                       --------------------------------------                           -----------------------------------
                                    Years Ended                                                     Years Ended
                                    December 31                                                     December 31
                       --------------------------------------                           -----------------------------------
                          1997         1996         1995                                   1997         1996         1995
                          ----         ----         ----                                   ----         ----         ----
Investment Program                                              Investment Program
Data                                                            Data
Oceanside                                                       Mori Point
---------                                                       ----------
Cash and cash                                                   Cash and cash
  equivalents          $   145,072  $   660,207   $       N/A     equivalents           $    7,204   $   39,032   $     N/A
Real estate              3,322,329    3,219,920           N/A   Real estate              4,100,000    4,100,000         N/A
Total assets             5,443,408    7,938,216           N/A   Total assets             4,339,911    4,139,032         N/A
Total debt                       -        3,910           N/A   Total debt                       -            -         N/A
Total liabilities        1,271,694    1,207,402           N/A   Total liabilities          882,869      807,514         N/A
Total owners' equity     4,171,714    6,730,814           N/A   Total owners'equity      3,457,042    3,331,518         N/A
Revenues                 4,290,850    5,490,180     5,920,600   Revenues                         -            -           -
Gross margin               461,868      515,020       624,859   Gross margin                     -            -           -
Net Loss                 1,857,850      548,675       367,219   Net Loss                   279,448      189,125     146,867


Ahwahnee                                                        Sacramento/Delta
--------                                                        ----------------
                                                                Greens
                                                                ------
Cash and cash                                                   Cash and cash
  equivalents          $         -      101,551   $       N/A     equivalents           $    4,099   $   62,583   $     N/A
Real estate             10,137,074   10,404,135           N/A   Real estate              2,000,000    2,230,000         N/A
Total assets            11,704,727   11,499,429           N/A   Total assets             2,108,627    2,292,583         N/A
Total debt                 340,563      420,857           N/A   Total debt                       -            -           -
Total liabilities        3,495,010    2,141,259           N/A   Total liabilities          309,237      259,066         N/A
Total owners' equity     8,209,717    9,358,130           N/A   Total owners' equity     1,799,390    2,033,517         N/A
Revenues                   902,162      723,119       412,543   Revenues                         -            -           -
Gross margin               649,614      474,093       361,549   Gross margin                     -            -           -
Net Loss                 2,059,368    2,078,604       915,537   Net Loss                   394,796    1,062,684     131,590


                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion should be read in conjunction with the "Selected Financial Information" as well as the financial statements listed in the index on page F-1. If approved by the Investors in the five former "Trudy Pat" programs, the programs discussed below will be acquired by the Company. Except for historical information contained herein, the matters discussed in this report contain forward-looking statements that involve risks and uncertainties that could cause results to differ materially.

RESULTS OF OPERATIONS - THE OCEANSIDE PROGRAM

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996


     For the year ended December 31, 1997, the net loss amounted to $1,857,850 compared to a net loss of $548,675 for the year ended December 31, 1996. The change of results are primarily from the following factors: a decrease in revenue of $1,199,330, which has been offset by a decrease in cost of sales of $1,146,678, an increase in selling, general and administrative expenses of $171,725 and a writedown in the real estate inventory of $1,069,651.


     Revenues decreased in 1997 by $1,199,330 or 22% as compared to 1996.
The decrease was caused by 11 less homes being sold in 1997 as compared to 1996, which has been partially offset by an increase in the average selling price of each home of approximately five percent. This increase in average price is principally due to the recovery in the California real estate market in 1997. In addition, the company sold the remaining two undeveloped phases of the Encore project during 1997.


     Cost of sales decreased in 1997 by $1,146,678 or 23% as compared to 1996 primarily due to the decrease in the number of houses sold discussed above.


     Selling, general and administrative expenses increased $171,725 (20%) due to an increase in the sales incentives provided on houses sold during 1997 as compared to 1996. The increase is also due to increases in salaries and wages and consulting fees paid to employees and consultants in 1997 compared to 1996.


     Based on the net proceeds received from the sale of the remaining inventory lots during 1997, the Program wrotedown its real estate inventory to its estimated fair value resulting in a $1,069,651 charge against income during the year ended December 31, 1997.

RESULTS OF OPERATIONS - THE YOSEMITE/AHWAHNEE PROGRAMS

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996


     For the year ended December 31, 1997, the net loss amounted to $2,059,368, compared to a net loss of $2,078,604 for the year ended December 31, 1996. The change of results is primarily from the following factors: an increase in revenues of $179,043 which has been offset by an increase in selling, general and administrative expenses of $136,466 and an increase in interest expense of $19,819.


     The increase in revenues of $179,043 (25%) was primarily due to the operation of the golf course for the entire period of 1997, while it was closed for refurbishing for a portion of the year ended December 31, 1996, as well as an increase of $85,615 of recreational vehicle memberships during 1997.


     The increase in selling, general and administrative expenses of $136,466 (6%) is a result of the increased operations of the golf course and the increased recreational vehicle membership sales effort during 1997 as compared to 1996.


RESULTS OF OPERATIONS - THE MORI POINT PROGRAM

COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996


     No sales activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $190,348 for the year ended December 31,1996 to $281,034 at December 31, 1997, an increase of $90,686. The operating expenses primarily consist of property taxes and consulting fees related to feasibility studies performed on the property. Property tax expense increased by $26,405 due to an increase in the assessed property value, while consulting fees significantly increased as the Program explored various development and entitlement options for the property. Management fees were consistent for both years at $100,000 per year. These fees were for the management and administration of the property.


RESULTS OF OPERATIONS - THE SACRAMENTO/DELTA GREENS PROGRAM


COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO 1996


     No development activity occurred during the periods on this property. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses decreased from $169,649 for the year ended December 31, 1996 to $115,620 at December 31, 1997, a decrease of $54,029. The difference is a result of the employment of consultants during 1997 to perform studies related to the proposed development of the property. Management fees were consistent for both years at $50,000 per year.

     Due to a decrease of approximately 35% in the median prices of homes in the communities surrounding Sacramento/Delta Greens during 1996 and a decrease in the number homes zoned for this property during 1997, impairment losses of $845,000 and $230,000 were recorded on the property's financial statements during the periods presented. Originally, 596 homes were zoned for this property, while 534 homes are currently zoned for this property.

LIQUIDITY AND CAPITAL RESOURCES

     Upon completion of the Acquisition on a pro forma basis as of December 31, 1997, the Company will have approximately $161,000 of unrestricted cash available to operate the Company and develop its owned real estate. The Company is also attempting to raise additional funds by offering units for sale in conjunction with the Acquisition, which if fully subscribed would result in net proceeds of approximately $8,900,000.

     In addition to the methods discussed above, the Company anticipates creating additional liquidity through the following methods on an as needed basis:

     (a) Obtain additional mortgage debt against the Properties: At December 31, 1997, the Company had no debt and approximately $1,082,000 of delinquent property taxes levied against its real estate, some of which is being paid pursuant to statutorily permitted 5-year payment plans. Based on its lack of significant leverage, the Company believes that some liquidity can be generated through additional borrowings, if necessary. The Company believes that mortgage debt will be available to it, when it was not available to National on behalf of the Programs, because of the elimination of the tenancy-in-common ownership structure. This will make available lenders' policies of title insurance which are not available under the current structure.


     (b) Obtain additional funding by selling off additional Properties: The Company believes some of the Properties, or portions thereof, can be sold to generate sufficient liquidity to develop the remaining Properties. In conjunction with this strategy, the remaining 23 parcels of the Encore property, a development within the Oceanside Program, were sold during October 1997 for net proceeds of $593,115. Except for the Oceanside Property which, based on recent negotiations, the Company believes to be readily salable at approximately the appraised value used to calculate Exchange Values, the Company believes that the sale of the Sacramento/Delta Greens or Mori Point Properties would be possible in bulk at prices discounted from the May 1997 appraisal values but for more than the property taxes due.


     (c)  Reduce development capital needs through joint venture arrangements:
The Company believes that, due to the elimination of the tenancy-in-common ownership structure which was cumbersome for potential partners, it will be able to enter into joint venture arrangements to develop and operate one or more of its current properties.

     (d) Conserve development capital by slowing down the currently planned development process: If the Company is unable to raise sufficient development funds utilizing the methods discussed above, the pace of property development can be slowed until necessary internal or external funding is generated.

     Listed below is a summary, by project, of the estimated time period to develop each project as well as the projected external financing needed to complete development:

YOSEMITE/AHWAHNEE

     The Company would develop and construct 170 vacation homes on currently entitled lots which would be sold as time share intervals. The Company expects that it will require an initial amount of approximately $3,700,000 of funding for this development phase which would last for approximately 6 years. The source of funds is intended to be proceeds of the unit offering, third party financing or sale of one of the Oceanside, Sacramento/Delta Greens or Mori Point Properties. In addition, the Company plans to continue to develop the recreational vehicle park, which should be self-funding from sales of currently available recreational vehicle memberships. Although the Company currently does not have the proper entitlements to develop the remaining raw land within the resort, the Company does anticipate eventually developing this land subsequent to the completion of the other projects occurring within the resort which have been described above.

OCEANSIDE

     The Company could start developing the Symphony project residential homes. The Symphony project consists of 111 lots upon which the Company projects building single family homes principally containing 3 to 4 bedrooms. The Company anticipates that funds which have been generated from the Encore tract, along with approximately $700,000 of equity funding and an estimated maximum of $3,500,000 of construction financing, will be sufficient to develop Symphony, which should be completed within approximately two years from the date of commencement.

MORI POINT

     The Company anticipates developing a state of the art business conference center located near San Francisco, California. The Company anticipates that approximately $500,000 and 1.5 years is needed to complete the entitlement and mapping process. If construction commences upon completion of the entitlement/mapping process, the Company anticipates that the business conference center would be operational by 2001. The business conference center will consist of multiple meeting rooms, restaurant, indoor and outdoor facilities, which is expected to require approximately $40,000,000 of external funding. Due to the significant development funding required for this project, the Company anticipates that it will seek a joint venture development partner to reduce the funding required of the Company.

SACRAMENTO/DELTA GREENS

     The property is zoned for a single-family housing project, consisting of approximately 465 homesites, in Sacramento, California. The total expected funding needs for this project are approximately $3,000,000, with completion of the project currently estimated for approximately 10 years after commencement.

LIQUIDITY SUMMARY

     The Company expects to meet its short- and long-term liquidity requirements through the methods described above in addition to cash generated from the operations of the resort properties once these properties are operational. The Company believes that the liquidity sources described above will be adequate to satisfy the cash requirements of the Company for the 12 months following the completion of the Acquisition.

HISTORICAL CASH FLOWS

THE OCEANSIDE PROGRAM

     The Oceanside Program continued its development and sale of houses on the Encore site during 1997 and decided to sell the remaining 23 undeveloped lots on its Encore site at the end of 1997. This sale caused a decrease in the number of houses sold by the Program from 30 in 1996 to 19 in 1997 and was the significant factor causing the decrease in cash flows from operations of $1,002,238 in 1996 to $297,288 in 1997. The Program continued limited development of the Symphony site during 1996 and 1997 and repaid the line of credit utilized to build houses on the Encore site during 1997.

THE YOSEMITE/AHWAHNEE PROGRAM

     The Yosemite/Ahwahnee Programs experienced significant cash outflows from operations during 1996 and 1997 due to the property of the Programs being in a very early stage of development. As the property continues to progress toward being fully developed, the amount of operational cash outflows should decrease as a larger customer base will utilize current and future resort amenities. These operational outflows, as well as the minimal expenditures made by the Programs to expand the recreational vehicle park of the property, were funded by contributions from current investors of the Programs.


THE MORI POINT AND SACRAMENTO/DELTA GREENS PROGRAMS


     The Mori Point and Sacramento/Delta Greens Programs continued to explore opportunities for development of their real estate assets during 1996 and 1997. The expenditures made to investigate various development opportunities were paid for by contributions from current investors of each Program.

NEW ACCOUNTING PRONOUNCEMENTS

     Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS No. 130 will not have a material effect on the financial position or results of operations of the Company



     Statements of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131) issued by the FASB is effective for financial statement beginning after December 15, 1997 (ALTHOUGH THE FASB IS ENCOURAGING EARLIER APPLICATION). The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements OF THE ENTERPRISE AND IN CONDENSED FINANCIAL STATEMENTS of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The adoption of SFAS No. 131 will not have a material effect on the financial position or results of operations of the Company.


     Statements of Financial Accounting Standards No. 132 "Employees' Disclosures about Pensions and Other Postretirement Benefits" issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is encouraged. The new standard standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable. The adoption of SFAS No. 132 will not have a material effect on the financial position or results of operations of the Company.

                     MANAGEMENT FOLLOWING THE ACQUISITION

     The Company will operate under the direction of the Board, the members of which are accountable to the Company and its shareholders as fiduciaries. The Board will be responsible for the management and control of the affairs of the Company; however, the executive officers of the Company and its subsidiaries will manage the Company's and its subsidiaries' day-to-day affairs and the acquisition and disposition of investments, subject to the Board's supervision. The Company currently has six directors; it must have at least one and may have no more than nine directors. As a matter of policy, the Company will maintain at least two Independent Directors on the Board; that is, persons who are not employed by or otherwise affiliated with the Company prior to becoming directors. The Board will then be divided into three classes serving staggered three year terms. See "Comparisons of Programs and the Company -- Anti-Takeover Provisions."

     Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of a majority of all the votes entitled to be cast for the election of directors at a special meeting called for the purpose of such proposed removal. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director will be removed. A vacancy created by death, resignation or removal of a director may be filled by a vote of a majority of the remaining directors. Each director will be bound by the Company's Charter Documents.


     The directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The directors will meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on the executive officers of the Company. The Board is empowered to fix the compensation of all officers that it selects and may pay directors such compensation for special services performed by them as it deems reasonable. Initially, the Company will pay Independent Directors a retainer fee of $20,000 per year, plus $1,000 per meeting attended, plus 2,500 options to purchase shares, plus out-of-pocket expenses in attending meetings. The Company will not pay any director compensation to the officers of the Company who also serve as directors.



     The general investment and borrowing policies of the Company are set forth in this Prospectus. The directors will establish further policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company to assure that such policies are in the best interest of the shareholders and are fulfilled. Until modified by the directors, the Company will follow the policies on investments and borrowings set forth in this Prospectus.


     The Company believes that its management has the requisite real estate experience to fulfill the Company's business plan. While none of the officers have extensive experience in the development, marketing and management of timeshares, Messrs. Lasker and Orth have developed familiarity with the operating aspects by participating in the management of the Yosemite/Ahwahnee Properties. To the extent a property needs skills not possessed by management, or cannot be efficiently provided by management, consultants will be hired to provide those skills and services.

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:



                                                                        Director Term
Name                         Age      Position                            Expires(1)
----                         ---      --------                            ----------
David G. Lasker              52       Co-Chairman of the Board,              2000
                                      President and Chief Financial
                                      Officer

James N. Orth                50       Co-Chairman of the Board,              2000
                                      Chief Executive Officer and
                                      Secretary

L.C. "Bob" Albertson, Jr.    54       Executive Vice President of the        1999
                                      Company and President and
                                      Chief Executive Officer of
                                      American Family Communities,
                                      Inc., Director

Mark K. Kawanami             34       Vice President                          N/A

Charles F. Hanson            61       Director                               1999

Dudley Muth                  58       Director                               1998

James G. LeSieur, III        56       Director                               1998



(1)  Elected in 1997.


     The following is a biographical summary of the experience of the directors and executive officers of the Company.

     DAVID G. LASKER - Co-Chairman of the Board, President and Chief Financial Officer of the Company. Mr. Lasker has served as Chairman and President of National Investors Financial, Inc. since 1986. Prior to that, he served as Chairman and Vice chairman of the Board of Directors of American Merchant Bank, a commercial bank headquartered in Orange County, California, from 1985 to 1986. His experience includes all phases of negotiating, underwriting, closing and servicing of residential and commercial loans. Since the Ownership Date, Mr. Lasker has overseen the development and construction of the Oceanside Property. He has served as project manager of the Mori Point Property. He and Mr. Orth have supervised the predevelopment activities of the Sacramento/Delta Greens Property and they have shared the responsibility for the management and ultimate development of a business plan for the Yosemite/Ahwahnee Properties. He and Mr. Orth are responsible for overall management of the Company. Mr. Lasker holds a Bachelor of Science degree from Purdue University and an M.B.A. from the University of Southern California.

     JAMES ORTH - Co-Chairman of the Board, Chief Executive Officer and Secretary of the Company. Since 1986, Mr. Orth has been Executive Vice President and a member of the Board of Directors of National Investors Financial, Inc. Prior to that, in 1980, he was a founding member of NIF Securities, Inc., a securities broker-dealer oriented to the capitalization of start-up and second-stage business ventures. In addition, he has been a founder and executive officer of a variety of companies specializing in financial management, marketing and distribution. From 1969 through 1976, Mr. Orth was employed by IBM Corporation as a marketing representative and territory manager. From 1978 to 1980, he was vice president and branch manager of ENI Corporation, an oil and gas exploration company. He received a Bachelor of Science in Mathematics-Statistics, French and Economics from the University of Wyoming in 1969 and did post-graduate work in the MBA-Finance program at the University of Colorado.

     L.C. "BOB" ALBERTSON, JR. - Executive Vice President and Director of the Company, President and Chief Executive Officer of American Family Communities, Inc., a wholly-owned subsidiary of the Company. Mr. Albertson is responsible for the operation of the Company's Properties and the implementation of the Company's business plan. Mr. Albertson is a 32-year veteran of the homebuilding industry. From 1985 to 1996, he served as President of Presley Homes, Southern California Region, a large publicly-traded homebuilding company. From 1981 to 1983, he was President of Barrett American, Irvine, a publicly-traded homebuilding company based in Great Britain. Mr. Albertson is President of HomeAid America, a non-profit organization supported by the National Association of Homebuilders. From 1985 to 1986, he served as President of the Building Industry Association/Orange County Region.

     MARK K. KAWANAMI - Vice President of the Company and Vice President of Finance of American Family Communities, Inc., a wholly-owned subsidiary of the Company. From 1996 to 1997, he was Corporate Controller for California Pacific Homes, Inc. From 1995 to 1996, he was Director of Finance and Administration for Creative Design Consultants, Inc. From 1991 to 1995, he was Assistant Treasurer/Assistant Controller for A-M/Greystone Homes. After leaving public accounting in 1989, Mr. Kawanami held two other finance positions with Southern California homebuilders. From 1986 to 1989, he was with the accounting firm of KPMG Peat Marwick (independent accountants) where he earned his CPA. Mr. Kawanami received a Bachelor of Arts degree in Economics from the University of California, Los Angeles, in 1985.

     CHARLES F. HANSON - Director of the Company. Since 1989, Mr. Hanson has served as Co-Chairman of the Board of Larson Training Centers, Inc., a vocational training company with campuses in the Cities of Orange and Carson, California. Also, since 1994, he has served as an independent marketing director for a major pharmaceutical company. In 1991, he developed Coastal Pacific Commercial Corporation, a consulting company to the real estate industry. From 1987 to 1989, Mr. Hanson was associated with CIS Corporation, a New York stock exchange listed company and a leading equipment leasing firm, as Vice President and National Sales Manager. In 1985, he developed Half-Time Associates, Inc., a national seminar company. From 1983 to 1985, Mr. Hanson was associated with Integrated Resources, Inc. as Vice President, Director of Marketing. Prior positions at Integrated Resources, Inc. included Senior Executive Vice President of Integrated Resources Equity Corp. and Executive Vice President, National

Sales Manager and Director of Marketing for Integrated Resources Energy Group. Mr. Hanson received his Liberal Arts degree from the University of Washington. He is Registered Principal with the NASD and is licensed with the New York Stock Exchange.

     DUDLEY MUTH - Director of the Company. Mr. Muth's career includes over 20 years of extensive experience in the field of corporate management, law, securities and real estate. From June 1993 through May 1997, Mr. Muth served as a consultant on real estate and securities matters and as Vice President of Drake Capital Securities, Inc. He recently rejoined Drake Capital Securities, Inc. to direct all compliance and legal activities. From March 1990 until June 1992, he served as president of First Diversified Financial Services, Inc., a syndicator of all-cash investments in California real estate. From June 1987 until February 1990, he was President of USREA/WESPAC which controlled two public real estate investment trusts. From January 1985 to May 1987, Mr. Muth was President of Cambio Equities Corporation and Cambio Securities Corporation. From October 1982 to December 1984, he served as Executive Vice President of Angeles Corporation. From July 1977 through September 1979, he was Vice President and Director of Compliance for The Pacific Stock Exchange, Inc. In 1967, he began his career in the tax department of Arthur Andersen & Co. Mr. Muth received his Bachelor of Arts degree in Economics from Pomona College, his M.B.A. in accounting from UCLA Graduate School of Management, and his J.D. from the University of Southern California. He is a member of the California State Bar and a Registered Principal with the NASD.

     JAMES G. LESIEUR, III - Director of the Company. From April 1991 to the present, Mr. LeSieur has been President and Chief Executive Officer of Sunwest Bank, Tustin, California. Prior to that, he was Executive Vice President and Chief Financial Officer of Sunwest Bank from December 1985 to March 1991, and held other responsible officer positions with that bank from September 1975 to November 1985. Before joining Sunwest Bank, he was with Arthur Young & Company (independent accountants). He received a Bachelor of Science degree from Purdue University and an M.B.A. degree from Wharton Graduate School of University of Pennsylvania.

     COMMITTEES OF THE BOARD OF DIRECTORS

     EXECUTIVE COMMITTEE. In due course, the Board of Directors will establish an executive committee (the "Executive Committee") which will be granted the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements. The Company expects that the Executive Committee will ultimately consist of the co-Chairmen of the Board of Directors and two Independent Directors.

     AUDIT COMMITTEE. The audit committee will consist of two Independent Directors and one "inside" director (the "Audit Committee"). The Audit Committee will make recommendations concerning the engagement of independent auditors, review with the independent auditors the plans and result of the audit engagement, approve professional services provided by the independent auditors, review the independence of the independent auditors, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     COMPENSATION COMMITTEE. In due course, the Board of Directors will establish a compensation committee (the "Compensation Committee") to determine compensation, including awards under the Company's Stock Incentive Plan for the Company's executive officers. The Company expects that the Compensation Committee will ultimately consist of two Independent Directors. Until the Committee is established, the Independent Directors will serve as the Compensation Committee.

     NOMINATING COMMITTEE. In due course, the Board of Directors will establish a nominating committee (the "Nominating Committee") to nominate persons to serve on the Company's Board of Directors as vacancies arise. The Nominating Committee will ultimately consist of three directors, at least two of whom will be Independent Directors

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION AND INCENTIVES

     The Company will compensate designated key managers of the Company with cash compensation and certain incentives including stock option and bonus plans. The below table sets forth the estimated annual base salary to be paid to the Chief Executive Officer, President and Vice Presidents, as well as the stock options for the officers and directors.

                                                                 Annual     Common Stock
Name                         Position                           Salary(1)      Options
----                         --------                           ---------      -------
David G. Lasker*             Co-Chairman of the Board,           $180,000     30,000(2)
                             President and Chief Financial
                             Officer

James N. Orth                Co-Chairman of the Board,           $180,000     30,000(2)
                             Chief Executive Officer and
                             Secretary

L.C. "Bob" Albertson, Jr.    Executive Vice President and        $200,000     30,000(2)
                             Director of the Company;
                             President and Chief Executive
                             Officer of American Family
                             Communities, Inc., Director

Mark K. Kawanami             Vice President of the Company;      $100,000      5,000(2)
                             Vice President of Finance of
                             American Family Communities,
                             Inc.

Charles F. Hanson            Director                               --         2,500(3)

Dudley Muth*                 Director                               --         2,500(3)

James G. LeSieur, III*       Director                               --         2,500(3)

---------------
 *   Initial members of Audit Committee.
(1) Employment Agreements for Messrs. Lasker, Orth and Albertson contain provisions for bonus payments based on performance criteria.
(2) 10,000 to be issued upon completion of the Acquisition to Messrs. Lasker, Orth and Albertson and 10,000 additional options to be issued to each of them on the first and second anniversaries of the Acquisition. These options are nonqualified stock options which are not issued pursuant to the Company's 1997 Stock Option and Incentive Plan. They have a ten year term. Messrs. Lasker, Orth and Albertson may exercise options for 3,333 shares immediately. Mr. Kawanami's options will be issued upon completion of the Acquisition and he may exercise options for 1,250 shares immediately. They are exercisable at $10 per Share. Options issued at later dates will be exercisable at market value on the date of issuance.
(3) To be issued upon completion of the Acquisition. These options are issued pursuant to the Company's 1997 Stock Option and Incentive Plan. They have a ten-year term and are exercisable one year from the date of grant at $10 per Share. The number of options is determined by formula for the Independent Directors.

STOCK INCENTIVE PLAN

     The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and its subsidiaries to participate in the ownership of the Company. The Stock Incentive Plan is designed to attract and retain executive officers, other key employees and directors of the Company and its subsidiaries and to provide incentives to such persons to maximize the Company's value, as well as cash flow, available for distribution. The Stock Incentive Plan provides for the award to such executive officers and employees of the Company and its subsidiaries of stock-based compensation alternatives such as restricted stock, nonqualified stock options and incentive stock options and provides for the grant to Independent Directors of nonqualified stock options on a formula basis.

     The Stock Incentive Plan will be administered by the Compensation Committee, which is authorized to select from among the eligible employees of the Company and its subsidiaries the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Stock Incentive Plan. Nonqualified stock options shall be granted to Independent Directors in accordance with the formula set forth in the Stock Incentive Plan.

     The Stock Incentive Plan was approved by the Company's founding shareholders September 15, 1997. The following awards may be made under the
Plan:

     NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

     INCENTIVE STOCK OPTIONS, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

     RESTRICTED STOCK is Common Stock of the Company which may be awarded to key employees of the Company by the Compensation Committee, subject to such restrictions on the exercise of full ownership as such Committee may determine. Restrictions may relate, among other things, to duration of employment, Company performance and individual performance

     Promptly after the Closing of the Acquisition, the Company expects to issue to certain officers, directors and key employees of the Company and its subsidiaries options to purchase an aggregate of 7,500 shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such options will be ten years from the date of grant and they will be exercisable one year after the date of grant at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives." Except for those options, the Company does not plan to grant options under the Stock Incentive Plan until after the first year of operations.

     NO CRITERIA FOR ISSUANCE OF OPTIONS OR RESTRICTED STOCK HAVE YET BEEN DEVELOPED BY THE COMPENSATION COMMITTEE. There is no maximum number of options that a single individual may receive.

     185,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than Independent Directors who annually receive a fixed number of options automatically)

     FEDERAL INCOME TAXES. If the option has no readily ascertainable fair market value, no income is recognized by a participant at the time an option is granted. If the option is an incentive stock option ("ISO"), no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option ("NQSO") generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value on the exercise date and the option price.

     The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a NQSO. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

401(k) PLAN

     The Company intends to establish a qualified retirement plan, with a salary deferral feature designed to qualify under Section 401 of the Code (the "401(k) Plan"). The 401(k) Plan will permit the employees of the Company and the Operating Partnership to defer a portion of their compensation in accordance with the provisions of Section 401(k) of the Code.
 The 401(k) Plan will allow participants to defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. Matching contributions may be made in amounts and at times determined by the Company. Amounts contributed by the Company for a participant will vest over a period of years to be determined and will be held in trust until distributed pursuant to the terms of the 401(k) Plan.

     Employees of the Company and its subsidiaries will be eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum age and period of credited service. All contributions to the 401(k) Plan will be invested in accordance with participant elections among certain investment options. Distributions from participant accounts will not be permitted before age 591/2, except in the event of death, disability, certain financial hardships or termination of employment.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Lasker and Orth for a term of five years, Mr. Albertson for a term of three years, and Mr. Kawanami for a term of one year, each subject to automatic one year extensions unless terminated. The agreements provide for signing bonuses of $25,000 each for Messrs. Lasker, Orth and Albertson and for initial annual salary compensation as follows: Messrs. Lasker and Orth, each $180,000; Mr. Albertson $200,000; and Mr. Kawanami $100,000. Each of the agreements for Messrs. Lasker and Orth provides for annual increases of the greater of ten percent per annum or the increase in the consumer price index for the metropolitan area in which Newport Beach, California, is located and Mr. Albertson's provides for annual salary increases of $25,000 per year for the second and third years of his agreement. In addition, the salaries may be raised at the discretion of the Board upon recommendation of the Compensation Committee. No criteria other than prudent stewardship of Company resources exist for the exercise of such discretion. Each agreement also contains provisions for discretionary bonus consideration and a fixed bonus equal to two percent of pre-tax profits in the case of Messrs. Orth, Lasker and Albertson, and up to 20% of base salary for Mr. Kawanami. In addition, Messrs. Lasker, Orth and Albertson may receive discretionary bonuses of up to 50% of base salary if certain to-be-budgeted financial results are exceeded. Except to the extent required to carry on pre-existing duties to investors in other programs managed by National or other pre-existing real estate investments, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment. Each agreement also provides for certain salary and benefit continuance for six months if the officer is permanently disabled; and, provides for a severance payment in the amount of 2.99 times for Messrs. Lasker, Orth and Albertson, and .5 times for Mr. Kawanami, the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 18 equal monthly installments for Messrs. Lasker, Orth and Albertson, and no more than six equal monthly installments for Mr. Kawanami. Change of control is generally defined to include a consolidation in the hands of one Person of 40% or more of the voting securities of the Company, a business combination after which the existing shareholders of the Company hold less than 51% of the voting securities of the resulting entity, or a change in membership of the Board of Directors resulting in 50% or more of the Board of Directors not being nominated by management.


LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Charter Documents limit the liability of the Company's directors to the Company and its stockholders for money damages to the fullest extent permitted from time to time by Delaware law. Delaware law presently permits the liability of directors to a corporation or its shareholders for money damages to be limited, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for unlawful distributions to stockholders; and (iv) for any transaction from which the director derived an improper benefit.

     The Company's By-Laws require the Company to indemnify its directors, officers and certain other parties (collectively "agents") to the fullest extent permitted from time to time by Delaware law. The Company's Certificate of Incorporation and By-Laws also permit the Company to indemnify its agents who have served another corporation or enterprise in various capacities at the request of the Company. The Delaware law presently permits a corporation to indemnify its agents against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Company, unless it is established that:
(i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Company, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the Company. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that the personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of NOLO CONTENDERE or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Indemnification under the provisions of the Delaware law is not deemed exclusive to any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Charter or By-Laws, or under resolutions of shareholders or directors, contract or otherwise.

     The Company will apply for a directors and officers liability insurance policy in an amount of $5,000,000. The directors and officers liability insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and (ii) the Company to the extent that it has indemnified the directors and officers for such loss.


                                PRIOR PROGRAMS


     None of the executive officers of the Company have participated in the operation of an entity with similar objectives to those of the Company, although each of such officers has skills and experience in one or more of the types of property to be acquired and operated by the Company. See "Management Following the Acquisition -- Executive Officers and Directors" for biographical information about the executive officers.


     In the last ten years, National sponsored 12 programs which offered tenancy-in-common interests in loans secured by real estate located in California. Nine of such programs were public programs having raised more than $100,000,000 from more than 6,000 investors and three were private programs. The total amount of money raised from the private offerings was approximately $900,000 from a total of 72 investors. Loans were made to developers of 11 California properties. One-half of one percent of the loans were made to developers of shopping centers, approximately 30% to developers of mixed use projects (commercial and residential) and approximately 70% to developers of residential properties. All of the properties involved previously undeveloped land. Of the amount loaned, approximately $13,000,000 was distributed back to investors (all from public programs and none from private programs). Of the 12 lending programs, ten eventually were defaulted upon by the borrowers and two paid the lender/investors in full.


     None of the 12 tenancy-in-common lending programs had investment objectives similar to those of the Company.


     The names of the programs are: Sacramento/Delta Greens "Trudy Pat" Program, Oceanside "Trudy Pat" Program, Yosemite/Ahwahnee I "Trudy Pat" Program, Yosemite/Ahwahnee II "Trudy Pat" Program, Mori Point "Trudy Pat" Program, Cypress Lakes "Trudy Pat" Program, Joshua Ranch "Trudy Pat" Program, Arciero-Diamond Ridge "Trudy Pat" Program, Esperanza "Trudy Pat" Program, Stacey Rose "A" "Trudy

Pat" Program, Stacey Rose "B" "Trudy Pat" Program, and Franklin Meadows "Trudy Pat" Program. None of such programs have been required to file reports with the Commission.


     Only the Yosemite/Ahwahnee Properties and the Cypress Lakes property have been acquired through foreclosure in the past three years. Detailed information regarding the Yosemite/Ahwahnee Properties may be found at "Business and Properties -- Properties -- Yosemite/Ahwahnee Properties." The Cypress Lakes property is located in Contra Costa County, California, and consists of approximately 660 acres which were intended to be developed into an 18-hole golf course along with 1,330 residential units.


     In National's opinion, the principal adverse business development which caused 10 of the 12 "Trudy Pat" loans to default was the precipitous decline of the value of real estate throughout California brought about by the economic recession that commenced in California in the early 1990s. The decline in real estate values changed the economics of the projects planned by the developers so that they were no longer able to project profitability for themselves. Further, the availability of traditional financing for construction was significantly reduced due to (i) the savings and loan association failures of the late 1980s and (ii) bank regulatory requirements which tightened the availability of credit generally and substantially increased the amount of equity required as a prerequisite to obtaining a real estate development loan.


     With real estate values down and the availability of credit substantially reduced, the "Trudy Pat" borrowers elected to cut their losses and default on the loans. This decision resulted in the Investors in the various Programs becoming tenancy-in-common beneficial owners of the real estate which secured the loans. This economic reality was not unique to the Programs. It was regularly reported in the financial press that all types of California real estate lenders in the 1990s suddenly found themselves to be owners of, instead of lenders secured by, real estate. In order to divest themselves of such real estate, lenders, as well as government agencies such as the Federal Savings and Loan Insurance Corporation ("FSLIC") (now defunct) and the Federal Deposit Insurance Corporation which took over the FSLIC, literally "dumped" real estate into the market. Such activity depressed real estate values because the supply of real estate in all categories available for sale vastly exceeded demand.


     Certain prior performance schedules are included as Appendix 3 to this Prospectus. Schedule A shows, as of December 31, 1997, general information about certain programs. Schedule B shows, as of December 31, 1997, compensation paid to National or its affiliates by each of the "Trudy Pat" programs. Schedule C shows, as of December 31, 1997, the annual operating results of certain programs. Schedule D shows general information about the one program that was completed within the last five years. See also "Background and Reasons for the Acquisition -- Historical Compensation for Servicing and Property Management/Effect of Acquisition." and "-- Historical Cash Distributions to Investors" for further information about compensation paid to National and its affiliates and distributions to Investors in the Programs.

               SECONDARY MARKET FOR TENANCY-IN-COMMON INTERESTS

     There is no organized market for the tenancy-in-common interests held by Investors in the Programs. Any transfers of such interests must be privately negotiated among willing parties.


                               PRINCIPAL SHAREHOLDERS


     The following tables set forth information as of the date hereof as to each person or entity who owns of record or is known by the Company to own beneficially five percent or more of the Company's outstanding voting securities and information as to the securities ownership of management. All stock ownership shown below is direct unless otherwise indicated.

PRINCIPAL SHAREHOLDERS

                                                                    Percent of All
       Name and Address               Common Stock       Voting Shares Outstanding, Assuming
       ----------------               ------------       -----------------------------------
                                                                                  Acquisition
                                                           Acquisition         Completed and All
                                                         Completed Only            Units Sold
                                                         --------------            ----------
Yale Partnership for Growth
and Development, L.P.(1)                [200,007]            [8.01]%                 [5.72]%
4220 Von Karman Avenue
Suite 110
Newport Beach, CA 92660

J-Pat, L.P.(2)                          [200,007]            [8.01]%                 [5.72]%
4220 Von Karman Avenue
Suite 110
Newport Beach, CA 92660

---------------
(1) As manager of the general partner, Mr. Lasker controls this partnership and has sole voting and investment power.
(2) As manager of the general partner, Mr. Orth controls this partnership and has sole voting and investment power.

DIRECTOR AND OFFICER STOCK OWNERSHIP

                                                               Percent of
                                                  Percent       Class if
                                                of Class if    Acquisition
                                                Acquisition     Completed       Common
                                       Common    Completed       and All         Stock     Percent
          Name/Position                 Stock       Only        Units Sold      Options    of Class
          -------------                 -----       ----        ----------      -------    --------
David G. Lasker, President, Chief
Financial Officer and Director(2)     [200,007]    [8.01]%        [5.72]%       10,000(1)   23.53%

James Orth, Chief Executive
Officer, Secretary and Director(3)    [200,007]    [8.01]%        [5.72]%       10,000(1)   23.53%

L.C. "Bob" Albertson, Jr. Executive
Vice President, Director                54,118     [2.17]%        [1.55]%       10,000(1)   23.53%

Mark K. Kawanami                         1,000       .04%           .03%         5,000(1)   11.77%

Charles F. Hanson, Jr., Director          --          --             --          2,500       5.88%

Dudley Muth, Director                     --          --             --          2,500       5.88%

James G. LeSieur III, Director            --          --             --          2,500       5.88%

Directors and Officers as a group     [455,132]   [18.23]%        [13.02]%      42,500     100.00%

---------------
(1) Messrs. Lasker, Orth and Albertson each may exercise options to purchase 3,333 shares presently, and Mr. Kawanami, 1,250 shares. In addition, each of Messrs. Lasker, Orth and Albertson will be issued 10,000 options on the first anniversary of the Acquisition and 10,000 options on the second anniversary of the Acquisition.
(2) Mr. Lasker controls Yale Partnership for Growth and Development, L.P. which owns the Shares reported. He has sole voting and investment power.
(3) Mr. Orth controls J-Pat, L.P. which owns the Shares reported. He has sole voting and investment power.


                             DESCRIPTION OF SHARES


     The following description of the Shares and other capital stock of the Company does not purport to be complete but contains a summary of portions of the Company's Certificate of Incorporation and is qualified in its entirety by reference to the Company's Certificate of Incorporation.

GENERAL

     The total number of shares of stock which the Company has authority to issue is 12,000,000 shares, of which 10,000,000 are shares of Common Stock, $0.001 par value per share

("Common Stock"), and 2,000,000 are shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"). The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and the rights of such series and the qualifications, limitations or restrictions thereof.

COMMON STOCK

     All shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of Preferred Stock, holders of Common Stock will be entitled to receive distributions on such Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its Shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

     Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of Shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of stock, the holders of such shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares, if any, will not be able to elect any directors. Holders of Common Stock have no conversion, sinking fund, redemption rights or any preemptive rights to subscribe for any securities of the Company.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors by resolution shall designate that series to distinguish it from all other series and classes of stock of the Company, shall specify the number of shares to be included in the series and shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Subject to the express terms of any other series of preferred stock outstanding at the time and notwithstanding any other provision of the Certificate of Incorporation, the Board of Directors may increase or decrease the number of shares of, or alter the designation or classify or reclassify, any unissued shares of any series of Preferred Stock by setting or changing, in any one or more respects, from time to time before issuing the shares, and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the shares of any series of Preferred Stock. There are no shares of Preferred Stock outstanding and the Company has no present plans to issue any.

WARRANTS

     The only presently existing warrants will be issued as part of the units. Each warrant will have a two year life, is immediately exercisable, and will allow the holder to purchase two shares of Common Stock for a per share purchase price equal to 80% of the closing price for the Company's Common Stock on the trading date immediately preceding the warrant exercise date. These warrants are detachable from the units immediately on issuance and contain appropriate anti-dilution clauses and will be fully transferable from the date of the close of the Acquisition. The Common Stock issued upon exercise of these warrants has been registered under the Securities Act and, when issued, will be freely tradable. The Company does not intend to list the warrants on any market or exchange.

CERTAIN SHAREHOLDER VOTING REQUIREMENTS

     The Company's Certificate of Incorporation requires the concurrence of the holders of two-thirds of the voting power of the outstanding voting stock to amend specified provisions of the Company's Certificate of Incorporation and By-Laws, which provide that (i) shareholders generally may not call a special meting of shareholders or act by written consent; (ii) subject to applicable law, the Company's Board of Directors will be divided into three classes, the effect of which is that only approximately one-third of the Board will be elected each year; (iii) directors may be removed by the Shareholders only for cause and only upon the affirmative vote of two-thirds of the voting power of the outstanding voting stock; (iv) a vote of two-thirds of the voting power of the outstanding voting stock not held by an "interested stockholder" is required for the approval of specified types of business combinations; and (v) subject to applicable law, holders of Common Stock will not be entitled to cumulative voting of shares for the election of directors. These provisions, together with a classified Board of Directors and the authorization to issue Preferred Stock on terms designated by the Board of Directors, could be used to defend against certain business combinations not favored by the Board of Directors (so-called "hostile takeovers").

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Company's Common Stock is American Stock Transfer & Trust Company.


                                 THE OFFERING


OFFERING OF ACQUISITION SHARES

     Subject to the conditions set forth in this Prospectus, the Company is offering to Investors in the Programs an aggregate of [2,001,248] Shares ("Acquisition Shares") in exchange for all of the real estate, certain of the liabilities and business of all of the Programs. The Acquisition Shares will be allocated to the Programs based on Exchange Values and will be further allocated within each of the Programs pro rata in respect of the Adjusted Outstanding Investments of the Investors in the respective Programs. For example,


If your Adjusted Outstanding        You will receive the following number
  Investment is $10,000 in                 of Acquisition Shares
  ------------------------                 ---------------------
  Sacramento/Delta Greens                            320
        Oceanside                                    162
   Yosemite/Ahwahnee I                               354
   Yosemite/Ahwahnee II                              265
       Mori Point                                    399

     No sales commission will be paid by any party in connection with the exchange of the Acquisition Shares for the real estate of the Programs.

     Immediately after the approval of the Acquisition, as agent of and on behalf of the Investors, National or an affiliated entity will execute the acquisition agreements for the Properties of each of the Programs and title to each of the Properties will pass to the Company in accordance with California real estate law. In addition, certificates for the Acquisition Shares will be prepared by the Company's Transfer Agent and Registrar, and promptly mailed to all Investors of record.

CONCURRENT OFFERING


     In addition to the Consent Solicitation, the company is simultaneously offering up to 1,000,000 units at $10 per unit to be issued exclusively to existing program investors. The offering is a "best efforts" offering with no minimum number of units which must be sold. There is no assurance that any proceeds will be received. No sales can be completed unless the acquisition is approved. Each unit consists of one share and a warrant. For a period of two years, each warrant entitles the holder to purchase two shares of common stock at a per share purchase price equal to 80% of the closing price for the company's common stock on the ______ on the trading date before the warrant exercise date. NASD broker-dealers will receive an aggregate of $0.70 per unit commission from the company for any units sold with their help.


     If any funds are raised by the offering, they would be used to pay offering expenses, acquisition expenses, property taxes due, and for working capital, as detailed in the company's business plan. Any funds raised on exercise of warrants would be used for working capital.


     FOR ADDITIONAL INFORMATION ABOUT THE CONCURRENT OFFERING, SEE THE PROSPECTUS WHICH ACCOMPANIES THIS CONSENT SOLICITATION STATEMENT AS A SEPARATE DOCUMENT.

                      APPRAISALS AND FAIRNESS OPINION
GENERAL

     Exchange Values were determined as of _________, 1998
[THE MONTH-END BEFORE MAILING OF THIS PROSPECTUS] and have been assigned to each of the Programs solely to establish a method of allocating the Shares for purposes of the Acquisition. The Exchange Values were determined by National and the Company. The starting point for the Exchange Values was the independent appraised value of each of the Program's real estate; however, due to the significant disparity between the May 1997 and the October 1996 appraised values of the Yosemite/Ahwahnee I and II Properties, management of National and the Company had to reconcile those appraisals to arrive at Exchange Values for the Yosemite/Ahwahnee I and II Properties. See "-- Conflicting Yosemite/Ahwahnee Properties' Appraisals" for adjustments to the appraised values of the Yosemite/Ahwahnee Properties that were made to arrive at those Exchange Values. Such appraised values were determined for the Programs by the following appraisers:


                                       Name, Address of Appraisers
     Name of Program                   and Date of Appraisal
     ---------------                   ---------------------
     Sacramento/Delta Greens           David E. Lane, Inc.
                                       9851 Horn Road, Suite 150
                                       Old Mills Winery Office Park
                                       Sacramento, California 95827
                                       Date:  May 1997

     Oceanside                         Boznanski & Company
                                       283 North Rampart Street
                                       Suite A
                                       Orange, California 92868
                                       Date:  May 1997


    Yosemite/Ahwahnee I and II         Arnold Associates
                                       751 West 18th Street
                                       Post Office Box 272
                                       Merced, California 95341
                                       Date:  May 1997
                                       and

                                    148

                                       Name, Address of Appraisers
     Name of Program                   and Date of Appraisal
     ---------------                   ---------------------

                                       The Mentor Group, Inc.
                                       4333 Park Terrace Drive
                                       Suite 200
                                       Westlake Village, California 91361
                                       Date:  October 1996

     Mori Point                        PKF Consulting
                                       425 California Street
                                       San Francisco, California 94104
                                       Date:  May 1997


     The aggregate appraised values of the assets covered by all appraisals (as the Yosemite/Ahwahnee appraisals were reconciled by National and the Company) is $20,515,575.

     The above appraisers were selected because of their respective reputations and experience in appraising the value of real estate of the type involved. In addition, in the cases of Arnold Associates and Boznanski & Company, the original borrowers had used these companies for the appraisals delivered to the lenders (Investors) at the time the original "Trudy Pat" loan was made. National felt their prior experience with the Yosemite/Ahwahnee Properties and the Oceanside Property, respectively, might provide some cost savings to their respective Programs.

     National then engaged Houlihan Valuation Advisors, 2029 Century Park East, Suite 2890, Los Angeles, California 90067, the Independent Valuator, to render an opinion that the allocation of Shares among the Programs, as well as the number of Shares retained by management of the Company and other founders of the Company, is fair to the Investors from a financial point of view. The Fairness Opinion is attached as Appendix 1 to this Prospectus.
The Fairness Opinion and appraisals have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Copies may be obtained without charge by writing to Vivian Kennedy, National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660.

     National did not impose any limitations on the scope of the investigations of the independent appraisers or the Independent Valuator to enable them to render their respective appraisals and the Fairness Opinion. National and the Company determined the consideration to be paid to the Investors. The Independent Valuator has no obligation to update its Fairness Opinion. Neither National nor the Company plans to request an update at present. There is no contract, agreement or understanding between National or the Company on the one hand and the Independent Valuator on the other hand regarding any future engagement.


     The Fairness Opinion is discussed in detail in "Background and Reasons for the Acquisition -- Appraisals and Fairness Opinion."

EXPERIENCE OF INDEPENDENT APPRAISERS

     Each of the independent appraisers is a member in a nationally recognized society such as the American Institute of Real Estate Appraisers ("MAI"). Each has been involved in the appraisal of real estate in California for many years. National believes that each of the independent appraisers is recognized among such appraiser's peers as being well experienced in appraising the type of real estate it was asked to value. National selected the appraisers because of the appraisers' respective experience and reputation in connection with real estate assets of the nature they were, respectively, asked to value.

MAY 1997 APPRAISALS

     On behalf of the Programs, National engaged the independent appraisers identified in "-- General" above in the Spring of 1997 to appraise the "as is," highest and best use, value of the real estate portfolio of the applicable Program. Each of the independent appraisers has consented to reference to the appraisals in this Prospectus.

     SUMMARY OF METHODOLOGY. In the case of the real estate in the Sacramento/Delta Greens Program, the independent appraiser determined that the sales comparison, land residual, and discounted cash flow methods for appraising real estate were appropriate to use. In the case of the real estate in the Oceanside Program, the independent appraiser determined that the sales comparison and land residual methods for appraising real estate were appropriate to use for the 111 partially finished residential lots in the Symphony tract.
In the case of the real estate in the Yosemite/Ahwahnee I and II Programs, the independent appraiser determined that the sales comparison, income and cost methods for appraising real estate were appropriate to use on various portions of the Properties. In the case of the real estate in the Mori Point Program, the independent appraiser determined that the discounted cash flow, ground rent capitalization and sales comparison methods for appraising real estate were appropriate to use. See Appendix 2 for definitions of these appraisal methods.

     In conducting each of the appraisals, representatives of the several appraisers reviewed and relied upon, without independent verification, certain information provided by National, including, but not limited to: applicable financial information; property descriptions; historical acquisition information; title information relating to encumbrances; and such other information as was requested by the appraiser and available to National. Representatives of each of the appraisers performed site inspections on the real estate of each of the Programs in 1997. In the course of these visits, any physical facilities were inspected and information on the local market, as well as the subject property, was gathered.

     Where appropriate, applicable government records were reviewed and information was gathered from applicable government officials. As appropriate, historical operating statements for certain of the Properties were reviewed.

     Each appraiser then estimated the value of the real estate of the applicable Programs based on the approaches to valuation described above.

     CONCLUSION AS TO APPRAISED VALUE. Based on the valuation methodology used by each of the appraisers, the estimated "as is" value of the real estate for each of the Programs is as follows:



                            Real Estate "As Is"  Ownership Date Real Estate
Name of Program             Value Conclusion(1)       Value Conclusions
---------------             -------------------  --------------------------
Sacramento/Delta Greens       $    2,000,000           $    3,075,000
Oceanside                          2,850,000                6,484,000(2)
Yosemite/Ahwahnee I and II        20,916,000               19,641,000
Mori Point                         5,500,000                4,100,000
                              --------------           --------------
     TOTAL                   $    31,266,000          $    33,300,000
                              --------------           --------------
                              --------------           --------------

--------------
(1) See Appendix 2 for a description of each appraiser's conclusion with regard to the valuation methods selected and with regard to separately identifiable portions of the Property of each program.
(2)  Since the Ownership Date, a significant number of lots have been sold.

     ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS. Each appraisal report was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. Each appraiser utilized certain assumptions to determine the appraised value of the Properties.

     See Appendix 2 for a discussion of the assumptions, limitations and qualifications of the appraisals.

THE MENTOR APPRAISAL

     In the Fall of 1996, National hired The Mentor Group, Inc. ("Mentor") to appraise the "highest and best use" value of the Yosemite/Ahwahnee Properties as a guide for planning purposes. As of October 10, 1996, using primarily the cost approach, Mentor determined the "as is" value of the subdivision portion of the Properties to be $530,000 and the "as is" value of the balance (deemed excess land) as $3,460,000 for an aggregate appraised value of approximately $4,000,000. Mentor determined that the highest and best use of the Properties, as of the appraisal date, was to hold the project for future study or project implementation. In the Spring of 1997, National hired Arnold Associates to determine the "as is" value of the Properties assuming that they were developed at their highest and best use, recognizing that, to achieve highest and best use, it would take a substantial continued investment in the Properties and a significant amount of time.

     In conducting the appraisal, representatives of The Mentor Group reviewed and relied upon, without independent verification, certain information provided by National, including, but not limited to: applicable financial information; property descriptions; historical acquisition information; title information relating to encumbrances; and such other information as was requested by the appraiser and available to National. Representatives of the appraiser performed site inspections on the real estate of each of the Programs in the Fall of 1997. In the course of these visits, any physical facilities were inspected and information on the local market, as well as the subject property, was gathered.

     Where appropriate, applicable government records were reviewed and information was gathered from applicable government officials. As appropriate, historical operating statements for certain of the Properties were reviewed.

     The appraiser then estimated the value of the real estate of the Yosemite/Ahwahnee Properties based on the approaches to valuation described above.


CONFLICTING YOSEMITE/AHWAHNEE PROPERTIES' APPRAISALS



     Faced with the significant disparity between the Yosemite/Ahwahnee valuation conclusions of The Mentor Group and Arnold Associates, in order to arrive at an Exchange Value for the Yosemite/Ahwahnee Properties, National used its judgment regarding the two appraisals as follows:


     First, with regard to the Ahwahnee Country Club portion of the combined Properties, National judged the Arnold Associates appraisal as more reasonable due to a doubling in the number of golf course rounds played since the Mentor appraisal. Thus, the Arnold appraisal of $4,480,000 for this portion of the Properties was used to determine the aggregate value for purposes of calculating Exchange value.

     Second, with regard to the Ahwahnee recreational vehicle park portion, National accepted the Arnold Associates appraisal as more reasonable due to the significant increase in membership sales from approximately 50 to over 150 since the Mentor appraisal. Thus, the Arnold appraisal of $3,886,000 for this portion of the Properties was used to determine the aggregate appraised value for purposes of calculating Exchange Value.

     Third, with regard to Phase I of the Ahwahnee Country Club Estate lots and the balance of the land, National accepted the conservative Mentor appraisals of $530,000 and $1,269,575, respectively, as more reasonable due to the time and costs required to develop these parcels.


     Fourth, the aggregate revised appraisal was allocated between the Yosemite/ Ahwahnee I and II Programs in accordance with the Property held by each Program. National deemed this allocation reasonable because the portions of the Property allocated to each Program could be reconciled to the appraisals. This allocation yielded a revised appraised value of $3,912,454 to the Yosemite/Ahwahnee I Property and $6,253,121 to the Yosemite/Ahwahnee II Property.


ON-GOING RELATIONSHIPS

     Each of the appraisers was paid a fee for its appraisals deemed to be reasonable by National. The fees for such appraisals were paid out of funds available to the respective Programs through cash flow or assessments. In addition, each appraiser was reimbursed for reasonable travel and other out-of-pocket expenses incurred in making site visits and in preparing the valuations. The fees were negotiated between National and each of the appraisers and payment thereof is not dependent upon completion of the Acquisition. Neither National nor the Company has retained any of the appraisers in the past, although the borrower in the Oceanside Program used Boznanski & Company and the borrower in the Yosemite/Ahwahnee I and II Programs used Arnold Associates in connection with the original "Trudy Pat" loans. National and the Company may engage one or more of the appraisers to provide appraisal and other services in the future. There is no contract, agreement or understanding between National or the Company on the one hand and any of the appraisers on the other hand regarding any future engagement.

UPDATES/CHANGES

     None of the appraisers have any obligation to update their appraisals and, at present, neither National nor the Company plan to obtain updates. Except for improvement in revenues from operations of the golf course at the Yosemite/Ahwahnee Properties since the date of the Mentor appraisal, neither National nor the Company are aware of any conditions which have changed since the date of the appraisals which may affect appraised values.


                          FEDERAL INCOME TAX CONSEQUENCES


     The following discussion is a summary of the material Federal income tax consequences of the Acquisition to the Investors and the Company. It is based on the Internal Revenue Code of 1986, as amended, the Income Tax Regulations, judicial decisions, current positions of the Treasury Department and the Internal Revenue Service contained in published Revenue Rulings and Revenue Procedures, and current administrative positions of the Service, any of which could be materially and adversely changed, possibly on a retroactive basis, at any time.

     It is impractical to summarize all potential Federal, state, local and foreign tax consequences of the Acquisition. Accordingly, the following discussion does not address any aspect of state, local or foreign law or Federal estate or gift tax matters. Moreover, the following discussion does not address special considerations that may apply (i) to certain classes of Investors including, without limitation, Investors who are insurance companies, financial institutions, securities dealers, foreign persons or Investors who receive Shares as compensation, or (ii) to Investors subject to special rules including, without limitation, the personal holding company tax, the accumulated earnings tax, the tax on unrelated business taxable income of tax-exempt entities, and the S corporation rules. The Federal income tax consequences to any particular Investor may be affected by matters not discussed below. Consequently, the following discussion should not be regarded as a complete analysis of all the possible tax consequences or as a substitute for consultation by Investors with their own tax advisors.

     No advance rulings have been or will be obtained from the Service with respect to any aspect of the Acquisition. Counsel to the Company, Arter & Hadden LLP, is unable to give an opinion as to whether the Acquisition transaction will be a tax-free or taxable transaction.

Counsel has delivered its opinion to the Company to the effect that the discussion under "Federal Income Tax Consequences" accurately reflects the law as of the date of this Prospectus. No other opinion of counsel has been or will be obtained with respect to any tax aspect of the Acquisition.
Unlike an advance ruling, counsel's opinion is not binding on the Service and provides no assurance that the Service will not challenge an Investor's or the Company's tax treatment of the Acquisition. In the event of such a challenge, an Investor or the Company may be adversely affected and personally may incur substantial legal and accounting fees and costs even if the challenge proves to be unsuccessful. The adverse consequences might not be the same for all Investors.

     Upon receipt of a written request, a copy of the opinion will be transmitted promptly, without charge, by the Company. Requests should be addressed to Vivian Kennedy, National Investors Financial, Inc. 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660.


     INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION AS THEY RELATE TO THEIR PERSONAL TAX SITUATIONS.


QUALIFICATION OF THE ACQUISITION AS A SECTION 351 TRANSACTION

     1. GENERAL RULES. The Federal income tax consequences of the Acquisition will depend primarily on whether the Acquisition qualifies as a Section 351 transaction. (All "Section" references in this summary are to the specified Section of the Code.) The Company intends to treat the Acquisition as a qualifying Section 351 transaction.

          The Acquisition will qualify under Section 351 if (i) the Company is not an "investment company," and (ii) collectively, the Investors in the Programs who transfer the Properties to the Company in exchange for Shares and Investors who acquire units are in "control" of the Company "immediately after the exchange." The Company's transfer of the Properties to its subsidiary corporations in Section 351 transfers will not invalidate the Acquisition from qualifying as a Section 351 transaction. See, e.g., Revenue Ruling 77-449, 1977-2 C.B. 110.

          (a)  INVESTMENT COMPANY.  The Acquisition will not qualify under
Section 351 if the Company is an "investment company" as defined in Section 351(e). Counsel to the Company is of the opinion that the Company is not an investment company for this purpose.

          (b) CONTROL. The Investors (all of whom will transfer property or cash to the Company in exchange for Shares) must be in "control" of the Company immediately after the exchange. The term "control" is defined in Section 368(c) as stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation. Investors will acquire 80% or more of the Shares of the Company (which is the only class of stock of the Company) and, accordingly, will acquire "control" of the Company.

          (c)  IMMEDIATELY AFTER THE EXCHANGE.  The Investors also must be in
control of the Company "immediately after the exchange."   This requirement of
Section 351 has been the subject of considerable litigation, remains uncertain in certain respects, and is subject to a case-by-case analysis of the facts and is subject to the application of the "step transaction doctrine" to those facts. This uncertainty is compounded because the courts have not universally agreed upon all of the components that are used in determining whether the step transaction doctrine should be applied.

               The principal concern raised by the possible application of the step transaction doctrine to the Acquisition is that it may cause a sufficient number of Investors, who will own 80% or more of the outstanding Shares on the Effective Date, to be treated as owning less than 80% "immediately after the exchange." This may occur if Investors in transactions CONTEMPLATED BY THEM ON THE EFFECTIVE DATE dispose of Shares after the Effective Date. This also could occur if the Company issues additional Shares after the Acquisition in a transaction subject to the step transaction doctrine. The Company does not intend to issue any additional Shares with respect to which the step transaction may apply.

               Under the step transaction doctrine, if an Investor's subsequent disposition of Shares and his receipt of Shares in the Acquisition are treated as elements of a single integrated transaction of the Investor, the Investor is not treated as holding his Shares "immediately after the exchange." If, as a result of the application of this doctrine, a sufficient number of Investors are not treated as holding their Shares "immediately after the exchange," the Acquisition would not qualify under Section 351. Courts generally have enunciated three tests to determine whether the step transaction doctrine may be applied to disqualify a transaction under Section 351, and one court may apply one of the following tests while another court applies another test:

               (i) END RESULT TEST: Under this test, ostensibly separate transactions are combined when it appears that they were really components steps of a single transaction and that each of the steps was intended to be taken for the purpose of reaching a specific end result.

               (ii) MUTUAL INTERDEPENDENCE TEST: Under this test, the courts consider whether steps are so interdependent that the legal relationships created by one transaction would be fruitless without the completion of the entire series of transactions. Unlike the end result test, the mutual interdependence test focuses on the relationships of the steps, not merely on the end result

             (iii) BINDING OBLIGATION TEST: Under this test, a transaction will be aggregated with another transaction if there is a binding commitment to do the other transaction.

     2. APPLICATION TO THE ACQUISITION. The potential application of the step transaction doctrine to Investors' acquisitions and subsequent dispositions of their Shares depends on the specific facts and circumstances with respect to each Investor who disposes of Shares. Neither the Company nor counsel to the Company is in a position to make a determination as to whether Investors who acquire at least 80% of the Shares will or will not be subject to the step transaction doctrine. Consequently, counsel to the Company is unable to opine as to whether the Acquisition qualifies under Section 351. However, because (i) Investors will acquire 80% or more of the Shares in the Acquisition, and (ii) the Company is not aware of any facts which lead it to believe that any subsequent disposition of Shares by one or more Investors may be subject to any of the step transaction tests discussed above, the Company intends to take the position that the Acquisition qualifies under Section 351. There can be no assurance, however, that the Service will not take a contrary position.


     Investors should recognize that if a relatively small number of Investors subsequently dispose of their Shares in transactions subject to the step transaction doctrine, the Acquisition will not qualify under Section 351. Investors will acquire [80.16]% of the Shares of no units are sold, and will acquire 85.83% of the Shares if all of the units are sold. See "Prospectus Summary -- Exchange Value/Allocation of Shares." Accordingly, depending on the number of units sold, if any, if Investors dispose of more than [0.17]% to more than [5.84] % of the Shares in transactions subject to the step transaction doctrine, the Acquisition will not qualify under Section 351. Conversely, if Investors who acquire 80% or more of the Shares are not subject to the step transaction doctrine, counsel to the Company is of the opinion that the Acquisition will qualify under Section 351.


FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION

     1. TAX CONSEQUENCES TO INVESTORS OF A SECTION 351 TRANSACTION. If the Acquisition qualifies under Section 351, the tax consequences to the Investors will include the following:

          (a) Pursuant to Section 351(a), no gain or loss will be recognized by Investors in a Program which transfers a Property to the Company in exchange for Shares. Sections 357(b) and 357(c) provide special gain recognition rules if one or more properties subject to liabilities are contributed to a corporation for the principal purpose of tax avoidance or for other than a bona fide business purpose, or if such liabilities exceed the tax basis of the contributed properties. Because of the nature and amount of the liabilities which will be assumed by the Company, it is not anticipated that any Investor will recognize gain under these rules.

          (b) Pursuant to Section 358, an Investor's tax basis in his Shares on the Effective Date generally will equal the sum of the tax basis of his interests in the Properties at that time and any gain recognized by him (none is anticipated) in the Acquisition. However, an Investor's tax basis in his Shares will be reduced by the amount of his share of any liabilities to which the Properties are subject, except to the extent that the payment of such liabilities would have been deductible.

          (c) Pursuant to Section 1223(1), an Investor's holding period in his Shares will be determined by including ("tacking") the holding period of his real estate interests in the Properties if his interests in the Properties are held by him as capital assets or Section 1231(b) assets. An Investor's interests in the Properties may constitute a combination of capital assets and
Section 1231(b) assets, for which tacking of holding periods is allowed, and non-capital assets, for which tacking of holding periods is not allowed. In such event, it may be necessary to make an allocation under Section 1223(1), with the result that the tax basis of each Share received by the Investor will be divided for holding-period purposes. See Rev. Rul. 85-164, 1985-2 C.B. 117.

     2. TAX CONSEQUENCES OF ACQUISITION TO THE COMPANY OF A SECTION 351 TRANSACTION. If the Acquisition qualifies under Section 351, the tax consequences to the Company will include the following:

          Pursuant to Section 1032, no gain or loss will be recognized by the Company on its receipt of the Properties in exchange for the issuance of Shares.

          (b) Pursuant to Section 362(a), the initial tax bases of the Company in the Properties on the Effective Date will equal the sum of the tax bases of the Investors in the Properties on the Effective Date and any gain recognized by the Investors (none is anticipated) in the Acquisition.

          (c) Pursuant to Section 1223(2), the Company's holding periods in the contributed Properties will include ("tack") the holding periods of the Investors in the Properties.

     3. TAX CONSEQUENCES OF PURCHASE OF UNITS. No gain or loss will be recognized by an Investor with respect to the purchase of units for cash. An Investor's $10 tax basis for each unit is divided between the Share and warrant to purchase Shares based on the relative fair market value of the Share and the warrant on the Effective Date. Each Investor should consult and rely on his own tax advisor for purposes of determining the allocation of tax basis between the Share and the warrant. The holding periods of the Share and warrant constituting a unit will commence on the day after the Effective Date.

     4.   TAX CONSEQUENCES IF THE ACQUISITION DOES NOT QUALIFY UNDER SECTION
351. As discussed above, the Company intends to report the Acquisition as a qualifying under Section 351. However, if for any reason the Acquisition does not qualify, the tax consequences will include the following:

          (a)  INVESTORS.

               (i) An Investor will recognize gain or loss upon his receipt of Shares in exchange for his real estate interests in the Properties transferred by the Programs. The amount of gain or loss will equal the difference between the tax basis of his interests in the Properties on the Effective Date and his amount realized in the Acquisition. The amount realized generally will equal the sum of the fair market value on the Effective Date of the Shares he acquires and his share of any liabilities to which the Properties are subject. The character of an Investor's gain or loss will depend on his holding periods with respect to his interests in the Properties and whether such interests are capital assets, Section 1231(b) assets or non-capital assets.

               (ii) An Investor's initial tax basis in the Shares he acquires will be equal to the fair market value of the Shares on the Effective Date. An Investor's holding period of such Shares will commence on the day after the Effective Date, with no tacking of his holding periods for his interests in the Properties sold to the Company.

          (b) COMPANY. The Company will not recognize any gain or loss upon the receipt of contributed Properties of the Programs in exchange for the issuance of Shares. The initial tax basis of the Company in the Properties generally will be equal to the sum of the fair market value of the Shares on the Effective Date and the amount of liabilities to which the Properties are subject. The Company's holding periods in the Properties will commence on the day after the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS AFTER THE EFFECTIVE DATE

     1. SHAREHOLDERS NOT TAXABLE ON COMPANY'S INCOME. The Company is a C corporation ( a "regular" corporation, rather than an S corporation) and is a separate entity from the Shareholders for tax purposes. Consequently, the Company will file its own income tax returns and pay tax on its taxable income. The Company's taxable income will not flow through to the shareholders for purposes of determining their tax liabilities.

     2. DISTRIBUTIONS TO SHAREHOLDERS. Distributions by the Company to the Shareholders will be taken into account in determining their tax liabilities. In general, distributions will be taxable as dividend income to the extent of the Company's current or accumulated "earnings and profits" (as calculated for Federal income tax purposes). Any distributions to a Shareholder in excess of earnings and profits (i) will constitute a non-taxable return of capital to the extent of his tax basis in his Shares, and (ii) will be treated as taxable gain from the sale or exchange of the Shares to the extent the distribution exceeds the tax basis of his Shares. The character of such gain will depend on the Investor's holding period for such Shares and whether the Shares are held as a capital asset (subject to the "collapsible corporation" rules discussed below).

     3.   DISPOSITION OF SHARES; EXERCISE OF WARRANTS.

          (a) SHARES. If an Investor disposes of Shares in a taxable transaction, the Investor generally will recognize gain or loss equal to the difference between the tax basis of his Shares and the amount realized in the disposition. The character of such gain or loss generally will depend on the Investor's holding period for such Shares and whether the Shares are held as a capital asset. The "collapsible corporation" rules of Section 341 may apply under some circumstances to convert capital gain into ordinary income. However, even if the Company were treated as a collapsible corporation, any capital gain recognized by an Investor would not be converted into ordinary income unless (i) the Investor owns (taking into account certain attribution rules) at certain times more than 5% of the outstanding stock of the Company, or (ii) the Investor's stock is attributed to another shareholder who owns at certain times more than 5% the outstanding stock of the Company.

          (b) WARRANTS. No gain or loss will be recognized by an Investor upon his receipt of Shares pursuant to the exercise of warrants. The tax basis of such Shares will be equal to the sum of the exercise price and the tax basis of the warrants. The holding period for Shares will commence on the date of exercise of the warrants. An Investor will recognize a loss if a warrant expires without being exercised in an amount equal to the tax basis of the warrant. An Investor generally will recognize gain or loss upon the disposition of a warrant in an amount equal to the difference of the amount realized upon disposition and the tax basis of the warrant.

                        REPORTS TO SHAREHOLDERS

     The Company intends to provide periodic reports to Shareholders regarding the operations of the Company over the course of the year. Financial information contained in all reports to Shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The Company's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. Summary information regarding the quarterly financial results of the Company will be furnished to Shareholders on a quarterly basis.

     Investors have the right under applicable federal and Delaware laws to obtain information about the Company and, at their expense, may obtain a list of names and addresses of all of the Shareholders to be used for a proper purpose. In the event that the Commission promulgates rules and/or in the event that the applicable ________________ Exchange rules and regulations are amended so that, taking such changes into account, the Company's reporting requirements are reduced, the Company may cease preparing and distributing certain of the aforementioned reports, if the directors determine such action to be in the best interests of the Company and if such cessation is in compliance with the rules and regulations of the Commission.

                               LEGAL MATTERS

     Certain legal matters, including the legality of the Shares and the units and the description of federal income tax consequences contained under "Federal Income Tax Consequences," will be passed upon for the Company by Arter & Hadden LLP, Los Angeles, California.

                                  EXPERTS

     The Financial Statements of American Family Holdings, Inc. and its subsidiaries and the Programs included in this Prospectus and in the Registration Statement of which this Prospectus is a part have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the

Registration Statement and have been so included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing

FURTHER INFORMATION


     This Consent Solicitation Statement/Prospectus does not contain all the information set forth in the Registration Statements on Forms S-4 and the exhibits relating thereto which the Company has filed with the Commission, in Washington, D.C., under the Securities Act, and to which reference is hereby made. The Registration Statement and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D. C. 20549, at prescribed rates, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov).


     All summaries contained herein of documents which are filed as exhibits to the Registration Statements are qualified in their entirety by this reference to those exhibits. The Company has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statements, including this Prospectus, or necessary to make the statements therein not misleading.

                                      GLOSSARY

     "Acquisition" means the purchase of the assets, liabilities and business of each of the Programs in exchange for Shares.

     "Acquisition Expenses" means all of the costs and expenses incurred by the Company or the Programs in connection with the Acquisition including such expenses as: (i) preparation, printing, filing and delivering of the Registration Statement and the Prospectus; (ii) the filing fees payable to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.; (iii) costs associated in transferring to the Company title to the Properties and providing the Company with title insurance with respect to each of the Properties; (iv) the escrow arrangements, including the compensation to the Escrow Agent; (v) the fees and costs incurred by the Company in listing its Shares on the ______________; (vi) fees and costs of the Company's counsel and independent auditors; (vii) fees and costs of independent appraisers and the Independent Valuator; (viii) all expenses incurred in connection with the solicitation of Investor votes regarding the Acquisition; and (ix) other expenses related to the offering of the units.

     "Adjusted Outstanding Investment" means the Outstanding Investment of an Investor adjusted to take into account the interest owed, or due to be received, as the case may be, on voluntary advances to the applicable Program made in lieu of mandatory assessments which certain other Investors failed to make.

     "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(ii) any Person owning or controlling ten percent or more of the outstanding voting securities of such Person; (iii) any officer, director, member (in the case of a limited liability company) or partner of such Person or of any Person specified in (i) or (ii) above; and (iv) any company in which any officer, director, member or partner of any Person specified in (iii) above is an officer, director, member or partner.

     "Charter Documents" means the Certificate of Incorporation and By-Laws of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any similar law or provision enacted in lieu thereof, unless the context indicates otherwise.

     "Commission" means the Securities and Exchange Commission.

     "Company" means American Family Holdings, Inc., a Delaware corporation.

     "Directors" means persons authorized to manage and direct the affairs of the Company and who are members of the Board of Directors of the Company.

     "Effective Time" means the date and time as of which the Acquisition is completed, and title to the Properties has passed to the Company.

     "Escrow" means the account established by the Company with the Escrow Agent wherein the funds received from Investors desiring to purchase units are held pending completion of the Acquisition.

     "Escrow Agent" means First Trust of California, N.A.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Value" means the price in the form of Shares, valued at $10 per Share, by the Company, that the Company is willing to pay for the assets, liabilities and business of a Program for purposes of allocating Shares among the Programs in the Acquisition. Exchange Value of a Program is calculated as follows: appraisal value of real estate plus book value of other assets minus liabilities plus the amount of accrued fees and expenses to be forgiven by National in the Acquisition.

     "Fairness Opinion" means the opinion of the Independent Valuator to the Programs as to the fairness, from a financial point of view, of the Acquisition transaction to the Investors.

     "Independent Director" means a Director of the Company whose primary business or professional affiliations, if any, are with organizations not affiliated with the Company. As of the date of the Prospectus, there are no Independent Directors.

     "Independent Valuator" means Houlihan Valuation Advisors.

     "Investor" means a Person that purchased a tenancy-in-common interest in one of the "Trudy Pat" loans, secured by a deed of trust, that formed the basis of one of the Programs.

     "Investor Ballot" means the ballot accompanying this Prospectus to be used by the Investor to vote its wishes to approve or disapprove participation of a particular Program in the Acquisition, and to subscribe for units.

     "IRS" or "Service" means the U.S. Internal Revenue Service.

     "NASD" means the National Association of Securities Dealers, Inc.

     "National" means National Investors Financial, Inc., the company which organized, and acts as servicing agent for the Investors in, each of the Programs.

     "ODI" means Oceanside Development, Inc., the entity formed to hold title to the Oceanside Property for the benefit of Investors in the Oceanside Program and to supervise continued development.


     "Outstanding Investment" means the sum of the unpaid principal balance owed to an Investor as of the Ownership Date plus accrued but unpaid interest on such balance as of the Ownership Date plus all amounts paid by the Investor pursuant to mandatory assessments called for by National plus all amounts voluntarily advanced by an Investor on behalf of Investors who failed to honor a demand for an advance from National.



     "Ownership Date" means, with respect to a particular Program Property, the date on which title to the Property in question was taken and controlled for the benefit of the Investors in such Program.



     "Person" means any natural person, partnership, corporation, limited liability company, association or other legal entity.


     "Program" means any one of the following: Sacramento/Delta Greens Program, Mori Point Program, Oceanside Program, Yosemite/Ahwahnee I Program or Yosemite/Ahwahnee II Program. "Programs" means each of the foregoing collectively. None of the Programs is structured as a partnership, corporation, trust, limited liability company, or separately identifiable business association of any kind. Each Program merely consists of a group of Persons, each of whom purchased a fractionalized, tenancy-in-common, interest in a loan secured by a deed of trust on real property. Such group of Persons is bound together only by a servicing agreement with National and a tenancy-in-common agreement among themselves. The tenancy-in-common agreements permit holders of a majority of the Outstanding Investments in a particular Program to bind the Program on certain decisions including the sale of the Program's Property.

     "Property" or "Properties" means the interests in real property held by one or more of the Programs or the Company.


     "Prospectus" means this Consent Solicitation Statement/Prospectus which is included in the Registration Statement filed with the Commission in connection with the issuance of the Shares in the Acquisition.


     "Record Date" means the date five days before the date of this Prospectus.


     "Registration Statement" means the Company's registration statement on Form S-4 containing the Prospectus, filed with the Commission in the form in which it becomes effective, as the same may be at any time and from time to time thereafter amended or supplemented.


     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Shares" means common stock in the Company.

     "Shareholder" means a Person holding Shares.

     "Solicitation Period" means the period commencing on the date this Consent Solicitation Statement/Prospectus is first mailed or delivered to Investors and continuing until the later of (i) ___________, 199_ [60 DAYS FROM THE DATE THE PROSPECTUS IS MAILED] and (ii) such later dates as may be selected by the Company.

     "Trudy Pat" means trust deed loan participation. With regard to the Programs, Trudy Pat refers to the loans, secured by first deeds of trust, in which fractional, tenancy-in-common, interests were purchased by the applicable Investors. Each Program started out as a "Trudy Pat" loan.

                            FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS


PRO FORMA COMBINED FINANCIAL INFORMATION:
  Pro Forma Combined Balance Sheet as of December 31, 1997 ............................    F-3
  Notes to Pro Forma Combined Balance Sheet ...........................................    F-4
  Pro Forma Combined Statement of Operations for the year ended December 31, 1997 .....    F-6
  Notes to Pro Forma Combined Statement of Operations .................................    F-7

AMERICAN FAMILY HOLDINGS, INC.
  Report of Independent Certified Public Accountants  .................................    F-9
  Balance Sheet as of December 31, 1997 ...............................................   F-10
  Notes to Balance Sheet ..............................................................   F-11

THE OCEANSIDE PROGRAM
  Report of Independent Certified Public Accountants ..................................   F-13
  Balance Sheet as of December 31, 1997 ...............................................   F-14
  Statements of Operations for two years ended December 31, 1997 and 1996 .............   F-15
  Statements of Owners' Equity for two years ended December 31, 1997 and 1996 .........   F-16
  Statements of Cash Flows for two years ended December 31, 1997 and 1996 .............   F-17
  Notes to Financial Statements .......................................................   F-18

THE YOSEMITE/AHWAHNEE PROGRAMS
  Report of Independent Certified Public Accountants ..................................   F-22
  Balance Sheet as of December 31, 1997 ...............................................   F-23
  Statements of Operations for two years ended December 31, 1997 and 1996 .............   F-24
  Statements of Owners' Equity for two years ended December 31, 1997 and 1996 .........   F-25
  Statements of Cash Flows for two years ended December 31, 1997 and 1996 .............   F-26
  Notes to Financial Statements .......................................................   F-27

THE MORI POINT PROGRAM
  Report of Independent Certified Public Accountants ..................................   F-33
  Balance Sheet as of December 31, 1997 ...............................................   F-34
  Statements of Operations for two years ended December 31, 1997 and 1996 .............   F-35
  Statements of Owners' Equity for two years ended December 31, 1997 and 1996 .........   F-36
  Statements of Cash Flows for two years ended December 31, 1997 and 1996 .............   F-37
  Notes to Financial Statements .......................................................   F-38

THE SACRAMENTO/DELTA GREENS PROGRAM
  Report of Independent Certified Public Accountants ..................................   F-41
  Balance Sheet as of December 31, 1997 ...............................................   F-42
  Statements of Operations for two years ended December 31, 1997 and 1996 .............   F-43
  Statements of Owners' Equity for two years ended December 31, 1997 and 1996 .........   F-44
  Statements of Cash Flows for two years ended December 31, 1997 and 1996 .............   F-45
  Notes to Financial Statements .......................................................   F-46

                         AMERICAN FAMILY HOLDINGS, INC.
                        PRO FORMA COMBINED BALANCE SHEET



       The following unaudited Pro Forma Combined Balance Sheet as of December 31, 1997 and the Pro Forma Combined Statement of Operations for the year ended December 31, 1997 have been prepared to reflect the acquisitions of the assets, certain liabilities and business of the Oceanside Program, the Yosemite/Ahwahnee Programs, the Mori Point Program and the Sacramento/Delta Greens Program (collectively, "The Acquisition"). The unaudited Pro Forma Balance Sheet has been prepared as if The Acquisition had been consummated as of December 31, 1997. The unaudited Pro Forma Statement of Operations for the year ended December 31, 1997 has been prepared as if The Acquisition occurred at the beginning of the period presented. The unaudited Pro Forma Combined Financial Statements and related notes should be read in conjunction with the audited financial statements contained elsewhere in this Prospectus.
 The unaudited Pro Forma Combined Financial Statements are not necessarily indicative of what the actual financial position or results of operations would have been for the respective periods if the transactions had been consummated on the dates indicated, nor does it purport to represent the future financial position or results of operations of the Company.

                         AMERICAN FAMILY HOLDINGS, INC.
                        PRO FORMA COMBINED BALANCE SHEETS


                                                                     As of December 31, 1997
                                                  ------------------------------------------------------------------
                                                     The                               Pro Forma          Pro Forma
                                                    Company       Programs(1)         Adjustments          Combined
                                                  ----------      -----------        ------------        ------------
THE ACQUISITION
ASSETS:
Real estate, net .............................    $        -      $19,559,403        $  1,400,000(2)     $ 20,959,403
Cash and cash equivalents ....................         3,901          156,375               1,052(4)          161,328
Restricted cash ..............................             -        1,421,670                   -           1,421,670
Notes receivable .............................             -          403,028                                 403,028
  Goodwill ...................................             -                -           1,023,521(3)        1,128,508
                                                                                          104,987(4)
Property and equipment .......................             -          385,151                                 385,151
Deferred membership selling expense ..........             -          538,993                   -             538,993
Other assets .................................             -          108,532                                 108,532
Due from affiliate ...........................             -        1,023,521          (1,023,521)(5)               -
Deferred acquisition costs ...................     1,023,521                           (1,023,521)(3)               -
  Total assets ...............................     1,027,422       23,596,673                              25,106,613

LIABILITIES:
Deferred membership revenue ..................             -        1,181,577                               1,181,577
Capital lease obligations ....................             -          340,563                                 340,563
Accounts payable and other liabilities .......             -        2,108,678                               2,108,678
Due to affiliate .............................     1,023,521        2,327,992          (1,023,521)(5)       1,381,881
                                                                                         (946,111)(4)
  Total liabilities ..........................     1,023,521        5,958,810                               5,012,699

STOCKHOLDERS' EQUITY:
Common Stock .................................           391                0               2,001(2)            2,497
                                                                                              105(4)
Additional paid-in-capital ...................         3,510                0          39,167,582(2)       40,223,137
                                                                                        1,052,045(4)
Accumulated deficit ..........................             -                -         (20,131,720)(2)     (20,131,720)
Owners' equity ...............................             -       17,637,863         (17,637,863)(2)               -
  Total stockholders' equity .................         3,901       17,637,863                              20,093,914
  Total liabilities and
    stockholders' equity .....................     1,027,422       23,596,673                              25,106,613

                         AMERICAN FAMILY HOLDINGS, INC.
                   NOTES TO PRO FORMA COMBINED BALANCE SHEETS


PRO FORMA ADJUSTMENTS

These pro forma adjustments reflect the completion of the Acquisition. The following sets forth the adjustments:


(1) Reflects the historical combined balance sheets of the Programs as of December 31, 1997.


(2) To record the fair market value of the stock issued to the investment programs being acquired in conjunction with the Acquisition in accordance with the following schedule:


     Historical equity of Yosemite/Ahwahnee                                  $ 8,209,717
     Add:  Fair value of shares issued to entities being acquired             11,669,257
     Fair value of stock issued in Acquisition                               $19,878,974
     Less:  Fees to be forgiven to the programs being acquired                  (841,111)
     Less:  Par value of stock issued                                             (2,001)
     Net increase to additional paid-in-capital and accumulated deficit      $19,035,862
     Add:  Par value of stock issued                                               2,001
     Less:  Historical book value of investment programs                     (17,637,863)
     Purchase price of investment programs in excess of
     book value to be allocated                                               $1,400,000


     Due to the majority of the Company's shares being owned by the investors in the Ahwahnee/Yosemite I and II Programs subsequent to the Acquisition, this entity is considered the acquiror in the transaction. This excess purchase price is due to the appraised value of the land held by the Mori Point Program being $1,400,000 greater than its carrying value on the program's historical financial statements. Although the appraised value of the land held by the Oceanside Program is approximately $470,000 less than its current book value, management has assumed that the fair value of the land approximates its book value based upon offers to buy the property received subsequent to the preparation of the appraisal. For disclosure purposes in this pro forma balance sheet, the net increase to additional paid in capital and accumulated deficit has been allocated between these two accounts to reflect the carryover of the accumulated deficit of the Yosemite/Ahwahnee Programs at the date of the Acquisition of $20,131,720.


(3) To reclass the various professional fees incurred to consummate the transaction ($1,023,521) to goodwill. As the value of the consideration given to the program investors and the Company is equal to the fair value of assets received, no goodwill other than the costs of the acquisitions should be recorded.


(4) To reflect the issuance of 105,215 shares of common stock of the Company to the Company's founders and consultants in conjunction with the Acquisition recorded as its fair market value of $10 per share. The fair value of these shares less the cash paid for them, have been allocated between the forgiveness of the amount owed by the Programs to the founders ($946,111) and the cost of organizing the transaction ($104,987). The forgiveness of accrued expenses upon successful completion of the Acquisition is summarized by the following:


                                                                                      Sacramento/
                           Ahwahnee               ODI            Mori Point           Delta Greens       TOTAL
                           --------             --------         ----------           ------------     ----------
Total fees and
advances due to
National                   $841,763             $800,000          $497,885             $188,344        $2,327,992

Amounts forgiven
by National                 105,000              704,000                -               137,111           946,111
                           --------             --------         ----------           ------------     ----------
Total due to
National after
Acquisition                $736,763             $ 96,000          $497,885             $ 51,233        $1,381,881
                           --------             --------         ----------          ------------      ----------
                           --------             --------         ----------          ------------      ----------


(5)  To eliminate intercompany receivables and payables.

                         AMERICAN FAMILY HOLDINGS, INC.
                   NOTES TO PRO FORMA COMBINED BALANCE SHEETS



(6)  Segment Information

     American Family Holdings, Inc. ("American") has two reportable segments: vacation and leisure resort properties and residential home properties. The vacation and leisure resort property is used to generate revenue through a recreational vehicle membership plan, as well as a golf course and resort operation. The residential home properties segment derives its revenue from the development and sales of residential housing and lots.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies.


SEGMENT ASSETS                                           December 31, 1997

                         Vacation and           Residential Home
                        Leisure Resort            Development          All Other            Total
                        --------------          ----------------       ---------          ----------
Segment Assets            11,704,727               5,443,408           7,848,538          24,996,673


RECONCILIATION OF ASSETS

Total assets for reportable segments                         24,996,673
Cash                                                              4,953
Goodwill                                                      1,128,508
Elimination of receivables from corporate headquarters       (1,023,521)
                                                             ----------
Consolidated total assets after adjustments                  25,106,613
                                                             ----------
                                                             ----------

                         AMERICAN FAMILY HOLDINGS, INC.
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS


     The pro forma combined statements of operations presented below reflect the acquisition as previously described as if it occurred at the beginning of the periods presented. The Company was omitted from the statements presented below since it had no operations during the periods presented.


                                                                Year ended December 31, 1997
                                                      --------------------------------------------------
                                                                         Pro Forma            Pro Forma
                                                      Programs(1)       Adjustments           Combined
                                                      -----------       -------------        -----------
THE ACQUISITION

Revenues                                              $ 5,193,012                            $ 5,193,012
Cost of sales                                           4,081,530                              4,081,530

Gross profit                                            1,111,482                              1,111,482
Selling, general and
  administrative                                        3,781,566         350,000(2)           5,005,566
                                                                          650,000(3)
                                                                          224,000(4)
Land write down                                         1,299,651                              1,299,651
Management fees                                           650,000       (650,000)(3)                   0
                                                      -----------                            -----------
Total expenses                                          5,731,217                              6,305,217
Interest income (expense)                                  28,274                                 28,274
Net income (loss)                                      (4,591,461)                            (5,165,461)
Net loss per
  common share(5)                                                                                  (2.07)

                         AMERICAN FAMILY HOLDINGS, INC.
              NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS


PRO FORMA ADJUSTMENTS

(1) Reflects the historical combined statements of operations of the Programs for the year ended December 31, 1997.

(2) To reflect the replacement of National as asset manager of the investment programs with the new management structure of the Company:


                                                                          Year Ended
                                                                       December 31, 1997
                                                                       -----------------
Officers and staff salaries to be included in selling,                     $ 806,000
general andadministration after Acquisition

Officers salaries included in selling, general and                         $(456,000)
administration prior to Acquisition

Pro forma adjustment to selling, general and administration                $ 350,000


(3) To reflect the cancellation of the servicing agreements between National and the investment programs and the reclass of this associated overhead to administrative expenses.


(4) To amortize goodwill arising from the Acquisition over its estimated useful life of 5 years.


(5) Net loss per share is based on 2,496,566 weighted average number of shares outstanding and does not include any warrants to be issued in conjunction with the company's units offering.


(6)  Segment Information

     American Family Holdings, Inc. ("American") has two reportable segments: vacation and leisure resort properties and residential home properties. The vacation and leisure resort property is used to generate revenue through a recreational vehicle membership plan, as well as a golf course and resort operation. The residential home properties segment derives its revenue from the development and sales of residential housing.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. However, in the calculation of the pro forma loss for these segments, American officers salaries, management fees and acquisition expenses were excluded.


                                                 December 31, 1997

                          Vacation and       Residential Home
                         Leisure  Resort       Development         All Other         Total
                         ---------------     ----------------      ---------      ----------
Revenues                     902,162            4,290,850                          5,193,012
Segment profit/(loss)     (1,795,368)          (1,665,850)         (674,243)      (4,135,461)

                         AMERICAN FAMILY HOLDINGS, INC.
              NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS


(6)  Segment Information (continued)


Profit or Loss Reconciliation                             December 31, 1997
Total profit or loss for reportable segments                  (4,135,461)
Adjustment for expenses not included in segment loss:
Officers salaries                                               (806,000)
Amortization of goodwill                                        (224,000)
Total pro forma loss after adjustments                        (5,165,461)

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




American Family Holdings, Inc.
Los Angeles, California


We have audited the accompanying balance sheet of American Family Holdings, Inc. as of December 31, 1997. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, based on our audit, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Family Holdings, Inc. of as of December 31, 1997 in conformity with generally accepted accounting principles.



                                        BDO SEIDMAN, LLP


Los Angeles, California
February 24, 1998

                     AMERICAN FAMILY HOLDINGS, INC.

                            BALANCE SHEET

                          DECEMBER 31, 1997



ASSETS
  Cash........................................................       3,901
  Deferred acquisition costs..................................   1,023,521
                                                                 ---------
    Total assets..............................................   1,027,422
                                                                 ---------
                                                                 ---------
LIABILITIES
  Due to affiliate............................................   1,023,521

STOCKHOLDERS' EQUITY (Note 2):
  Preferred Stock, shares authorized - 2,000,000;
    issued and outstanding 0..................................           -
  Common Stock, $0.001 par value; shares authorized -
    10,000,000; shares issued and outstanding - 390,103.......         391
    Additional paid in capital................................       3,510
                                                                 ---------
     Total stockholders' equity...............................       3,901
                                                                 ---------
  Total liabilities and stockholders' equity..................   1,027,422
                                                                 ---------
                                                                 ---------



            See accompanying notes to financial statements.

                     AMERICAN FAMILY HOLDINGS, INC.

                        NOTES TO BALANCE SHEET


NOTE 1.  ORGANIZATION AND BASIS OF FINANCIAL PRESENTATION


     American Family Holdings, Inc. (the Company) was organized and incorporated in Delaware to become a publicly held corporation which would acquire the assets, certain liabilities and business activities owned by investors in the investment programs listed below in exchange for ownership in the Company. The Company will also attempt to sell a maximum of 1,000,000 shares of common stock and warrants (the "Units") at a price of $10 per Unit.
 Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering. Listed below are the investment programs to be acquired and the number of common stock shares of the Company issued to the investors in these programs:




                                   Shares of
Investment Program                Common Stock
---------------------------       ------------
Oceanside                            487,572
Yosemite/Ahwahnee I and II           834,322
Mori Point                           485,704
Sacramento/Delta Greens              193,650
                                   ---------
                                   2,001,248
                                   ---------
                                   ---------



     ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2.  EMPLOYMENT AGREEMENTS

   The Company has entered into employment agreements, contingent upon the successful completion of the Acquisition, with two members of senior management for a term of five years and one member of senior management for a term of three years, each subject to automatic one year extensions unless terminated. The agreements provide for annual compensation of $180,000, $180,000 and $200,000 and contain provisions for bonus consideration based on performance standards. In addition, except to the extent required to carry on pre-existing duties to investors in other programs managed by National or other pre-existing real estate investments, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment; providing for certain salary and benefit continuance for six months if the officer is permanently disabled; and, providing for a severance payment in the amount of 2.99 times the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 36 equal monthly installments, in the event of a change of control of the Company within two years of the change of control event.

                    AMERICAN FAMILY HOLDINGS, INC.

                       NOTES TO BALANCE SHEET
                            (CONTINUED)


NOTE 3.  STOCK INCENTIVE PLAN

   The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and its subsidiaries to participate in the ownership of the Company. The following awards may be made under the Plan:

   NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

   INCENTIVE STOCK OPTIONS, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

   RESTRICTED STOCK is Common Stock of the Company which may be awarded to key employees of the Company by the Compensation Committee, subject to such restrictions on the exercise of full ownership as such Committee may determine. Restrictions may relate, among other things, to duration of employment, Company performance and individual performance.

   Promptly after the Closing of the Acquisition, the Company expects to issue to certain officers, directors and key employees of the Company and its subsidiaries options to purchase an aggregate of 7,500 shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such options will be 10 years from the date of grant. Commencing one year from the Closing, each such option will vest 25% per year over four years and is exercisable at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives."

   185,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than Independent Directors who annually receive a fixed number of options automatically).

            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





National Investors Financial, Inc.
Los Angeles, California


We have audited the accompanying balance sheet of the Oceanside "Trudy Pat" Program ("Oceanside Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Oceanside Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                              BDO SEIDMAN, LLP


Los Angeles, California
February 24, 1998

                        THE OCEANSIDE PROGRAM

                             BALANCE SHEET



                                               December 31,
                                                   1997
                                                ----------
ASSETS:
   Cash and cash equivalents                    $  145,072
   Restricted cash                               1,421,670
     Note receivable (Note 7)                       50,000
   Real estate property held for sale (Note 6)   3,322,329
   Property and equipment, net (Note 3)             14,093
   Other assets                                     46,597
   Due from affiliate (Note 1)                     443,647
                                                ----------
        Total assets                            $5,443,408
                                                ----------
                                                ----------

LIABILITIES:
   Accounts payable                             $  274,664
Due to affiliate (Note 4)                          800,000
Accrued expenses and other liabilities             197,030
                                                ----------

   Total liabilities                             1,271,694
                                                ----------
                                                ----------

COMMITMENTS  AND CONTINGENCIES (Note 4)

OWNERS' EQUITY:
   Owners' Equity                                4,171,714
                                                ----------
      Total liabilities and owners' equity      $5,443,408
                                                ----------
                                                ----------


      See accompanying notes to financial statements.

                            THE OCEANSIDE PROGRAM

                           STATEMENTS OF OPERATIONS

                                              YEAR ENDED DECEMBER 31,
                                            ----------------------------
                                               1997             1996
                                            ------------     -----------
REVENUES FROM HOME SALES                    $ 4,290,850      $ 5,490,180

COST OF HOME SALES                            3,828,982        4,975,160

GROSS PROFIT                                    461,868          515,020

EXPENSES:
  Selling, general and administrative         1,014,712          842,987
  Real estate inventory writedown (Note 7)    1,069,651                -
  Related party management fees (Note 4)        300,000          300,000
                                              ---------        ---------
    Total expenses                            2,384,363        1,142,987
                                              ---------        ---------
                                              ---------        ---------
  Interest income                                64,645           79,292
                                              ---------        ---------
Net income (loss)                           $(1,857,850)     $  (548,675)
                                              ---------        ---------
                                              ---------        ---------



                 See accompanying notes to financial statements.

                         THE OCEANSIDE PROGRAM

                      STATEMENTS OF OWNERS' EQUITY



                                                  AMOUNT
                                               ------------
Balance January 1, 1996                          8,179,489

     Capital distributions                        (900,000)
     Net loss for the year                        (548,675)

Balance December 31, 1996                        6,730,814

     Capital distributions                        (701,250)
     Net loss for the year                      (1,857,850)
                                               ------------
Balance December 31, 1997                      $ 4,171,714
                                               ------------
                                               ------------


       See accompanying notes to financial statements.

                          THE OCEANSIDE PROGRAM

                         STATEMENTS OF CASH FLOWS



                                                    Year Ended December 31,
                                                  ---------------------------
                                                     1997            1996
                                                  ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                 $(1,857,850)   $  (548,675)
  Adjustments net loss to cash
  provided by (used in) operating
  activities:
  Depreciation and amortization                        12,584          3,352
                                                  -----------     -----------
  Real estate inventory writedown                   1,069,651              -
  Increase (decrease) from changes in:
  Restricted cash                                     358,471        326,089
    Note receivable                                   (50,000)
  Real estate inventory                             1,161,508      1,155,537
  Other assets                                        (21,631)       (24,120)
  Due from affiliate                                 (443,647)             -
  Accounts payable                                   (311,104)       286,196
  Accrued expenses and
    other liabilities                                 379,306       (196,141)
  Net cash provided by (used in)
    operating activities                              297,288      1,002,238
                                                 ------------      ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property and equipment                   (4,854)       (17,600)
  Additions to real estate property held
    for sale                                         (102,409)       (96,462)
                                                  -----------     -----------
    Net cash used in investing activities            (107,263)      (114,062)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Line of credit proceeds                           1,821,560      3,600,000
  Line of credit repayments                        (1,825,470)    (3,596,090)
  Contributions (distributions)                      (701,250)      (900,000)
                                                  -----------     -----------
  Net cash provided by (used in)
    financing activities                             (705,160)      (896,090)
                                                  -----------     -----------
Net increase (decrease) in
  cash and cash equivalents                          (515,135)        (7,914)

Cash and cash equivalents
  at beginning of period                              660,207        668,121
                                                  -----------     -----------

Cash and cash equivalents
  at end of period                                $   145,072    $   660,207
                                                  -----------     -----------
                                                  -----------     -----------
Cash paid during the
  period for interest                             $     4,272    $     9,526
                                                  -----------     -----------
                                                  -----------     -----------



Interest capitalized for the year ended December 31, 1996 and 1997 were $14,939 and $4,536.


            See accompanying notes to financial statements.

                            THE OCEANSIDE PROGRAM

                         NOTES TO FINANCIAL STATEMENTS



NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION

   During 1993 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Oceanside Program (the "Program") to entities affiliated with the Ved Corporation, the original borrowers, in the amount of $30,000,000 by selling undivided tenant-in-common interests in such loan to 1,755 investors. In November of 1993, the borrower granted the property ("Oceanside Development") securing the loan to Oceanside Development, Inc., a California corporation (the "Company"), formed by National on behalf of the investors in the Oceanside Program. The first lien was kept intact after the date of grant to protect the investors' interests in the underlying property during its development. As the investors' interests are to be converted to common stock in conjunction with a proposed acquisition of the Program, the underlying protection of the lien is no longer needed and will be extinguished as part of the acquisition. Oceanside Development is a single family detached home development consisting of two tracts, Encore and Symphony. The property is located in Oceanside, California and is currently held by Oceanside Development, Inc. on behalf of the Oceanside Investors.
The Oceanside property was appraised at $6,484,000 as of the date of grant from the original borrower. Therefore, the property has been written down to its fair market value at the time of grant and the investors' interests in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consist of Oceanside Development, Inc. and Oceanside Development, LLC, and do not include the accounts of National.

          AMERICAN FAMILY HOLDINGS, INC.


          American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common stock. In addition, American Family Holdings, Inc. will offer a maximum of 1,000,000 units, which consists of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.



          In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          CASH EQUIVALENTS AND RESTRICTED CASH


          The Oceanside Program management considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Program has restricted bonded cash accounts which may only be used for capital expenditures on the residential properties. The restricted cash balance at December 31, 1997 was $1,421,670.

                          THE OCEANSIDE PROGRAM

                      NOTES TO FINANCIAL STATEMENTS


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          REAL ESTATE INVENTORIES AND REAL ESTATE PROPERTY HELD FOR SALE

          Costs incurred which are included in real estate inventories and property held for sale consist of land, land development costs, direct and indirect costs of construction, other overhead costs, interest and property taxes. Interest and property taxes are capitalized to real estate inventories when development activities begin, and capitalization ends when the qualifying assets are ready for their intended use. As of December 31, 1997, the Oceanside Development had 111 lots classified as property held for sale.

Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset. Assets held for sale are to be carried at the lower of cost or fair value less the costs to sell.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations to differ from amounts presently estimated.

          SALE AND PROFIT RECOGNITION

          Revenues from home sales are recognized when closings have occurred. At the time of revenue recognition, costs of home sales are charged with direct costs of construction and an allocation of a project's total estimated costs.

          PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost. Depreciation and amortization are being provided principally on the straight line method over the estimated useful lives or the related assets. Estimated useful lives range from 3-5 years.

          INCOME TAXES

          The financial statements include the activity of the Program, which income or losses are included in the investors' respective tax returns.

                       THE OCEANSIDE PROGRAM

                    NOTES TO FINANCIAL STATEMENTS
                             (CONTINUED)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS


          Based upon certain market assumptions and information available to management, the carrying values of financial instruments as of December 31, 1997 approximate their fair values. The carrying value of cash and cash equivalents, accounts payable and accrued expenses are assumed to approximate fair value as they are short term in nature and receivable or payable on demand. The fair value of the line of credit was estimated based on similar interest rates available for comparable financial instruments.


NOTE 3. PROPERTY AND EQUIPMENT

          Property and equipment consist of the following:


                                                December 31
                                                   1997
                                               ------------
          Office and computer equipment            $  5,787
          Furniture and fixtures                     25,145
                                               ------------
                                                     30,932
          Less accumulated depreciation             (16,839)
                                               ------------
                                                   $ 14,093
                                               ------------
                                               ------------



NOTE 4.  COMMITMENTS



SERVICING/MANAGEMENT AGREEMENT



   The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and the activities of the Program are continued for the investors. The Program incurred asset management expenses of $300,000 and $300,000 for the years ended December 31, 1996 and 1997. Additionally, the Program accrued compensation expense of $192,000 and $192,000 for the years ended December 31, 1996 and 1997 payable to senior management of the Program, who are also the principals of National. Total accrued and unpaid management fees and compensation as of December 31, 1997 was $800,000.

                            THE OCEANSIDE PROGRAM

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)



NOTE 4.  COMMITMENTS (CONTINUED)


LAWSUITS

   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.


NOTE 5.  CAPITAL CONTRIBUTIONS


   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.


NOTE 6.  CONCENTRATION OF CREDIT RISK


   The Program's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalents and restricted cash accounts placed with federally insured financial institutions. Such accounts may at times exceed federally insured limits. The Program has not experienced any losses on such accounts.


NOTE 7.  REAL ESTATE INVENTORY WRITEDOWN



   In October 1997, the Program sold the remaining lots on the Encore project for $650,000, which included a note receivable of $50,000. This note bears interest at 10% per annum and is due the earlier of (i) the close of escrow of the last Encore lot sold by the purchaser or (ii) one year. All capitalized construction costs incurred on the related lots in excess of the consideration received have been written off in the current year.

            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Yosemite/Ahwahnee I and II "Trudy Pat" Programs (the "Yosemite/Ahwahnee Programs") (as defined in
Note 1) as of December 31, 1997, and the related consolidated statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Yosemite/Ahwahnee Programs as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                       BDO SEIDMAN, LLP

Los Angeles, California
February 24, 1998

                        THE YOSEMITE/AHWAHNEE PROGRAMS

                                 BALANCE SHEET



                                                                   December 31,
                                                                       1997
                                                                    -----------
ASSETS:
Real estate and improvements (Note 3)                               $10,137,074
Notes receivable (Note 4)                                               353,028
Property and equipment, net (Note 5)                                    371,058
Deferred membership selling expense (Note 11)                           538,993
Other assets                                                             61,935
Due from affiliate (Note 1)                                             242,639
                                                                    -----------
     Total assets                                                   $11,704,727
                                                                    -----------
                                                                    -----------

LIABILITIES:
   Capital lease obligations (Note 6)                                   340,563
   Accounts payable                                                     303,400
   Due to affiliate (Note 7)                                            841,763
   Accrued property taxes (Note 7)                                      683,558
   Accrued expenses and other liabilities                               144,149
   Deferred revenues (Note 11)                                        1,181,577
                                                                    -----------
        Total liabilities                                             3,495,010
                                                                    -----------
                                                                    -----------

COMMITMENTS AND CONTINGENCIES (NOTE 7)

OWNERS' EQUITY:
   Owners' Equity                                                     8,209,717
                                                                    -----------
     Total liabilities and
        owners' equity                                              $11,704,727
                                                                    -----------
                                                                    -----------









                 See accompanying notes to financial statements.

                         THE YOSEMITE/AHWAHNEE PROGRAMS

                            STATEMENTS OF OPERATIONS


                                                      YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                         1997          1996
                                                     -----------    -----------
REVENUES
Golf course operations                               $   765,167    $   571,778
Sale of RV memberships                                   136,995         51,380
Sale of developed lots
                                                               -         99,961
                                                     -----------    -----------
     Total revenues                                      902,162        723,119
                                                     -----------    -----------
                                                     -----------    -----------

COST OF SALES
   Golf course operations                                252,548        165,836
   Developed lots                                              -         83,190
     Total cost of sales                                 252,548        249,026
                                                     -----------    -----------
GROSS PROFIT                                             649,614        474,093
                                                     -----------    -----------
                                                     -----------    -----------

EXPENSES:
Selling, general and administrative                    2,470,201      2,333,735
Related party management fees (Note 7)                   200,000        200,000
                                                     -----------    -----------
     Total expenses                                    2,670,201      2,533,735
                                                     -----------    -----------
                                                     -----------    -----------

Interest income(expense)                                 (38,781)       (18,962)
                                                     -----------    -----------
Net loss                                             $(2,059,368)   $(2,078,604)
                                                     -----------    -----------
                                                     -----------    -----------











           See accompanying notes to financial statements.

                        THE YOSEMITE/AHWAHNEE PROGRAMS

                         STATEMENTS OF OWNERS' EQUITY


          Balance January 1, 1996                          10,295,663

          Capital contributions                             1,141,111
          Net loss for the year                            (2,078,604)
                                                           -----------
                                                           -----------
          Balance December 31, 1996                         9,358,170
                                                           -----------

          Capital contributions                               910,915
          Net loss for the period                          (2,059,368)
                                                           -----------
                                                           -----------
          Balance December 31, 1997                        $8,209,717
                                                           -----------












                   See accompanying notes to financial statements.

                        THE YOSEMITE/AHWAHNEE PROGRAMS

                          STATEMENTS OF CASH FLOWS


                                                   YEAR ENDED DECEMBER 31,
                                                    1997             1996
                                                ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                      $(2,059,368)     $(2,078,604)
                                                ------------     ------------
Adjustments net loss to cash
  provided by (used in) operating activities:
    Cost of developed lots sold                           -           83,190
    Depreciation and amortization                   381,299          336,229
  Increase (decrease) from changes in:
    Other assets                                   (114,023)        (264,478)
    Due from affiliate                             (242,639)               -
    Accounts payable                                 92,661          172,210
    Accrued expenses and other liabilities          622,226          304,920
    Net deferral of sales revenues and
      selling expenses                              443,673          198,910
                                                ------------     ------------
  Net cash used in operating activities            (876,171)      (1,247,623)
                                                ------------     ------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property and equipment                (56,001)         (48,899)
  Additions to real estate                                -          (23,250)
                                                ------------     ------------
  Net cash provided by (used in) investing
    activities                                      (56,001)         (72,149)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital lease repayments                          (80,294)         (67,088)
  Contributions                                     910,915        1,141,111
                                                ------------     ------------
  Net cash provided by (used in) financing
    activities                                      830,621        1,074,023
                                                ------------     ------------
Net increase (decrease) in cash and cash
  equivalents                                      (101,551)        (245,749)

Cash and cash equivalents at beginning of
  period                                            101,551          347,300
                                                ------------     ------------
Cash and cash equivalents at end of
  period                                        $         -      $   101,551
                                                ------------     ------------
Cash paid during the period for interest        $         -      $         -
                                                ------------     ------------







                  See accompanying notes to financial statements.

                          THE YOSEMITE/AHWAHNEE PROGRAMS

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION

     During 1989 and 1992 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of two real estate loans for the Yosemite/Ahwahnee Programs (the "Programs") by selling undivided tenant-in-common interests in such loans to investors. The Yosemite/Ahwahnee I loan was in the amount of $6,500,000 to 426 investors and Yosemite/Ahwahnee II was in the amount of $13,500,000 to 837 investors. In September of 1995, on behalf of the Yosemite/Ahwahnee investors, National foreclosed on the borrower and took title to the property ("Ahwahnee Golf Course and Resort") involved. The first liens were kept intact after the foreclosure to protect the investors' interests in the underlying property during its development. As the investors' interests are to be converted to common stock in conjunction with a proposed acquisition of the Programs, the underlying protection of the liens are no longer needed and will be extinguished as part of the acquisition. Ahwahnee Golf Course and Resort is projected to be a multi-faceted resort, which currently includes a country club and a partially completed recreational vehicle park, with plans to develop the remainder of the project, potentially as a timeshare facility. The 1,650 acre property is located in Madera County, California, approximately 15 miles south of Yosemite National Park and is currently held in trust by National on behalf of the Yosemite/Ahwahnee Investors. The Company obtained an appraisal as of the date of foreclosure, which assumes that the property is developed at its highest and best use, and the result of the appraisal, after certain accounting-related adjustments made by the Company, was a fair market value of $10,800,000. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements. Since taking over these properties, National has operated them on behalf of the investors through a corporation known as Ahwahnee Golf Course and Resort, Inc.

The accompanying financial statements include the accounts of the Programs, which consist of Ahwahnee Golf Course and Resort, Inc., National Investors Land Holding Trust VII and National Investors Land Holding Trust IX, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.

     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common shares. In addition, American will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.



     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

                          THE YOSEMITE/AHWAHNEE PROGRAMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS

     The Programs' management considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

     REAL ESTATE AND IMPROVEMENTS

     Real estate and improvements are carried at cost. Expenditures for additions and improvements are capitalized, and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided on a straight-line basis on land improvements and buildings and improvements over estimated useful lives ranging from 5-30 years.

Effective January 1, 1996, the Programs adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are being provided principally on the straight line method over the estimated useful lives or the related assets. Estimated useful lives range from 3-5 years.

     REVENUE RECOGNITION

     The Programs generate revenues from its golf course operations and sales of recreational vehicle memberships. Revenues from the sale of recreational vehicle memberships are not recognized until the Programs have received at least 10% of the total purchase price and the statutory 3 day rescission period has elapsed. Until a contract to purchase a recreational vehicle membership qualifies as a sale, all payments received are accounted for as customer deposits. The Program sells these recreational vehicle memberships to members on a timeshare plan. The length of this plan ranges from the length of the remaining lifetime of the primary member to the lifetimes of the primary member, the primary member's child and the primary member's grandchild. The membership rights include the use of the recreational vehicle park and facilities. The only restriction to the membership is that members may only use the recreational vehicle park for a maximum of seven days at a time with a minimum of seven days between visits. These revenues are recognized into income on a straight-line basis over the expected life of the memberships sold, which approximates 10 years. In addition, costs directly related to the sale of such memberships are deferred and recognized as selling expenses over this same amortization period.

                          THE YOSEMITE/AHWAHNEE PROGRAMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     COST OF SALES AND INVENTORY OF RV MEMBERSHIPS

     Cost of sales of recreational vehicle memberships is determined by dividing the total costs incurred in the development of the recreational vehicle facility by the number of units completed. Inventory of recreational vehicle memberships, including all land costs and improvements, is stated at cost, which is not greater than its net realizable value.

     INCOME TAXES

     The financial statements include the activity of the Programs, whose income or losses are included in the investors' respective tax returns.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Based upon certain market assumptions and information available to management, the carrying values of financial instruments as of December 31, 1997 approximate their fair values. The carrying value of cash and cash equivalents, accounts payable and accrued expenses are assumed to approximate fair value as they are short term in nature and receivable or payable on demand. The fair values of notes receivable and capital lease obligations were estimated based on similar interest rates available for comparable financial instruments.

NOTE 3.  REAL ESTATE AND IMPROVEMENTS

     Real estate and improvements consist of the following:


                                                           December 31,
                                                              1997
                                                           -----------

     Land                                                  $ 8,114,645
     Land improvements                                       1,890,656
     Buildings and improvements                                820,783
                                                           -----------
                                                            10,826,084
     Less accumulated depreciation                            (689,010)
                                                           -----------
                                                           $10,137,074
                                                           -----------
                                                           -----------

                          THE YOSEMITE/AHWAHNEE PROGRAMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 4.  NOTES RECEIVABLE

     The Programs make unsecured loans to individuals in conjunction with its sales of recreational vehicle memberships. These loans bear interest at rates between 0% and 17%, range in length from one to seven years and may be prepaid at any time without penalty. Notes receivable are shown net of discounts of $24,950 as of December 31, 1997. As of December 31, 1997, a total of $324,502 of the notes receivable balance is expected to be collected after one year. The total allowance for doubtful accounts as of December 31, 1997 is $41,073.

NOTE 5.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                                           December 31,
                                                              1997
                                                           -----------
     Capital lease equipment                               $  505,998
     Furnitures and fixtures                                   25,349
     Machinery and equipment                                   37,033
                                                           -----------

                                                              568,380
     Less accumulated depreciation                           (192,322)
                                                           -----------
                                                           $  371,058
                                                           -----------
                                                           -----------

NOTE 6.  CAPITAL LEASE OBLIGATIONS

     Future minimum rental payments under noncancellable capital leases as of December 31, 1997 were as follows:


                                                             Amount
                                                             -------
     1998                                                    120,923
     1999                                                    113,893
     2000                                                    113,893
     2001                                                     59,184
                                                             -------
     Total minimum lease payments                            407,893
     Amount representing interest                             67,330
                                                             -------
     Present value of minimum lease payments                 340,563
                                                             -------
                                                             -------

                          THE YOSEMITE/AHWAHNEE PROGRAMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


NOTE 7.  COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT

     The Programs are currently managed, subject to a servicing agreement, by National. National also currently manages five other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Programs to assure that the purpose and activities of the Programs are continued for the investors. The Programs incurred asset management expenses of $200,000 and $200,000 for the years ended December 31, 1996 and 1997. Additionally, the Programs accrued compensation expense of $264,000 and $264,000 for the years ended December 31, 1996 and 1997 payable to senior management of the Company, who are also principals of National. Total accrued and unpaid management fees and compensation as of December 31, 1997 were $841,763.

LAWSUITS

     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES

     The Program has delinquent property taxes of $683,558 as of December 31, 1997. The Program is in the process of negotiating a payment plan with appropriate taxing authorities relative to the payment of these past due taxes.

NOTE 8.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

NOTE 9.  DEBT FORECLOSURE

     In September 1995, the management company, for the benefit of investors in debt securities secured by the Property, foreclosed on the Property. Due to the debtor's financial position as of December 31, 1994, the foreclosure has been accounted for as if it took place prior to January 1, 1995.

NOTE 10.  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

   During the years ended December 31, 1996 and 1997, the Company entered into capital lease obligations of $298,572 and $0.

                          THE YOSEMITE/AHWAHNEE PROGRAMS

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



NOTE 11.  DEFERRED REVENUE AND MEMBERSHIP SELLING EXPENSES



     Deferred revenue consists of amounts deferred in conjunction with the sales of campground memberships. Components of the changes in deferred membership selling expenses and deferred membership sales revenue are as follows:


                                                           December 31,
                                                     ------------------------
                                                        1997          1996
                                                     ----------    ----------
Deferred Selling Expenses:

   Deferred selling expenses, beginning of year      $  263,508     $      0
                                                     ----------    ----------
   Expenses deferred                                     338,627      292,787
   Expenses recognized                                  (63,142)     (29,279)
                                                     ----------    ----------
   Net change                                           275,485      263,508
                                                     ----------    ----------
   Deferred selling expenses, end of year            $  538,993     $263,508

Deferred Revenue:
   Deferred revenue, beginning of year               $  462,419     $      0
                                                     ----------    ----------
   Revenue deferred                                     856,153      513,799
   Revenue recognized                                  (136,995)     (51,380)
                                                     ----------    ----------
   Net change                                           719,158      462,419
                                                     ----------    ----------
   Deferred Revenue, end of year                     $1,181,577     $462,419
                                                     ----------    ----------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Mori Point "Trudy Pat" Program (the "Mori Point Program") (as defined in Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Mori Point Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.




                                       BDO SEIDMAN, LLP


Los Angeles, California
February 24, 1998

                            THE MORI POINT PROGRAM

                                 BALANCE SHEET



                                          December 31,
                                              1997
                                          ------------
ASSETS:
  Land                                    $ 4,100,000

  Cash and cash equivalents                     7,204
  Due from affiliate (Note 1)                 232,707
                                          -----------

    Total assets                          $ 4,339,911
                                          -----------
                                          -----------
LIABILITIES:
  Due to affiliate (Note 3)               $   497,885
  Accrued property taxes (Note 3)             298,369
  Accrued expenses                             86,615
                                          -----------

    Total liabilities                     $   882,869

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
  Owners' Equity                            3,457,042
                                          -----------

    Total liabilities and
      owners' equity                      $ 4,339,911
                                          -----------
                                          -----------



                  See accompanying notes to financial statements.

                             THE MORI POINT PROGRAM

                            STATEMENTS OF OPERATIONS

                                                       YEAR ENDED DECEMBER 31,
                                                    -----------------------------
                                                        1997             1996
                                                    -----------       -----------
EXPENSES:
  Selling, general and administrative               $   181,034       $    90,348
  Related party management fees (Note 3)                100,000           100,000
                                                    -----------       -----------

Total expenses                                          281,034           190,348

Interest income                                           1,586             1,223
                                                    -----------       -----------

Net loss                                            $  (279,448)      $  (189,125)
                                                    -----------       -----------
                                                    -----------       -----------




                 See accompanying notes to financial statements.

                           THE MORI POINT PROGRAM

                        STATEMENTS OF OWNERS' EQUITY

                                              TOTAL
                                            ---------
Balance January 1, 1996                     3,318,333

  Capital contributions                       202,310
  Net loss for the year                      (189,125)
                                            ---------

Balance December 31, 1996                   3,331,518

  Capital contributions                       404,972
  Net loss for the period                    (279,448)
                                            ---------

Balance December 31, 1997                  $3,457,042
                                           ----------
                                           ----------



                See accompanying notes to financial statements.

                           THE MORI POINT PROGRAM

                          STATEMENTS OF CASH FLOWS

                                                  YEAR ENDED DECEMBER 31,
                                               ----------------------------
                                                   1997              1996
                                               ----------        ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                     $ (279,448)       $ (189,125)
  Increase (decrease) from changes in:
    Due from affiliate                           (232,707)               --
    Accrued expenses                               75,355            25,847
                                               ----------        ----------

  Net cash used in operating
    activities                                   (436,800)         (163,278)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions                                   404,972           202,310
                                               ----------        ----------
  Net cash provided by
    financing activities                          404,972           202,310

Net increase (decrease) in cash and cash
  equivalents                                     (31,828)           39,032

Cash and cash equivalents at beginning
  of period                                        39,032                --
                                               ----------        ----------

Cash and cash equivalents
  at end of period                             $    7,204        $   39,032
                                               ----------        ----------
                                               ----------        ----------






                See accompanying notes to financial statements.

                           THE MORI POINT PROGRAM

                       NOTES TO FINANCIAL STATEMENTS



NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION
   During 1990 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Mori Point "Trudy Pat" Program (the "Program") in the amount of $10,000,000 by selling undivided tenant-in-common interests in such loan to 486 investors. In August of 1992, on behalf of the Mori Point Program investors, National foreclosed on and took title to the property ("Mori Point") involved in the Mori Point Program. Mori Point is currently raw land which is zoned for a 275 room hotel/conference center, 60 residential units and an equestrian/commercial facility. The property is located in Pacifica, California and is currently held in trust by National on behalf of the Mori Point Investors. The Mori Point property was recently appraised at $4,100,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consists of the Mori Point Land Holding Trust, and do not include the accounts of National.

   AMERICAN FAMILY HOLDINGS, INC.
   American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common shares. In addition, American will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.


   In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CASH EQUIVALENTS
   Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                            THE MORI POINT PROGRAM

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

   LAND
   Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

   INCOME TAXES

   The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

   USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT
   The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the Program are continued for the investors. The Program incurred asset management expenses of $100,000 and $100,000 for the years ended December 31, 1996 and 1997. Total accrued and unpaid management fees as of December 31, 1997 was $497,885.

                            THE MORI POINT PROGRAM

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)



NOTE 3. COMMITMENTS (CONTINUED)

LAWSUITS
   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES
   The Program has delinquent property taxes of $298,369 as of December 31, 1997. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 4.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Sacramento/Delta Greens "Trudy Pat" Program (the "Sacramento/Delta Greens Program") (as defined in
Note 1) as of December 31, 1997, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Sacramento/Delta Greens Program as of December 31, 1997, and the results of operations and cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                       BDO SEIDMAN, LLP


Los Angeles, California
February 24, 1998

                      THE SACRAMENTO/DELTA GREENS PROGRAM

                                 BALANCE SHEET





                                             December 31,
                                                 1997
                                             ------------
ASSETS:
 Land                                        $ 2,000,000

 Cash and cash equivalents                         4,099
 Due from affiliate (Note 1)                     104,528
                                             ------------
   Total assets                              $ 2,108,627
                                             ------------
                                             ------------
LIABILITIES:
 Accounts payable                            $    25,641
 Due to affiliate (Note 3)                       188,344
 Accrued property taxes (Note 3)                  45,502
 Accrued expenses                                 49,750
                                             ------------
   Total liabilities                             309,237

COMMITMENTS AND CONTINGENCIES (NOTE 3)

OWNERS' EQUITY:
 Owners' Equity                                1,799,390
                                             ------------
   Total liabilities and owners' equity      $ 2,108,627
                                             ------------
                                             ------------




                See accompanying notes to financial statements.

                       THE SACRAMENTO/DELTA GREENS PROGRAM

                            STATEMENTS OF OPERATIONS



                                                YEAR ENDED DECEMBER 31,
                                            -------------------------------
                                                 1997              1996
                                            --------------   --------------
EXPENSES:
Selling, general and administrative         $    115,620     $      169,649
Land write-down (Note 5)
                                                 230,000            845,000
Related party management fees (Note 3)
                                                  50,000             50,000
                                            --------------   --------------
     Total expenses                              395,620          1,064,649

Interest income                                      824              1,965
                                            --------------   --------------
Net income (loss)                           $   (394,796)    $   (1,062,684)
                                            --------------   --------------
                                            --------------   --------------




                See accompanying notes to financial statements.

                      THE SACRAMENTO/DELTA GREENS PROGRAM

                         STATEMENTS OF OWNERS' EQUITY


                                                                   TOTAL
                                                             --------------
Balance January 1, 1996                                           2,833,629

Capital contributions                                               262,572
Net loss for the year                                            (1,062,684)
                                                             --------------

Balance December 31, 1996                                         2,033,517

Capital contributions                                               160,669
                                                             --------------
                                                             --------------
 Net loss for the year                                             (394,796)
 ---------------------------------------------------------------------------
 ---------------------------------------------------------------------------
 Balance December 31, 1997                                    $   1,799,390
 ---------------------------------------------------------------------------
 ---------------------------------------------------------------------------





                See accompanying notes to financial statements.

                       THE SACRAMENTO/DELTA GREENS PROGRAM

                             STATEMENTS OF CASH FLOWS


                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                              1997           1996
                                                              ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                            $   (394,796)   $  (1,062,684)
     Adjustment to reconcile net income
     (loss) to net cash provided by (used in)
     operating activities -
          Real estate property write-down                     230,000          845,000
     Increase (decrease) from changes in:
          Due from affiliate                                 (104,528)               -
          Accounts payable                                     (4,283)          29,924
                                                         ------------    -------------
          Accrued expenses                                     54,454          (19,834)

     Net cash provided by (used in)
           operating activities                              (219,153)        (207,594)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Contributions                                            160,669          262,572
                                                         ------------    -------------
     Net cash provided by
          financing activities                                160,669          262,572
                                                         ------------    -------------
Net increase (decrease) in cash and cash
     equivalents                                              (58,484)          54,978

Cash and cash equivalents at beginning
     of period                                                 62,583            7,605
                                                         ------------    -------------
Cash and cash equivalents
     at end of period                                    $      4,099    $      62,583
                                                         ------------    -------------
                                                         ------------    -------------
Cash paid during the period for interest                 $    --         $     --
                                                         ------------    -------------
                                                         ------------    -------------


               See accompanying notes to financial statements.

                      THE SACRAMENTO/DELTA GREENS PROGRAM

                         NOTES TO FINANCIAL STATEMENTS



NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION
     During 1989 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Sacramento/Delta Greens Program (the "Program") in the amount of $5,000,000 by selling undivided tenant-in-common interests in such loan to 332 investors. In March of 1993, on behalf of the Sacramento/Delta Greens Program investors, National foreclosed on the property and took title to the property ("Sacramento/Delta Greens") involved in the Sacramento/Delta Greens Program. Sacramento/Delta Greens is currently raw land which is zoned and has an approved tentative tract map for a single-family detached housing development of 534 homes. The property is located in Sacramento, California and is currently held in Trust by National on behalf of the Sacramento/Delta Greens investors. The Sacramento/Delta Greens property was recently appraised at $3,075,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

The accompanying financial statements include the accounts of the Program, which consists of the Sacramento/Delta Greens Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.
     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common shares. In addition, American Family Holdings, Inc. will offer a maximum of 1,000,000 units, which consist of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.


     In conjunction with the contemplated transactions, the Program is currently capitalizing the associated costs and recording these costs as due from the American. These costs are currently shown as deferred acquisition costs on the books of American. These costs will, however, be allocated against a ratio of the proceeds received from the units offering and the value of the shares given to the program investors in exchange for their undivided tenant-in-common interests after the completion of both transactions.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                       THE SACRAMENTO/DELTA GREENS PROGRAM

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     LAND
     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.

The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.

     INCOME TAXES
     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns..

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3.  COMMITMENTS



   SERVICING/MANAGEMENT AGREEMENT
   The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the program are continued for the investors. The Program incurred asset management expenses of $50,000 and $50,000 for the years ended December 31, 1996 and 1997. Total accrued and unpaid management fees as of December 31, 1997 was $188,344.

                       THE SACRAMENTO/DELTA GREENS PROGRAM

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)



NOTE 3.  COMMITMENTS (CONTINUED)


LAWSUITS
   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES

   The Program has delinquent property taxes of $45,502 as of December 31, 1997. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 4.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.


NOTE 5.  LAND WRITE-DOWN

   In 1993, 596 lots were approved and appraised at a value of $5,159 per lot. Based on an appraisal done in May 1997, the appraised value of the land had decreased in 1996 by approximately 27% due to a decline in economic conditions of the Sacramento/Delta Greens surrounding area, which resulted in the writedown of the cost of the land of $845,000. Due to a decrease in zoning of the lots to 534 in 1997, a $230,000 writedown in the cost of the land was recorded during the year ended December 31, 1997.

                                  APPENDICES


Appendix 1     Fairness Opinion

Appendix 2     Selected Additional Appraisal Information


Appendix 3     Prior Performance Schedules

                                   APPENDIX 1

                             [Form of Fairness Opinion]

_________   __, 1998


Boards of Directors of National Investors Financial, Inc., and
  American Family Holdings, Inc., and each of the Investors in the following:


Sacramento/Delta Greens "Trudy Pat" Program
Oceanside "Trudy Pat" Program
Yosemite/Ahwahnee I "Trudy Pat" Program
Yosemite/Ahwahnee II "Trudy Pat" Program
Mori Point "Trudy Pat" Program


Ladies and Gentlemen:



We understand that a transaction is contemplated (the "Transaction") whereby a newly formed company, American Family Holdings, Inc. (the "Company"), will purchase the real estate (the "Properties"), other assets, liabilities and business activities relating to certain trust deed participation ("Trudy Pat") loan programs sponsored by National Investors Financial, Inc. ("National"). The Trudy Pat loans were initially funded by groups of investors (the "Investors") who, by virtue of the borrowers' default on the loans, have become the beneficial owners of the Properties which secured the loans. These include Trudy Pat loans on real property in Sacramento, California ("Delta Greens"), Pacifica, California ("Mori Point"), Oceanside, California ("Oceanside"), and two separate parcels in Oakhurst, California ("Yosemite/Ahwahnee I" and "Yosemite/Ahwahnee II"). The Company's initial capitalization was [529,037] shares of common stock, represented by 216,867 shares each to two partnerships controlled by the principals of National and 95,313 total shares issued to employees of National and the Company, and consultants to certain of the programs (collectively, the "Founders' Shares"). As consideration for the purchase of the programs, the Company will issue shares of common stock (the "Shares") to the respective Investors in the following amounts: [193,650] Shares to the Sacramento/Delta Greens Investors (representing [7.76] percent of the total shares outstanding after the issuance of the Shares), [485,704] Shares to the Mori Point Investors (representing [19.45] percent of the total Shares outstanding after the issuance of the Shares), [487,571] shares to the Oceanside Investors (representing [19.53] percent of the total Shares outstanding after the issuance of the Shares), [320,567 Shares to the Yosemite/Ahwahnee I Investors (representing [12.84] percent of the total Shares outstanding after the issuance of the Shares) and [513,755] Shares to the Yosemite/Ahwahnee II Investors (representing [20.58] percent of the total Shares outstanding after the issuance of the Shares). In connection with the Transaction, it is anticipated that the Company's common stock will be listed for public sale on the ____________ under the symbol ________.
The Company will also commence an offering of additional common shares to the Investors in the aggregate amount of

                                      A1.1
up to $10,000,000, at a price of $10 per Unit, each Unit representing one new share of common stock and one warrant to purchase two additional shares of common stock at 80 percent of the Company's stock price immediately prior to the exercise date.


You have requested our opinion (the "Opinion") as to the fairness of the allocation of Shares pursuant to the Transaction, on a fully diluted basis inclusive of the Founders' Shares, from a financial point of view, to the Investors in each of Sacramento/Delta Greens, Mori Point, Oceanside, Yosemite/Ahwahnee I and Yosemite/Ahwahnee II. Our Opinion is limited to the allocation of Shares to the Investors in connection with the Transaction. Therefore, we have not performed an analysis of, and express no opinion with respect to, the proposed price of $10 per Unit. In addition, we have not performed an analysis of, and express no opinion with respect to, the Company's cost structure on a going forward basis and whether such structure will result in a greater cost for services to the Investors than they were incurring collectively when the programs were being managed by National.


In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. Reviewed a draft copy of the Consent Solicitation Statement/Prospectus for the Transaction (the "Prospectus") dated _______, 1998;

2. Reviewed the following real estate appraisals (the "Appraisals") with respect to the Properties:

     a) an appraisal of the Yosemite/Ahwahnee I and II Properties, prepared by Arnold Associates, as of May 1, 1997 (the "Arnold Appraisal"),

     b) an appraisal of the Yosemite/Ahwahnee I and II Properties, prepared by the Mentor Group, as of October 10, 1996 (the "Mentor Appraisal"),

     c) an appraisal of the Mori Point Property, prepared by PKF Consulting, as of May 19, 1997 (the "PKF Appraisal"),

     d) an appraisal of the Delta Greens Property, prepared by David E, Lane, Inc., as of May 9, 1997 (the "Lane Appraisal"), and

     e) an appraisal of the Oceanside Property, prepared by Boznanski and Company, as of March 31, 1997 (the "Boznanski Appraisal");

3.   Reviewed the following feasibility studies with respect to the Properties:

     a) a study of the Yosemite/Ahwahnee I and II Properties, prepared by LEXES Enterprises, dated August 28, 1996,

                                     A1.2

     b) a study of the Yosemite/Ahwahnee I and II Properties, prepared by RCI Consulting, dated November 1996, and

     c) a study of the Delta Greens Property, prepared by Barnett Research Associates, dated December 23, 1996;

4. Reviewed the Agreement of Purchase and Sale and Joint Escrow Instructions between Oceanside Development, Inc. and a publicly traded home builder, dated as of June 18, 1997 (the "Purchase Agreement"), relating to a potential sale of a portion of the Oceanside Property, the Symphony tract (which agreement has since been canceled);

5. Reviewed audited financial statements for each of the Delta Greens Property, the Mori Point Property, the Oceanside Property and the Yosemite/Ahwahnee I and II Properties, as well as pro forma consolidated financial statements for the Company, for the two years ended December 31, 1997;

6. Met with management of the Company and National regarding matters pertinent to our analysis;

7. Conducted site visits to each of the Properties, and met with the General Manager of the Yosemite/Ahwahnee I and II Properties;

8. Reviewed certain documents related to the Trudy Pat loans on the Properties;

9. Reviewed certain other documents and schedules which were pertinent to our analysis; and

10. Conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company or the Properties and do not assume any responsibility with respect to it. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.


We have assumed that the financial statements provided to us correctly reflect the financial results and condition of the Company (on a pro forma basis) and the programs for the time periods covered in accordance with generally accepted accounting principles consistently applied. We have further assumed that there has been no material change in the financial results and condition of the Company (on a pro forma basis) or the programs since the date of the most recent financial statements made available to us. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Properties. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.


                                      A1.3

Our analysis began with a determination of the enterprise value of each of the Programs on a stand alone basis. The enterprise value of most entities whose primary business purpose is owning real estate is determined based on the adjusted book value (or net asset value) approach. Therefore, we deemed this to be a reasonable methodology for determining the enterprise value of each of the Oceanside, Mori Point, Yosemite/Ahwahnee I and II, and Delta Greens programs on a stand alone basis. In the adjusted book value approach, the estimated current market value of individual assets and liabilities are substituted for their carrying value on the programs' financial statements (or book value). The enterprise value is the resulting value of the equity after subtracting liabilities from the market value of assets.


To determine the current net asset value of each of the programs, we relied on the Appraisals to represent the market value of the respective Properties, except in the case of the Yosemite/Ahwahnee I and II Properties, wherein we relied upon management's reconciliation of the two existing appraisals. In either case, we assumed, without independent analysis or verification, that the property values thus derived were representative of the current fair market values of the respective Properties. In determining net asset value, we used the book value as of December 31, 1997 for most of the non-real estate assets. This was considered reasonable because the majority of these assets consist of cash, restricted cash, accounts receivable, notes receivable or amounts due from affiliates, which are relatively liquid and worth approximately their book value. With respect to property and equipment (excluding real estate), no appraisals were provided to us. Management believes the book value of property and equipment to be reasonably indicative of its market value. Deferred membership selling expense (an asset) and deferred revenues (a liability) which appear on the balance sheet of the Yosemite/Ahwahnee II program as of December 31, 1997 were eliminated because these assets have no market value. Liabilities (except for deferred revenues) were subtracted out at book value. In our net asset value calculation, we did not reduce the liabilities by the estimated amounts to be forgiven by National. Using the aforementioned methodology, the resulting net asset values as of December 31, 1997 were as follows (rounded to the nearest $000): $3,700,000 for Oceanside (or 19.2 percent of the combined net asset value); $3,171,000 for Yosemite/Ahwahnee I (or 16.5 percent of the combined net asset value); $5,710,000 for Yosemite/Ahwahnee II (or 29.7 percent of the combined net asset value); $4,847,000 for Mori Point (or 25.2 percent of the combined net asset value); and $1,799,000 for Sacramento/Delta Greens (or 9.4 percent of the combined net asset value).


However, in addition to their respective net asset values for the programs on a stand alone basis, we also considered the potential synergy among the programs based on the business plan of the Company after the Acquisition and how this should effect the overall allocation. In this regard, we reviewed the two feasibility studies for the Yosemite/Ahwahnee I and II properties, as well as the Delta Greens feasibility study. The Yosemite/Ahwahnee studies indicate that the development of the Property as a mixed use resort, with primary emphasis on the sale of time share units, is feasible and could be expected to generate significant positive cash flow over the next several years. However, additional investment in


                                      A1.4
infrastructure will be required before the project will become cash flow positive. The feasibility study for the Delta Greens Property indicates that residential development on the Property is feasible based on expected home prices and absorption rates in spite of the fact that the Property is located near a high crime area which will impact selling prices. While no feasibility study was prepared for the Mori Point Property, the real estate appraisal prepared for the Property was performed on the basis of expected returns from a hotel conference center development, which was the concluded highest and best use. However, substantial additional funding will be required to bring that project to fruition.


Unlike the other programs whose properties require substantial additional capital in order to realize their development potential, the Oceanside program has been generating positive cash flow. Its property is also the most liquid. Therefore, we believe that the fact that Oceanside will receive approximately a 480 basis point percent premium to what its allocation would be purely on the basis of its relative stand alone net asset value is justified because of the value that its liquidity contributes to the overall business plan the Company is expected to undertake after the acquisition. This premium is further supported by the fact that there is a possibility that the Oceanside Property could be sold for more than its appraised value. On the other hand, the fact the Yosemite/Ahwahnee I and II Programs will collectively receive approximately 390 basis points less than what they would receive purely on the basis of stand alone net asset value is justified because these Programs are currently operating at a loss and require the largest amount of funding.


With respect to the [495,318] Founders Shares, we were primarily concerned with the [400,014] Shares to be issued to the family limited partnerships under the control of David Lasker and James Orth. For analytical purposes, we considered these shares as consideration for three separate items. The first represents consideration for the approximately $946,000 forgiveness of indebtedness, which equates to 94,611 Shares based upon an assumed price of $10 per Share. The second component relates to the consideration for Messrs. Lasker and Orth in connection with their responsibilities as officers of the Company. We assumed this number of shares would be approximately 50,000 Shares, which represents the approximate amount of shares to be issued to Mr. Albertson on the basis of arm's length negotiations. The remaining 205,403 Shares, or _____ percent of the total Shares to be issued in connection with the Acquisition, represents consideration for the role of Messrs. Lasker and Orth in structuring and completing the Acquisition, which is reasonable given the fact that the transaction they have structured should, among other things, enhance the Investors' liquidity more than enough to offset the dilution resulting from the issuance of the Shares. Even though there is no guarantee that an active market will develop for the Company's Shares, when compared with likely discounts for lack of marketability in excess of 30 percent for their current ownership interests (based on historical studies), the Investors' liquidity should be expected to be increased significantly.


Based on the foregoing, and in reliance thereon, it is our opinion that the allocation of the Shares pursuant to the Transaction, on a fully diluted basis inclusive of the Founders' Shares, is fair to


                                      A1.5
the Investors in Delta Greens, Mori Point, Oceanside, Yosemite/Ahwahnee I and Yosemite/Ahwahnee II, from a financial point of view.

This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent. We understand, however, that this Opinion may be referred to in the Prospectus to be filed by the Company in connection with this Transaction. This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and subject to the understanding that the obligations of HVA in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of HVA shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

HOULIHAN VALUATION ADVISORS


                                      A1.6

                                  Appendix 2

                   SELECTED ADDITIONAL APPRAISAL INFORMATION

     The following selected additional information about the appraisals of the Programs' Properties is presented so that the Investors can better understand the methods used and results of the appraisals.


SACRAMENTO/DELTA GREENS PROGRAM (David E. Lane, Inc.)


     Sales Comparison Approach(1)             $2,134,000
     Land Residual Approach(2)                 2,403,000
     Discounted Cash Flow(3)                   1,815,000
     Conclusion of "as is" value                               $2,000,000
                                                               ----------
                                                               ----------


     Heaviest reliance was placed on the Sales Comparison Approach because the Property is undeveloped and generates no revenue.

     Material Assumptions

     - As of the 1993 date of value the property was approved for 596 lots, including 144 duplexes.

     - As of the 1997 date of value the property is approved for 534 lots, all single family.

     - Physical and economic conditions as of the 1993 date of value were as reported in the appraisal. No inspection or investigation was made in 1993.

     Assumptions particular to cash flow analysis

     -    A sell-out, or absorption, period of ten years.

     - A base paper lot value of $7,500 for small groups of lots, with step-up increases of $500 per lot per year - as many option or phased sales are usually arranged (last year is at $12,000 per lot).

     - Lots sold in groups of two phases per year in numerical order, using the current tentative map of 534 lots.

     - Commission and marketing of 5%, as limited sales agreements are envisioned.

                                      A2.1

     - Real estate taxes based on an interpolated value of $2,000,000, times the combined 1.5% tax and levies rate, with the declining total value of the remaining lots increased by 2% annually.

     -    Miscellaneous costs, such as insurance and overhead, of 1% of sales.

     -    A discount rate of 20%.


OCEANSIDE PROGRAM (Boznanski & Company)

     SYMPHONY 111 lots
     Sales Comparison Approach(1)    $2,636,000 - $3,164,000
     Land Residual Approach(4)                     2,850,000
     Conclusion of "as is" value                                         $2,850,000
                                                                         ----------
                                                                         ----------

     The Land Residual Approach was deemed to be the more realistic as it took into account remaining development costs and was approximately the mid-point of Sales Comparison Approach range.


MORI POINT (PKF Consulting)
     Discounted Cash Flow(3)                      $5,300,000
     Ground Rent Capitalization Approach(5)        6,000,000
     Sales Comparison Approach(1)                  5,400,000
     Conclusion of "as is" value                                         $5,500,000
                                                                         ----------
                                                                         ----------

     Material Assumption

     -    The project will be open by January 1, 2001.

     -    Assumes a sell out of ten years

     As the sales comparisons available were not similarly sized or located, of a similar development potential, the greatest reliance was placed on the Discounted Cash Flow Approach as good market information was available to support the potential cash flow and development cost of the potential project. The Ground Rent Capitalization Approach was used as a test of reasonableness.


YOSEMITE/AHWANHEE I AND II (Arnold Associates)

     GOLF COURSE/COUNTRY CLUB
     Sales Comparison Approach(1)                 $5,400,000
     Income Approach(6)                            4,810,000
     Cost Approach(7)                              6,270,000
     Conclusion of "as is" value                                         $4,480,000*
                                                                         ----------
                                                                         ----------

                                      A2.2

     * Reflects a $5,100,000 stabilized value less $620,000 of lost income during stabilization process of the golf course.

     The Sales Comparison Approach was deemed the most reliable because sufficient market data existed, although the comparables were superior in location, quality or condition. The Income Approach was not reliable as there was no historical data available.

     Material Assumption

     -    Stabilized income and rounds played.

     RV PARK
     -------
     Sales Comparison Approach(1)                 $3,886,000
     Cost Approach(7)                              3,986,000
     Conclusion of "as is" value                                         $3,886,000
                                                                         ----------
                                                                         ----------

     The Sales Comparison Approach was deemed the most reliable. The Cost Approach was suspect because of lack of historical data. There was no historical data to support the Income Approach.

     COUNTRY CLUB ESTATES ("as is")                                    $2,250,000

     ESTATE "OUTLOTS" F, G AND H ("as is")                             $5,800,000

     OTHER "OUTLOTS" C, D AND E ("as is")                              $4,500,000

     In each of the last three categories, only the Sales Comparison Approach was used as such approach was deemed the only reliable indicator value for the types of property in question.

     Valuation qualification for the Estates: Changes in concept and realignment of Road 621 could change density and possibly trigger additional wildlife habitat easement acreage.

YOSEMITE/AHWAHNEE I AND II (MENTOR)

     Utilizing a sales comparison approach(1) for the undeveloped land and a cost approach(7) for the balance of the Properties, in October 1996, The Mentor Group, Inc. appraisal valued the


     Country Club Estates ("as is")            $   530,000
     Remaining Real Estate
           Land                                  1,895,000
           Buildings                             1,025,000
           Land Improvements                      541,200
     Conclusion of "as is" value                                       $4,000,000
                                                                       ----------
                                                                       ----------


                                      A2.3

     At the time of the appraisal, The Mentor Group did not adopt the income capitalization approach for the golf course portion because it was not projected to be profitable in the near future and needed considerable expenditures to be operational. The sales comparison approach was not used for the golf course portion because there were no comparable sales.

----------------------

(1) The SALES COMPARISON APPROACH produces an estimate of value by comparing the sales and/or listings of similar properties in the same area as the subject property or in competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market.
(2) In a LAND RESIDUAL ANALYSIS, a simple deduction is applied to an estimated finished-lot price that a homebuilder could afford to pay in the neighborhood.
(3) A DISCOUNTED CASH FLOW ANALYSIS is used to value vacant land that has the potential for development for a use when that use represents the likely highest and best use of the land.
(4) The OCEANSIDE RESIDUAL LAND analysis includes two separate scenarios. The first utilizes a finished land value estimate, and the second utilizes a finished product (land plus home plus site improvements) as a basis from which to back out all necessary costs to arrive at the finished values.
(5) The GROUND RENT APPROACH is particularly appropriate for special use properties such as hotels, where there is not a sufficient number of truly comparable land sales to accurately estimate the value of the site using the sales comparison approach. Ground rent is the amount paid for the right to use and occupy the land according to the terms of a ground lease. It corresponds to the value of the land owner's interest in the land, the lease fee interest.
(6) The INCOME CAPITALIZATION APPROACH is based on an estimate of the subject property's possible net operating income. The net operating income is capitalized to arrive at an indication of value from the standpoint of an investment. This method measures the present worth of anticipated future benefits (net income) derived from the property.
(7) The COST APPROACH considers the current cost of reproducing or replacing a property, less accrued depreciation in the property. A summation of the market value of the land assumed vacant and reproduction cost new of the improvements provides an indication of the total value of the property.

                                       A2.4

General Appraisal Assumptions

1.   SACRAMENTO/DELTA GREENS PROGRAM


     - The legal description, dimensions, and areas used herein are assumed to be correct.

     - Title to the property is assumed to be free and clear of any liens or encumbrances, and to be merchantable title, unless otherwise specified herein.

     -    No responsibility is assumed for matters that are legal in nature.

     - Information furnished by the appraiser by others has been reviewed and analyzed and is believed to be reasonably accurate, but cannot be guaranteed.

     - Unless otherwise specified herein, it is assumed that there are no adverse subsurface conditions, particularly those relating to soil-bearing capacity.

     - Unless otherwise stated in this report: The existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. He presence of substances such as asbestos, radon urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them.

2.   OCEANSIDE PROGRAM

     - That the vesting and legal description furnished this appraiser are correct.

     - That measurements and areas furnished by others are correct. No survey has been made for the purpose of the appraisal.

     - That the maps and exhibits found in this report are provided for reader reference purposes only. No guarantee as to accuracy is expressed or implied.

     - That the property is appraised as if free and clear of liens and that the title is good and marketable.

     - That no guarantee is made as to the corrections of estimates or opinions furnished by others which have been used in making this appraisal.

     - That no liabilities be assumed on account of inaccuracies in such estimates or opinions.

                                     A2.5

     - That no liability is assumed on account of matters of a legal nature affecting this property, such as title defects, liens, encroachments, overlapping boundaries, etc.

     - Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them the client is urged to retain an expert in this field, if desired.

     - It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

3.   MORI POINT

     - The appraiser assumes no responsibility for economic, physical or demographic factors which may affect or alter the opinions in this report if said economic, physical or demographic factors were not present as of the date of the letter of transmittal accompanying this report. The appraiser is not obligated to predict future political, economic or social trends.

     - In preparing the report, the appraiser was required to rely on information furnished by other individuals or found in previously existing records and/or documents. Unless otherwise indicated, such information is presumed to be reliable. However, no warranty, either express or implied, is given by the appraiser for the accuracy of such information and the appraiser assumes no responsibility for information relied upon later found to have been inaccurate.

     - No opinion as to the title of the subject property is rendered. Data related to ownership and legal description was obtained from the attached title report records and is considered reliable. Title is assumed to be marketable and free and clear of all liens, encumbrances, easements and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management, and available for its highest and best use.

     - The appraiser assumes no responsibility for hidden or unapparent conditions of the property, subsoil, ground water or structures that render the subject property more or less valuable. No responsibility is assumed for arranging for engineering, geologic or environmental studies that may be required to discover such hidden or unapparent conditions.

                                     A2.6

     - The appraiser has not been provided any information regarding the presence of any material or substance on or in any portion of the subject property or improvements thereon, which material or substance possesses or may possess toxic, hazardous and/or other harmful and/or dangerous characteristics. Unless otherwise stated in the report, the appraiser did not become aware of the presence of any such material or substance during the appraiser's inspection of the subject property. However, the appraiser is not qualified to investigate or test for the presence of such materials or substances. The presence of such materials or substances may adversely affect the value of the subject property. The value estimated in this report is predicted on the assumption that no such material or substance is present on or in the subject property or in such proximity thereto that it would cause a loss in value. The appraiser assumes no responsibility for the presence of any such substance or material on or in the subject property, nor for any expertise or engineering knowledge required to discover the presence of such substance or material. Unless otherwise stated, this report assumes the subject property is in compliance with all federal, state and local environmental laws, regulations and rules.

     - Unless otherwise stated, the subject property is appraised assuming it to be in full compliance with all applicable zoning and land use regulations and restrictions.

     - Unless otherwise stated, the property is appraised assuming that all required licenses, permits, certificates, consents or other legislative and/or administrative authority from any local, state or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

     - No engineering survey has been made by the appraiser. Except as specifically stated, data relative to size and area of the subject property was taken from sources considered reliable and no encroachment of the subject property is considered to exist.

     - It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.

     - It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.

4.   YOSEMITE/AHWAHNEE I AND II (Arnold)

     - No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated. The property is assumed to be available for its highest and best use.

     - The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.

     -    Responsible ownership and competent property management are assumed.


                                     A2.7

     - The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.

     - The appraiser assumes no responsibility for economic or physical factors occurring after the date of value which may affect the opinions herein stated. The projections included in this report are subject to changes in future conditions that cannot be accurately predicted by the appraiser and could affect the future income or value projections.

     - No engineering survey has been made by the appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.

     - That there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.

     - That there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

     - That unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser however, is not qualified to detect such substances. The presence of any potentially hazardous materials or substances may affect the value of the property. The value estimate is predicated on the assumption that there are no such materials or substances on or in or under the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them.

     - That all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.

     - That all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

     - That the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in this report.

                                      A2.8

5.   YOSEMITE/AHWAHNEE I AND II (Mentor)

     -    The title of the property is marketable.

     - Unless otherwise indicated, the property is free and clear of all liens, encumbrances, easement and restrictions.

     - The property does not exist in violation of any applicable codes, ordinances, statutes or other governmental regulations.

     - The property is under responsible ownership and competent management and is available for its highest and best use.

     - Information supplied by others, which was considered in this valuation, came from sources believed to be reliable. The appraiser assumes no further responsibility for its accuracy. The appraiser reserves the right to adjust the valuation herein reported by consideration of additional or more reliable data that may become available.

     - The appraiser assumes no hidden or unexpected conditions of the property exist which would adversely affect value.

     - The appraiser assumed no responsibility for economic or physical factors occurring after the date of value which may affect the opinions reported.

     - Hazardous substances, if present in a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may take the form of immediate recognition of existing hazardous conditions. Future liability could stem from the release of currently nonhazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations.

          In the development of the appraiser's opinion of value, no consideration has been given to such liability or its impact on value. The appraiser is not qualified to investigate the possible presence of toxic materials requiring either immediate or future correction.

     - The overall site does contain various easements, as well encumbering the larger landholdings, which are assumed not to adversely affect the utilization of the subject land.

     - All governmental approvals necessary to permit development for the proposed residential, recreational vehicle timeshare area are assumed available as per actual discussions with the Madera County planner. However, no preliminary site plans showing the proposed development were submitted.

                                      A2.9

                                  APPENDIX 3

                         PRIOR PERFORMANCE SCHEDULES



                                     A3.1

                                  APPENDIX 3

                                  SCHEDULE A


Schedule A shows, as of December 31, 1997, general information about the only "Trudy Pat" program which closed in the three most recent years. This program did not have investment objectives similar to those of the Company. Prospective investors should be aware that the results of this program are not necessarily indicative of the potential results of the Company.


                                        Arciero-Diamond Ridge
                                        ---------------------
Dollar amount offered                        $  14,000,000

Dollar amount raised                             5,538,800

Less offering expenses:
     Organizational expenses(1)                          0
     Sales commissions(1)                                0
     Discounts retained by affiliates(1)                 0

Loan Amount                                  $   5,538,800

Date offering began                          July 21, 1993

Length of offering in months                 12.75

Months to investment all available
for investment                               one


--------------
(1) The borrower repaid the loan proceeds on August 17, 1994 before the entire amount offered was raised. No offering expenses were paid by the investors.


                                     A3.1

                                   APPENDIX 3

                                   SCHEDULE B


Schedule B shows, as of December 31, 1997, aggregate compensation paid over the last three years to National and its affiliates by the eleven public "Trudy Pat" programs which have not been terminated. None of the programs have investment objectives similar to those of the Company. Prospective investors should be aware that the results of these programs are not necessarily indicative of the potential results of the Company.


                                                                                                                         Arciero-
                            Sacramento/                Yosemite/    Yosemite/                                             Diamond
                            Delta Greens  Oceanside   Ahwahnee I   Ahwahnee II  Mori Point  Joshua Ranch  Cypress Lakes   Ridge
                            ------------  ---------   ----------   -----------  ----------  ------------  ------------- --------
Date offering commenced       11/1/88     11/15/91      5/2/89       9/10/90     11/20/89     3/26/90       2/19/91      7/21/93

Dollar amount raised        $5,000,000   $30,000,000  $6,500,000  $13,500,000  $10,000,000  $15,000,000   $14,000,000   $5,538,000

Servicing fees
  Jan. 1995 to Dec. 1997:
  Accrued                            0             0           0            0            0            0             0            0
  Paid                               0       900,000      48,750      101,250            0            0             0            0

Property management
fees Jan. 1995 to Dec.
1997:
  Accrued                      141,733             0           0            0      272,667            0             0            0
  Paid                           8,267             0     146,250      303,750       27,333      450,000       420,000            0

Amount paid to National
from proceeds of offerings
closed in the most recent
three years                     N/A          N/A          N/A           N/A          N/A         N/A           N/A      $   69,670


                                     A3.2

                                  APPENDIX 3

                                          Stacey Rose    Stacey Rose
                            Esperanza         "A"            "B"
                            ---------     -----------    -----------
Date offering commenced      11/18/87        5/5/88         5/5/88

Dollar amount raised       $  500,000     $   85,000      $  315,300

Servicing fees
  Jan. 1995 to Dec. 1997:
  Accrued                           0              0               0
  Paid                              0              0               0

Property management
fees Jan. 1995 to Dec.
1997:
  Accrued                      15,000         2,550            9,459
  Paid                              0             0                0

Amount paid to National
from proceeds of offerings
closed in the most recent
three years                    N/A            N/A             N/A


                                     A3.3

                                  APPENDIX 3

                                  SCHEDULE C


Schedule C shows, as of December 31, 1997, the annual operating results of the eight public "Trudy Pat" programs the offerings of which closed in the most recent five years. No tax information is included as tenancy-in-common arrangements are not required to file information tax returns. Each investor determines the tax treatment of distributions. None of the programs have investment objectives similar to those of the Company. Prospective investors should be aware that the results of these programs are not necessarily indicative of the potential results of the Company.


                               Sacramento/Delta Greens                                  Oceanside
                  ------------------------------------------------    -------------------------------------------------
                    1993      1994      1995      1996      1997        1993       1994      1995      1996      1997
                    ----      ----      ----      ----      ----        ----       ----      ----      ----      ----
Borrower loan
repayments:
  Principal       $      0  $      0  $      0  $      0  $      0   $        0   $375,000  $900,000  $900,000  $675,000
  Interest               0         0         0         0         0    3,145,869    393,750         0         0         0
Cash from sale      N/A       N/A        N/A       N/A       N/A         N/A        N/A       N/A       N/A       N/A
Distributions to
investors:(1)
  Principal              0         0         0         0         0            0    375,000   900,000   900,000   675,000
  Interest               0         0         0         0         0    3,145,869    393,750         0         0         0
Distributions per
$1,000 invested:
  Principal         N/A       N/A        N/A       N/A       N/A              0      12.50        30        30     22.50
  Interest          N/A       N/A        N/A       N/A       N/A         104.86      13.13         0         0         0


--------------
(1)  Net of servicing fees and property management fees and expenses.


                                     A3.4

                                  APPENDIX 3

                               Yosemite/Ahwahnee I                                   Yosemite/Ahwahnee I
                  ------------------------------------------------    -------------------------------------------------
                    1993      1994      1995      1996      1997        1993       1994      1995      1996      1997
                    ----      ----      ----      ----      ----        ----       ----      ----      ----      ----
Borrower loan
repayments:
  Principal       $103,085  $      0  $      0  $      0  $      0   $ 68,264   $      0  $      0  $      0  $      0
  Interest         920,794     4,756         0         0         0    688,303     10,273         0         0         0
Cash from sale      N/A        N/A       N/A       N/A       N/A         N/A        N/A       N/A       N/A       N/A
Distributions to
investors:(1)
  Principal        103,085         0         0         0         0     68,264          0         0         0         0
  Interest         920,794     4,756         0         0         0    688,303     10,273         0         0         0
Distributions per
$1,000 invested:
  Principal          15.86         0         0         0         0       5.06          0         0         0         0
  Interest          141.66       .73         0         0         0      50.99        .76         0         0         0


--------------
     (1)  Net of servicing fees and property management fees and expenses.


                                    A3.5

                                  APPENDIX 3

                                     Mori Point                                         Joshua Ranch
                  ------------------------------------------------    -------------------------------------------------
                    1993      1994      1995      1996      1997        1993       1994      1995      1996      1997
                    ----      ----      ----      ----      ----        ----       ----      ----      ----      ----
Borrower loan
repayments:
  Principal       $      0  $      0  $      0  $      0  $      0   $      0   $      0  $      0  $      0  $      0
  Interest               0         0         0         0         0    478,127          0         0         0         0
Cash from sale           0         0         0         0         0      N/A            0         0         0         0
Distributions to
investors:(1)
  Principal              0         0         0         0         0          0          0         0         0         0
  Interest               0         0         0         0         0    478,127          0         0         0         0
Distributions per
$1,000 invested:
  Principal              0         0         0         0         0          0          0         0         0         0
  Interest               0         0         0         0         0      31.88          0         0         0         0


--------------
     (1)  Net of servicing fees and property management fees and expenses.


                                     A3.6

                                  APPENDIX 3

                                    Cypress Lakes                                    Arciero-Diamond Ridge
                  ------------------------------------------------    -------------------------------------------------
                    1993      1994      1995      1996      1997        1993       1994      1995      1996      1997
                    ----      ----      ----      ----      ----        ----       ----      ----      ----      ----
Borrower loan
repayments:
  Principal     $        0  $      0  $      0  $      0  $      0   $      0  $5,538,800     N/A       N/A       N/A
  Interest       1,337,101    62,706         0         0         0    113,531     297,077     N/A       N/A       N/A
Cash from sale       N/A       N/A       N/A       N/A       N/A         N/A        N/A       N/A       N/A       N/A
Distributions to
investors:(1)
  Principal              0         0         0         0         0   $      0   5,538,800     N/A       N/A       N/A
  Interest       1,337,101    62,706         0         0         0    113,531     997,027     N/A       N/A       N/A
Distributions per
$1,000 invested:
  Principal              0         0         0         0         0   $      0       1,000     N/A       N/A       N/A
  Interest           95.57      4.48         0         0         0      20.50       53.64     N/A       N/A       N/A


---------------
     (1)  Net of servicing fees and property management fees and expenses.


                                     A3.7

                                  APPENDIX 3

                                  SCHEDULE D


Schedule D shows, as of December 31, 1997, the results of one "Trudy Pat" program in which the loan has been completely repaid within the last five years. No tax information is available as tenancy-in-common arrangements are not required to file information income tax returns. This program did not have investment objectives similar to those of the Company. Prospective investors should be aware that the results of this program are not necessarily indicative of the potential results of the Company.


                                                           Arciero-Diamond Ridge
                                                           ---------------------
          Dollar amount raised                                  $ 5,538,800

          Loan secured by                                       one property

          Date loan fully funded                                July 25, 1994

          Date loan paid off                                    August 17, 1994(1)

          Repayment/Distributions:
            Principal                                           $ 5,538,800
            Interest                                            $   297,077(2)
                                                                ------------

          Distributions per $1,000 invested:
            Principal                                           $     1,000
            Interest                                            $     53.64(2)
                                                                ------------


---------------
(1) This loan was funded over the course of 12.75 months, commencing on July 21, 1993. Funds were first advanced to the borrower on September 16, 1993.
(2) Net of compensation to National. In 1993, interest in the amount of $113,551 ($53.64 per $1,000 of investment), net of compensation to National, was distributed to investors.


                                    A3.8

            SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                     OF
                        AMERICAN FAMILY HOLDINGS, INC.

                          PREPARED FOR INVESTORS IN
                  SACRAMENTO/DELTA GREENS "TRUDY PAT" PROGRAM

        CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN
               HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.
                SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.

   This Supplement has been prepared to help the Investors in the Sacramento/Delta Greens Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.


   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering shares of its Common Stock in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[20,012,475] of shares of common stock arbitrarily valued at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___." The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, and provide the investors with liquidity for their investments.



   Of the [2,001,248] shares to be issued by the Company in the Acquisition, Investors in the Sacramento/Delta Greens Program will receive a total of [193,650] shares or [320] shares per $10,000 of Adjusted Outstanding Investment. After costs of sale, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Sacramento/Delta Greens program an amount that is higher than the value of the Company shares to be received in the Acquisition.


   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.


   This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.



MOST MATERIAL RISKS OF THE ACQUISITION:



- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.



- You will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.



- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $10 per share assigned to the Company's shares for purposes of the acquisition. Thus, the value of the shares you receive may be less than you might receive if the property of your program were sold.



- Principal stockholders of National and executive officers of the Company will hold approximately [18.23]% of the Company's stock for which they paid $0.01 per share and will receive annual cash compensation aggregating $660,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $650,000 annually. However, the Company will still owe National over $1,300,000 of accrued but unpaid fees and expenses.


-    No independent advisors represented you in structuring this transaction.


- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.



- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of its securities or certain of its properties, it will be no more successful than the programs have been individually in completing the development of some or all of the properties.

MATERIAL RISKS AND DISADVANTAGES


     A full description of the material risks of the Acquisition may be found on pages [30] through [42] of the accompanying Prospectus. Those risks include:


     RISKS OF THE ACQUISITION


     FUNDAMENTAL CHANGE IN THE NATURE OF INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares on the _____ or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.



     DIFFERENCES BETWEEN EXCHANGE VALUES AND SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares will continue to be greater than the most recent appraised value of the property.



     UNCERTAINTY REGARDING TRADING PRICE FOR THE SHARES. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $10 per share or historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $10 due to a potentially large number of shares that investors may sell immediately after the acquisition.



     CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [18.23]% of the company's outstanding stock for which they paid $0.01 per share. Other founders of the company will hold approximately [1.6]% of the company's outstanding stock for which they also aid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $660,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, the company will still owe National over $1,300,000 of accrued but unpaid fees and expenses.



     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote , and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.



     Messrs. Lasker and Orth will be required to devote some of their time to other projects for which National acts as servicing agent and asset manager.



     LACK OF INDEPENDENT REPRESENTATION OF INVESTORS. No independent party was retained by National to negotiate on behalf of the investors. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.



     TAX UNCERTAINTIES. The acquisition may not be a tax-free transaction to investors. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the taxability of the acquisition to investors. If the acquisition is a taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $10 per share. If the acquisition is treated as taxable, National believes most investors would recognize a tax loss.



     POTENTIAL CHANGE IN THE AMOUNT OF LEVERAGE. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.



     BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept shares for your interests.



     COMPANY HAS NO OPERATING HISTORY. The company was formed within the past year to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.



     FUNDAMENTAL CHANGES IN THE BUSINESS PLAN. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of at least five properties. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.



     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.



     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.



     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. National is presently compensated for its services at the rate of one percent of the principal amount originally invested in each program. In addition, additional compensation has been accrued for property management services provided to the Oceanside and Yosemite/Ahwahnee properties by officers and employees of National in their capacities as officers of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. In the future, compensation will be paid to officers of the company in the form of salaries, stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.



     NATIONAL USED ITS OWN JUDGMENT TO RESOLVE THE CONFLICTING YOSEMITE/AHWAHNEE APPRAISALS. Faced with two conflicting appraisals for the Yosemite/Ahwahnee properties, to determine the appraised values for these properties for purposes of determining their exchange values, National's management used the most conservative information presented in the appraisals unless a change in circumstances or market conditions for a particular parcel suggested one appraisal was more pertinent than the other. If the values arrived at by National were too low for either program, the program's exchange value would be too low and would result in too few shares being allocated to that program in the acquisition. Conversely, if the values arrived at by National were too high, the program would receive too large an allocation of shares in the acquisition to the detriment of the investors in the other programs.



     GENERAL REAL ESTATE RISKS



     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of December 31, 1997:
Sacramento/Delta Greens - approximately $45,000; Oceanside - approximately $55,000; Yosemite/Ahwahnee (combined) - approximately $684,000; and Mori Point - approximately $298,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $248,000. In the case of Sacramento/Delta Greens and Mori Point, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities. It plans to do the same with Yosemite/Ahwahnee shortly.



     UNITS OR CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[11,400,000] from sale of the units or from sale of certain assets of the programs become available, the company will not be able to proceed with its entire business plan. Additionally, if a minimum of approximately $250,000 is not raised to pay current property tax liabilities, then certain properties might be lost to tax sales before sales to third parties can be arranged. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Other than a construction loan source for the Oceanside project, neither the programs nor the company have received any commitment from other sources.



     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.



     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.



     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. See "Business and Properties - Investments in Real Estate or Interests in Real Estate" at page __. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.



     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. We presently conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.



     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED [$1,381,881] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues or proceeds from the sale of assets, but not from working capital generated by the proceeds of unit sales.



     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS



     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require the filing of a final map and obtaining building permits from the city's real estate planning authorities. The existing tentative map approval does not entitle the property owner to build on the property. The tentative tract map for the Sacramento/Delta Greens property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat. The longer this process takes, the longer it will be until the company can make money from the property.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $30,000 per month over the past three years.



     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.



      Sacramento/Delta Greens is a proposed residential developments and represent over 8.4% of the assets of the company, respectively. Although there can be no assurances and net revenues from Sacramento/Delta Greens may equal or exceed $3,600,000 over the following 36 months.



     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) finance engineering and endangered species studies (estimated by management to cost approximately $124,800), (ii) finance planning for final approvals (estimated by management to cost approximately $51,700), and (iii) finance utilities and roads and the construction of homes (estimated by management to cost approximately $3,000,000 on a phased basis). Another risk is whether the lots to be developed will appeal to project builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.



     REAL ESTATE RISKS OF OCEANSIDE PROPERTY



     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged $10,000 per month over the past three years.



     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and
                                    7
pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.



     Oceanside is a proposed residential development and represent over 21.75% of the assets of the company. Although there can be no assurances, net revenues from Oceanside are expected to be in excess of $5,000,000 over the following 36 months.



     ADDITIONAL SPECIFIC RISKS. There is a risk that enough investment money may not be available to obtain a construction loan and begin construction of the next tract of homes (estimated by management to be approximately $700,000 of equity). There is also a risk that finished lots or completed homes will not be marketable at a profit or that home financing will not be available at affordable rates. There is also strong nearby competition.



     REAL ESTATE RISKS OF YOSEMITE/AHWAHNEE PROPERTIES



     PERMITS TO DEVELOP THE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 45 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Additional planned usage such as timeshare will require extensive county and state approvals through the Departments of Real Estate and Housing and Commercial Development.



     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.



     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 5% of the assets of the company.



     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.

     The recreational vehicle park at Yosemite/Ahwahnee may generate as much as ten percent of the revenue of the company, yet this portion of the project represents less than five percent of the assets of the company.



     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.



     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.


     We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.


     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.



     Timeshare development is planned for Yosemite/Ahwahnee. Since the project is not yet permitted for timeshare, there has been no allocation of assets. Should timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units, possibly in excess of 25%.



     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.



     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations of the golf course (estimated by management at approximately $150,000) annually,
(ii) construct an additional planned 100 recreational vehicle sites (estimated by management to cost approximately $700,000), and (iii) obtain approvals for and construction of the first group of timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.



     REAL ESTATE RISKS OF MORI POINT PROPERTY



     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised or abandoned. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and applicable county or city real estate planning agencies is expensive and time consuming. Mori Point had a specific plan and tentative map to build a hotel/conference center which expired in 1991. These approvals must be reinstated prior to construction on the property. Such reinstatement will be complicated by the existence of two endangered species living on the property.



     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. In the resort and hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.



     Mori Point represents over 20% of the assets of the company and, assuming it is operated as a hotel/conference center, its revenues may exceed 20% of the total revenues of the company upon completion of the project.



     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the City is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.


     ANTI-TAKEOVER PROVISIONS


     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:



     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.



     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% o the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.


     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.


     In addition to the anti-takeover provisions, the Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements.



POSITIVE AND NEGATIVE FEATURES OF THE ACQUISITION


     National and the Company considered the following in deciding to propose the Acquisition:


     - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM, AS ADJUSTED PER THE TERMS OF THE TENANCY-IN-COMMON AGREEMENTS. You will receive [320] shares per $10,000 of Adjusted Outstanding Investment in the Program.


     - POTENTIAL LIQUID TRADING MARKET FOR YOUR SHARES. After the acquisition, shares will be listed on the ______________. While there can be no assurance that a trading market will develop or be sustained, if a trading market develops, you will have the opportunity to liquidate all or some of those shares at your discretion. However, initially the shares are likely to trade at prices substantially below the arbitrary $10 value assigned to them.


     - CONTROL OF THE TIMING OF LIQUIDATION OF YOUR INVESTMENT. You will be able to control when you with to sell your shares. However, if no trading market exists at the time, you may not be able to sell your shares. Under the current programs, you have been subject to a majority vote to sell or retain the property, regardless of whether or not the timing and decision were favorable to you.


     - BENEFITS OF LISTED SHARES TO THE COMPANY. Listing of the shares on the ____ may provide benefits to the company which could enhance investor value. The company may have access to public capital markets that the individual programs do not have if the company is able to show potential for growth.

     - DIVERSITY MAY REDUCE RISK. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee programs will be one project after the acquisition). However, the poor performance of a particular property could negatively affect the performance of the company even if the other properties are performing up to expectations. Historically, all of the properties have operated at a loss. In order for the company to be successful, it must obtain external financing or sell certain of its assets to raise cash for operations.


     - PROPERTY MANAGEMENT. We have hired real estate management professionals who are experienced in real estate development, operation and construction. While members of management have gained experience in the operation of golf courses and recreational vehicle parks through the operation of the Yosemite/Ahwahnee properties, they do not have extensive experience in timeshare or resort development, marketing or operations.


     - MODEST INCREASE IN MANAGEMENT COMPENSATION. National considered that the total of salaries to be payable to the Company's officers and other employees exceeds the total payable to National and its affiliates for servicing and property management services ($1,181,000 as opposed to $969,000, both of which include the payroll for Ahwahnee Country Club). The increase was not viewed as significant since the original servicing fees were based on loan servicing which is less labor-intensive than property development and management.


     - NO FURTHER LIABILITY FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the acquisition, meaning your exposure to mandatory assessments will cease. However, the company will be required to obtain additional money from outside sources or the sale of certain of its properties to be successful.


     - LIABILITY IS LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the programs, you are not currently effectively insulated from personal liability based on the operation of those assets. As shareholders of a corporation, you will be.


     - NO CONTROL OVER TIMING OF SALE OF A PARTICULAR PROPERTY. No particular group of investors will have the ability to control the timing of the sale of a particular property as they do under the current program structure. Instead, all Investors will be required to rely on the decisions of management regarding the sale of a property.


     - PROCEEDS FROM SALE OF PROPERTIES. If a property is sold, the proceeds will be used by the company to further the business plan of the company. Presently, if a program property is sold in its entirety, the proceeds would go to applicable investors directly as a return of their investment. If it is refinanced, by majority vote the program investors presently have the power to direct the use of refinancing proceeds.

     - ACQUISITION COULD TRIGGER TAXATION OF INVESTORS. Participation in the acquisition may be a taxable event for investors. However, National intends to treat the transaction as a tax-free transaction. To the extent that the acquisition is determined to be taxable, National believes most investors would be required to report tax losses. On the other hand, there generally would be no taxable event to investors as the programs are currently structured until the program property was sold. At such time, the amount returned to you would result in either a tax loss or gain depending upon how much of your original investment was returned to you.


     - CASH DISTRIBUTIONS. Currently, if a property was sold, you would be entitled to a distribution of the proceeds of such sale net of costs of sale and accrued liabilities. After the acquisition, your distributions will be dependent upon the earnings of the company and a decision of the board of directors to make distributions in the form of dividends. You will not automatically receive distributions upon the sale of any particular property.


     - MANAGEMENT AND COMPANY FOUNDERS WILL OWN APPROXIMATELY 18.23% OF THE COMPANY (ALMOST 14% IF ALL UNITS ARE SOLD IN THE CONCURRENT OFFERING). These individuals paid $.01 per share for their company shares. In addition, over the past several years, National and its affiliates have forgiven, and as a result of the acquisition will forgive, an aggregate of over $3,000,000 of fees and expenses due from the programs.


     - NATIONAL'S PRINCIPAL STOCKHOLDERS WILL OWN FOUNDERS' STOCK IN THE COMPANY AND WILL RECEIVE SALARIES AS OFFICERS OF THE COMPANY. David Lasker and James Orth will be President and Chief Executive officer, respectively, of the company and entities they control will each own 8.01% of the company's outstanding shares (5.72% if all units are sold in the concurrent offering). These shares are included in the shares described above as being owned by management and company founders. Mr. Lasker and Mr. Orth also will receive annual salaries of $180,000 plus other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" at page __.


     - AS A CONSEQUENCE OF THE ACQUISITION, THE INVESTORS WILL TERMINATE NATIONAL AS SERVICING AGENT FOR THE PROGRAMS. This will relieve National of its ongoing servicing obligations which National could unilaterally terminate if it elected to do so.


     - THE COMPANY WILL OWE NATIONAL $1,381,881 OF ACCRUED BUT UNPAID FEES AND EXPENSES DUE FROM THE PROGRAMS AFTER THE ACQUISITION. If the company is successful, National will have the opportunity to receive the portion of its accrued but unpaid fees and expenses which it has not forgiven.


     The Acquisition will have no material effect on this Program's stand-alone financial condition or results of operations. Overall, the Company expects to experience losses in the initial year of operations.


     For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

          -    "Background and Reasons for the Acquisition" commencing at page
__.

          - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

          -    "Comparison of Programs and Company" commencing at page __.

          -    "Business and Properties" commencing at page __.

          - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.

          -    "Management Following the Acquisition" commencing at page __.

          -    "Federal Income Tax Consequences" commencing at page __.

FAIRNESS TO INVESTORS IN THE SACRAMENTO/DELTA GREENS PROGRAM

     From a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:


     - the shares offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;


     - while the number of shares to be issued to reflect the exchange value of a program is arbitrary, the trading price of such shares initially is likely to be substantially below the $10 value arbitrarily assigned to such shares. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the 2,001,248 shares among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);


     - on completion of the acquisition the investors will hold over 80% of the outstanding stock of the company while principals, employees, and consultants of National will hold less than 20%. That 20% was purchased for $.01 per share. National and its principals have forgiven, or will forgive at the completion of the acquisition, over $3,000,000 of expenses and accrued fees of which a total of approximately $1,400,000 was earned under the servicing agreements or for property management services and expenses after the loans defaulted. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;


     - the valuation of the real estate assets of each of the programs by the independent appraisers;

     - the probability that the transaction will either be tax-free to investors or most likely yield a tax loss. Either way, National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;


     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;


     - while the programs were originally formed to have a two to four year finite life and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;


     - the acquisition will cause fundamental changes in the individual business plans of the programs. Rather than being focused on a single property, the company will be focused on the management of at least five properties.
Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;


     - investors will not be able to vote on changes to or dispositions of a particular property or borrowing secured by a particular property. Those decisions will be made by the Board of Directors or management. Further, as investors in a larger entity, relative voting power will be diluted;


     - future cash distributions will be based on the company's earnings during the decision of the Board of Directors to pay dividends rather than the performance or sale of a particular property;


     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;


     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and

     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm which addresses only the allocation of the shares in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __.


     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the programs' properties were operated "as is," (ii) the programs' properties were sold in a quick sale in three months or less, or (iii) the programs' properties were sold at the appraised values used to determine the exchange values. Based on that review, and even acknowledging that, initially, the company's shares issued in the acquisition would likely trade substantially below their arbitrary $10 issuance value, National believes that there is a higher probability of realizing value from the programs' assets through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __. Based on this comparison, National concluded that the acquisition is financially fair.


     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration at which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company common stock (in the case of the Program, 193,650 shares) multiplied by an arbitrary $10 per share value.


     The Exchange Value for the Program was calculated as follows: appraised value of the Program's Property at May 1997, plus book value of other Sacramento/Delta Greens Program assets at December 31, 1997, less Program liabilities at [December 31], 1997, and plus liabilities to National to be forgiven by National as part of the Acquisition.

     The following table summarizes the calculation of the Exchange Value of the Sacramento/Delta Greens Program and the value assigned on $10,000 of Adjusted Outstanding Investment:

                                                                                             Value Assigned
      Appraised                      Net Other                                               to Program per
       Value of             +         Assets and           =         Exchange              $10,000 of Adjusted
     Real Estate(1)                 Liabilities(2)                   Value               Outstanding Investment
     --------------                 --------------                   -----               ----------------------
     $    2,000,000                 $[   (63,499)]                $[1,936,501]              $    [3,195](3)


-----------------
     (1)  Reflects independent appraisal as of May 1997.

     (2)  The following table quantifies the adjustments to appraised values
made in determining a Property's Exchange Value as of      [DECEMBER 31, 1997].


         Book Assets                Book Liabilities           To Be Forgiven              Net Other Assets
         (12/31/97)*           -      (12/31/97)*         +       Amounts          =        and Liabilities
         -----------                 ------------                 -------                   ---------------
         $  108,627                    $(309.237)               $   137,111                  $    (63,499)


* See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Property.

(3)  Equals [320] Company shares arbitrarily valued at $10 per share.


ALLOCATION OF SHARES

     The [2,012,248] shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Sacramento/Delta Greens Program will be allocated [193,650] shares.


     The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Sacramento/Delta Greens Program with an adjusted investment amount of $10,000 will receive [320] shares of Company stock arbitrarily valued at $10 per share.


     Neither National nor the Company's founders have any economic interest in the Sacramento/Delta Greens Program except for National's contractual right to servicing fees and the $3,118 of tenancy-in-common interests purchased by National at the inception of the Program for which interests National will receive Company shares in the Acquisition pro rata with the other Sacramento/Delta Greens Investors.


     The following table and its footnotes sets forth the amount owed by the original borrower to the Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at [DECEMBER 31], 1997, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.




                                                                                                           % of Total
                                                                                                           Shares to be
                                     Amount         Real Estate                                            Outstanding
                                    Owed plus       Appraised          Exchange        No. of Shares        After the
 Name of Program                   Assessments       Value             Value(1)       Allocated(1)(2)      Acquisition
 ---------------                   -----------       -----             --------       ---------------      -----------
 Sacramento/Delta Greens           $ 6,038,016      $ 2,000,000      $ [1,936,501]          [193,650]         [7.76]%


--------------------

     (1) The founders of the Company which include members of Company management, as well as certain employees of National and consultants to the Company and the Programs, will hold a total of [495,318] Company shares after the Acquisition (19.84% of the outstanding shares post-Acquisition) which, if valued at $10 per share, would have an aggregate value of $[4,953,180]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. While a factor considered in the analysis, the shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold slightly less than 20% of the shares after the Acquisition. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                                   To Be        Previously        Total
          Name of Program        Cancelled       Cancelled      Cancelled
                                 ---------      ----------      ---------
       Sacramento/Delta        $   137,111      $  500,000     $  637,111
       Greens
       Oceanside                   704,000             -0-        704,000
       Yosemite/Ahwahnee I          35,000          72,158        107,158
       Yosemite/Ahwahnee I          70,000       1,157,867      1,227,867
       Mori Point                      -0-         461,589        461,589
                               -----------      ----------     ----------
            TOTAL              $   946,111      $2,191,614     $3,137,725
                               -----------      ----------     ----------
                               -----------      ----------     ----------


(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [20.30]% of the total shares to be owned by the Company's founders after the Acquisition ([100,550] shares) would have been deemed allocated from this Program.


HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995.

                                                    Actually                   Actually                      Actually
                                     Incurred       Paid for     Incurred      Paid for       Incurred       Paid for
                                     for  Year        Year       for Year       Year          for Year        Year
                                      Ended          Ended        Ended         Ended          Ended          Ended
 Name of Program                    12/31/95(1)     12/31/95    12/31/96(1)    12/31/96      12/31/97(1)    12/31/97
 ---------------                    -----------     --------    -----------    ---------     -----------    --------
 Sacramento/Delta Greens             $50,000(2)        $-0-      $50,000(2)        $-0-       $50,000 (2)    $8,267

--------------------
     (1)  These amounts represent accrued servicing fees.

     (2) Approximately $115,238 per year if the Acquisition had been completed during the above periods including $63,822 of estimated salaries to be paid by the Company to its officers and other employees were allocated to the Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.


HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997:


                             Prior to
 Name of Program               1992            1992         1993       1994       1995         1996       1997         Total
 ---------------               ----            ----         ----       ----       ----         ----       ----         -----
 Sacramento/Delta Greens
      Principal            $        0       $        0    $      0   $      0    $      0    $      0    $     0     $        0
      Interest             $1,654,013       $  343,750    $      0   $      0    $      0    $      0    $     0     $1,997,763

     There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about this Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

             SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                       OF
                         AMERICAN FAMILY HOLDINGS, INC.

                            PREPARED FOR INVESTORS IN
                          OCEANSIDE "TRUDY PAT" PROGRAM

     CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN
            HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.
                SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.

   This Supplement has been prepared to help the Investors in the Oceanside Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660,
Attention:  Vivian Kennedy, or calling 1-800-590-7772.

   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering shares of its Common Stock in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[20,012,475] of shares of common stock arbitrarily valued at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___." The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, and provide the investors with liquidity for their investments.


   Of the [2,001,248] shares to be issued by the Company in the Acquisition, Investors in the Oceanside Program will receive a total of [487,571] shares or [162] shares per $10,000 of Adjusted Outstanding Investment. After costs of sale, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Oceanside program an amount that is higher than the value of the Company shares to be received in the Acquisition.

   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

   This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.


MOST MATERIAL RISKS OF THE ACQUISITION:


- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.


- You will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.


- If the Oceanside property was sold for appraised value and if the Company's stock traded below $__ per share, you would receive more value on sale of the property than in the Acquisition.


- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $10 per share assigned to the Company's shares for purposes of the acquisition. Thus, the value of the shares you receive may be less than you might receive if the property of your program were sold.


- Principal stockholders of National and executive officers of the Company will hold approximately [18.23]% of the Company's stock for which they paid $0.01 per share and will receive annual cash compensation aggregating $660,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $650,000 annually. However, the Company will still owe National over $1,300,000 of accrued but unpaid fees and expenses.

-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.


- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of its securities or certain of its properties, it will be no more successful than the programs have been individually in completing the development of some or all of the properties.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [30] through [42] of the accompanying Prospectus. Those risks include:

     RISKS OF THE ACQUISITION

     FUNDAMENTAL CHANGE IN THE NATURE OF INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares on the _____ or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.


     DIFFERENCES BETWEEN EXCHANGE VALUES AND SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares will continue to be greater than the most recent appraised value of the property.


     UNCERTAINTY REGARDING TRADING PRICE FOR THE SHARES. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $10 per share or historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $10 due to a potentially large number of shares that investors may sell immediately after the acquisition.


     CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [18.23]% of the company's outstanding stock for which they paid $0.01 per share. Other founders of the company will hold approximately [1.6]% of the company's outstanding stock for which they also aid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $660,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, the company will still owe National over $1,300,000 of accrued but unpaid fees and expenses.


     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote , and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.


     Messrs. Lasker and Orth will be required to devote some of their time to other projects for which National acts as servicing agent and asset manager.


     LACK OF INDEPENDENT REPRESENTATION OF INVESTORS. No independent party was retained by National to negotiate on behalf of the investors. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.


     TAX UNCERTAINTIES. The acquisition may not be a tax-free transaction to investors. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the taxability of the acquisition to investors. If the acquisition is a taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $10 per share. If the acquisition is treated as taxable, National believes most investors would recognize a tax loss.


     POTENTIAL CHANGE IN THE AMOUNT OF LEVERAGE. After the acquisition, none of the properties will be subject to any liens other than for property taxes.
 The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.


     BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept shares for your interests.


     COMPANY HAS NO OPERATING HISTORY. The company was formed within the past year to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.


     FUNDAMENTAL CHANGES IN THE BUSINESS PLAN. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of at least five properties. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.


     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.


     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.


     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. National is presently compensated for its services at the rate of one percent of the principal amount originally invested in each program. In addition, additional compensation has been accrued for property management services provided to the Oceanside and Yosemite/Ahwahnee properties by officers and employees of National in their capacities as officers of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. In the future, compensation will be paid to officers of the company in the form of salaries, stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.


     NATIONAL USED ITS OWN JUDGMENT TO RESOLVE THE CONFLICTING YOSEMITE/AHWAHNEE APPRAISALS. Faced with two conflicting appraisals for the Yosemite/Ahwahnee properties, to determine the appraised values for these properties for purposes of determining their exchange values, National's management used the most conservative information presented in the appraisals unless a change in circumstances or market conditions for a particular parcel suggested one appraisal was more pertinent than the other. If the values arrived at by National were too low for either program, the program's exchange value would be too low and would result in too few shares being allocated to that program in the acquisition. Conversely, if the values arrived at by National were too high, the program would receive too large an allocation of shares in the acquisition to the detriment of the investors in the other programs.


     GENERAL REAL ESTATE RISKS


     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of December 31, 1997:
Sacramento/Delta Greens -approximately $45,000; Oceanside - approximately $55,000; Yosemite/Ahwahnee (combined) - approximately $684,000; and Mori Point - approximately $298,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $248,000. In the case of Sacramento/Delta Greens and Mori Point, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities. It plans to do the same with Yosemite/Ahwahnee shortly.


     UNITS OR CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[11,400,000] from sale of the units or from sale of certain assets of the programs become available, the company will not be able to proceed with its entire business plan. Additionally, if a minimum of approximately $250,000 is not raised to pay current property tax liabilities, then certain properties might be lost to tax sales before sales to third parties can be arranged. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Other than a construction loan source for the Oceanside project, neither the programs nor the company have received any commitment from other sources.


     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.


     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.


     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. See "Business and Properties - Investments in Real Estate or Interests in Real Estate" at page __. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.


     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. We presently conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.


     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $1,381,881 BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues or proceeds from the sale of assets, but not from working capital generated by the proceeds of unit sales.


     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS


     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require the filing of a final map and obtaining building permits from the city's real estate planning authorities. The existing tentative map approval does not entitle the property owner to build on the property. The tentative tract map for the Sacramento/Delta Greens property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat. The longer this process takes, the longer it will be until the company can make money from the property.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $30,000 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete. Sacramento/Delta Greens is a proposed residential developments and represent over 8.4% of the assets of the company, respectively. Although there can be no assurances and net revenues from Sacramento/Delta Greens may equal or exceed $3,600,000 over the following 36 months.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) finance engineering and endangered species studies (estimated by management to cost approximately $124,800), (ii) finance planning for final approvals (estimated by management to cost approximately $51,700), and (iii) finance utilities and roads and the construction of homes (estimated by management to cost approximately $3,000,000 on a phased basis).
 Another risk is whether the lots to be developed will appeal to project builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.


     REAL ESTATE RISKS OF OCEANSIDE PROPERTY


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged $10,000 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.


     Oceanside is a proposed residential development and represent over 21.75% of the assets of the company. Although there can be no assurances, net revenues from Oceanside are expected to be in excess of $5,000,000 over the following 36 months.


     ADDITIONAL SPECIFIC RISKS. There is a risk that enough investment money may not be available to obtain a construction loan and begin construction of the next tract of homes (estimated by management to be approximately $700,000 of equity). There is also a risk that finished lots or completed homes will not be marketable at a profit or that home financing will not be available at affordable rates. There is also strong nearby competition.


     REAL ESTATE RISKS OF YOSEMITE/AHWAHNEE PROPERTIES


     PERMITS TO DEVELOP THE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 45 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Additional planned usage such as timeshare will require extensive county and state approvals through the Departments of Real Estate and Housing and Commercial Development


     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.


     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 5% of the assets of the company.


     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.

     The recreational vehicle park at Yosemite/Ahwahnee may generate as much as ten percent of the revenue of the company, yet this portion of the project represents less than five percent of the assets of the company.


     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.


     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.

     We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.

     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.


     Timeshare development is planned for Yosemite/Ahwahnee. Since the project is not yet permitted for timeshare, there has been no allocation of assets. Should timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units, possibly in excess of 25%.


     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations of the golf course (estimated by management at approximately $150,000) annually,
(ii) construct an additional planned 100 recreational vehicle sites (estimated by management to cost approximately $700,000), and (iii) obtain approvals for and construction of the first group of timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.


     REAL ESTATE RISKS OF MORI POINT PROPERTY


     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised or abandoned. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and applicable county or city real estate planning agencies is expensive and time consuming. Mori Point had a specific plan and tentative map to build a hotel/conference center which expired in 1991. These approvals must be reinstated prior to construction on the property. Such reinstatement will be complicated by the existence of two endangered species living on the property.


     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. In the resort and hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.


     Mori Point represents over 20% of the assets of the company and, assuming it is operated as a hotel/conference center, its revenues may exceed 20% of the total revenues of the company upon completion of the project.


     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the City is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.

     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:


     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.


     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% o the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.


     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.


     In addition to the anti-takeover provisions, the Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements.


POSITIVE AND NEGATIVE FEATURES OF THE ACQUISITION


     National and the Company considered the following in deciding to propose the Acquisition:


     - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM AS ADJUSTED PER THE TERMS OF THE TENANCY-IN-COMMON AGREEMENTS. You will receive [162] shares per $10,000 of Adjusted Outstanding Investment in the Program.


     - POTENTIAL LIQUID TRADING MARKET FOR YOUR SHARES. After the acquisition, shares will be listed on the ______________. While there can be no assurance that a trading market will develop or be sustained, if a trading market develops, you will have the opportunity to liquidate all or some of those shares at your discretion. However, initially the shares are likely to trade at prices substantially below the arbitrary $10 value assigned to them.


     - CONTROL OF THE TIMING OF LIQUIDATION OF YOUR INVESTMENT. You will be able to control when you with to sell your shares. However, if no trading market exists at the time, you may not be able to sell your shares. Under the current programs, you have been subject to a majority vote to sell or retain the property, regardless of whether or not the timing and decision were favorable to you.


     - BENEFITS OF LISTED SHARES TO THE COMPANY. Listing of the shares on the ____ may provide benefits to the company which could enhance investor value. The company may have access to public capital markets that the individual programs do not have if the company is able to show potential for growth.

     - DIVERSITY MAY REDUCE RISK. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee programs will be one project after the acquisition). However, the poor performance of a particular property could negatively affect the performance of the company even if the other properties are performing up to expectations. Historically, all of the properties have operated at a loss. In order for the company to be successful, it must obtain external financing or sell certain of its assets to raise cash for operations.


     - PROPERTY MANAGEMENT. We have hired real estate management professionals who are experienced in real estate development, operation and construction. While members of management have gained experience in the operation of golf courses and recreational vehicle parks through the operation of the Yosemite/Ahwahnee properties, they do not have extensive experience in timeshare or resort development, marketing or operations.


     - MODEST INCREASE IN MANAGEMENT COMPENSATION. National considered that the total of salaries to be payable to the Company's officers and other employees exceeds the total payable to National and its affiliates for servicing and property management services ($1,181,000 as opposed to $969,000, both of which include the payroll for Ahwahnee Country Club). The increase was not viewed as significant since the original servicing fees were based on loan servicing which is less labor-intensive than property development and management.


     - NO FURTHER LIABILITY FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the acquisition, meaning your exposure to mandatory assessments will cease. However, the company will be required to obtain additional money from outside sources or the sale of certain of its properties to be successful.


     - LIABILITY IS LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the programs, you are not currently effectively insulated from personal liability based on the operation of those assets. As shareholders of a corporation, you will be.


     - NO CONTROL OVER TIMING OF SALE OF A PARTICULAR PROPERTY. No particular group of investors will have the ability to control the timing of the sale of a particular property as they do under the current program structure. Instead, all Investors will be required to rely on the decisions of management regarding the sale of a property.


     - PROCEEDS FROM SALE OF PROPERTIES. If a property is sold, the proceeds will be used by the company to further the business plan of the company. Presently, if a program property is sold in its entirety, the proceeds would go to applicable investors directly as a return of their investment. If it is refinanced, by majority vote the program investors presently have the power to direct the use of refinancing proceeds.

     - ACQUISITION COULD TRIGGER TAXATION OF INVESTORS. Participation in the acquisition may be a taxable event for investors. However, National intends to treat the transaction as a tax-free transaction. To the extent that the acquisition is determined to be taxable, National believes most investors would be required to report tax losses. On the other hand, there generally would be no taxable event to investors as the programs are currently structured until the program property was sold. At such time, the amount returned to you would result in either a tax loss or gain depending upon how much of your original investment was returned to you.


     - CASH DISTRIBUTIONS. Currently, if a property was sold, you would be entitled to a distribution of the proceeds of such sale net of costs of sale and accrued liabilities. After the acquisition, your distributions will be dependent upon the earnings of the company and a decision of the board of directors to make distributions in the form of dividends. You will not automatically receive distributions upon the sale of any particular property.


     - MANAGEMENT AND COMPANY FOUNDERS WILL OWN APPROXIMATELY 18.23% OF THE COMPANY (ALMOST 14% IF ALL UNITS ARE SOLD IN THE CONCURRENT OFFERING). These individuals paid $.01 per share for their company shares. In addition, over the past several years, National and its affiliates have forgiven, and as a result of the acquisition will forgive, an aggregate of over $3,000,000 of fees and expenses due from the programs.


     - NATIONAL'S PRINCIPAL STOCKHOLDERS WILL OWN FOUNDERS' STOCK IN THE COMPANY AND WILL RECEIVE SALARIES AS OFFICERS OF THE COMPANY. David Lasker and James Orth will be President and Chief Executive officer, respectively, of the company and entities they control will each own 8.01% of the company's outstanding shares (5.72% if all units are sold in the concurrent offering). These shares are included in the shares described above as being owned by management and company founders. Mr. Lasker and Mr. Orth also will receive annual salaries of $180,000 plus other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" at page __.


     - AS A CONSEQUENCE OF THE ACQUISITION, THE INVESTORS WILL TERMINATE NATIONAL AS SERVICING AGENT FOR THE PROGRAMS. This will relieve National of its ongoing servicing obligations which National could unilaterally terminate if it elected to do so.


     - THE COMPANY WILL OWE NATIONAL $1,381,881 OF ACCRUED BUT UNPAID FEES AND EXPENSES DUE FROM THE PROGRAMS AFTER THE ACQUISITION. If the company is successful, National will have the opportunity to receive the portion of its accrued but unpaid fees and expenses which it has not forgiven.


     The Acquisition will have no material effect on this Program's stand-alone financial condition or results of operations. Overall, the Company expects to experience losses in the initial year of operations.


     For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

          -    "Background and Reasons for the Acquisition" commencing at page
__.

          - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

          -    "Comparison of Programs and Company" commencing at page __.

          -    "Business and Properties" commencing at page __.

          - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.

          -    "Management Following the Acquisition" commencing at page __.

          -    "Federal Income Tax Consequences" commencing at page __.

FAIRNESS TO INVESTORS IN THE OCEANSIDE PROGRAM

     From a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:


     - the shares offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;


     - while the number of shares to be issued to reflect the exchange value of a program is arbitrary, the trading price of such shares initially is likely to be substantially below the $10 value arbitrarily assigned to such shares. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the 2,001,248 shares among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);


     - on completion of the acquisition the investors will hold over 80% of the outstanding stock of the company while principals, employees, and consultants of National will hold less than 20%. That 20% was purchased for $.01 per share. National and its principals have forgiven, or will forgive at the completion of the acquisition, over $3,000,000 of expenses and accrued fees of which a total of approximately $1,400,000 was earned under the servicing agreements or for property management services and expenses after the loans defaulted. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;


     - the valuation of the real estate assets of each of the programs by the independent appraisers;

     - the probability that the transaction will either be tax-free to investors or most likely yield a tax loss. Either way, National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;


     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;


     - while the programs were originally formed to have a two to four year finite life and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;


     - the acquisition will cause fundamental changes in the individual business plans of the programs. Rather than being focused on a single property, the company will be focused on the management of at least five properties.
Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;


     - investors will not be able to vote on changes to or dispositions of a particular property or borrowing secured by a particular property. Those decisions will be made by the Board of Directors or management. Further, as investors in a larger entity, relative voting power will be diluted;


     - future cash distributions will be based on the company's earnings during the decision of the Board of Directors to pay dividends rather than the performance or sale of a particular property;


     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;


     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and

     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm which addresses only the allocation of the shares in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __.


     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the programs' properties were operated "as is," (ii) the programs' properties were sold in a quick sale in three months or less, or (iii) the programs' properties were sold at the appraised values used to determine the exchange values. Based on that review, and even acknowledging that, initially, the company's shares issued in the acquisition would likely trade substantially below their arbitrary $10 issuance value, National believes that there is a higher probability of realizing value from the programs' assets through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __. Based on this comparison, National concluded that the acquisition is financially fair.

     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company's common stock (in the case of the Program, [487,571 shares) multiplied by an arbitrary $10 per share value.


     The Exchange Value for the Program was calculated as follows: appraised value of the Program's Property at May 1997, plus book value of other Oceanside Program assets at [DECEMBER 31], 1997, less Program liabilities at [DECEMBER 31], 1997, and plus liabilities to National to be forgiven by National as part of the Acquisition.

     The following table summarizes the calculation of the Exchange Value of the Oceanside Program and the value assigned per $10,000 of Adjusted Outstanding
Investment:


                                                                Value Assigned
 Appraised Value         Net Other                               to Program per
        of         +     Assets and     =   Exchange           $10,000 of Adjusted
  Real Estate(1)       Liabilities(2)         Value           Outstanding Investment
  --------------       --------------         -----           ----------------------
 $    2,850,000         $[2,025,714]      $[4,875,714]            $    [1,624](3)


-------------------

(1)  Reflects independent appraisal as of May 1997.

(2) The following table quantifies the adjustments to appraised values made in determining a Property's Exchange Value as of [December 31, 1997].



         Book Assets                     Book Liabilities               To Be Forgiven Amounts             Net Other Assets and
         (12/31/97)*           -           (12/31/97)*           +                                 =            Liabilities
        $    2,593,408                   $    (1,271,694)                   $    704,000                       $    2,025,714


     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Property.

(3)  Equals [162] Company shares arbitrarily valued at $10 per share.

ALLOCATION OF SHARES

     The [2,012,248] shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Oceanside Program will be allocated [487,571] shares.


     The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Oceanside Program with an adjusted investment amount of $10,000 will receive [162] shares of Company stock arbitrarily valued at $10 per share.


          Neither National nor the Company's founders have any economic interest in the Oceanside Program except for National's contractual right to servicing fees and the $[2,082] of tenancy-in-common interests purchased by National at the inception of the Program for which interests National will receive Company shares in the Acquisition pro rata with the other Mori Point Investors.


     The following table and its footnotes sets forth the amount owed by the original borrower to the Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at December 31, 1997, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.


                                                                                                        % of Total Shares
                                     Amount           Real Estate                                        to be Outstanding
                                    Owed plus          Appraised          Exchange     No. of Shares         After the
 Name of Program                   Assessments           Value            Value(1)    Allocated(1)(2)        Acquisition
 ---------------                   -----------           -----            --------    ---------------        -----------
 Oceanside                       $    27,100,000     $    2,850,000    $   4,875,714      [487,571]            [19.53]%



-------------------

(1) The founders of the Company which include members of Company management, as well as certain employees of National and consultants to the Company and the Programs, will hold a total of [495,318] Company shares after the Acquisition (19.84% of the outstanding shares post-Acquisition) which, if valued at $10 per share, would have an aggregate value of $[4,953,180]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. While a factor considered in the analysis, the shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold slightly less than 20% of the shares after the Acquisition. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:


                                               To Be        Previously       Total
                   Name of Program           Cancelled       Cancelled     Cancelled
                                             ----------      ---------     ---------
           Sacramento/Delta Greens          $   137,111   $     500,000   $    637,111
           Oceanside                            704,000             -0-        704,000
           Yosemite/Ahwahnee I                   35,000          72,158        107,158
           Yosemite/Ahwahnee II                  70,000       1,157,867      1,227,867
           Mori Point                               -0-         461,589        461,589
                                            -----------   -------------   ------------
             TOTAL                          $   946,111   $   2,191,614   $  3,137,725
                                            -----------   -------------   ------------
                                            -----------   -------------   ------------


(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [22.44] % of the total shares to be owned by the Company's founders after the Acquisition ([111,149] shares) would have been deemed allocated from this Program.

HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995.

             SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                       OF
                         AMERICAN FAMILY HOLDINGS, INC.
                            PREPARED FOR INVESTORS IN

                     YOSEMITE/AHWAHNEE I "TRUDY PAT" PROGRAM
    CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN HAVE THE
                    MEANING  GIVEN TO THEM IN THE PROSPECTUS.
                   SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.

                          ---------------------------

   This Supplement has been prepared to help the Investors in the Yosemite/Ahwahnee I Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.


   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering shares of its Common Stock in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[20,012,475] of shares of common stock arbitrarily valued at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___." The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, and provide the investors with liquidity for their investments.



   Of the [2,001,248] shares to be issued by the Company in the Acquisition, Investors in the Yosemite/Ahwahnee I Program will receive a total of [320,567] shares or [354] shares per $10,000 of Adjusted Outstanding Investment. After costs of sale, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Yosemite/Ahwahnee I program an amount that is higher than the value of the Company shares to be received in the Acquisition.


   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.


   This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.




MOST MATERIAL RISKS OF THE ACQUISITION:



- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.



- You will have an investment in a business which also plans to construct and sell residential properties, and which plans to pursue the development of a hotel/conference center.



- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $10 per share assigned to the Company's shares for purposes of the acquisition. Thus, the value of the shares you receive may be less than you might receive if the property of your program were sold.



- Principal stockholders National and executive officers of the Company will hold approximately [18.23]% of the Company's stock for which they paid $0.01 per share and will receive annual cash compensation aggregating $660,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $650,000 annually. However, the Company will still owe National over $1,300,000 of accrued but unpaid fees and expenses.


-    No independent advisors represented you in structuring this transaction.


- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.



- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of its securities or certain of its properties, it will be no more successful than the programs have been individually in completing the development of some or all of the properties.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [30] through [42] of the accompanying Prospectus. Those risks include:


     RISKS OF THE ACQUISITION

     FUNDAMENTAL CHANGE IN THE NATURE OF INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares on the _____ or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also plans to construct and sell residential properties, and which plans to pursue the development of a hotel/conference center.



     DIFFERENCES BETWEEN EXCHANGE VALUES AND SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares will continue to be greater than the most recent appraised value of the property.



     UNCERTAINTY REGARDING TRADING PRICE FOR THE SHARES. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $10 per share or historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $10 due to a potentially large number of shares that investors may sell immediately after the acquisition.



     CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company will hold approximately [18.23]% of the company's outstanding stock for which they paid $0.01 per share. Other founders of the company will hold approximately [1.6]% of the company's outstanding stock for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the Company will receive annual cash compensation aggregating $660,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, the company will still owe National over $1,300,000 of accrued but unpaid fees and expenses.



     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote , and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.



     Messrs. Lasker and Orth will be required to devote some of their time to other projects for which National acts as servicing agent and asset manager.



     LACK OF INDEPENDENT REPRESENTATION OF INVESTORS. No independent party was retained by National to negotiate on behalf of the investors. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.



     TAX UNCERTAINTIES. The acquisition may not be a tax-free transaction to investors. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the taxability of the acquisition to investors. If the acquisition is a taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $10 per share. If the acquisition is treated as taxable, National believes most investors would recognize a tax loss.



     POTENTIAL CHANGE IN THE AMOUNT OF LEVERAGE. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.



     BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept shares for your interests.



     COMPANY HAS NO OPERATING HISTORY. The company was formed within the past year to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.



     FUNDAMENTAL CHANGES IN THE BUSINESS PLAN. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of at least five properties. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.



     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.



     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.



     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. National is presently compensated for its services at the rate of one percent of the principal amount originally invested in each program. In addition, additional compensation has been accrued for property management services provided to the Oceanside and Yosemite/Ahwahnee properties by officers and employees of National in their capacities as officers of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. In the future, compensation will be paid to officers of the company in the form of salaries, stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.


     NATIONAL USED ITS OWN JUDGMENT TO RESOLVE THE CONFLICTING YOSEMITE/AHWAHNEE APPRAISALS. Faced with two conflicting appraisals for the Yosemite/Ahwahnee properties, to determine the appraised values for these properties for purposes of determining their exchange values, National's management used the most conservative information presented in the appraisals unless a change in circumstances or market conditions for a particular parcel suggested one appraisal was more pertinent than the other. If the values arrived at by National were too low for either program, the program's exchange value would be too low and would result in too few shares being allocated to that program in the acquisition. Conversely, if the values arrived at by National were too high, the program would receive too large an allocation of shares in the acquisition to the detriment of the investors in the other programs.



     GENERAL REAL ESTATE RISKS



     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of December 31, 1997: Sacramento/Delta Greens - approximately $45,000; Oceanside - approximately $55,000; Yosemite/Ahwahnee (combined) - approximately $684,000; and Mori Point - approximately $298,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $248,000. In the case of Sacramento/Delta Greens and Mori Point, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities. It plans to do the same with Yosemite/Ahwahnee shortly.



     UNITS OR CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[11,400,000] from sale of the units or from sale of certain assets of the programs become available, the company will not be able to proceed with its entire business plan. Additionally, if a minimum of approximately $250,000 is not raised to pay current property tax liabilities, then certain properties might be lost to tax sales before sales to third parties can be arranged. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Other than a construction loan source for the Oceanside project, neither the programs nor the company have received any commitment from other sources.



     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.


     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.



     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. See "Business and Properties - Investments in Real Estate or Interests in Real Estate" at page __. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.



     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. We presently conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.



     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED [$1,381,881] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues or proceeds from the sale of assets, but not from working capital generated by the proceeds of unit sales.



     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS



     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require the filing of a final map and obtaining building permits from the city's real estate planning authorities.
The existing tentative map approval does not entitle the property owner to build on the property. The tentative tract map for the Sacramento/Delta Greens property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat. The longer this process takes, the longer it will be until the company can make money from the property.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $30,000 per month over the past three years.



     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.



     Sacramento/Delta Greens is a proposed residential developments and represent over 8.4% of the assets of the company, respectively. Although there can be no assurances and net revenues from Sacramento/Delta Greens may equal or exceed $3,600,000 over the following 36 months.



     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) finance engineering and endangered species studies (estimated by management to cost approximately $124,800), (ii) finance planning for final approvals (estimated by management to cost approximately $51,700), and (iii) finance utilities and roads and the construction of homes (estimated by management to cost approximately $3,000,000 on a phased basis). Another risk is whether the lots to be developed will appeal to project builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.



     REAL ESTATE RISKS OF OCEANSIDE PROPERTY



     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged $10,000 per month over the past three years.



     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.



     Oceanside is a proposed residential development and represent over 21.75% of the assets of the company. Although there can be no assurances, net revenues from Oceanside are expected to be in excess of $5,000,000 over the following 36 months.



     ADDITIONAL SPECIFIC RISKS. There is a risk that enough investment money may not be available to obtain a construction loan and begin construction of the next tract of homes (estimated by management to be approximately $700,000 of equity). There is also a risk that finished lots or completed homes will not be marketable at a profit or that home financing will not be available at affordable rates. There is also strong nearby competition.



     REAL ESTATE RISKS OF YOSEMITE/AHWAHNEE PROPERTIES



     PERMITS TO DEVELOP THE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 45 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Additional planned usage such as timeshare will require extensive county and state approvals through the Departments of Real Estate and Housing and Commercial development.



     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.



     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 5% of the assets of the company.



     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.

     The recreational vehicle park at Yosemite/Ahwahnee may generate as much as ten percent of the revenue of the company, yet this portion of the project represents less than five percent of the assets of the company.



     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.



     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.


     We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.


     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.



     Timeshare development is planned for Yosemite/Ahwahnee. Since the project is not yet permitted for timeshare, there has been no allocation of assets. Should timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units, possibly in excess of 25%.



     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.



     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations of the golf course (estimated by management at approximately $150,000) annually, (ii) construct an additional planned 100 recreational vehicle sites (estimated by management to cost approximately $700,000), and (iii) obtain approvals for and construction of the first group of timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.



     REAL ESTATE RISKS OF MORI POINT PROPERTY


     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised or abandoned. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and applicable county or city real estate planning agencies is expensive and time consuming. Mori Point had a specific plan and tentative map to build a hotel/conference center which expired in 1991. These approvals must be reinstated prior to construction on the property. Such reinstatement will be complicated by the existence of two endangered species living on the property.



     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. In the resort and hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.



     Mori Point represents over 20% of the assets of the company and, assuming it is operated as a hotel/conference center, its revenues may exceed 20% of the total revenues of the company upon completion of the project.



     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the City is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.


     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:



     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.



     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% o the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.




     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.




     In addition to the anti-takeover provisions, the Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements.



POSITIVE AND NEGATIVE FEATURES OF THE ACQUISITION



     National and the Company considered the following in deciding to propose the Acquisition:



     - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM AS ADJUSTED PER THE TERMS OF THE TENANCY-IN-COMMON AGREEMENTS. You will received [354] shares per $10,000 of Adjusted Outstanding Investment in the Program.



     - POTENTIAL LIQUID TRADING MARKET FOR YOUR SHARES. After the acquisition, shares will be listed on the ______________. While there can be no assurance that a trading market will develop or be sustained, if a trading market develops, you will have the opportunity to liquidate all or some of those shares at your discretion. However, initially the shares are likely to trade at prices substantially below the arbitrary $10 value assigned to them.



     - CONTROL OF THE TIMING OF LIQUIDATION OF YOUR INVESTMENT. You will be able to control when you with to sell your shares. However, if no trading market exists at the time, you may not be able to sell your shares. Under the current programs, you have been subject to a majority vote to sell or retain the property, regardless of whether or not the timing and decision were favorable to you.



     - BENEFITS OF LISTED SHARES TO THE COMPANY. Listing of the shares on the ____ may provide benefits to the company which could enhance investor value. The company may have access to public capital markets that the individual programs do not have if the company is able to show potential for growth.

     - DIVERSITY MAY REDUCE RISK. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee programs will be one project after the acquisition). However, the poor performance of a particular property could negatively affect the performance of the company even if the other properties are performing up to expectations. Historically, all of the properties have operated at a loss. In order for the company to be successful, it must obtain external financing or sell certain of its assets to raise cash for operations.



     - PROPERTY MANAGEMENT. We have hired real estate management professionals who are experienced in real estate development, operation and construction. While members of management have gained experience in the operation of golf courses and recreational vehicle parks through the operation of the Yosemite/Ahwahnee properties, they do not have extensive experience in timeshare or resort development, marketing or operations.



     - MODEST INCREASE IN MANAGEMENT COMPENSATION. National considered that the total of salaries to be payable to the Company's officers and other employees exceeds the total payable to National and its affiliates for servicing and property management services ($1,181,000 as opposed to $969,000, both of which include the payroll for Ahwahnee Country Club). The increase was not viewed as significant since the original servicing fees were based on loan servicing which is less labor-intensive than property development and management.



     - NO FURTHER LIABILITY FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the acquisition, meaning your exposure to mandatory assessments will cease. However, the company will be required to obtain additional money from outside sources or the sale of certain of its properties to be successful.



     - LIABILITY IS LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the programs, you are not currently effectively insulated from personal liability based on the operation of those assets. As shareholders of a corporation, you will be.



     - NO CONTROL OVER TIMING OF SALE OF A PARTICULAR PROPERTY. No particular group of investors will have the ability to control the timing of the sale of a particular property as they do under the current program structure. Instead, all Investors will be required to rely on the decisions of management regarding the sale of a property.



     - PROCEEDS FROM SALE OF PROPERTIES. If a property is sold, the proceeds will be used by the company to further the business plan of the company. Presently, if a program property is sold in its entirety, the proceeds would go to applicable investors directly as a return of their investment. If it is refinanced, by majority vote the program investors presently have the power to direct the use of refinancing proceeds.

     - ACQUISITION COULD TRIGGER TAXATION OF INVESTORS. Participation in the acquisition may be a taxable event for investors. However, National intends to treat the transaction as a tax-free transaction. To the extent that the acquisition is determined to be taxable, National believes most investors would be required to report tax losses. On the other hand, there generally would be no taxable event to investors as the programs are currently structured until the program property was sold. At such time, the amount returned to you would result in either a tax loss or gain depending upon how much of your original investment was returned to you.



     - CASH DISTRIBUTIONS. Currently, if a property was sold, you would be entitled to a distribution of the proceeds of such sale net of costs of sale and accrued liabilities. After the acquisition, your distributions will be dependent upon the earnings of the company and a decision of the board of directors to make distributions in the form of dividends. You will not automatically receive distributions upon the sale of any particular property.



     - MANAGEMENT AND COMPANY FOUNDERS WILL OWN APPROXIMATELY 18.23% OF THE COMPANY (ALMOST 14% IF ALL UNITS ARE SOLD IN THE CONCURRENT OFFERING). These individuals paid $.01 per share for their company shares. In addition, over the past several years, National and its affiliates have forgiven, and as a result of the acquisition will forgive, an aggregate of over $3,000,000 of fees and expenses due from the programs.



     - NATIONAL'S PRINCIPAL STOCKHOLDERS WILL OWN FOUNDERS' STOCK IN THE COMPANY AND WILL RECEIVE SALARIES AS OFFICERS OF THE COMPANY. David Lasker and James Orth will be President and Chief Executive officer, respectively, of the company and entities they control will each own 8.01% of the company's outstanding shares (5.72% if all units are sold in the concurrent offering). These shares are included in the shares described above as being owned by management and company founders. Mr. Lasker and Mr. Orth also will receive annual salaries of $180,000 plus other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" at page __.



     - AS A CONSEQUENCE OF THE ACQUISITION, THE INVESTORS WILL TERMINATE NATIONAL AS SERVICING AGENT FOR THE PROGRAMS. This will relieve National of its ongoing servicing obligations which National could unilaterally terminate if it elected to do so.



     - THE COMPANY WILL OWE NATIONAL $1,381,881 OF ACCRUED BUT UNPAID FEES AND EXPENSES DUE FROM THE PROGRAMS AFTER THE ACQUISITION. If the company is successful, National will have the opportunity to receive the portion of its accrued but unpaid fees and expenses which it has not forgiven.



     The Acquisition will have no material effect on this Program's stand-alone financial condition or results of operations. Overall, the Company expects to experience losses in the initial year of operations.



     For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

          -    "Background and Reasons for the Acquisition" commencing at page
__.

          - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

          -    "Comparison of Programs and Company" commencing at page __.

          -    "Business and Properties" commencing at page __.

          - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.

          -    "Management Following the Acquisition" commencing at page __.

          -    "Federal Income Tax Consequences" commencing at page __.

FAIRNESS TO INVESTORS IN THE YOSEMITE/AHWAHNEE I PROGRAM


     From a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:



     - the shares offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;



     - while the number of shares to be issued to reflect the exchange value of a program is arbitrary, the trading price of such shares initially is likely to be substantially below the $10 value arbitrarily assigned to such shares. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the 2,001,248 shares among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);



     - on completion of the acquisition the investors will hold over 80% of the outstanding stock of the company while principals, employees, and consultants of National will hold less than 20%. That 20% was purchased for $.01 per share. National and its principals have forgiven, or will forgive at the completion of the acquisition, over $3,000,000 of expenses and accrued fees of which a total of approximately $1,400,000 was earned under the servicing agreements or for property management services and expenses after the loans defaulted. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;



     - the valuation of the real estate assets of each of the programs by the independent appraisers;

     - the probability that the transaction will either be tax-free to investors or most likely yield a tax loss. Either way, National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;



     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;



     - while the programs were originally formed to have a two to four year finite life and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;



     - the acquisition will cause fundamental changes in the individual business plans of the programs. Rather than being focused on a single property, the company will be focused on the management of at least five properties.
Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;



     - investors will not be able to vote on changes to or dispositions of a particular property or borrowing secured by a particular property. Those decisions will be made by the Board of Directors or management. Further, as investors in a larger entity, relative voting power will be diluted;



     - future cash distributions will be based on the company's earnings during the decision of the Board of Directors to pay dividends rather than the performance or sale of a particular property;



     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;



     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and

     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm which addresses only the allocation of the shares in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __.



     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the programs' properties were operated "as is," (ii) the programs' properties were sold in a quick sale in three months or less, or (iii) the programs' properties were sold at the appraised values used to determine the exchange values. Based on that review, and even acknowledging that, initially, the company's shares issued in the acquisition would likely trade substantially below their arbitrary $10 issuance value, National believes that there is a higher probability of realizing value from the programs' assets through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __. Based on this comparison, National concluded that the acquisition is financially fair.


     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company's common stock (in the case of the Program, [320,567] shares) multiplied by an arbitrary $10 per share value.



     In calculating the Exchange Value for this Program, National had to reconcile the differences between the May 1997 appraisal by Arnold Associates and the October 1996 appraisal by The Mentor Group. See "Appraisals and Fairness Opinion -- Reconciliation of Yosemite/Ahwahnee Properties' Appraisals" at page [__] of the Prospectus. After determining the reconciled appraised value of the Program, the Exchange Value was calculate by adding to the reconciled appraised value the book value of the Program's other assets at [DECEMBER 31], 1997, deducting the Program's liabilities as [DECEMBER 31], 1997, and adding back liabilities to National to be forgiven by National as part of the Acquisition.


     The following table summarizes the calculation of the Exchange Value of the Yosemite/Ahwahnee I Program and the value assigned on $10,000 of Adjusted Outstanding Investment:


                                                        Value Assigned
    Appraised          Net Other                        to Program per
    Value of      +    Assets and    =   Exchange      $10,000 of Adjusted
 Real Estate(1)      Liabilities(2)       Value       Outstanding Investment
 --------------      --------------     ----------    -----------------------
 $    3,912,454     $[   (706,787)]     $ [3,205,666]    $    [3,542](3)



----------------
     (1)  Reflects independent appraisal as of May 1997.

     (2) The following table quantifies the adjustments to appraised values made in determining a Property's Exchange Value as of [DECEMBER 31, 1997].





    Book Assets            Book
    (12/31/97)*   -    Liabilities          To Be Forgiven     Net Other Assets
                       (12/31/97)*      +      Amounts      =   and Liabilities
   ------------        ------------         ---------------    ----------------
  $   602,891          $(1,344,678)          $    35,000         $  (706,787)



     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Property.

     (3)  Equals [354] Company shares arbitrarily valued at $10 per share.


     ALLOCATION OF SHARES


     The [2,001,248] shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Yosemite/Ahwahnee I Program will be allocated [320,567] shares.



     The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Yosemite/Ahwahnee I Program with an adjusted investment amount of $10,000 will receive [354] shares of Company stock arbitrarily valued at $10 per share.



          Neither National nor the Company's founders have any interest in the Yosemite/ Ahwahnee I Program except for National's contractual right to servicing fees and the $[2,373] of tenancy-in-common interests purchased by National for which interests National will receive Company shares in the Acquisition pro rata with the other Yosemite/Ahwahnee I Investors.



     The following table and its footnotes sets forth the amount owed by the original borrower to the Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at [DECEMBER 31], 1997, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.



                                                                                                  % of Total
                                                                                                  Shares to be
                               Amount           Real Estate                                       Outstanding
                              Owed plus          Appraised       Exchange      No. of Shares       After the
 Name of Program             Assessments           Value         Value(1)      Allocated(1)(2)    Acquisition
 ----------------           -------------     ---------------    --------      ---------------    -------------
 Yosemite/Ahwahnee I        $ 8,987,163       $  3,912,4545 $    3,205,666            320,567      [12.84]%


----------------

(1) The founders of the Company which include members of Company management, as well as certain employees of National and consultants to the Company and the Programs, will hold a total of [495,318] Company shares after the Acquisition (19.84% of the outstanding shares post-Acquisition) which, if valued at $10 per share, would have an aggregate value of $[4,953,180].
     The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. While a factor considered in the analysis, the shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold slightly less than 20% of the shares after the Acquisition. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:


                                   To Be          Previously      Total
       Name of Program            Cancelled       Cancelled      Cancelled
       ---------------            ---------       ---------     -----------
 Sacramento/Delta Greens          $ 137,111       $ 500,000     $  637,111
 Oceanside                          704,000             -0-        704,000
 Yosemite/Ahwahnee I                 35,000          72,158        107,158
 Yosemite/Ahwahnee II                70,000       1,157,867      1,227,867
 Mori Point                             -0-         461,589        461,589
                                  ---------      ----------     ----------
      TOTAL                       $ 946,111      $2,191,614     $3,137,725
                                  ---------      ----------     ----------
                                  ---------      ----------     ----------


 (2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [3.42]% of the total shares to be owned by the Company's founders after the Acquisition ([16,940] shares) would have been deemed allocated from this Program.


HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION


     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995.

                                           Actually                       Actually                      Actually
                           Incurred for    Paid for     Incurred for     Paid for     Incurred for     Paid for
                            Year Ended     Year Ended   Year Ended       Year Ended    Year Ended      Year Ended
 Name of Program           12/31/95(1)     12/31/95     12/31/96(1)     12/31/96(2)    12/31/97(1)      12/31/97(2)
 ---------------           -----------     ----------   -------------   ------------  ------------    ------------
 Yosemite/Ahwahnee I        $84,051(3)       $-0-       $150,800(3)       $101,626    $148,439 (3)       $60,700


----------------
(1) These amounts represent servicing fees and salaries for officers and employees of Ahwahnee Golf Course and Resort, Inc.

(2)  These amounts represent servicing fees only.


(3) Approximately $187,189 per year if the Acquisition had been completed during the above periods including $22,572 of estimated salaries to be paid by the Company to its officers and other employees were allocated to the Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.


HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION


     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997:





                             Prior to
      Name of Program          1992       1992       1993      1994       1995    1996    1997      Total
      ---------------      ----------- ---------   --------  --------   ------   ------   ----   ----------
 Yosemite/Ahwahnee I
      Principal            $    45,000  $135,000   $103,085  $     0    $    0   $   0    $  0   $  283,085
      Interest             $ 1,903,306  $920,794   $335,557  $ 4,756    $    0   $   0    $  0   $3,164,413



     There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about this Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

            SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/ PROSPECTUS
                                       OF
                         AMERICAN FAMILY HOLDINGS, INC.

                            PREPARED FOR INVESTORS IN

                    YOSEMITE/AHWAHNEE II "TRUDY PAT" PROGRAM

          CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED
           HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.
                 SEE "GLOSSARY" AT PAGE    OF THE PROSPECTUS.

   This Supplement has been prepared to help the Investors in the Yosemite/Ahwahnee II Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.


   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering shares of its Common Stock in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[20,012,475] of shares of common stock arbitrarily valued at $10 per Share. The stock will be
listed for trading on the             under the symbol "   ."  The purpose of
the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, and provide the investors with liquidity for their investments.



   Of the [2,001,248] shares to be issued by the Company in the Acquisition, Investors in the Yosemite/Ahwahnee II Program will receive a total of [513,755]shares or [265] shares per $10,000 of Adjusted Outstanding Investment. After costs of sale, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Yosemite/Ahwahnee II program an amount that is higher than the value of the Company shares to be received in the Acquisition.


   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.


   This solicitation commenced on        , 1998 and  expires at 5:00 p.m.,
Pacific Time, on           , 1998 unless extended.  Call 1-800-590-7772 with
questions.



MOST MATERIAL RISKS OF THE ACQUISITION:



- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.



- You will have an investment in a business which also plans to construct and sell residential properties, and which plans to pursue the development of a hotel/conference center.



- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $10 per share assigned to the Company's shares for purposes of the acquisition. Thus, the value of the shares you receive may be less than you might receive if the property of your program were sold.



- Principal stockholders of National and executive officers of the Company will hold approximately [18.23]% of the Company's stock for which they paid $0.01 per share and will receive annual cash compensation aggregating $660,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $650,000 annually. However, the Company will still owe National over $1,300,000 of accrued but unpaid fees and expenses.


-    No independent advisors represented you in structuring this transaction.


- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.



- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of its securities or certain of its properties, it will be no more successful than the programs have been individually in completing the development of some or all of the properties.

MATERIAL RISKS AND DISADVANTAGES


     A full description of the material risks of the Acquisition may be found on pages [30] through [42] of the accompanying Prospectus. Those risks include:

     RISKS OF THE ACQUISITION


     FUNDAMENTAL CHANGE IN THE NATURE OF INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their
shares on the       or in private transactions, and they will not receive a
return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also plans to construct and sell residential properties, and which plans to pursue the development of a hotel/conference center.



     DIFFERENCES BETWEEN EXCHANGE VALUES AND SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares will continue to be greater than the most recent appraised value of the property.



     UNCERTAINTY REGARDING TRADING PRICE FOR THE SHARES. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $10 per share or historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $10 due to a potentially large number of shares that investors may sell immediately after the acquisition.



     CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company, will hold approximately [18.23]% of the company's outstanding stock for which they paid $0.01 per share. Other founders of the company will hold approximately [1.6]% of the company's outstanding stock for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $660,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, the company will still owe National over $1,300,000 of accrued but unpaid fees and expenses.



     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote , and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.



     Messrs. Lasker and Orth will be required to devote some of their time to other projects for which National acts as servicing agent and asset manager.



     LACK OF INDEPENDENT REPRESENTATION OF INVESTORS. No independent party was retained by National to negotiate on behalf of the investors. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.



     TAX UNCERTAINTIES. The acquisition may not be a tax-free transaction to investors. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the taxability of the acquisition to investors. If the acquisition is a taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $10 per share. If the acquisition is treated as taxable, National believes most investors would recognize a tax loss.



     POTENTIAL CHANGE IN THE AMOUNT OF LEVERAGE. After the acquisition, none of the properties will be subject to any liens other than for property taxes.
 The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.



     BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept shares for your interests.



     COMPANY HAS NO OPERATING HISTORY. The company was formed within the past year to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.



     FUNDAMENTAL CHANGES IN THE BUSINESS PLAN. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of at least five properties. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.



     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.



     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.



     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. National is presently compensated for its services at the rate of one percent of the principal amount originally invested in each program. In addition, additional compensation has been accrued for property management services provided to the Oceanside and Yosemite/Ahwahnee properties by officers and employees of National in their capacities as officers of Oceanside Development, Inc. and Ahwahnee Golf Course & Resort, Inc. In the future, compensation will be paid to officers of the company in the form of salaries, stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.



     NATIONAL USED ITS OWN JUDGMENT TO RESOLVE THE CONFLICTING YOSEMITE/AHWAHNEE APPRAISALS. Faced with two conflicting appraisals for the Yosemite/Ahwahnee properties, to determine the appraised values for these properties for purposes of determining their exchange values, National's management used the most conservative information presented in the appraisals unless a change in circumstances or market conditions for a particular parcel suggested one appraisal was more pertinent than the other. If the values arrived at by National were too low for either program, the program's exchange value would be too low and would result in too few shares being allocated to that program in the acquisition. Conversely, if the values arrived at by National were too high, the program would receive too large an allocation of shares in the acquisition to the detriment of the investors in the other programs.



     GENERAL REAL ESTATE RISKS



     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of December 31, 1997:
Sacramento/Delta Greens - approximately $45,000; Oceanside - approximately $55,000; Yosemite/Ahwahnee (combined) - approximately $684,000; and Mori Point - approximately $298,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $248,000. In the case of Sacramento/Delta Greens and Mori Point, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities. It plans to do the same with Yosemite/Ahwahnee shortly.



     UNITS OR CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[11,400,000] from sale of the units or from sale of certain assets of the programs become available, the company will not be able to proceed with its entire business plan. Additionally, if a minimum of approximately $250,000 is not raised to pay current property tax liabilities, then certain properties might be lost to tax sales before sales to third parties can be arranged. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Other than a construction loan source for the Oceanside project, neither the programs nor the company have received any commitment from other sources.



     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.



     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.



     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. See "Business and Properties - Investments in Real Estate or Interests in
Real Estate" at page   .  Real estate development involves more risks than in
the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.



     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. We presently conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.



     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $1,381,881 BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues or proceeds from the sale of assets, but not from working capital generated by the proceeds of unit sales.



     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS



     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require the filing of a final map and obtaining building permits from the city's real estate planning authorities. The existing tentative map approval does not entitle the property owner to build on the property. The tentative tract map for the Sacramento/Delta Greens property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat. The longer this process takes, the longer it will be until the company can make money from the property.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $30,000 per month over the past three years.



     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.



      Sacramento/Delta Greens is a proposed residential developments and represent over 8.4% of the assets of the company, respectively. Although there can be no assurances and net revenues from Sacramento/Delta Greens may equal or exceed $3,600,000 over the following 36 months.



     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) finance engineering and endangered species studies (estimated by management to cost approximately $124,800), (ii) finance planning for final approvals (estimated by management to cost approximately $51,700), and (iii) finance utilities and roads and the construction of homes (estimated by management to cost approximately $3,000,000 on a phased basis). Another risk is whether the lots to be developed will appeal to project builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.



     REAL ESTATE RISKS OF OCEANSIDE PROPERTY



     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged $10,000 per month over the past three years.



     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.



      Oceanside is a proposed residential development and represent over 21.75% of the assets of the company. Although there can be no assurances, net revenues from Oceanside are expected to be in excess of $5,000,000 over the following 36 months.



     ADDITIONAL SPECIFIC RISKS. There is a risk that enough investment money may not be available to obtain a construction loan and begin construction of the next tract of homes (estimated by management to be approximately $700,000 of equity). There is also a risk that finished lots or completed homes will not be marketable at a profit or that home financing will not be available at affordable rates. There is also strong nearby competition.



     REAL ESTATE RISKS OF YOSEMITE/AHWAHNEE PROPERTIES



     PERMITS TO DEVELOP THE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 45 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Additional planned usage such as timeshare will require extensive county and state approvals through the Departments of Real Estate and Housing and Commercial Development.



     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.



     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 5% of the assets of the company.



     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.

     The recreational vehicle park at Yosemite/Ahwahnee may generate as much as ten percent of the revenue of the company, yet this portion of the project represents less than five percent of the assets of the company.



     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.



     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.


     We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.


     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.



     Timeshare development is planned for Yosemite/Ahwahnee. Since the project is not yet permitted for timeshare, there has been no allocation of assets. Should timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units, possibly in excess of 25%.



     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.



     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations of the golf course (estimated by management at approximately $150,000) annually,
(ii) construct an additional planned 100 recreational vehicle sites (estimated by management to cost approximately $700,000), and (iii) obtain approvals for and construction of the first group of timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.



     REAL ESTATE RISKS OF MORI POINT PROPERTY



     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised or abandoned. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and applicable county or city real estate planning agencies is expensive and time consuming. Mori Point had a specific plan and tentative map to build a hotel/conference center which expired in 1991. These approvals must be reinstated prior to construction on the property. Such reinstatement will be complicated by the existence of two endangered species living on the property.



     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. In the resort and hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.



     Mori Point represents over 20% of the assets of the company and, assuming it is operated as a hotel/conference center, its revenues may exceed 20% of the total revenues of the company upon completion of the project.



     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the City is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.


     ANTI-TAKEOVER PROVISIONS


     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:



     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.



     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% o the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.



     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.



     In addition to the anti-takeover provisions, the Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements.



POSITIVE AND NEGATIVE FEATURES OF THE ACQUISITION



     National and the Company considered the following in deciding to propose the Acquisition:



     - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM, AS ADJUSTED PER THE TERMS OF THE TENANCY-IN-COMMON AGREEMENTS. You will receive [265] shares per $10,000 of Adjusted Outstanding Investment in the Program.



     -    POTENTIAL LIQUID TRADING MARKET FOR YOUR SHARES.  After the
acquisition, shares will be listed on the               .  While there can be
no assurance that a trading market will develop or be sustained, if a trading market develops, you will have the opportunity to liquidate all or some of those shares at your discretion. However, initially the shares are likely to trade at prices substantially below the arbitrary $10 value assigned to them.



     - CONTROL OF THE TIMING OF LIQUIDATION OF YOUR INVESTMENT. You will be able to control when you with to sell your shares. However, if no trading market exists at the time, you may not be able to sell your shares. Under the current programs, you have been subject to a majority vote to sell or retain the property, regardless of whether or not the timing and decision were favorable to you.



     -    BENEFITS OF LISTED SHARES TO THE COMPANY.  Listing of the shares on
the      may provide benefits to the company which could enhance investor value. The company may have access to public capital markets that the individual programs do not have if the company is able to show potential for growth.

     - DIVERSITY MAY REDUCE RISK. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee programs will be one project after the acquisition). However, the poor performance of a particular property could negatively affect the performance of the company even if the other properties are performing up to expectations. Historically, all of the properties have operated at a loss. In order for the company to be successful, it must obtain external financing or sell certain of its assets to raise cash for operations.



     - PROPERTY MANAGEMENT. We have hired real estate management professionals who are experienced in real estate development, operation and construction. While members of management have gained experience in the operation of golf courses and recreational vehicle parks through the operation of the Yosemite/Ahwahnee properties, they do not have extensive experience in timeshare or resort development, marketing or operations.



- MODEST INCREASE IN MANAGEMENT COMPENSATION. National considered that the total of salaries to be payable to the Company's officers and other employees exceeds the total payable to National and its affiliates for servicing and property management services ($1,181,000 as opposed to $969,000, both of which include the payroll for Ahwahnee Country Club). The increase was not viewed as significant since the original servicing fees were based on loan servicing which is less labor-intensive than property development and management.



     - NO FURTHER LIABILITY FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the acquisition, meaning your exposure to mandatory assessments will cease. However, the company will be required to obtain additional money from outside sources or the sale of certain of its properties to be successful.



     - LIABILITY IS LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the programs, you are not currently effectively insulated from personal liability based on the operation of those assets. As shareholders of a corporation, you will be.



     - NO CONTROL OVER TIMING OF SALE OF A PARTICULAR PROPERTY. No particular group of investors will have the ability to control the timing of the sale of a particular property as they do under the current program structure. Instead, all Investors will be required to rely on the decisions of management regarding the sale of a property.



     - PROCEEDS FROM SALE OF PROPERTIES. If a property is sold, the proceeds will be used by the company to further the business plan of the company. Presently, if a program property is sold in its entirety, the proceeds would go to applicable investors directly as a return of their investment. If it is refinanced, by majority vote the program investors presently have the power to direct the use of refinancing proceeds.

     - ACQUISITION COULD TRIGGER TAXATION OF INVESTORS. Participation in the acquisition may be a taxable event for investors. However, National intends to treat the transaction as a tax-free transaction. To the extent that the acquisition is determined to be taxable, National believes most investors would be required to report tax losses. On the other hand, there generally would be no taxable event to investors as the programs are currently structured until the program property was sold. At such time, the amount returned to you would result in either a tax loss or gain depending upon how much of your original investment was returned to you.



     - CASH DISTRIBUTIONS. Currently, if a property was sold, you would be entitled to a distribution of the proceeds of such sale net of costs of sale and accrued liabilities. After the acquisition, your distributions will be dependent upon the earnings of the company and a decision of the board of directors to make distributions in the form of dividends. You will not automatically receive distributions upon the sale of any particular property.



     - MANAGEMENT AND COMPANY FOUNDERS WILL OWN APPROXIMATELY 18.23% OF THE COMPANY (ALMOST 14% IF ALL UNITS ARE SOLD IN THE CONCURRENT OFFERING). These individuals paid $.01 per share for their company shares. In addition, over the past several years, National and its affiliates have forgiven, and as a result of the acquisition will forgive, an aggregate of over $3,000,000 of fees and expenses due from the programs.



     - NATIONAL'S PRINCIPAL STOCKHOLDERS WILL OWN FOUNDERS' STOCK IN THE COMPANY AND WILL RECEIVE SALARIES AS OFFICERS OF THE COMPANY. David Lasker and James Orth will be President and Chief Executive officer, respectively, of the company and entities they control will each own 8.01% of the company's outstanding shares (5.72% if all units are sold in the concurrent offering). These shares are included in the shares described above as being owned by management and company founders. Mr. Lasker and Mr. Orth also will receive annual salaries of $180,000 plus other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and
Incentives" at page   .



     - AS A CONSEQUENCE OF THE ACQUISITION, THE INVESTORS WILL TERMINATE NATIONAL AS SERVICING AGENT FOR THE PROGRAMS. This will relieve National of its ongoing servicing obligations which National could unilaterally terminate if it elected to do so.



     - THE COMPANY WILL OWE NATIONAL $1,381,881 OF ACCRUED BUT UNPAID FEES AND EXPENSES DUE FROM THE PROGRAMS AFTER THE ACQUISITION. If the company is successful, National will have the opportunity to receive the portion of its accrued but unpaid fees and expenses which it has not forgiven.



     The Acquisition will have no material effect on this Program's stand-alone financial condition or results of operations. Overall, the Company expects to experience losses in the initial year of operations.



     For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

           -   "Background and Reasons for the Acquisition" commencing at
page   .

          -    "Comparison of Tenancy-in-Common Interests and Shares"
commencing at page   .

          -    "Comparison of Programs and Company" commencing at page   .

          -    "Business and Properties" commencing at page   .

          -    "Management's Discussion and Analysis of Financial Condition
and Results of Operations" commencing at page   .

          -    "Management Following the Acquisition" commencing at page   .

          -    "Federal Income Tax Consequences" commencing at page   .

FAIRNESS TO INVESTORS IN THE YOSEMITE/AHWAHNEE II PROGRAM


     From a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:



     - the shares offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;



     - while the number of shares to be issued to reflect the exchange value of a program is arbitrary, the trading price of such shares initially is likely to be substantially below the $10 value arbitrarily assigned to such shares. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the 2,001,248 shares among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);



     - on completion of the acquisition the investors will hold over 80% of the outstanding stock of the company while principals, employees, and consultants of National will hold less than 20%. That 20% was purchased for $.01 per share. National and its principals have forgiven, or will forgive at the completion of the acquisition, over $3,000,000 of expenses and accrued fees of which a total of approximately $1,400,000 was earned under the servicing agreements or for property management services and expenses after the loans defaulted. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;



     - the valuation of the real estate assets of each of the programs by the independent appraisers;

     - the probability that the transaction will either be tax-free to investors or most likely yield a tax loss. Either way, National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;



     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;



     - while the programs were originally formed to have a two to four year finite life and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;



     - the acquisition will cause fundamental changes in the individual business plans of the programs. Rather than being focused on a single property, the company will be focused on the management of at least five properties. Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;



     - investors will not be able to vote on changes to or dispositions of a particular property or borrowing secured by a particular property. Those decisions will be made by the Board of Directors or management. Further, as investors in a larger entity, relative voting power will be diluted;



     - future cash distributions will be based on the company's earnings during the decision of the Board of Directors to pay dividends rather than the performance or sale of a particular property;



     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;



     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and

     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm which addresses only the allocation of the shares in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the
Acquisition" at page   .



     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the programs' properties were operated "as is," (ii) the programs' properties were sold in a quick sale in three months or less, or (iii) the programs' properties were sold at the appraised values used to determine the exchange values. Based on that review, and even acknowledging that, initially, the company's shares issued in the acquisition would likely trade substantially below their arbitrary $10 issuance value, National believes that there is a higher probability of realizing value from the programs' assets through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National
and Fairness Determination" at pages    and   .  Based on this comparison,
National concluded that the acquisition is financially fair.


     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE


     The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company's common stock (in the case of the Program, [513,755] shares) multiplied by an arbitrary $10 per share value.



     In calculating the Exchange Value for this Program, National had to reconcile the differences between the May 1997 appraisal by Arnold Associates and the October 1996 appraisal by The Mentor Group. See "Appraisals and Fairness Opinion -- Reconciliation of Yosemite/Ahwahnee Properties' Appraisals" at page [ ] of the Prospectus. After determining the reconciled appraised value of the Program, the Exchange Value was calculate by adding to the reconciled appraised value the book value of the Program's other assets at December 31, 1997, deducting the Program's liabilities as December 31, 1997, and adding back liabilities to National to be forgiven by National as part of the Acquisition.


     The following table summarizes the calculation of the Exchange Value of the Yosemite/Ahwahnee II Program and the value assigned on $10,000 of Adjusted Outstanding Investment:

                                                         Value Assigned
    Appraised         Net Other                          to Program per
    Value of     +    Assets and    =    Exchange      $10,000 of Adjusted
  Real Estate(1)    Liabilities(2)         Value      Outstanding Investment
  --------------    --------------      -----------   ----------------------
   $ 6,253,121       $(1,115,570)       $ 5,137,552       $  [2,646](3)


-------------
(1)  Reflects independent appraisal as of May 1997.


(2) The following table quantifies the adjustments to appraised values made in determining a Property's Exchange Value as of December 31, 1997.



               Book            Book            To Be            Net Other
              Assets     -  Liabilities   +   Forgiven    =       Assets
            (12/31/97)*     (12/31/97)*        Amounts       and Liabilities
            -----------    -------------     ---------       ---------------
             $ 963,576     $ (2,149,146)     $ 70,000        $ [(1,115,570)]


     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Property.


(3)  Equals [265] Company shares arbitrarily valued at $10 per share.


     ALLOCATION OF SHARES


     The [2,001,248] shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Yosemite/Ahwahnee II Program will be allocated [513,755] shares.



     The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Yosemite/Ahwahnee II Program with an adjusted investment amount of $10,000 will receive [265] shares of Company stock arbitrarily valued at $10 per share.



          Neither National nor the Company's founders have any economic interest in the Yosemite/ Ahwahnee II Program except for National's contractual right to servicing fees and the $[46,454] of tenancy-in-common interests purchased by National at the inception of the Program for which interests National will receive Company shares in the Acquisition pro rata with the other Yosemite/Ahwahnee II Investors.



     The following table and its footnotes sets forth the amount owed by the original borrower to the Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at December 31, 1997, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.



                                                                                           % of Total Shares
                            Amount        Real Estate                                      to be Outstanding
                           Owed plus       Appraised        Exchange      No. of Shares        After the
Name of Program           Assessments        Value          Value(1)     Allocated(1)(2)      Acquisition
----------------         ------------    ------------    --------------  ---------------   ------------------
Yosemite/Ahwahnee II     $ 19,344,964     $ 6,253,121    $  [5,137,552]      [513,755]          [20.58]%


-------------

(1) The founders of the Company which include members of Company management, as well as certain employees of National and consultants to the Company and the Programs, will hold a total of [495,318] Company shares after the Acquisition (19.84% of the outstanding shares post-Acquisition) which, if valued at $10 per share, would have an aggregate value of $[4,953,180].
     The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. While a factor considered in the analysis, the shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold slightly less than 20% of the shares
     after the Acquisition.  See "Dilution" at page    of the Prospectus.  If
     the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:


                                  To Be         Previously         Total
Name of Program                Cancelled        Cancelled        Cancelled
                               ----------      ------------     -----------
Sacramento/Delta Greens        $  137,111      $    500,000     $   637,111
Oceanside                         704,000               -0-         704,000
Yosemite/Ahwahnee I                35,000            72,158         107,158
Yosemite/Ahwahnee II               70,000         1,157,867       1,227,867
Mori Point                            -0-           461,589         461,589
                               ----------      ------------     -----------
     TOTAL                     $  946,111      $  2,191,614     $ 3,137,725
                               ----------      ------------     -----------
                               ----------      ------------     -----------


(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [39.13]% of the total shares to be owned by the Company's founders after the Acquisition ([193,818] shares) would have been deemed allocated from this Program.


HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION


     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995.

                         Incurred for    Actually Paid     Incurred for    Actually Paid     Incurred for    Actually Paid
                          Year Ended     for Year Ended     Year Ended     for Year Ended     Year Ended     for Year Ended
Name of Program          12/31/95(1)        12/31/95        12/31/96(1)     12/31/96(2)       12/31/97(1)     12/31/97(2)
---------------          ------------    --------------    ------------    --------------    ------------    --------------
Yosemite/Ahwahnee II     $174,569(3)          $-0-         $313,200(3)        $211,069       $248,157 (3)       $123,998


-------------
(1) These amounts represent servicing fees and salaries for officers and employees of Ahwahnee Golf Course and Resort, Inc.

(2)  These amounts represent servicing fees.


(3) Approximately $312,375 per year if the Acquisition had been completed during the above periods including $258,258 of estimated salaries to be paid by the Company to its officers and other employees were allocated to the Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.


HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION


     The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995, 1996 and 1997:



                        Prior to
  Name of Program         1992          1992          1993        1994       1995       1996       1997        Total
  ---------------      ---------    -----------    ---------    --------    ------     ------     ------    -----------
Yosemite/Ahwahnee II
    Principal          $  20,000    $    60,000    $  68,264    $      0    $    0     $    0     $    0    $   148,254
    Interest           $ 592,498    $ 1,153,352    $ 688,303    $ 10,273    $    0     $    0     $    0    $ 2,444,426


     There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about this Program, as well as the others:

     -    "Selected Financial Information" at page   .

     -    "Management's Discussion and Analysis of Financial Condition and
Result of Operations" at page   .

     -    "Financial Statements" at page F-1.

              SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/ PROSPECTUS
                                         OF
                           AMERICAN FAMILY HOLDINGS, INC.

                             PREPARED FOR INVESTORS IN
                           MORI POINT "TRUDY PAT" PROGRAM

     CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS. SEE "GLOSSARY" AT PAGE __ OF
                                   THE PROSPECTUS.
                           -------------------------------

   This Supplement has been prepared to help the Investors in the Mori Point Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660,
Attention:  Vivian Kennedy, or calling 1-800-590-7772.


   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering shares of its Common Stock in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[20,012,475] of shares of common stock arbitrarily valued at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___." The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, and provide the investors with liquidity for their investments.


   Of the [2,001,248] shares to be issued by the Company in the Acquisition, Investors in the Mori Point Program will receive a total of [485,704] shares or [399] shares per $10,000 of Adjusted Outstanding Investment. After costs of sale, and the payment of Program liabilities, National does not believe any alternative would yield to Investors in the Mori Point program an amount that is higher than the value of the Company shares to be received in the Acquisition.

   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

   This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.


MOST MATERIAL RISKS OF THE ACQUISITION:


- If the acquisition is approved, you will no longer have a tenancy-in-common interest in your program's property. Instead, you will hold shares in a publicly-traded real estate company and will not receive liquidation proceeds when, or if, your program's property is sold. As an investor in a publicly-traded company with many stockholders, you will have relatively less voting power.


- You will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.


- If a trading market develops, the initial trading price for the stock will likely be substantially below the arbitrary value of $10 per share assigned to the Company's shares for purposes of the acquisition. Thus, the value of the shares you receive may be less than you might receive if the property of your program were sold.


- Principal stockholders of National and executive officers of the Company will hold approximately [18.23]% of the Company's stock for which they paid $0.01 per share and will receive annual cash compensation aggregating $660,000 as officers and employees. National will be relieved of its servicing and asset management obligations and will no longer earn servicing and asset management fees of approximately $650,000 annually. However, the Company will still owe National over $1,300,000 of accrued but unpaid fees and expenses.

-    No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.


- The Company must have additional cash to fund its proposed operations. If it cannot obtain such funding from the sale of its securities or certain of its properties, it will be no more successful than the programs have been individually in completing the development of some or all of the properties.

MATERIAL RISKS AND DISADVANTAGES

     A full description of the material risks of the Acquisition may be found on pages [30] through [42] of the accompanying Prospectus. Those risks include:


     RISKS OF THE ACQUISITION

     FUNDAMENTAL CHANGE IN THE NATURE OF INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares on the _____ or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power. Investors will have an investment in a business which also operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.


     DIFFERENCES BETWEEN EXCHANGE VALUES AND SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value. There is no assurance that the future value of the shares will continue to be greater than the most recent appraised value of the property.


     UNCERTAINTY REGARDING TRADING PRICE FOR THE SHARES. Initially, shares may trade at prices substantially below the arbitrarily determined exchange value of $10 per share or historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares, or be sustained. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $10 due to a potentially large number of shares that investors may sell immediately after the acquisition.


     CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company, and specifically the principal shareholders of National, as well as National itself, will be subject to conflicts of interest. The principal shareholders and employees of National and the company, will hold approximately [18.23]% of the company's outstanding stock for which they paid $0.01 per share. Other founders of the company will hold approximately [1.6]% of the company's outstanding stock for which they also paid $0.01 per share. Thus, the investors' total ownership interests in the programs' properties will be diluted by the equity interest in the company held by the founders of the company. The principal stockholders of National and other executive officers of the company will receive annual cash compensation aggregating $660,000 as officers and employees of the company. National will be relieved of its servicing and asset management obligations and will no longer earn asset management or servicing related fees. However, the company will still owe National over $1,300,000 of accrued but unpaid fees and expenses.


     The charter documents contain a number of provisions that may have the affect of delaying or discouraging a change in management which is not favored by the board of directors. These provisions include a board of directors with three classes serving staggered three year terms, the inability to remove a particular director before the expiration of his or her term without a two-thirds supermajority vote , and the inability to amend the anti-takeover provisions of the charter documents without a similar vote. Thus, if investors are unhappy with management's performance, it will be more difficult to remove directors not favored by the investors.


     Messrs. Lasker and Orth will be required to devote some of their time to other projects for which National acts as servicing agent and asset manager.


     LACK OF INDEPENDENT REPRESENTATION OF INVESTORS. No independent party was retained by National to negotiate on behalf of the investors. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.


     TAX UNCERTAINTIES. The acquisition may not be a tax-free transaction to investors. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the taxability of the acquisition to investors. If the acquisition is a taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $10 per share. If the acquisition is treated as taxable, National believes most investors would recognize a tax loss.


     POTENTIAL CHANGE IN THE AMOUNT OF LEVERAGE. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.


     BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.

     NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept shares for your interests.


     COMPANY HAS NO OPERATING HISTORY. The company was formed within the past year to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.


     FUNDAMENTAL CHANGES IN THE BUSINESS PLAN. Rather than being focused on a single property, the company will be an infinite life entity focused on the management of at least five properties. The effect of this on investors is two-fold. First, poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Second, there will be no particular time when an investor can expect that a sale of any of the properties will result in cash distributions to him or her.


     YOUR VOTING RIGHTS WILL CHANGE. You will not be able to vote on changes or sales of a particular property. Those decisions will be made by the board of directors or management. In addition, you will have an investment in an entity that is larger than each of the programs and, thus, you will lose relative voting power.


     CASH DISTRIBUTION POLICIES WILL BE CHANGED. Despite the expectation of investors that they would receive regular principal and interest payments on their original investments, because of the borrowers' defaults there have been no distributions from any of the programs, other than the Oceanside program, in the past three years. Future cash distributions will be based on the company's earnings and the decision of the board of directors to pay dividends. Therefore, even if a property in which you formerly held an interest were to perform well, there is no assurance that there would be cash distributions to you.


     THE METHOD OF MANAGEMENT COMPENSATION WILL BE CHANGED. National is presently compensated for its services at the rate of one percent of the principal amount originally invested in each program. In addition, additional compensation has been accrued for property management services provided to the Oceanside and Yosemite/Ahwahnee properties by officers and employees of National in their capacities as officers of Oceanside Development, Inc. and Ahwahnee golf Course & Resort, Inc. In the future, compensation will be paid to officers of the company in the form of salaries, stock options and other benefits. These salaries and other forms of compensation will be payable to management of the company even if one or more of the properties acquired in the acquisition is subsequently sold.

     HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.


     NATIONAL USED ITS OWN JUDGMENT TO DETERMINE THE YOSEMITE/AHWAHNEE APPRAISALS. Faced with two conflicting appraisals for the Yosemite/Ahwahnee properties, to determine the appraised values for these properties for purposes of determining their exchange values, National's management used the most conservative information presented in the appraisals unless a change in circumstances or market conditions for a particular parcel suggested one appraisal was more pertinent than the other. If the values arrived at by National were too low for either program, the program's exchange value would be too low and would result in too few shares being allocated to that program in the acquisition. Conversely, if the values arrived at by National were too high, the program would receive too large an allocation of shares in the acquisition to the detriment of the investors in the other programs.


     GENERAL REAL ESTATE RISKS


     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of December 31, 1997:
Sacramento/Delta Greens -approximately $45,000; Oceanside - approximately $55,000; Yosemite/Ahwahnee (combined) - approximately $684,000; and Mori Point - approximately $298,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $248,000. In the case of Sacramento/Delta Greens and Mori Point, National has entered into statutorily authorized 5-year payment plans with the applicable taxing authorities. It plans to do the same with Yosemite/Ahwahnee shortly.


     UNITS OR CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless a minimum of approximately $[11,400,000] from sale of the units or from sale of certain assets of the programs become available, the company will not be able to proceed with its entire business plan. Additionally, if a minimum of approximately $250,000 is not raised to pay current property tax liabilities, then certain properties might be lost to tax sales before sales to third parties can be arranged. The company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Other than a construction loan source for the Oceanside project, neither the programs nor the company have received any commitment from other sources.


     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.


     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.


     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. See "Business and Properties - Investments in Real Estate or Interests in Real Estate" at page __. Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.


     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. We presently conduct all of our business in California. Our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.


     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED [$1,381,881] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues or proceeds from the sale of assets, but not from working capital generated by the proceeds of unit sales.


     REAL ESTATE RISKS OF SACRAMENTO/DELTA GREENS


     PERMITS TO DEVELOP THE PROPERTIES NEED TO BE OBTAINED. Construction of the Sacramento/Delta Greens property will require the filing of a final map and obtaining building permits from the city's real estate planning authorities. The existing tentative map approval does not entitle the property owner to build on the property. The tentative tract map for the Sacramento/Delta Greens property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat. The longer this process takes, the longer it will be until the company can make money from the property.

     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE SACRAMENTO/DELTA GREENS PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged approximately $30,000 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.


     Sacramento/Delta Greens is a proposed residential developments and represent over 8.4% of the assets of the company, respectively. Although there can be no assurances and net revenues from Sacramento/Delta Greens may equal or exceed $3,600,000 over the following 36 months.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) finance engineering and endangered species studies (estimated by management to cost approximately $124,800), (ii) finance planning for final approvals (estimated by management to cost approximately $51,700), and (iii) finance utilities and roads and the construction of homes (estimated by management to cost approximately $3,000,000 on a phased basis).
 Another risk is whether the lots to be developed will appeal to project builders and whether home financing will be available. Finally, there is a risk that the development and sale of lots or homes will be profitable.


     REAL ESTATE RISKS OF OCEANSIDE PROPERTY


     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE PROPERTY MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations. The average carrying costs, including property taxes, management and servicing related fees, for this property has averaged $10,000 per month over the past three years.


     RISKS OF RESIDENTIAL DEVELOPMENT. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.


     Oceanside is a proposed residential development and represent over 21.75% of the assets of the company. Although there can be no assurances, net revenues from Oceanside are expected to be in excess of $5,000,000 over the following 36 months.


     ADDITIONAL SPECIFIC RISKS. There is a risk that enough investment money may not be available to obtain a construction loan and begin construction of the next tract of homes (estimated by management to be approximately $700,000 of equity). There is also a risk that finished lots or completed homes will not be marketable at a profit or that home financing will not be available at affordable rates. There is also strong nearby competition.


     REAL ESTATE RISKS OF YOSEMITE/AHWAHNEE PROPERTIES


     PERMITS TO DEVELOP THE TIMESHARE ASPECT OF THE RESORT HAVE NOT YET BEEN OBTAINED. The Yosemite/Ahwahnee property has a final map on 45 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Additional planned usage such as timeshare will require extensive county and state approvals through the Departments of Real Estate and Housing and Commercial Development.


     RISKS AFFECTING OPERATION OF A GOLF COURSE. Increased competition, seasonality, weather and course conditions will affect the operations of the company. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.


     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 5% of the assets of the company.


     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues.

     The recreational vehicle park at Yosemite/Ahwahnee may generate as much as ten percent of the revenue of the company, yet this portion of the project represents less than five percent of the assets of the company.


     RISKS RELATING TO TIMESHARE OPERATIONS. Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.


     In addition, according to the American Resort Development Association, there is a tendency for timeshare owners to default more often on their timeshare loans then homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.


     We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.


     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.


     Timeshare development is planned for Yosemite/Ahwahnee. Since the project is not yet permitted for timeshare, there has been no allocation of assets. Should timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units, possibly in excess of 25%.


     RISKS RELATING TO RECREATIONAL VEHICLE PARK OPERATIONS. Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.


     ADDITIONAL SPECIFIC RISKS. There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations of the golf course (estimated by management at approximately $150,000) annually,
(ii) construct an additional planned 100 recreational vehicle sites (estimated by management to cost approximately $700,000), and (iii) obtain approvals for and construction of the first group of timeshare units (estimated by management to cost approximately $3,000,000). There are also a risk that the operation of recreational vehicle sites, timeshares and golf course activities will not be profitable.


     REAL ESTATE RISKS OF MORI POINT PROPERTY


     PERMITS TO DEVELOP THE PROPERTY HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised or abandoned. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and applicable county or city real estate planning agencies is expensive and time consuming. Mori Point had a specific plan and tentative map to build a hotel/conference center which expired in 1991. These approvals must be reinstated prior to construction on the property. Such reinstatement will be complicated by the existence of two endangered species living on the property.


     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. In the resort and hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.


     Mori Point represents over 20% of the assets of the company and, assuming it is operated as a hotel/conference center, its revenues may exceed 20% of the total revenues of the company upon completion of the project.


     ADDITIONAL SPECIFIC RISKS. There is a risk that the city government will not approve the property for its intended use. Capital to conduct engineering and environmental studies in order to apply for and obtain approvals for its use from the City is estimated to be approximately $500,000. Capital will also be necessary for roads, utilities and other infrastructure costs prior to construction. Finally, there is a risk that the proposed hotel/conference center may not be profitable.


     ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. These provisions include:


     ADDITIONAL CLASSES OF SHARES. Under the company's certificate of incorporation, subject to the receipt of fair value, the Board of Directors may issue shares in other classes or series and fix the rights, powers and limitations associated with such shares. Although the Board of Directors has no present intention of doing so, it could issue a class or series that could, depending on its terms, impede a merger, tender offer or other transaction that you might believe is in your best interest or in which you might receive a premium for your shares over the then current market price. The issuance of such shares could also dilute your voting power.


     STAGGERED BOARD. The Board of Directors is divided into three classes serving staggered three year terms. This arrangement may affect your ability to change control of the company, even if you believe such a change is in your best interests.

     RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS. The company's certificate of incorporation, as well as Delaware law, prohibits certain business combinations with owners of more than 15% o the outstanding voting stock of the company ("interested stockholders") within the three year period immediately prior to the date on which the interested stockholder became an interested stockholder. These restrictions on certain business combinations may deter potential purchasers who seek control of the company.


     SUPERMAJORITY VOTES. Changes to the company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the company's voting stock. This restriction also may deter potential purchasers who seek control of the company.


     In addition to the anti-takeover provisions, the Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders. This limitation of liability may exceed the protections National enjoys under the programs' servicing agreements.


POSITIVE AND NEGATIVE FEATURES OF THE ACQUISITION


     National and the Company considered the following in deciding to propose the Acquisition:


     - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM, AS ADJUSTED PER THE TERMS OF THE TENANCY-IN-COMMON AGREEMENTS. You will receive [399] shares per $10,000 of Adjusted Outstanding Investment in the Program.


     - POTENTIAL LIQUID TRADING MARKET FOR YOUR SHARES. After the acquisition, shares will be listed on the ______________. While there can be no assurance that a trading market will develop or be sustained, if a trading market develops, you will have the opportunity to liquidate all or some of those shares at your discretion. However, initially the shares are likely to trade at prices substantially below the arbitrary $10 value assigned to them.


     - CONTROL OF THE TIMING OF LIQUIDATION OF YOUR INVESTMENT. You will be able to control when you with to sell your shares. However, if no trading market exists at the time, you may not be able to sell your shares. Under the current programs, you have been subject to a majority vote to sell or retain the property, regardless of whether or not the timing and decision were favorable to you.


     - BENEFITS OF LISTED SHARES TO THE COMPANY. Listing of the shares on the ____ may provide benefits to the company which could enhance investor value. The company may have access to public capital markets that the individual programs do not have if the company is able to show potential for growth.

     - DIVERSITY MAY REDUCE RISK. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee programs will be one project after the acquisition). However, the poor performance of a particular property could negatively affect the performance of the company even if the other properties are performing up to expectations. Historically, all of the properties have operated at a loss. In order for the company to be successful, it must obtain external financing or sell certain of its assets to raise cash for operations.


     - PROPERTY MANAGEMENT. We have hired real estate management professionals who are experienced in real estate development, operation and construction. While members of management have gained experience in the operation of golf courses and recreational vehicle parks through the operation of the Yosemite/Ahwahnee properties, they do not have extensive experience in timeshare or resort development, marketing or operations.


     - MODEST INCREASE IN MANAGEMENT COMPENSATION. National considered that the total of salaries to be payable to the Company's officers and other employees exceeds the total payable to National and its affiliates for servicing and property management services ($1,181,000 as opposed to $969,000, both of which include the payroll for Ahwahnee Country Club). The increase was not viewed as significant since the original servicing fees were based on loan servicing which is less labor-intensive than property development and management.


     - NO FURTHER LIABILITY FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the acquisition, meaning your exposure to mandatory assessments will cease. However, the company will be required to obtain additional money from outside sources or the sale of certain of its properties to be successful.


     - LIABILITY IS LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the programs, you are not currently effectively insulated from personal liability based on the operation of those assets. As shareholders of a corporation, you will be.


     - NO CONTROL OVER TIMING OF SALE OF A PARTICULAR PROPERTY. No particular group of investors will have the ability to control the timing of the sale of a particular property as they do under the current program structure. Instead, all Investors will be required to rely on the decisions of management regarding the sale of a property.


     - PROCEEDS FROM SALE OF PROPERTIES. If a property is sold, the proceeds will be used by the company to further the business plan of the company. Presently, if a program property is sold in its entirety, the proceeds would go to applicable investors directly as a return of their investment. If it is refinanced, by majority vote the program investors presently have the power to direct the use of refinancing proceeds.

     - ACQUISITION COULD TRIGGER TAXATION OF INVESTORS. Participation in the acquisition may be a taxable event for investors. However, National intends to treat the transaction as a tax-free transaction. To the extent that the acquisition is determined to be taxable, National believes most investors would be required to report tax losses. On the other hand, there generally would be no taxable event to investors as the programs are currently structured until the program property was sold. At such time, the amount returned to you would result in either a tax loss or gain depending upon how much of your original investment was returned to you.


     - CASH DISTRIBUTIONS. Currently, if a property was sold, you would be entitled to a distribution of the proceeds of such sale net of costs of sale and accrued liabilities. After the acquisition, your distributions will be dependent upon the earnings of the company and a decision of the board of directors to make distributions in the form of dividends. You will not automatically receive distributions upon the sale of any particular property.


     - MANAGEMENT AND COMPANY FOUNDERS WILL OWN APPROXIMATELY 18.23% OF THE COMPANY (ALMOST 14% IF ALL UNITS ARE SOLD IN THE CONCURRENT OFFERING). These individuals paid $.01 per share for their company shares. In addition, over the past several years, National and its affiliates have forgiven, and as a result of the acquisition will forgive, an aggregate of over $3,000,000 of fees and expenses due from the programs.


     - NATIONAL'S PRINCIPAL STOCKHOLDERS WILL OWN FOUNDERS' STOCK IN THE COMPANY AND WILL RECEIVE SALARIES AS OFFICERS OF THE COMPANY. David Lasker and James Orth will be President and Chief Executive officer, respectively, of the company and entities they control will each own 8.01% of the company's outstanding shares (5.72% if all units are sold in the concurrent offering). These shares are included in the shares described above as being owned by management and company founders. Mr. Lasker and Mr. Orth also will receive annual salaries of $180,000 plus other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" at page __.


     - AS A CONSEQUENCE OF THE ACQUISITION, THE INVESTORS WILL TERMINATE NATIONAL AS SERVICING AGENT FOR THE PROGRAMS. This will relieve National of its ongoing servicing obligations which National could unilaterally terminate if it elected to do so.


     - THE COMPANY WILL OWE NATIONAL $1,381,881 OF ACCRUED BUT UNPAID FEES AND EXPENSES DUE FROM THE PROGRAMS AFTER THE ACQUISITION. If the company is successful, National will have the opportunity to receive the portion of its accrued but unpaid fees and expenses which it has not forgiven.


     The Acquisition will have no material effect on this Program's stand-alone financial condition or results of operations. Overall, the Company expects to experience losses in the initial year of operations.


     For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

          - "Background and Reasons for the Acquisition" commencing at page __.

          - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

          -    "Comparison of Programs and Company" commencing at page __.

          -    "Business and Properties" commencing at page __.

          - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.

          -    "Management Following the Acquisition" commencing at page __.

          -    "Federal Income Tax Consequences" commencing at page __.

FAIRNESS TO INVESTORS IN THE MORI POINT PROGRAM

     From a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on consideration of the following positive and negative factors:


     - the shares offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not, however, there is no assurance that the shares will have any liquidity, or that any liquid market that develops will be sustained;


     - while the number of shares to be issued to reflect the exchange value of a program is arbitrary, the trading price of such shares initially is likely to be substantially below the $10 value arbitrarily assigned to such shares. In our opinion, the exchange values offered to investors for their assets allow for an equitable allocation of the 2,001,248 shares among the programs. The disparity between exchange values and appraised values results from adding the value of program cash reserves and other assets, if any, to appraised values and deducting program liabilities (principally accrued property taxes and other fees net of fees to be forgiven by National);


     - on completion of the acquisition the investors will hold over 80% of the outstanding stock of the company while principals, employees, and consultants of National will hold less than 20%. That 20% was purchased for $.01 per share. National and its principals have forgiven, or will forgive at the completion of the acquisition, over $3,000,000 of expenses and accrued fees of which a total of approximately $1,400,000 was earned under the servicing agreements or for property management services and expenses after the loans defaulted. National believes that the amount paid for the property management services is no greater than the amount that a third party would charge;


     - the valuation of the real estate assets of each of the programs by the independent appraisers;

     - the probability that the transaction will either be tax-free to investors or most likely yield a tax loss. Either way, National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;


     - while conflicts of interest exist in the structuring of the acquisition, the issuance of shares to the founders of the company and the determination of management compensation and while you did not have independent representation in the structuring of the acquisition, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion;


     - while the programs were originally formed to have a two to four year finite life and the investors expected to receive a return of their investment from the original borrower, the company is an infinite life entity which will not return the program investors' original investment based on a sale or refinancing of the properties underlying the original programs. However, after the borrowers defaulted on the "Trudy Pat" loans, the investors became beneficial owners of the underlying properties with the need to complete development, manage or otherwise ready the properties for sale. Those endeavors had no fixed timetable and, thus, the finite life aspect of their original investments was significantly changed. Therefore, the infinite life aspect of the company is not viewed by National to be a material change from the investors' CURRENT situation;


     - the acquisition will cause fundamental changes in the individual business plans of the programs. Rather than being focused on a single property, the company will be focused on the management of at least five properties. Thus, the poor performance of a particular property may affect the company's operations as a whole regardless of the performance of the other properties. Further, there will be no particular time when an Investor can expect its interest to be automatically liquidated;


     - investors will not be able to vote on changes to or dispositions of a particular property or borrowing secured by a particular property. Those decisions will be made by the Board of Directors or management. Further, as investors in a larger entity, relative voting power will be diluted;


     - future cash distributions will be based on the company's earnings during the decision of the Board of Directors to pay dividends rather than the performance or sale of a particular property;


     - investors voting against the acquisition will have no alternative but to accept shares in the company if the acquisition is approved by holders of a majority of the tenancy-in-common interests in each of the programs;


     - the anti-takeover provisions of the company's charter documents contain provisions that may have the effect of delaying or discouraging a change in management which is not favored by the Board of Directors of the company; and

     - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm which addresses only the allocation of the shares in the acquisition and not the amount of the consideration paid to program investors in the acquisition as a whole. See "Background and Reasons for the Acquisition" at page __.


     National reviewed the arbitrary value you will receive in connection with the acquisition and compared it with what you might receive if (i) the programs' properties were operated "as is," (ii) the programs' properties were sold in a quick sale in three months or less, or (iii) the programs' properties were sold at the appraised values used to determine the exchange values. Based on that review, and even acknowledging that, initially, the company's shares issued in the acquisition would likely trade substantially below their arbitrary $10 issuance value, National believes that there is a higher probability of realizing value from the programs' assets through the acquisition than through the other alternatives. This belief is based on the expectation that some financing opportunities will become available based on the form of the entity and the time pressure associated with forced sales or liquidation will be relieved. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __. Based on this comparison, National concluded that the acquisition is financially fair.

     THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.

CALCULATION OF EXCHANGE VALUE

     The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration at which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company common stock (in the case of the Program, [485,704] shares) multiplied by an arbitrary $10 per share value.


     The Exchange Value for the Program was calculated as follows: appraised value of the Program's Property at May 1997, plus book value of other Mori Point Program assets at December 31, 1997, less Program liabilities at December 31, 1997, and plus liabilities to National to be forgiven by National as part of the Acquisition.

     The following table summarizes the calculation of the Exchange Value of the Mori Point Program and the value assigned on $10,000 of Adjusted Outstanding Investment:



                                                                  Value Assigned
    Appraised             Net Other                               to Program per
    Value of       +      Assets and       =     Exchange       $10,000 of Adjusted
  Real Estate(1)        Liabilities(2)            Value        Outstanding Investment
  --------------        --------------            -----        ----------------------
  $  5,500,000          $[  (642,958)]       $   [4,857,042]       $    [3,988](3)


----------------
(1)  Reflects independent appraisal as of May 1997.

(2) The following table quantifies the adjustments to appraised values made in determining a Property's Exchange Value as of [DECEMBER 31, 1997].


          Book Assets           Book Liabilities                 To Be Forgiven               Net Other Assets
          (12/31/97)*   -          (12/31/97)*           +           Amounts          =        and Liabilities
          -----------              -----------                       -------                   ---------------
          $  239,911             $   (882,869)                       $    0                      $[(642,958)]

     * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Property.

(3)  Equals [399] Company shares arbitrarily valued at $10 per share.

ALLOCATION OF SHARES

     The 2,001,248 shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Mori Point Program will be allocated [485,704] shares


     The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Mori Point Program with an adjusted investment amount of $10,000 will receive [399] shares of Company stock arbitrarily valued at $10 per share.


          Neither National nor the Company's founders have any economic interest in the Mori Point Program except for National's contractual right to servicing fees and the $[5,279] of tenancy-in-common interests purchased by National for which interests National will receive Company shares in the Acquisition pro rata with the other Mori Point Investors.


     The following table and its footnotes sets forth the amount owed by the original borrower to the Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at [DECEMBER 31, 1997], appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.




                                                                                                     % of Total
                                                                                                     Shares to be
                          Amount           Real Estate                                               Outstanding
                         Owed plus          Appraised        Exchange         No. of Shares           After the
 Name of Program        Assessments           Value          Value(1)        Allocated(1)(2)         Acquisition
 ---------------        -----------           -----          --------        ---------------         -----------
 Mori Point           $  12,420,000       $ 5,500,000      $[4,857,042]         [485,704]              [19.45]%


----------------

(1) The founders of the Company which include members of Company management, as well as certain employees of National and consultants to the Company and the Programs, will hold a total of [495,318] Company shares after the Acquisition (19.84% of the outstanding shares post-Acquisition) which, if valued at $10 per share, would have an aggregate value of $[4,953,180]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. While a factor considered in the analysis, the shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold slightly less than 20% of the shares after the Acquisition. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:


                                       To Be     Previously     Total
      Name of Program               Cancelled    Cancelled    Cancelled
      ---------------               ---------   -----------   ----------
Sacramento/Delta Greens             $137,111    $  500,000    $  637,111
Oceanside                            704,000           -0-       704,000
Yosemite/Ahwahnee I                   35,000        72,158       107,158
Yosemite/Ahwahnee II                  70,000     1,157,867     1,227,867
Mori Point                               -0-       461,589       461,589
                                    --------    ----------    ----------
  TOTAL                             $946,111    $2,191,614    $3,137,725
                                    --------    ----------    ----------
                                    --------    ----------    ----------


(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, [14.71]% of the total shares to be owned by the Company's founders after the Acquisition ([72,861] shares) would have been deemed allocated from this Program.


HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION


     The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1997, 1996 and 1995.



                                Incurred      Actually      Incurred      Actually     Incurred      Actually
                                for Year      Paid for      for Year      Paid for     for Year      Paid for
                                 Ended       Year Ended      Ended       Year Ended     Ended       Year Ended
Name of Program                12/31/95(1)    12/31/95     12/31/96(1)    12/31/96    12/31/97(1)    12/31/97
---------------                -----------   ----------    -----------   ----------   -----------   ----------
Mori Point                     $100,000(2)         $-0-    $100,000(2)         $-0-   $100,000(2)      $27,333
                                                                                                    ----------
                                                                                                    ----------


---------------
(1)  These amounts represent accrued servicing fees.

(2) Approximately $283,676 per year if the Acquisition had been completed during the above periods including $93,522 of estimated salaries to be paid by the Company to its officers and other employees were allocated to the Program based on Exchange Values. No cash would have been available to pay officers' bonuses or dividends to shareholders.

HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION


     No cash distributions made to Investors in any of the years ended December 31, 1992, 1993, 1994, 1995, 1996 or 1997. Prior to 1992, $1,354,708
in interest was distributed to Investors. The Acquisition is not expected to alter this distribution pattern.


FURTHER FINANCIAL INFORMATION

     See the following portions of the Prospectus for further financial information about this Program, as well as the others:

     -    "Selected Financial Information" at page __.

     - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

     -    "Financial Statements" at page F-1.

                           OFFICIAL INVESTOR BALLOT


[attach mailing label here        The Primary Investor named on this label is
for each distinct investor]       listed as a participant in one or more of the
                                  Programs involved in the Acquisition and is eligible to vote and subscribe.

                 THE SOLICITATION OF VOTES EXPIRES AT 11:59 PM,
  PACIFIC TIME, ON ___________, 1998, UNLESS EXTENDED (THE "EXPIRATION TIME").

Pursuant to the Prospectus dated _________, 1998 (the "Prospectus"), which accompanied the original mailing of this Official Investor Ballot, American Family Holdings, Inc. (the "Company") is proposing to acquire the assets, (including, without limitation, real estate and cash reserves), certain liabilities and business activities of the Programs (the "Acquisition") in exchange for shares of the Company's common stock (the "Shares"). The Acquisition requires the approval of Investors holding a majority beneficial economic interest in each of the Programs. If a majority of Investors in any one of the Programs does not approve the Acquisition prior to the Expiration Time, then the Acquisition will not occur. If the Acquisition is approved, all Investors in each of the Programs are bound by the vote of the majority that granted approval. Capitalized terms in this Official Investor Ballot shall have the same meaning as in the accompanying Prospectus.

                         NATIONAL RECOMMENDS A "YES" VOTE.
                  VOTING BALLOT (PLEASE INDICATE ONE CHOICE ONLY)

____ YES!      I vote to approve the Acquisition described in the
               Prospectus, and, as part of that Acquisition, to receive
               Acquisition Shares in the Company in exchange for my Adjusted
               Outstanding Investment in the Program.  I authorize and instruct
               National to reconvey and extinguish on my behalf all encumbrances against the Program's real estate in which I have an interest.

____ NO. I vote against the Acquisition. I have read and understand the portions of the Prospectus which describe the consequences to my investment in the Program if the Acquisition does not occur.

____ ABSTAIN.  I abstain from voting.  I understand that my abstention will be counted as a vote AGAINST the Acquisition.

I represent and warrant that I (1) have received and reviewed the Prospectus and the applicable Supplement, (2) understand that if the Acquisition is completed, I will become a shareholder in the Company, (3) have full power and authority to vote as an Investor pursuant to the Program's tenancy-in-common agreement, (4) understand that if a voting selection is not indicated, but this ballot is signed and delivered, I will be deemed to have voted in favor of the Acquisition, and (5) that to the best of my knowledge, when and if my interests in the property sold are transferred to the Company in exchange for Shares, the Company will acquire good, marketable and unencumbered title to them, free and clear of all liens, restrictions and encumbrances, and that the interests in the property sold will not be subject to any adverse claim other than property taxes. By voting in favor of the Acquisition, I confirm that I am concurrently voting to terminate the tenancy-in-common agreement and the servicing agreement which govern the Program and I understand that the provisions of such agreement states that such termination, if it occurs, will result in National being relieved from any and all liabilities or responsibilities connected with the Program, and that all amounts owing to National under the servicing agreement (less amounts forgiven by National) shall remain owing to National and be assumed by the Company. This vote, and all authority conferred herein, shall survive my death or incapacity, and any of my obligations in connection with this vote and subscription shall be binding upon my heirs, successors and assigns.

________________________________________          ____________________________
Signature of Primary Investor                     Date

________________________________________
Print Name

Daytime Telephone_______________________          Tax I.D. No.________________

   INSTRUCTIONS TO INVESTORS ON HOW TO COMPLETE THE OFFICIAL INVESTOR BALLOT


STEPS TO COMPLETE THE INVESTOR BALLOT

     1. Indicate your voting selection in the space provided on the ballot. Select one choice only.
     2. Sign the ballot, indicate the date, and print your name and the taxpayer identification number associated with your investment. Also, make sure to include your daytime phone number in case someone needs to contact you.

SIGNATURES

     The signature on the ballot must correspond with the name shown on the label attached to the ballot and must match the signature on file with the Program. Pursuant to the tenancy-in-common agreements governing the Programs, if two or more persons jointly hold title to a beneficial interest in a Program, then only the Primary Investor is entitled to sign the ballot and cast votes for that interest. If the Investor signing the ballot is the Primary Investor in more than one of the Programs involved in the Acquisition, his/her vote will be recorded for all of the interests which they are entitled to cast votes, unless the Investor acts in a fiduciary or representative capacity for the separate interests, in which case separate ballots bearing different labels will be required and provided to the Investor.

     If the ballot is being signed by a trustee, an executor, an administrator, a guardian, an attorney-in-fact, an officer of a corporation, an agent or another person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit proper evidence of their authority to so act, unless such evidence is already on file with the Program.

     Official Forms may be signed by a legal representative of a deceased or legally disabled Investor, provided the legal representative has obtained the necessary court authorizations and has furnished National with appropriate copies of such authorizations, either prior to executing the Official Forms or by enclosing them with the Forms.

SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS

     If the Shares are to be issued in a name other than that shown on the label affixed to the ballot, or if the Shares are to be sent to someone or someplace other than what is shown on the label affixed to the ballot, contact the Investor Services department at National Investors Financial, Inc. at 1-800-548-0050 for a special issuance letter. All special issuance and delivery requests are subject to acceptance.

DELIVERY OF THE INVESTOR BALLOT

     In order for a vote to be counted towards approval of the Acquisition, a properly completed and duly executed ballot, along with any other documents required pursuant to the ballot, these instructions, or the agreements governing the Programs, must be received by National prior to the Expiration Time. The method of delivering the ballot and related documents to National's offices is at the Investor's election and risk, but delivery will only be deemed to have been made when actually received by National. If an Investor decides to use delivery by U.S. mail or by another common carrier, it is recommended that the materials be sent a sufficient amount of time prior to the Expiration Time to ensure timely delivery.

REVOCATION OF A VOTE

     If you have cast a vote and want to change it at any time prior to the Expiration Time, you may revoke your previous vote by delivering a substitute ballot to National along with a letter stating that the prior vote is revoked and that the substitute ballot supersedes it. After the Expiration Time, votes will no longer be revocable unless the Acquisition does not occur, in which case all votes will be revoked automatically. Any notice of revocation, to be effective, must indicate the beneficial interests to which it relates and must be executed in the same manner as the ballot that contained the vote which is subject to revocation.

TRANSFER OF INTERESTS

     If you transfer your beneficial interests in a Program after the date the solicitation begins but before the Expiration Time, then if time permits, the Prospectus will be sent to the successor holder(s) of the interests.
Such a transfer will terminate your right to vote on the Acquisition or to participate in the Offering, and any votes concerning the transferred interests must be cast by the successor holder(s).

WHERE TO SEND YOUR INVESTOR BALLOT


     Send your completed and duly executed ballot, along with any related documents, to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, CA 92660. After determining that subscriptions are valid, checks will be forwarded immediately to the Escrow Agent.


QUESTIONS OR ADDITIONAL MATERIALS:

     Contact National at the above address or by calling 1-800-590-7772.

                                     PART II

                            INFORMATION NOT REQUIRED
                                  IN PROSPECTUS

Item 20   Indemnification of Directors and Officers

     Pursuant to the Registrant's Certificate of Incorporation and By-Laws and pursuant to Section 145 of the Delaware General Corporation Law, directors, officers and agents of the Registrant are entitled to indemnification for their actions in respect of the Registrant to the fullest extent permitted by Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors and controlling persons of the Registrant pursuant to such provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21   Exhibits and Financial Statement Schedules

          2.1    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Mori Point Property*
          2.2    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Oceanside Property*
          2.3    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Yosemite/Ahwahnee I and II Property*
          2.4    Form of Agreement of Purchase and Sale and Joint Escrow
                 Instructions for Delta Greens Property*
          3.1    Certificate of Incorporation of American Family Holdings, Inc.*
          3.2 Certificate of Amendment of Certificate of Incorporation before the Issuance of Stock*
          3.3    By-Laws of American Family Holdings, Inc.*
          4.1 Pages 1 through 4 of the Certificate of Incorporation of the Company Filed as Exhibit 3.1 above defining the rights of security holders are incorporated herein by this reference*
          5.1    Opinion of Arter & Hadden LLP regarding legality of Shares*
          8.1    Form of Arter & Hadden LLP tax opinion
          10.1   Signed Employment Agreement of David Lasker
          10.2   Signed Employment Agreement of James Orth
          10.3   Signed Employment Agreement of L.C. "Bob" Albertson, Jr.
          10.4   1997 Stock Option and Incentive Plan for Officers, Independent
                 Directors and Employees of American Family Holdings, Inc. and
                 Affiliates*
          10.5   Form of Employment Agreement of Mark Kawanami
          21.1   Subsidiaries of the Registrant*

          23.1   Consent of Arter & Hadden LLP as counsel contained in
                 Exhibit 5.1*
          23.2   Consent of BDO Seidman, LLP as independent accountants*
          23.3   Consent of Houlihan Valuation Advisers*
          23.4   Consent of David E. Lane, Inc. (re Delta Greens appraisal)*
          23.5   Consent of Boznanski and Company (re Oceanside appraisal)*
          23.6   Consent of Arnold Associates (re Yosemite/Ahwahnee appraisals)*
          23.7   Consent of PKF Consulting (re Mori Point appraisal)*
          23.8   Consent of The Mentor Group, Inc. (re Yosemite/Ahwahnee
                 appraisal)*
          23.9   Consent of BDO Seidman, LLP as independent accountants (re
                 Amendment No. 1)*
          23.10  Consent of BDO Seidman, LLP, as independent accountants (re
                 Amendment No. 2)*
          23.11  Consent of BDO Seidman, LLP, as independent accountants (re
                 Amendment No. 3)
          23.12  Consent of Houlihan Valuation Advisers (re Amendment No. 3)
          24.1   Power of Attorney (see signature page)*
          27     Financial Data Schedule*
          99.1   Appraisal Report "Delta Greens" Residential Subdivision,
                 Sacramento, California, value dated as of May 9, 1997*
          99.2   Appraisal of Ahwahnee Golf Course and Resort, Madera County,
                 California, value dated as of May 1, 1997*
          99.3   Complete, Self-Contained Appraisal 23 Finished Residential Lots
                 Being a Part of "Encore," Oceanside, California, value dated as of March 31, 1997*
          99.4   Complete, Self-Contained Appraisal Partially Finished
                 Residential Land 111 Residential Lots, "Symphony," Oceanside,
                 California, value dated as of May 15, 1997*
          99.5   Appraisal of Fee Simple Estate in a 104.98 Acre Parcel
                 Designated for Hotel Development, Located at Mori Point in
                 Pacific, California, value dated as of May 1, 1997*
          99.6   Appraisal of Ahwahnee Resort and Country Club, value dated
                 October 10, 1996*

          99.7   Schedule E to Prior Performance Table

*    Previously filed
**   To be filed by amendment

Item 22   Undertakings

     (a)  Item 512 Undertakings.

          (i)  The undersigned Registrant hereby undertakes:

               (A) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (B) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the official BONA FIDE offer thereof.

               (C) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (ii) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

               In the event that claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b)  Other Part II, Form S-4, Undertakings.

          (i) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the date of the request.

          (ii) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Program being acquired involved therein, that was not the subject to and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on March 30, 1998.

                                   AMERICAN FAMILY HOLDINGS, INC.



                                   By   /s/ David G. Lasker
                                      --------------------------------------
                                      David G. Lasker,
                                      Co-Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                        Title                         Date
       ---------                        -----                         ----

                               Co-Chairman of the Board,
                               President, Chief Financial
/s/ David G. Lasker            Officer and Chief Accounting      March 30, 1998
---------------------------    Officer
David G. Lasker

                               Co-Chairman of the Board,
/s/ James N. Orth              Chief Executive Officer and
---------------------------    Secretary                         March 30, 1998
James N. Orth


L.C. "Bob" Albertson, Jr.*     Executive Vice President and
--------------------------     Director                          March 30, 1998
L.C. "Bob" Albertson, Jr.


Charles F. Hanson*
--------------------------     Director                          March 30, 1998
Charles F. Hanson


Dudley Muth*
--------------------------     Director                          March 30, 1998
Dudley Muth


John G. LeSieur, III*
--------------------------     Director                          March 30, 1998
John G. LeSieur, III


*By  /s/ David G. Lasker
   ------------------------------------
   David G. Lasker, Attorney-in-Fact

                                EXHIBIT INDEX

Exhibit
-------

       2.1    Form of Agreement of Purchase and Sale and Joint Escrow
              Instructions for Mori Point Property*
       2.2    Form of Agreement of Purchase and Sale and Joint Escrow
              Instructions for Oceanside Property*
       2.3    Form of Agreement of Purchase and Sale and Joint Escrow
              Instructions for Yosemite/Ahwahnee I and II Property*
       2.4    Form of Agreement of Purchase and Sale and Joint Escrow
              Instructions for Delta Greens Property*
       3.1    Certificate of Incorporation of American Family Holdings, Inc.*
       3.2    Certificate of Amendment of Certificate of Incorporation before the Issuance of Stock*
       3.3    By-Laws of American Family Holdings, Inc.*
       4.1    Pages 1 through 4 of the Certificate of Incorporation of the
              Company Filed as Exhibit 3.1 above defining the rights of
              security holders are incorporated herein by this reference*
       5.1    Opinion of Arter & Hadden LLP regarding legality of Shares*
       8.1    Form of Arter & Hadden LLP tax opinion
       10.1   Signed Employment Agreement of David Lasker
       10.2   Signed Employment Agreement of James Orth
       10.3   Signed Employment Agreement of L.C. "Bob" Albertson, Jr.
       10.4   1997 Stock Option and Incentive Plan for Officers, Independent
              Directors and Employees of American Family Holdings, Inc. and
              Affiliates*
       10.5   Form of Employment Agreement of Mark Kawanami
       21.1   Subsidiaries of the Registrant*
       23.1   Consent of Arter & Hadden as counsel contained in Exhibit 5.1*
       23.2   Consent of BDO Seidman, LLP as independent accountants*
       23.3   Consent of Houlihan Valuation Advisers*
       23.4   Consent of David E. Lane, Inc. (re Delta Greens appraisal)*
       23.5   Consent of Boznanski and Company (re Oceanside appraisal)*
       23.6   Consent of Arnold Associates (re Yosemite/Ahwahnee appraisals)*
       23.7   Consent of PKF Consulting (re Mori Point appraisal)*
       23.8   Consent of The Mentor Group, Inc. (re Yosemite/Ahwahnee
              appraisal)*
       23.9   Consent of BDO Seidman, LLP as independent accountants (re
              Amendment No. 1)*
       23.10  Consent of BDO Seidman, LLP, as independent accountants (re
              Amendment No. 2)*
       23.11  Consent of BDO Seidman, LLP, as independent accountants (re
              Amendment No. 3)
       23.12  Consent of Houlihan Valuation Advisers (re Amendment No. 3)
       24.1   Power of Attorney (see signature page)*
       27     Financial Data Schedule*

       99.1   Appraisal Report "Delta Greens" Residential Subdivision,
              Sacramento, California, value dated as of May 9, 1997*
       99.2   Appraisal of Ahwahnee Golf Course and Resort, Madera County,
              California, value dated as of May 1, 1997*
       99.3   Complete, Self-Contained Appraisal 23 Finished Residential Lots
              Being a Part of "Encore," Oceanside, California, value dated as of March 31, 1997*
       99.4   Complete, Self-Contained Appraisal Partially Finished Residential
              Land 111 Residential Lots, "Symphony," Oceanside, California, value dated as of May 15, 1997*
       99.5 Appraisal of Fee Simple Estate in a 104.98 Acre Parcel Designated for Hotel Development, Located at Mori Point in Pacific,
              California, value dated as of May 1, 1997*
       99.6   Appraisal of Ahwahnee Resort and Country Club, value dated
              October 10, 1996*
       99.7   Schedule E to Prior Performance Table

       *    Previously filed
       **   To be filed by amendment